                                                                   Exhibit I.1.
                              OFFERING MEMORANDUM

                             Wal-Mart Stores, Inc.

   (Incorporated and registered in the State of Delaware with charter number
                                   0732109)

                               Offer to Exchange
 Fixed Rate Notes Due 2013 for all of the outstanding securities that are part of the following series of debt securities of Asda Group Limited


                                                               Common
                                 Outstanding         ISIN       Code     Sedol
                             ------------------- ------------ --------- -------
 Asda 8.375% Notes due 2007. (Pounds)200,000,000 XS0075487537 007548753 5234064
 Asda 10.875% Bonds due 2010 (Pounds) 75,840,000 GB0000525401 001066382 0052540
 Asda 6.625% Notes due 2015. (Pounds)150,000,000 XS0088928733 008892873 5530171

   Wal-Mart Stores, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company " or "Wal-Mart "), hereby offers to exchange (the "Exchange Offer ") Fixed Rate Notes Due 2013 of the Company, denominated in pounds sterling (the "Wal-Mart Notes "), for any and all outstanding 8.375% Notes due 2007 (the "2007 Notes "), 10.875% Bonds due 2010 (the "2010 Bonds ") and 6.625% Notes due 2015 (the "2015 Notes" and, together with the 2010 Bonds and the 2007 Notes, the "Asda Debt Securities", and each such series, a "Series of Asda Debt Securities ") of Asda Group Limited ("Asda"), a company incorporated under the laws of England and Wales. Asda is an indirect wholly-owned subsidiary of the Company. The Exchange Offer is being made upon the terms and subject to the conditions set forth in this Offering Memorandum (as it may be amended from time to time, the "Offering Memorandum"). Except under certain circumstances, the Company, in its sole discretion, may terminate the Exchange Offer at any time on or prior to the Expiration Date.

   Application has been made by the Company to the Financial Services Authority in its capacity as United Kingdom Listing Authority (the "UK Listing
Authority ") for the Wal-Mart Notes to be admitted to the Official List of the UK Listing Authority (the "Official List ") and to the London Stock Exchange plc (the "London Stock Exchange") for the Wal-Mart Notes to be admitted to trading by the London Stock Exchange which together will constitute official listing on the London Stock Exchange. Copies of this document, which comprises an approved prospectus and listing particulars with regard to the Company and to the issue of the Wal-Mart Notes in accordance with the listing rules made under Part VI of the Financial Services and Markets Act 2000 ("FSMA"), have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 83 of the FSMA.
   The amount of Wal-Mart Notes offered in exchange for each (Pounds)1,000 in outstanding principal amount of Asda Debt Securities will be determined based on exchange ratios calculated as described below. The exchange ratios applicable to each Series of Asda Debt Securities and the issue price and interest rate for the Wal-Mart Notes will be announced by the Company by notice through the Clearing Systems (as defined below) and by Asda by a notice through the London Stock Exchange's Regulatory News Service (the "Regulatory News Service") on or about the fourth Business Day (as defined herein) prior to the Expiration Date (as defined herein) of the Exchange Offer (the "Pricing
Date "). On the same date those details will also be published in a supplementary prospectus comprising supplementary listing particulars. The exchange ratios and interest rate for the Wal-Mart Notes will be based upon spreads over the yield on the relevant benchmark Exchequer or Treasury Stock (each, a "U.K. Gilt "), as described herein. See "The Exchange Offer--Exchange Ratios for the Asda Debt Securities" below.

   To participate in the Exchange Offer, holders of Asda Debt Securities (the "Holders") must validly tender (and not validly withdraw) Asda Debt Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Asda Debt Securities" below.

    The Exchange Offer for the outstanding Asda Debt Securities will expire at 4 p.m., London time, on January 24, 2003, unless extended or earlier terminated by the Company (the "Expiration Date"). Tenders of any Asda Debt Securities may be withdrawn at any time prior to 9:00 a.m., London time, on the second Business Day prior to the Expiration Date.

   See "Risk Factors Related to the Exchange Offer" beginning on page 10 for a discussion of risks that Holders of Asda Debt Securities should consider in evaluating whether to exchange their Asda Debt Securities for Wal-Mart Notes.

   The Wal-Mart Notes will be transferable as described in "Summary--The Exchange Offer--Consequences of Exchanging Asda Debt Securities Pursuant to the Exchange Offer", and "The Exchange Offer--Resales of the Wal-Mart Notes".

   The exchange agent for the Exchange Offer is Bank One, NA (the "Exchange
                                   Agent ").

                 The Dealer Manager for the Exchange Offer is:

                          Credit Suisse First Boston

                                January 7, 2003

                                           (Cover continued from previous page)

   The information agent for the Exchange Offer is Georgeson Shareholder Communications Limited (the "Information Agent").

   The Wal-Mart Notes will be issued only in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000. If, as a result of the application of the relevant exchange ratio, a Holder would be entitled to receive a Wal-Mart Note with a principal amount that is not (Pounds)1,000 or an integral multiple of (Pounds)1,000, the Company will issue to the Holder a Wal-Mart Note with a principal amount equal to the next lower integral multiple of (Pounds)1,000 and pay to that Holder in cash the remaining difference between the aggregate Exchange Price (as defined herein) of all of the Asda Debt Securities to be acquired from that Holder in the Exchange Offer and the New Issue Price (as defined herein) of the Wal-Mart Note to be issued to that Holder in the Exchange Offer (the "Cash Ro unding Amount").

   The Company may, at its option, redeem any and all the Wal-Mart Notes at any time and from time to time after their issuance at the price specified under "Description of the Wal-Mart Notes - Optional Redemption."

   The Wal-Mart Notes will be senior, unsecured and unsubordinated debt obligations of the Company and will rank equally among themselves and with all of the Company's other existing and future senior, unsecured and unsubordinated debt. The Wal-Mart Notes will be the obligation of the Company and will not be the obligation of any other person.

   This document together with its four appendices comprises a prospectus and listing particulars given in compliance with the listing rules made by the UK Listing Authority under Part VI of the FSMA for the purpose of giving information with regard to the Company and the Wal-Mart Notes.

   Any reference in this document to the listing particulars means this document and all its appendices excluding all information incorporated by reference. The Company has confirmed that any information incorporated by reference, including any such information to which readers of this document are expressly referred, has not been and does not need to be included in the listing particulars to satisfy the requirements of the FSMA or the Listing Rules. The Company believes that none of the information incorporated therein by reference conflicts in any material respect with the information included in the listing particulars.

   The Company accepts responsibility for the information contained in this document. To the best of the knowledge and belief of the Company (which has taken all reasonable care to ensure such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

    Attention U.S. Holders of Asda Debt Securities: This Exchange Offer is made for the securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the U.S. that are different from those of the United States.

   No person has been authorised to make any recommendation on behalf of the Company or Asda as to whether Holders should tender Asda Debt Securities pursuant to the Exchange Offer. No person has been authorised to give any information or to make any representation in connection therewith other than those contained in this Offering Memorandum. If made or given, any such recommendation, information or representation must not be relied upon as having been authorised by the Company or Asda.

   The Company is offering the Wal-Mart Notes pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act "), provided by Rule 802 thereunder ("Rule 802 ") and, accordingly, the offer of the Wal-Mart Notes has not been registered with the U.S. Securities and Exchange Commission (the "SEC ").

   Other than the approval of this document as a prospectus and listing particulars in accordance with the listing rules made under Part VI of the FSMA, the application for listing to the Official List of the UK Listing Authority, the application for trading to the London Stock Exchange and the delivery of copies of this document to the Registrar of Companies in England and Wales, for registration in accordance with Section 83 of the FSMA, no action has been or will be taken to permit a public offering of the Wal-Mart Notes or the distribution of this document in any jurisdiction.

   The distribution of this Offering Memorandum and the offering of the Wal-Mart Notes in certain jurisdictions may be restricted by law. Persons into whose possession the Offering Memorandum comes are required by the Company to inform themselves about and to observe any such restrictions.

   This Offering Memorandum does not constitute an offer to any person in any jurisdiction in which the Exchange Offer would be unlawful, and the Exchange Offer is not being made to, and tenders will not be accepted from, Holders in jurisdictions in which the Exchange Offer or acceptance thereof would constitute a violation of the securities laws of such jurisdiction.

   Accordingly, the Wal-Mart Notes may not be offered or sold directly or indirectly, and neither this document nor any part hereof, nor any offering document, form of application, advertisement, other offering material or other information relating to the Company or the Wal-Mart Notes may be issued, distributed or published in any country or jurisdiction (including the United Kingdom and the United States of America), except under circumstances that will result in compliance with all applicable laws, orders, rules and regulations.

   The series of Wal-Mart Notes will be created pursuant to and will be governed by the Indenture, dated as of December 11, 2002, between Bank One Trust Company, NA, as trustee (the "Trustee") and the Company (the "Indenture") and a certificate of an officer of the Company, executed pursuant to the terms of the Indenture, which sets forth the terms and conditions of the Wal-Mart Notes (the "Series Terms Certificate").

                       EXPECTED EXCHANGE OFFER SCHEDULE

      January 8, 2003. Transaction announced
      January 20, 2003 New issue maturity date, coupon, issue price and exchange ratios announced
      January 24, 2003 Clearstream expiration for receipt of instructions
      January 24, 2003 Euroclear expiration for receipt of instructions
      January 24, 2003 Expiration Date (1)
      January 27, 2003 Announcement of results
      January 29, 2003 Settlement Date (2)

--------------------
(1)This date is subject to extension or earlier termination at the Company's option.
(2)This date is expected to be three Business Days after the Expiration Date.

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    -----
CERTAIN EXCHANGE OFFER MATTERS.....................................................................     1
IMPORTANT INFORMATION..............................................................................     2
AVAILABLE INFORMATION..............................................................................     2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................................     3
SUMMARY............................................................................................     5
RISK FACTORS RELATED TO THE EXCHANGE OFFER.........................................................    10
THE EXCHANGE OFFER.................................................................................    11
WAL-MART STORES, INC...............................................................................    24
CAPITALIZATION AND INDEBTEDNESS....................................................................    25
RATIO OF EARNINGS TO FIXED CHARGES.................................................................    26
FINANCIAL INFORMATION RELATING TO WAL-MART STORES, INC.............................................    27
EXCHANGE RATE INFORMATION..........................................................................    28
DIRECTORS AND EXECUTIVE OFFICERS OF WAL-MART.......................................................    29
DESCRIPTION OF THE WAL-MART NOTES..................................................................    31
BOOK-ENTRY ISSUANCE................................................................................    39
CERTAIN TAX CONSEQUENCES...........................................................................    43
VALIDITY OF THE WAL-MART NOTES.....................................................................    48
INDEPENDENT AUDITORS...............................................................................    49
GENERAL INFORMATION................................................................................    49
APPENDIX I.1 - Form of Notice by Euroclear and Clearstream, Luxembourg to their Participants.......    52
APPENDIX I.2 - Form of Tender......................................................................    55
APPENDIX II - Summary and Comparison of Certain Terms of the Wal-Mart Notes, the 2010 Bonds,
  the 2007 Notes and the 2015 Notes................................................................    57
APPENDIX III - Wal-Mart's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, including sections of the Company's Annual Report to Shareholders and the proxy statement for the
  Company's 2002 annual meeting of shareholders that are incorporated therein by reference and certain exhibits thereto......................................................................... 10K-1
APPENDIX IV - Wal-Mart's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31,
  2002............................................................................................. 10Q-1

                        CERTAIN EXCHANGE OFFER MATTERS

   The Company is conducting the Exchange Offer to reduce outstanding Asda debt securities held by the public and replace those securities with an issue of intermediate term Wal-Mart notes denominated in pounds sterling.

   The Company reserves the right, in its sole discretion, to terminate the Exchange Offer on or prior to the Expiration Date. If the Company terminates the Exchange Offer on or prior to the Expiration Date, then any Asda Debt Securities validly tendered will not be exchanged and each Series of Asda Debt Securities will continue to be governed by its corresponding trust deed, including any trust deed supplemental thereto, and will continue to be listed by the UK Listing Authority and admitted to trading on the London Stock Exchange. In the event of such a termination of the Exchange Offer, the Company will promptly give notice of that termination to the Exchange Agent, and the Exchange Agent will (i) instruct Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg" and, together with Euroclear, the "Clearing Systems"), to remove the restrictions on transfer imposed on the Asda Debt Securities by any Electronic Communications (as defined herein) and (ii) return any Asda Debt Securities previously the subject of Physical Delivery (as defined herein) to the Exchange Agent.

   If, for any reason, acceptance for exchange of Asda Debt Securities validly tendered pursuant to the Exchange Offer is delayed or the Company is unable to accept for exchange, or pay for, Asda Debt Securities validly tendered pursuant to the Exchange Offer, then, to the extent applicable, the Asda Debt Securities will retain the restrictions imposed on their transfer by the Electronic Communication or Physical Delivery, as the case may be, until the Company either (i) is able to consummate the Exchange Offer, without prejudice to the rights of the Company described under "The Exchange Offer--Expiration Date; Extension; Termination; Amendments" and "--Withdrawal of Tenders," or (ii) terminates the Exchange Offer and instructs the Exchange Agent to (i) instruct the Clearing Systems to remove the restrictions on transfer imposed on such Asda Debt Securities and (ii) return any Asda Debt Securities previously the subject of Physical Delivery to the Exchange Agent.

   Neither the Company nor Asda will receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incidental to the Exchange Offer. Tenders of Asda Debt Securities pursuant to the Exchange Offer may be withdrawn by written notice to the Exchange Agent, which notice must be received by the Exchange Agent prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date. As used herein, other than in the section "Description of the Wal-Mart Notes", the term "Business Day" means any day other than a Saturday or Sunday on which banks are open for business in London and Luxembourg.

   A Holder will not be able to transfer any interest in Asda Debt Securities with respect to which an Electronic Communication has been given or Physical Delivery has been made during the period beginning on the date such Holder effects such Electronic Communication or Physical Delivery, as the case may be, and ending on (i) the date of a valid withdrawal of such Electronic Communication or Physical Delivery, as the case may be, or (ii) the date on which the Exchange Offer is terminated by the Company.

                             IMPORTANT INFORMATION

   Any Holder desiring to tender Asda Debt Securities in exchange for the Wal-Mart Notes should follow the procedures set forth under "The Exchange Offer--Procedures for Tendering Asda Debt Securities." Any person who beneficially owns Asda Debt Securities (a "Beneficial Owner") that are held by a financial adviser, broker, dealer, commercial bank, trust company or other nominee must contact such nominee, if such Beneficial Owner desires to tender any of its Asda Debt Securities, and instruct that person to tender such Asda Debt Securities on behalf of the Beneficial Owner.

   Requests for copies of this Offering Memorandum may be directed to the Information Agent. Requests for assistance regarding the procedure for exchanging Asda Debt Securities may be directed to the Exchange Agent. Other questions may be directed to the Dealer Manager. See the back cover of this Offering Memorandum for information on how to contact the Exchange Agent, the Information Agent and the Dealer Manager. Holders may also contact their financial adviser, broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

   SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND THE TERMS SET FORTH IN THIS OFFERING MEMORANDUM, THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO EXTEND OR TERMINATE THE EXCHANGE OFFER, OR, PRIOR TO THE TIME HOLDERS MAY NO LONGER WITHDRAW THEIR TENDERS OF ASDA DEBT SECURITIES, TO OTHERWISE AMEND THE EXCHANGE OFFER IN ANY RESPECT.

   THIS OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY OTHER THAN THE UNITED KINGDOM, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE IN THAT COUNTRY EXCEPT THAT THE COMPANY HAS FILED THIS OFFERING MEMORANDUM WITH THE SEC AS REQUIRED BY RULE 802.

   THIS OFFERING MEMORANDUM CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER.

                             AVAILABLE INFORMATION

   The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. These reports and other information previously filed or that the Company files with the SEC in the future can be inspected without charge directly from the SEC. Holders may either:

.. read and copy any materials the Company files with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 U.S.A. and at its offices in New York, New York at 233 Broadway, New York, New York 10279, and Chicago, Illinois at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

.. visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

   Holders can obtain more information about the SEC's public reference rooms by calling the SEC in the United States at 1-800-SEC-0330.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This Offering Memorandum includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements may be included, for example, under "Wal-Mart Stores, Inc." and in certain portions of the Company's reports and other information included in Appendices III and IV to, and incorporated by reference in, this Offering Memorandum and generally can be identified by use of words such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other similar words or phrases. These forward-looking statements may include statements that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including:

..   future capital expenditures, including the amount and nature of those expenditures;

..   expansion and other development trends of industry segments in which the
    Company and its subsidiaries are active;

..   future revenues and cash flows;

..   future performance;

..   the Company's business strategy;

..   the Company's financing strategy;

..   expansion and growth of the Company's business;

..   the Company's operations and other similar matters; and

..   the Company's management's anticipation and expectations as to future occurrences and trends.

   Although the Company believes the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of the knowledge of the Company's management about the Company's business, a number of risks, uncertainties and factors, domestically and internationally, could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by the Company or on its behalf. The Company has previously identified many of these factors in filings or statements it has made or that were made on its behalf.

   The Company's business operations are subject to risks, uncertainties and factors outside its control. Any one, or a combination, of these could materially affect the Company's financial performance. These risks, uncertainties and factors include:

..   the costs of goods;

..   the cost of electricity and other energy requirements;

..   competitive pressures;

..   inflation;

..   consumer spending patterns;

..   consumer debt levels;

..   currency exchange fluctuations;

..   trade restrictions;

..   changes in tariff and freight rates;

..   unemployment levels;

..   interest rate fluctuations; and

..   other capital market and economic conditions.

   Forward-looking statements that the Company makes or that are made by others on its behalf are based on a knowledge of the Company's business and the environment in which it operates but, because of the risks, uncertainties and factors listed above and other similar factors, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or on its business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company assumes no obligation to update any of the forward-looking statements.

                                    SUMMARY

  The following summary is provided solely for the convenience of the Holders of the Asda Debt Securities. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained elsewhere in this Offering Memorandum and any amendments hereto. Holders of the Asda Debt Securities are urged to read this Offering Memorandum in its entirety. Each of the capitalised terms used in this summary and not defined herein has the meaning set forth elsewhere in this Offering Memorandum.

                                   Wal-Mart

   Wal-Mart Stores, Inc. is the world's largest retailer as measured by its revenues for its fiscal year ended January 31, 2002, which were approximately US$217.8 billion. Wal-Mart has operations in the United States, the United Kingdom, seven other countries and Puerto Rico. At November 30, 2002, it operated 3,371 stores in the United States in the Wal-Mart discount store, Wal-Mart Supercenter, Neighborhood Market and Sam's Club formats, 258 Asda stores in the United Kingdom and 982 units in a variety of formats elsewhere. Wal-Mart was incorporated in 1969 in the State of Delaware. See "Wal-Mart Stores, Inc." and the Company's Annual Report on Form 10-K for its fiscal year ended January 31, 2002 and Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2002 as filed with the SEC, which are Appendices III and IV hereto, for a more detailed description of Wal-Mart's operations.

                              The Exchange Offer

The Company.................  Wal-Mart Stores, Inc.

Asda........................  Asda Group Limited, an indirect wholly-owned subsidiary of the Company.

The Wal-Mart Notes..........  The Company's Fixed Rate Notes. The Wal-Mart
                              Notes will be the senior, unsecured and
                              unsubordinated debt obligations of the Company and will rank equally among themselves and with all of the Company's other existing and future senior, unsecured and unsubordinated debt.

The Asda Debt Securities....  The outstanding 8.375% Notes due 2007 (the "2007
                              Notes"), 10.875% Bonds due 2010 (the "2010
                              Bonds") and 6.625% Notes due 2015 (the "2015
                              Notes" and, together with the 2010 Bonds and the 2007 Notes, the "Asda Debt Securities" and each a "Series of Asda Debt Securities") of Asda.

The Exchange Offer..........  The Company is offering to exchange Wal-Mart
                              Notes for any and all of the outstanding Asda Debt Securities upon the terms and conditions set forth in this Offering Memorandum. A Holder may tender all or any part of its holdings of Asda Debt Securities, including all or any part of its holdings of any Series of Asda Debt Securities.

                              The Wal-Mart Notes are being offered pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder and, accordingly, the offer of the Wal-Mart Notes has not been registered with the SEC under the Securities Act.

                              The Wal-Mart Notes will be transferable as described in "Summary--The Exchange Offer--Consequences of Exchanging Asda Debt Securities Pursuant to the Exchange Offer" and "The Exchange Offer--Resales of the Wal-Mart Notes."

                              Application has been made for the Wal-Mart Notes to be admitted to the Official List and to be admitted to trading by the London Stock Exchange.

Exchange Ratios for the Asda
  Debt Securities...........  Each tendering Holder of Asda Debt Securities accepted in the Exchange Offer will receive
                              Wal-Mart Notes in exchange for each (Pounds)1,000 principal amount of Asda Debt Securities equal to the product of (Pounds)1,000 and the relevant exchange ratio for the corresponding Series of Asda Debt Securities. The applicable exchange ratio for each Series of Asda Debt Securities will be set forth in a supplementary prospectus comprising supplementary listing particulars and announced through the Clearing Systems and the Regulatory News Service on or about the Pricing Date, which is expected to be the fourth Business Day prior to the Expiration Date. The exchange ratios will be as described under "The Exchange Offer--Exchange Ratios for the Asda Debt Securities."

Expiration Date.............  The Exchange Offer will expire at 4:00 p.m.,
                              London time, on January 24, 2003, unless extended or earlier terminated by the Company.

Termination.................  Except in certain circumstances, the Company reserves the right, in its sole discretion, to terminate the Exchange Offer on or prior to the Expiration Date. See "The Exchange Offer-Expiration Date; Extension; Termination; Amendments."

How to Tender Asda Debt
  Securities................  In order to receive the Wal-Mart Notes, a Holder must (i) in the case of Asda Debt Securities held through a Clearing System, arrange for the dispatch of an electronic communication by tested telex or authenticated swift message or such other authenticated means as is the normally accepted working practice of the Clearing Systems (an "Electronic Communication") to be delivered to the relevant Clearing System through which the Holder's Asda Debt Securities are held (and not subsequently validly withdraw that tender) and
                              (ii) in the case of Asda Debt Securities that are held in definitive form otherwise than through a Clearing System ("Non-Clearing System Debt Securities"), arrange for the delivery of a Form of Tender (as defined herein) and the relevant Asda Debt Securities, together with all coupons, rights to receive interest in respect thereof and talons relating thereto (each such delivery, a "Physical Delivery") to the Exchange Agent, and not subsequently validly withdraw such tender. See "The Exchange Offer--Procedures for Tendering Asda Debt Securities." For further information or assistance, Holders should contact the Exchange Agent or their financial adviser, broker, dealer, commercial bank, trust company or other nominee. See "The Exchange Offer--Exchange Agent" for information on how to contact the Exchange Agent.

Withdrawal of Tenders.......  Tenders of Asda Debt Securities may be withdrawn at any time after an Electronic Communication has been given to the relevant Clearing System or following Physical Delivery of validly tendered Asda Debt

                              Securities by written notice to the Exchange
                              Agent, which notice must be received by the Exchange Agent prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

Settlement Date.............  The settlement date of the Exchange Offer (the
                              "Settlement Date") is the date on which the Company is able to deliver Wal-Mart Notes in exchange for Asda Debt Securities, which is expected to be the third Business Day after the Expiration Date.

Certain Tax Considerations..  For a summary of United Kingdom tax consequences of the Exchange Offer, see "Certain Tax
                              Consequences--Certain U.K. Tax Consequences."

                              For a summary of the United States federal income tax consequences of the Exchange Offer, see "Certain Tax Consequences--Certain U.S. Federal Income Tax Consequences."

Consequences of Exchanging
  Asda Debt Securities
  Pursuant to the Exchange
  Offer.....................  The Wal-Mart Notes issued in exchange for particular Asda Debt Securities will not be considered for the purposes of the Securites Act to be ''restricted securities'' (as defined in Rule 144(a)(3) of the Securites Act) unless the Asda Debt Securities for which they were exchanged are considered to be ''restricted securities'' under the Securites Act immediately prior to the Exchange Offer. Holders of Wal-Mart Notes that are ''restricted securities'' may not sell or trade their Wal-Mart Notes in the United States except pursuant to a transaction under Rule 144 or another available exemption from the registration requirements of the Securities Act.

                              Wal-Mart Notes exchanged for Asda Debt Securites that are not ''restricted securities'' may generally be resold in the United States by a holder who is not (1) an ''affiliate'' of the Company within the meaning of Rule 144 under the Securities Act or (2) a broker-dealer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Wal-Mart Notes were acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Wal-Mart Notes. If any holder has any arrangement or understanding with respect to the distribution of the Wal-Mart Notes, such holder (1) could not rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under the Securities Act, only the Company may register the Wal-Mart Notes with the SEC for resale by holders of Wal-Mart Notes. The Company has no obligation to register any resale of the Wal-Mart Notes with the SEC on behalf of any holder. See "The Exchange Offer--Resales of the Wal-Mart Notes."

Brokerage Commissions.......  No brokerage commissions are payable by Holders to the Company, Asda or the Exchange Agent.

Use of Proceeds.............  Neither the Company nor Asda will receive any proceeds from the Exchange Offer.

Exchange Agent..............  Bank One, NA. The address and telephone number of the Exchange Agent are set forth on the back cover of this Offering Memorandum.

Information Agent...........  Georgeson Shareholder Communications Limited. The
                              address and telephone number of the Information Agent are set forth on the back cover of this Offering Memorandum.

Dealer Manager..............  Credit Suisse First Boston (Europe) Limited. The
                              address and telephone number of the Dealer
                              Manager are set forth on the back cover of this Offering Memorandum.

Further Information.........  Additional copies of this Offering Memorandum may be obtained by contacting the Information Agent. Requests for assistance regarding the procedure for exchanging Asda Debt Securities may be directed to the Exchange Agent. Other questions may be directed to the Dealer Manager.

                              The Wal-Mart Notes

Issuer......................  Wal-Mart Stores, Inc.

Aggregate Amount............  The aggregate principal amount of the Wal-Mart
                              Notes to be issued pursuant to the Exchange Offer will be announced by press release on or after the Expiration Date.

Maturity....................  January 29, 2013, unless the Expiration Date is extended. If the Expiration Date is extended, the maturity date will be moved correspondingly, and the new maturity date will be set forth in a supplementary prospectus comprising supplementary listing particulars and announced through the Clearing Systems and the Regulatory News Service.
Interest....................  The Wal-Mart Notes will bear interest at a fixed rate to be set forth in a supplementary
                              prospectus comprising supplementary listing particulars and announced through the Clearing Systems and the Regulatory News Service on or about the Pricing Date. Interest will be payable semi-annually in arrears on January 29 and July 29 of each year to the persons in whose names the Wal-Mart Notes are registered at the close of business on the corresponding January 20 and July 20, unless the Expiration Date is extended. If the Expiration Date is extended, the interest payment dates and record dates for interest payments will be moved correspondingly, and those new dates will be set forth in a supplementary prospectus comprising supplementary listing particulars and announced through the Clearing Systems and the Regulatory News Service.

Ranking.....................  The Wal-Mart Notes will be the senior, unsecured and unsubordinated debt obligations of the Company and will rank equally among themselves and with the Company's other existing and future senior, unsecured and unsubordinated debt.

Debt Ratings................  The long-term senior, unsecured and unsubordinated debt of the Company was rated, as of the date of this Offering Memorandum, "AA" by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., and "Aa2" by Moody's Investor Services, Inc. The Wal-Mart Notes have not been specifically rated by either of those rating agencies. The long-term senior, unsecured and unsubordinated debt of Asda was rated, as of the date of this Offering Memorandum, "Aa3" by Moody's Investor Services, Inc. Each Series of Asda Debt Securities is rated AA- by Fitch Ratings. None of Asda's debt securities are rated by Standard and Poor's.

Optional Redemption.........  Wal-Mart may redeem all or any part of the
                              Wal-Mart Notes at any time and from time to time after their issuance at a redemption price equal to the greater of (i) 100% of the principal amount of the Wal-Mart Notes to be redeemed and
                              (ii) the price at which the yield on the outstanding principal amount of the Wal-Mart Notes on the Reference Date (as defined herein) is equal to the yield on the benchmark U.K. Gilt as of that date, as determined by reference to the middle-market price on the benchmark U.K. Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on the Wal-Mart Notes redeemed up to, but excluding, the date specified as the redemption date.

Optional Tax Redemption.....  Wal-Mart may redeem the Wal-Mart Notes at par if certain changes to the tax laws occur after the Settlement Date.

Events of Default...........  Events of default include failure to pay principal when due and payable, failure to pay interest when due and payable and that failure continues for 30 days, breach of covenants and certain bankruptcy events. If the Wal-Mart Notes are accelerated as a result of an Event of Default, they will be immediately payable at par.

Withholding Tax.............  For information relating to certain withholding tax matters, see "The Exchange Offer--Procedures for Tendering Asda Debt Securities--Backup United States Federal Income Tax Withholding" and "Certain Tax Consequences".

Form and Denomination.......  The Wal-Mart Notes will be issued in registered book-entry form in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000.
Governing Law...............  The Wal-Mart Notes and the Indenture pursuant to which the Wal-Mart Notes will be issued will be governed by and construed in accordance with the laws of the State of New York.

Trustee, U.S. Paying Agent
  and U.S. Transfer Agent...  Bank One Trust Company, NA, is the Trustee under the Indenture and will be the paying agent in the United States.

Registrar, London Paying
  Agent and Transfer Agent..  Bank One, NA, will be the registrar, paying agent and transfer agent in London.

London Authorised Advisor...  Credit Suisse First Boston (Europe) Limited will be the authorised advisor in London.

                  RISK FACTORS RELATED TO THE EXCHANGE OFFER

   Holders should consider carefully, in addition to other information contained or incorporated by reference in this Offering Memorandum, the following factors in connection with a decision to tender Asda Debt Securities in exchange for the Wal-Mart Notes.

Potential Adverse Effect on the Market for Asda Debt Securities Not Tendered

   The Asda Debt Securities are listed by the U.K. Listing Authority, and are admitted to trading on the London Stock Exchange and have been accepted for clearance through the Clearing Systems. Quotations for the Asda Debt Securities may differ from actual trading prices and should be viewed as approximations. Holders of Asda Debt Securities are urged to contact their financial advisers for current trading information in respect of the Asda Debt Securities. To the extent that Asda Debt Securities are tendered (without subsequent withdrawal) and accepted for exchange in the Exchange Offer, the trading market for any Asda Debt Securities that remain outstanding may be significantly more limited, which might adversely affect the liquidity of such Asda Debt Securities. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Asda Debt Securities that remain outstanding after the successful consummation of the Exchange Offer may be adversely affected as a result of the reduced float. Any reduced float also may tend to make the trading prices of the Asda Debt Securities that remain outstanding more volatile. Holders of Asda Debt Securities not tendered (or tendered and subsequently validly withdrawn and not retendered) may attempt to obtain quotations for the Asda Debt Securities from their brokers or financial advisers. However, there can be no assurance that any trading market will exist, and the availability of price quotations would depend upon a number of factors, including the number of Holders of the Asda Debt Securities remaining at such time, the remaining outstanding principal amount of Asda Debt Securities after consummation of the Exchange Offer and the interest in maintaining a market in the Asda Debt Securities on the part of securities firms. As a result, there can be no assurance that any trading market for the Asda Debt Securities will exist after consummation of the Exchange Offer. As a consequence of these factors, the market value of any Asda Debt Securities that remain outstanding after the successful consummation of the Exchange Offer may be materially less than the market value would be if the Exchange Offer were not made or successfully consummated.

Holders Must Comply with the Procedures for Tendering Asda Debt Securities

   Holders are responsible for complying with all of the procedures for tendering the Asda Debt Securities. Holders will only receive the Wal-Mart Notes if, prior to the Expiration Date, (i) in the case of Asda Debt Securities that are held through a Clearing System, an Electronic Communication has been issued to (and not subsequently validly withdrawn from) the relevant Clearing System with respect to such Holder's Asda Debt Securities or (ii) in the case of Non-Clearing System Debt Securities, Physical Delivery of such Asda Debt Securities has been made to (and not subsequently validly withdrawn from) the Exchange Agent pursuant to this Offering Memorandum.

   None of the Company, Asda or the Exchange Agent has any obligation to inform a Holder of defects or irregularities with respect to the tender of Asda Debt Securities. See "The Exchange Offer--Procedures for Tendering Asda Debt Securities."

Lack of Public Market

   The Wal-Mart Notes are securities for which there currently is no market and for which there may be no or only limited market making activity. If a market for the Wal-Mart Notes should develop, such Wal-Mart Notes could trade at a discount from the principal amount. The Company does not intend to apply for listing of the Wal-Mart Notes on any securities exchange other than the London Stock Exchange, or to seek approval for quotation through any automated quotation system, and no active public market for the Wal-Mart Notes may exist.

   No assurance can be given as to the liquidity of the trading market for the Wal-Mart Notes. The liquidity of, and trading market for, the Wal-Mart Notes also may be adversely affected by general declines in the market for similar securities, which may occur independently of the financial performance of, and prospects for, the Company.

                              THE EXCHANGE OFFER

General

   Upon the terms and subject to the conditions set forth in this Offering Memorandum and any supplements or amendments hereto, the Company hereby offers to exchange Wal-Mart Notes for all outstanding Asda Debt Securities at the relevant exchange ratio for each (Pounds)1,000 principal amount of Asda Debt Securities validly tendered (and not validly withdrawn) on or prior to the Expiration Date. The terms of the Wal-Mart Notes, other than the rate at which they bear interest and their issue price, are summarized under "Description of the Wal-Mart Notes." The Company is conducting the Exchange Offer to reduce outstanding Asda debt securities held by the public and replace those securities with an issue of intermediate term Wal-Mart notes denominated in pounds sterling.

   The exchange ratio for each Series of Asda Debt Securities will be set forth in a supplementary prospectus comprising supplementary listing particulars and announced through the Clearing Systems and the Regulatory News Service on or about the Pricing Date and will be determined by reference to the yield on the benchmark U.K. Gilt for each Series of Asda Debt Securities on the Pricing Date, the relevant exchange spread over that yield as set by the Company, the issue price of the Wal-Mart Notes and the rate at which the Wal-Mart Notes will bear interest. The method for determining the exchange ratios is described in detail under "--Exchange Ratios for the Asda Debt Securities." The method for determining the interest rate on the Wal-Mart Notes is described in detail under "--New Issue Price and Interest Rate for the Wal-Mart Notes".

   By tendering (and not validly withdrawing) Asda Debt Securities to the Company, and assuming that such Asda Debt Securities are accepted for exchange by the Company upon the successful completion of the Exchange Offer, the tendering Holders will transfer such Asda Debt Securities to the Company in exchange for the Wal-Mart Notes. Each tendering Holder will receive Wal-Mart Notes for each (Pounds)1,000 principal amount of Asda Debt Securities at the applicable exchange ratio corresponding to the applicable Series of Asda Debt Securities as described more fully below. The Wal-Mart Notes will be issued only in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000. If, as a result of the application of the relevant exchange ratio, a Holder would be entitled to receive a Wal-Mart Note with a principal amount that is not (Pounds)1,000 or an integral multiple of (Pounds)1,000, the Company will issue the Holder a Wal-Mart Note with a principal amount equal to the next lower integral multiple of (Pounds)1,000 and pay the Cash Rounding Amount to the Holder in cash. Any rights to payment of accrued and unpaid interest pursuant to any Asda Debt Securities will be tendered by the Holder as part of the tender of such Holder's Asda Debt Securities, including any rights in any related interest coupons or talons, and any such Holder whose Asda Debt Securities are accepted in the Exchange Offer will be paid accrued and unpaid interest on those Asda Debt Securities in cash through the Settlement Date, which is expected to be the third Business Day after the Expiration Date. All payments made to Holders in connection with the Exchange Offer will be paid in pounds sterling.

   A Holder may tender all or any part of its holdings of any Series of Asda Debt Securities, including all or any part of its holdings of any Series of Asda Debt Securities. See "--Acceptance of Asda Debt Securities for Exchange."

   A Holder's tender (without a valid withdrawal) of Asda Debt Securities and the Company's acceptance of such Asda Debt Securities will constitute a binding agreement between such Holder and the Company subject to the terms and conditions set forth in this Offering Memorandum. The method for tendering the Asda Debt Securities is described in detail under "--Procedures for Tendering Asda Debt Securities."

   The Company reserves the right to terminate the Exchange Offer on or prior to the Expiration Date, except as otherwise set forth herein, or to extend or amend the Exchange Offer. If the Company terminates the Exchange Offer on or prior to the Expiration Date, then any Asda Debt Securities validly tendered will not be exchanged and each Series of Asda Debt Securities will continue to be governed by its corresponding trust deed, including any trust deed supplemental thereto, and will continue to be listed by the U.K. Listing Authority and admitted to listing on the London Stock Exchange. See "--Expiration Date; Extensions; Termination; Amendments" below.

   The Exchange Offer will expire at 4:00 p.m., London time, on January 24, 2003 unless extended or earlier terminated by the Company.

   The Company does not currently intend to cause the Asda Debt Securities it acquires in the Exchange Offer to be transferred to Asda and cancelled, but rather will hold or have one of its subsidiaries other than Asda or a subsidiary of Asda hold those Asda Debt Securities. Unlike the trust deed governing the 2007 Notes and the 2015 Notes, the trust deed governing the 2010 Bonds does not provide that any securities issued under that trust deed held by the holding company of Asda or a subsidiary of that holding company will not be treated as "outstanding" for certain purposes. As a consequence, the Company or a subsidiary of the Company, other than Asda and any of its subsidiaries, holding 2010 Bonds may vote those 2010 Bonds on any matter submitted for a vote of the holders of the 2010 Bonds and those 2010 Bonds may be considered in determining whether quorums are present at meetings of bondholders or the holders of a proper amount of the 2010 Bonds have acted, or given the trustee instructions to act, as to certain matters. The Company believes that the Holders of all Asda Debt Securities should be treated similarly in this respect and that the Company should provide any Holders of 2010 Bonds who continue to hold their 2010 Bonds after a successful completion of the Exchange Offer with the same protection in this regard that the Holders of the 2007 Notes and the 2015 Notes currently have. Accordingly, upon a successful completion of the Exchange Offer, if the Company has not acquired all of the outstanding 2010 Bonds, it will request that Asda and the trustee under the trust deed governing the 2010 Bonds enter into a supplemental trust deed to amend the definition of the term "outstanding" in that trust deed to ensure that any 2010 Bonds held by the Company or any of its subsidiaries are treated as not being outstanding to the same extent as if those 2010 Bonds were held by Asda.

   None of the board of directors of the Company, Asda, the Exchange Agent, the Information Agent or the Dealer Manager makes any recommendation as to whether to tender or refrain from tendering all or any portion of the Asda Debt Securities pursuant to the Exchange Offer. In addition, no one has been authorised to make any such recommendation.

Exchange Ratios for the Asda Debt Securities

   The Holder of each (Pounds)1,000 principal amount of Asda Debt Securities validly tendered (and not validly withdrawn) and accepted in the Exchange Offer will receive, in exchange for those Asda Debt Securities, Wal-Mart Notes in an amount equal to the product of (Pounds)1,000 and the exchange ratio for the corresponding Series of Asda Debt Securities. A single Wal-Mart Note will be issued to each such Holder in exchange for all of the Holder's Asda Debt Securities accepted in the Exchange Offer, with such Wal-Mart Note and all other Wal-Mart Notes issued in the Exchange Offer being initially represented by a beneficial interest in a Global Note. Each Holder will have a particular principal amount of the Wal-Mart Notes credited to its securities account in the records of Clearstream, Luxembourg or Euroclear or, if that Holder does not have an account at Clearstream, Luxembourg or Euroclear, to its securities account with its financial adviser, broker, dealer, financial institution or other custodian through which that Holder will hold its Wal-Mart Note at Clearstream, Luxembourg or Euroclear. If, as a result of the application of the relevant exchange ratio, the Wal-Mart Note the Holder would be entitled to receive would have a principal amount that is not (Pounds)1,000 or an integral multiple of (Pounds)1,000, the Company will issue the Holder a Wal-Mart Note with a principal amount equal to the next lower integral multiple of (Pounds)1,000 and pay the Cash Rounding Amount to the Holder in cash. The Cash Rounding Amount to be paid to any Holder will be the remaining difference between the aggregate Exchange Price for all Asda Debt Securities to be acquired by the Company from that Holder in the Exchange Offer and the New Issue Price of the Wal-Mart Note to be issued to that Holder in the Exchange Offer.

   The exchange ratio applicable to each Series of Asda Debt Securities (an "Exchange Ratio") will be (1) the present value of the future cash flows per (Pounds)1,000 principal amount of Asda Debt Securities of that Series (as of the expected Settlement Date less accrued interest) calculated by the Dealer Manager on the Pricing Date in accordance with standard market practice on the basis of a yield to maturity equal to the sum of the yield on the benchmark U.K. Gilt plus the relevant exchange spread (the result of such calculation for a Series of Asda Debt Securities is the "Exchange Price"), divided by (2) the issue price of the Wal-Mart Notes to be determined on the Pricing Date by Wal-Mart and the Dealer Manager on the basis of a coupon rate for the Wal-Mart Notes rounded to the nearest multiple of 1/8 of one percent with a minimum issue price of 98% and a maximum issue price of 102% of the par amount of the Wal-Mart Notes (the foregoing issue price of the Wal-Mart Notes is the "New Issue Price").

   The relevant yield on the benchmark U.K. Gilt will be calculated by the Dealer Manager in accordance with standard market practice based on the price for such reference security, as of 2:00 p.m., London time, on the Pricing Date, on the U.K. DMO Page as displayed on the Bloomberg Pricing Monitor, or any other recognized quotation source selected by the Dealer Manager. The yield to maturity used to calculate the applicable exchange ratio for each Series of Asda Debt Securities will be an annual yield obtained by converting the sum of the semi-annual yield on the benchmark U.K. Gilt plus the exchange spread to an annual basis in accordance with standard market practice.

   The benchmark U.K. Gilt with respect to each Series of Asda Debt Securities is set forth in the table below and has been selected to approximate the maturity characteristics for the corresponding Series of Asda Debt Securities. For current yield information for a particular U.K. Gilt security, Holders should consult publicly available sources.

   Asda Debt Securities    Benchmark U.K. Gilt   Bloomberg Page Exchange Spread
-------------------------- -------------------   -------------- ---------------
8.375% Notes due April 24,
  2007....................        7.25% due 2007     DMO 10          0.10%
10.875% Bonds due April
  20, 2010................        5.75% due 2009     DMO 10          0.15%
6.625 % Notes due July 17,
  2015....................        8.00% due 2015     DMO 10          0.20%

New Issue Price and Interest Rate for the Wal-Mart Notes

   The interest rate and New Issue Price for the Wal-Mart Notes will be announced through the Clearing Systems and the Regulatory News Service on the Pricing Date and published in a supplementary prospectus comprising supplementary listing particulars on or about the Pricing Date. The interest rate and the New Issue Price will be based on the yield on the relevant reference benchmark U.K. Gilt plus a credit spread to be determined on the Pricing Date. The credit spread will be determined by the Company, upon consultation with the Dealer Manager. The yield on the benchmark U.K. Gilt with respect to the Wal-Mart Notes will be calculated by the Dealer Manager in accordance with standard market practice based on the price of the relevant benchmark U.K. Gilt as listed on the relevant U.K. DMO Page as displayed on the Bloomberg Pricing Monitor or any other recognized quotation source selected by the Dealer Manager at 2:00 p.m., London time, on the Pricing Date. The benchmark U.K. Gilt will be selected to approximate the maturity characteristics of the Wal-Mart Notes.

Hypothetical Exchange Pricing

   The following table sets forth a hypothetical example for (Pounds)100,000 principal amount of Asda Debt Securities of each Series of Asda Debt Securities assuming the applicable yields on the relevant benchmark U.K. Gilt as of 11:00 a.m., London time, January 3, 2003 plus the applicable exchange spread. The calculations also assume a hypothetical New Issue Price and yield as illustrated below and a Settlement Date of January 29, 2003 for the Exchange Offer. The hypothetical exchange pricing shown below is included to provide an example of how the exchange pricing will be calculated. The hypothetical exchange ratios shown below should not be construed as indicative of, or an approximation of, the actual exchange ratios.

                          Hypothetical Pricing Table

                                                                                             Face
                            Benchmark              Exchange Exchange Exchange              Amount of         Value of
                  Benchmark   Yield    Benchmark    Spread   Yield    Price   Exchange     Wal-Mart          Wal-Mart
        Maturity    Bond    (s/a)(1)  Yield (a)(1)  (s/a)    (a)(1)   (1)(2)  Ratio (1)    Notes (1)       Notes (1)(3)
Coupon  --------- --------- --------- ------------ -------- -------- -------- --------- --------------- ------------------
8.375%  24-Apr-07 UKT         4.25%      4.295%     0.100%   4.397%  115.043%  1.15223  (Pounds)115,000 (Pounds)114,820.60
                  7.25% due
                  2007
10.875% 20-Apr-10 UKT         4.38%      4.408%     0.150%   4.561%  138.093%  1.38309  (Pounds)138,000 (Pounds)137,784.72
                  5.75% due
                  2009
6.625%  17-Jul-15 UKT         4.53%      4.581%     0.200%   4.786%  116.933%  1.17116  (Pounds)117,000 (Pounds)116,817.48
                  8.0% due
                  2015

             Cash
           Rounding
            Amount
             (1)
Coupon  --------------
8.375%  (Pounds)222.40


10.875% (Pounds)308.28


6.625%  (Pounds)115.52



                         Benchmark   Benchmark    New Issue Hypothetical New Issue
Hypothetical Maturity(1)   Bond    Yield (s/a)(1) Spread(1)   Yield(1)   Price(1)
 Coupon(1)   ----------- --------- -------------- --------- ------------ ---------
   5.000%     29-Jan-13  UKT 5.00%      4.47%       0.550%     5.020%     99.844%
                         due 2012

--------
(1)Indicative only and subject to change. Will be announced through the Clearing Systems and the Regulatory News Service made on or about the Pricing Date.
(2)The figures given are expressed in terms of a percentage, being a percentage of (Pounds)1,000 of principal amount of an Asda Debt Security.
(3)For purposes of calculating the Exchange Ratio of each Series of Asda Debt Securities and the Cash Rounding Amount for each Holder, the value of a Wal-Mart Note will be equal to the New Issue Price for that Wal-Mart Note expressed as an amount in pounds sterling.

Procedures for Tendering Asda Debt Securities

   To tender Asda Debt Securities and receive Wal-Mart Notes in exchange therefor:

(i)in the case of Asda Debt Securities held through a Clearing System, the Clearing System will distribute a Notice of the Offer to Exchange (the "tender offer") substantially in the form set forth in Appendix I.1 once they receive notification from the Exchange Agent to do so.

      Upon receipt of the tender offer, a Holder who wishes to accept the Exchange Offer must arrange for an Electronic Communication by tested telex or authenticated SWIFT message, or such other authenticated means as is the normally accepted working practice of the Clearing Systems to be delivered to the relevant Clearing System indicating the Holder's acceptance of the Exchange Offer. Upon receipt of such communication, a Clearing System will block such Asda Debt Securities, effectively immobilising the Holder's position within the system preventing any trading activity until the Settlement Date at which time the Holder's Asda Debt Securities acquired in the Exchange Offer will be delivered to an account holder at Euroclear or Clearstream, Luxembourg to hold on behalf of the Company.

      An Electronic Communication may only be made by (a) a Holder that is a direct account holder in Euroclear or Clearstream, Luxembourg or (b) by a custodian holding Asda Debt Securities on behalf of a Holder, which custodian has instructed the direct account holder in Euroclear or Clearstream, Luxembourg to dispatch an Electronic Communication on its behalf. Holders who are direct account holders in Euroclear or Clearstream, Luxembourg may have more than one customer who is a Beneficial Owner of a part of the Asda Debt Securities shown to be held by that direct account holder on the books of Euroclear or Clearstream, Luxembourg. Any such Holders may tender all or less than all of the Asda Debt Securities of any Series of Asda Debt Securities credited to it on the books of Euroclear or Clearstream, Luxembourg. Any such Holder may also make multiple tenders.

      All Electronic Communications should be sent to the relevant Clearing System according to its normal procedures with an instruction to that Clearing System for onward transmission to the Exchange Agent.

      Each Electronic Communication to the relevant Clearing System accepting the tender offer will constitute acceptance of the matters specified on page 53 of this Offering Memorandum and must duly provide or be accompanied by the appropriate U.S. withholding tax documents.

(ii)In the case of Non-Clearing System Debt Securities, a Holder must arrange for the following documents to be delivered to and received by the Exchange Agent ("Physical Delivery"), at any time prior to the Expiration Date, at the address set out herein by Registered or Special Delivery: (a) a duly executed Form of Tender (a "Form of Tender"), the form of which is set out at Appendix I.2 hereto, and (b) the certificates representing such Non-Clearing System Debt Securities (together with all outstanding coupons, rights to receive interest in respect thereof and talons). Such delivery shall constitute a tender of the Non-Clearing System Debt Securities so delivered, once the Exchange Agent has confirmed the validity of the Asda Debt Securities and that the relevant documentation and declarations have been properly completed.

      Each Form of Tender must state the following information:

    (a)that the Holder has agreed to participate in the Exchange Offer pursuant to the Offering Memorandum and is delivering Non-Clearing System Debt Securities;

    (b)the Holder is the owner of all of the Non-Clearing System Debt Securities so tendered by it;

    (c)the numbers, amounts and the serial numbers of the Non-Clearing System Debt Securities so tendered;

    (d)the account number at the relevant Clearing System to which the Wal-Mart Notes and any Interest Amount in respect of accrued interest and any Cash Rounding Amount are to be credited; and

    (e)that any agent, custodian or intermediary acting on behalf of the Holder is authorised to execute and deliver the Form of Tender and to deliver the Non-Clearing System Debt Securities that are the subject thereof.

   Any Form of Tender delivered to the Exchange Agent that does not include all of the above statements will be automatically rejected.

   Any Electronic Communication or Physical Delivery exchange instructions that are given without making the statements required above will be automatically rejected.

   Delivery may be withdrawn at any time prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date, in accordance with the procedures described below under "--Withdrawal of Tenders."

   Asda Debt Securities may be validly tendered only pursuant to the terms of the Exchange Offer. No conditional tenders of Asda Debt Securities will be accepted.

   In all cases, notwithstanding any other provision hereof, the exchange of the Wal-Mart Notes for the Asda Debt Securities tendered and accepted for exchange will be made only after (i) in the case of Asda Debt Securities held through the Clearing Systems, timely receipt by the Exchange Agent of details of valid Electronic Communications received by the Clearing Systems (that are not validly withdrawn) or (ii) in the case of Non-Clearing System Debt Securities, timely Physical Delivery that is not validly withdrawn.

   A Holder will not be able to transfer any interest in Asda Debt Securities with respect to which an Electronic Communication has been given or Physical Delivery has been made during the period beginning on the date such Holder effects such Electronic Communication or Physical Delivery, as the case may be, and ending on (i) the date of a valid withdrawal of such Electronic Communication or Physical Delivery or (ii) the date on which the Exchange Offer is terminated by the Company.

   Backup United States Federal Income Tax Withholding. Under United States federal income tax laws, any payments made to certain United States holders pursuant to the Exchange Offer may be subject to withholding at a rate of 30% of the amount paid. To avoid such backup withholding with respect to cash received by such a Holder pursuant to the Exchange Offer, a tendering Holder must provide its correct taxpayer identification number and certify that such Holder is not subject to backup withholding. For a discussion of other U.S. federal income tax consequences to Holders, see "Certain Income Tax Consequences--Certain U.S. Federal Income Tax Consequences" below.

   By tendering its Asda Debt Securities, a Holder that is not a broker-dealer will represent that (1) the Wal-Mart Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the Holder, (2) it is not engaged in a distribution of the Wal-Mart Notes and has no arrangement or understanding with any person to participate in such a distribution, (3) it is not an "affiliate," as defined under Rule 144 of the Securities Act, of the Company (i.e., it does not control, is not controlled by and is not subject to common control with, the Company) and (4) it is not acting on behalf of a person who could not make any of the foregoing representations. Each broker-dealer that receives Wal-Mart Notes for its own account in exchange for Asda Debt Securities, where the Asda Debt Securities were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it must comply with special rules under the Securities Act in connection with any resale of the Wal-Mart Notes.

   All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of tendered Asda Debt Securities will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Asda Debt Securities that it determines are not in proper form or the acceptance for exchange of or exchange for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the tender of Asda Debt Securities of any particular Holder, whether or not similar defects or irregularities are waived in the case of any other Holder. The Company's interpretation of the terms and conditions of the Exchange Offer will be final and binding. None of the Company, Asda, the Exchange Agent, the Information Agent, the Dealer Manger, the Trustee or any other person will be under any duty to give notification of, or assist in the correction of, any defects or irregularities in tenders, or incur any liability for failure to give any such notification or assistance.

Withdrawal of Tenders

   Any tender pursuant to an Electronic Communication or Physical Delivery, as the case may be, may be withdrawn as to all or less than all of any Asda Debt Securities tendered at any time prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date, but not thereafter, unless the Expiration Date is extended as a result of an amendment to the terms of the Exchange Offer, in which case the Company may change the date by which tenders may be withdrawn. Any such change will be announced as part of any announcement of the extension of the Expiration Date. Holders who validly withdraw any tender pursuant to an Electronic Communication or Physical Delivery will not receive Wal-Mart Notes or otherwise participate in the Exchange Offer as to the Asda Debt Securities as to which the tender is validly withdrawn, unless the relevant Asda Debt Securities are validly retendered on or before the Expiration Date.

   Holders who wish to exercise their right to withdraw their tender with respect to any Electronic Communication must give notice of that withdrawal through the standard procedures of the relevant Clearing System prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date, specifying in that notice of withdrawal the Asda Debt Securities as to which the tender is withdrawn.

   Holders who wish to exercise their right to withdraw their tender with respect to any Physical Delivery must give written notice of that withdrawal by Registered or Special Delivery or hand delivery, and such notice must specify the particular Asda Debt Securities being withdrawn and must be received by the Exchange Agent at its address set forth on the back cover of this Offering Memorandum prior to 9:00 a.m., London time, on the second Business Day immediately preceding the originally scheduled Expiration Date. Such Asda Debt Securities tendered will only be returned in accordance with Appendix I.2, "Form of Tender"; without exception.

   In order to be valid, a notice of withdrawal must specify the Holder whose name appears as the owner of the Asda Debt Securities to which the withdrawal relates and the nominal amount of each Series of Asda Debt Securities in respect of which the tender is to be withdrawn. In the case of Physical Delivery, such notice of withdrawal must be signed and executed by the Holder in the same manner as the original Form of Tender. Any Asda Debt Securities in respect of which an Electronic Communication or Physical Delivery is validly withdrawn may be re-tendered in the Exchange Offer by following the procedures described for tender in this Offering Memorandum at any time on or before the Expiration Date.

   Before Holders may subsequently transfer any Asda Debt Securities in respect of which an Electronic Communication or Physical Delivery has been withdrawn, in the case of any Electronic Communication, authority must be sought from the Exchange Agent to, in accordance with standard procedures of the relevant Clearing System, remove the block placed on such Asda Debt Securities by the relevant Clearing System, if such a block had been imposed, and, in the case of any Physical Delivery, the relevant Asda Debt Securities must be returned to the Holder by the Exchange Agent in accordance with the appropriate Form of Tender as set out in Appendix I.2.

Expiration Date; Extension; Termination; Amendments

   The Exchange Offer will expire at 4:00 p.m., London time, on the Expiration Date, January 24, 2003, unless extended. The Company expressly reserves the right to extend the Exchange Offer for such period or periods as it may determine in its sole discretion, such period or periods not to exceed twenty Business Days in the aggregate, from time to time by giving written or oral notice, promptly followed by written notice to the Exchange Agent, and by making a public announcement by notice through the Clearing Systems and by Asda through the Regulatory News Service prior to 9:00 a.m., London time, on the next Business Day following the previously scheduled Expiration Date. During any extension of the Exchange Offer, all Asda Debt Securities previously tendered and not accepted for exchange will remain subject to the Exchange Offer. If the Expiration Date is extended prior to the Pricing Date, the Pricing Date will occur on the fourth Business Day prior to the extended Expiration Date. If the Expiration Date is extended after the originally scheduled Pricing Date has occurred and the exchange ratios have been set on that date, a new Pricing Date will not be set and the exchange ratios will remain as set on the Pricing Date.

   The Company expressly reserves the absolute right, in its sole discretion, to amend any terms of the Exchange Offer, provided that no such amendment or modification shall be material and adverse to Holders' interests. Any amendment applicable to the Exchange Offer will apply to all Asda Debt Securities validly tendered (and not validly withdrawn) in the Exchange Offer, regardless of when or in what order the Asda Debt Securities were tendered. If the Company makes a material change in the terms of the Exchange Offer or in the information concerning the Exchange Offer, the Company will disseminate additional Exchange Offer materials and, to the extent it considers it appropriate, will extend the Exchange Offer for a further period of up to, but not exceeding, four Business Days by giving written or oral notice, promptly followed by written notice to the Exchange Agent, and by making a public announcement by notice through the Clearing Systems and by Asda through the Regulatory News Service prior to 9:00 a.m., London time, on the next Business Day following the previously scheduled Expiration Date. See "--Withdrawal of Tenders."

   Except as otherwise set forth herein, the Company expressly reserves the right, in its sole discretion, to terminate the Exchange Offer on or prior to the Expiration Date. Any such termination will be followed promptly by public announcement from the Company thereof. If the Company terminates the Exchange Offer, it will give immediate notice thereof to the Exchange Agent and the Exchange Agent will instruct the Clearing Systems to remove the restrictions on transfer imposed on the Asda Debt Securities by the Electronic Communications previously received, and return the Asda Debt Securities received by it through Physical Delivery, in accordance with the appropriate Form of Tender as set out in Appendix I. The Company may not terminate the Exchange Offer for a Series of Asda Debt Securities in respect of which it has received valid tenders, which have not been validly withdrawn, for 100% of the outstanding Asda Debt Securities of that particular Series except upon the occurrence of one or more of the events described in the second paragraph following this paragraph. This limitation on the Company's right to terminate the Exchange Offer as to any Series of Asda Debt Securities will apply on a series-by-series basis. Accordingly, the limitation may apply to some but not all of the Series of Asda Debt Securities, depending, in the instance of any particular Series of Asda Debt Securities, on whether the conditions to the application of that limitation have been met with respect to that Series of Asda Debt Securities.

   Any extension, delay, termination or amendment of the Exchange Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., London time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner by which the Company may choose to make such announcement, the Company will not, unless otherwise required by law, have any obligation to publish, advertise in or otherwise communicate any such public announcement other than by notice through the Clearing Systems and by Asda through the Regulatory News Service, a copy of which will be posted promptly after release on the Company's website.

   Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange Wal-Mart Notes for, Asda Debt Securities tendered and not validly withdrawn pursuant to the Exchange Offer, and may terminate the Exchange Offer and withdraw its acceptance for exchange of Asda Debt Securities so tendered, if any of the following events has occurred on or prior to the Settlement Date:

    (a)any action, proceeding or litigation seeking to enjoin, make illegal, delay the completion of or challenge in any respect the transactions contemplated hereby or otherwise relating in any manner to the transactions contemplated hereby is pending, instituted or threatened;

    (b)any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the transactions contemplated hereby, any of which would or might restrain, prohibit or delay completion of the Exchange Offer or impair the transactions contemplated hereby or the benefits of the Exchange Offer to the Company or Asda; or

    (c)there has occurred

       (i)any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or the European Union,

      (ii)any change in the general political, market, economic, financial or regulatory conditions in the United States or in the European Union that could, in the Company's judgment, have an adverse effect on the business, condition (financial or other), income, operations, assets, liabilities, properties, securities ownership or prospects of the Company and its subsidiaries, including Asda and its subsidiaries, taken as a whole, or otherwise may adversely affect, or may impair in any way the contemplated future conduct of the business of, the Company and its subsidiaries, including Asda and its subsidiaries, taken as a whole, or that otherwise may materially affect the expected benefits of the Exchange Offer to the Company or Asda or the transactions contemplated hereby, or

     (iii)any event or events that have resulted or may result, in the Company's judgment, in an actual or threatened change in the business condition (financial or other), income, operations, assets, liabilities, properties, securities ownership or prospects of the Company and its subsidiaries, including Asda and its subsidiaries, taken as a whole, or that otherwise may adversely affect, or may impair in any way the contemplated future conduct of the business of, the Company and its subsidiaries, including Asda and its subsidiaries, taken as a whole, or otherwise may materially affect the expected benefits of the Exchange Offer to the Company or Asda or the transactions contemplated hereby.

   The foregoing rights are for the sole benefit of the Company, any of which may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right that the Company may assert at any time and from time to time. Any determination by the Company concerning the events described in this section will be final and binding upon all persons.

Acceptance of Asda Debt Securities for Exchange

   Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange, and on the Settlement Date will deliver Wal-Mart Notes in exchange for, and pay any Cash Rounding Amount amounts payable and interest accrued and unpaid through (but not including) the Settlement Date on, all Asda Debt Securities validly tendered (and not validly withdrawn) and accepted under the Exchange Offer. The Company will not accept tenders of any Asda Debt Securities for exchange prior to the Expiration Date. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Asda Debt Securities tendered (and not validly withdrawn) under the Exchange Offer or the exchange of Wal-Mart Notes for Asda Debt Securities accepted for exchange, or to terminate the Exchange Offer and not accept for exchange any Asda Debt Securities not theretofore accepted for exchange. See "--Expiration Date; Extension; Termination; Amendments" and "--Withdrawal of Tenders." In all cases, exchange of Wal-Mart Notes for Asda Debt Securities validly tendered for exchange (and not validly withdrawn) pursuant to the Exchange Offer will be made only after timely receipt (without subsequent valid withdrawal) by the Exchange Agent of details of valid Electronic Communications received by the Clearing Systems and, in the case of Non-Clearing System Debt Securities, of timely Physical Delivery (without subsequent valid withdrawal). See "--Procedures for Tendering Asda Debt Securities" for a description of the procedures for tendering Asda Debt Securities pursuant to the Exchange Offer.

   A Holder may tender all or any part of its holdings of Asda Debt Securities, including all or any part of its holdings of any Series of Asda Debt Securities. For purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange validly tendered (and not validly withdrawn) Asda Debt Securities in the Exchange Offer, as and when the Company gives written notice of its acceptance to the Exchange Agent. The Wal-Mart Notes will be issued only in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000. Each Holder will receive a single Wal-Mart Note in exchange for all Asda Debt Securities tendered by such Holder and accepted by the Company in the Exchange Offer. If any Holder would, as a result of the application of the exchange ratios for each Series of Asda Debt Securities, be entitled to receive upon the completion of the Exchange Offer a Wal-Mart Note having a principal amount that is not an integral multiple of (Pounds)1,000, the Wal-Mart Note issued will be of a principal amount equal to the next lower integral multiple of (Pounds)1,000, and the Company will pay to the Holder in cash an amount equal to the Cash Rounding Amount, that is, the remaining difference between the principal amount payable, based solely on the application of the exchange ratios, and the principal amount of the Wal-Mart Note issued to that Holder in the Exchange Offer.

   The issuance of Wal-Mart Notes in exchange for Asda Debt Securities accepted for exchange pursuant to the Exchange Offer will be made by the deposit of a global note representing all of the Wal-Mart Notes issuable to the tendering Holders with Bank One, NA, as common depositary for Euroclear and Clearstream, Luxembourg and by the deposit of such cash funds as may be required for payment of any Cash Rounding Amount amounts payable and accrued interest on the Asda Debt Securities, if any, with the Exchange Agent, which will act as agent for the tendering Holders for the purpose of receiving Wal-Mart Notes from the Company and transmitting the Wal-Mart Notes and any applicable cash payments to the tendering Holders on the Settlement Date, which is expected to be the third Business Day after the Expiration Date.

   If, for any reason, acceptance for exchange for validly tendered (and not validly withdrawn) Asda Debt Securities pursuant to the Exchange Offer is delayed or the Company is unable to accept for exchange validly tendered (and not validly withdrawn) Asda Debt Securities pursuant to the Exchange Offer, then the Asda Debt Securities will retain the restrictions imposed on their transfer by the Electronic Communications or Physical Delivery, as the case may be, until the Company is able to consummate the Exchange Offer, without prejudice to the rights of the Company and the Holders described under "--Expiration Date; Extension; Termination; Amendments" and "--Withdrawal of Tenders," or the Company terminates the Exchange Offer and instructs the Exchange Agent to instruct the Clearing Systems to remove the restrictions on transfer imposed on such Asda Debt Securities and to return any Non-Clearing System Debt Securities received as a result of Physical Delivery.

   Holders whose Asda Debt Securities are accepted in the Exchange Offer will be paid by Wal-Mart in an amount equal to accrued interest on such Asda Debt Securities in cash through the Settlement Date (the "Interest Amount "). Under no circumstances will any additional interest be payable because of any delay by the Exchange Agent in the transmission of Wal-Mart Notes or cash to the Holder of exchanged Asda Debt Securities. If any tendered (and not validly withdrawn) Asda Debt Securities are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, the Company will give immediate notice thereof to the Exchange Agent and the Exchange Agent will
(i) in the case of Asda Debt Securities held through the Clearing Systems, instruct the Clearing Systems to remove the restrictions on transfer imposed on such Asda Debt Securities by the Electronic Communications previously received relating thereto and (ii) return any Non-Clearing System Debt Securities received as a result of Physical Delivery.

   The Company will pay all charges and expenses in connection with the mailing and delivery of the Exchange Offer material. See "--Fees and Expenses".

Resales of the Wal-Mart Notes

   The Wal-Mart Notes issued in exchange for particular Asda Debt Securities will not be considered for the purposes of the Securities Act to be "restricted securities" (as defined in Rule 144(a)(3) of the Securities Act) unless the Asda Debt Securities for which they were exchanged are considered to be "restricted securities" under the Securities Act immediately prior to the Exchange Offer. Holders of Wal-Mart Notes that are "restricted securities" may not sell or trade their Wal-Mart Notes in the United States except pursuant to a transaction under Rule 144 or another available exemption from the registration requirements of the Securities Act.

   Wal-Mart Notes exchanged for Asda Debt Securities that are not "restricted securities" may generally be resold in the United States by a holder who is not
(1) an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act or (2) a broker-dealer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Wal-Mart Notes were acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Wal-Mart Notes. If any holder has any arrangement or understanding with respect to the distribution of the Wal-Mart Notes, such holder (1) could not rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under the Securities Act, only the Company may register the Wal-Mart Notes with the SEC for resale by holders of Wal-Mart Notes. The Company has no obligation to register any resale of the Wal-Mart Notes with the SEC on behalf of any holder.

   A broker-dealer who holds Asda Debt Securities that were acquired for its own account as a result of market-making or other trading activities must comply with special rules under the Securities Act in connection with any resale of Wal-Mart Notes received in exchange for such Asda Debt Securities. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Wal-Mart Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

Exchange Agent

   Bank One, NA, acting through its London branch, has been appointed as the Exchange Agent for the Exchange Offer. Requests for assistance regarding the procedure for exchanging Asda Debt Securities can be directed to the Exchange Agent addressed as follows:

                                 By Facsimile

                                44-207-867-9186

                                 By Telephone

                                44-207-903-4913

                    By Registered or Special Delivery Mail

                                 Bank One, NA

                             27 Leadenhall Street

                                London EC3A 1AA

                                    England

                     Attention: Corporate Trust Operations

   Holders of Non-Clearing System Debt Securities should arrange timely Physical Delivery to the Exchange Agent at the address set forth herein by registered or special delivery mail pursuant to this Offering Memorandum. See "--Procedures for Tendering Asda Debt Securities." All deliveries sent or presented to the Exchange Agent relating to the Exchange Offer should be directed to the addresses set forth above. None of the Company, Asda or the Exchange Agent will have any liability for the loss of any Asda Debt Securities sent to the Exchange Agent that are not received. Tenders of Asda Debt Securities should not be sent to the Company or Asda.

Information Agent

   Georgeson Shareholder Communications Limited has been appointed as the Information Agent for the Exchange Offer. Requests for copies of this Offering Memorandum and additional information concerning the Exchange Offer may be directed to the Information Agent addressed as follows:

                                 By Facsimile

                                44-207-335-8773

                                 By Telephone

                                44-207-335-8700

                    By Registered or Special Delivery Mail

                         38 Bishopsgate, Crosby Court

                               London, EC2N 4AF

                                    England

                        Attention: Angelika Horstmeier

   Other questions may be directed to the Dealer Manager as set forth in the back cover page of this Offering Memorandum. Holders of Asda Debt Securities may also contact their financial adviser, broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Fees and Expenses

   The Company has not and will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Asda Debt Securities pursuant to the Exchange Offer.

   The Company will pay the reasonable and customary expenses to be incurred in connection with the Exchange Offer, which include fees and expenses of the Exchange Agent, the Dealer Manager, the Trustee under the Indenture, the Information Agent and the Paying Agents, and accounting, legal, printing and related fees and expenses.

Transfer Taxes

   Holders who tender their Asda Debt Securities for exchange will not be obligated to pay any U.K. transfer taxes in connection therewith.

Consequences of Failure to Exchange

   Asda Debt Securities that are not tendered, or are tendered but not accepted, in the Exchange Offer will remain outstanding and will continue to be governed by their corresponding trust deed, including any deed supplemental thereto, and will continue to be listed by the U.K. Listing Authority and admitted to trading on the London Stock Exchange. See also "Risk Factors Related to the Exchange Offer--Potential Adverse Effect on the Market for Asda Debt Securities Not Tendered."

The Dealer Manager

   The Company has retained Credit Suisse First Boston (Europe) Limited to act as Dealer Manager in connection with the Exchange Offer.

   The principal solicitation in connection with the Exchange Offer is being made by Electronic Communications effected through the Clearing Systems. However, additional solicitation may be made by telephone, mail, facsimile, electronic media or in person by the Dealer Manager, and its officers, regular employees and affiliates.

   Affiliates of the Dealer Manager have provided, and the Company expects that they will provide in the future, investment banking, advisory and commercial banking services to the Company, for which those affiliates received, and the Company expects that they will receive, customary fees.

   The Company has entered into a dealer manager agreement with the Dealer Manager. In that agreement, the Company agrees to indemnify the Dealer Manager for certain liabilities under the U.S. securities laws and certain other laws.

   From time to time, the Dealer Manager may trade one or more Series of the Asda Debt Securities for its own account or for the accounts of its customers, and hold a long or short position in one or more Series of the Asda Debt Securities, in each case in accordance with applicable law. In addition, affiliates of the Dealer Manger, or funds managed by affiliates of the Dealer Manager, may own Asda Debt Securities on behalf of asset management clients, in each case in accordance with applicable law. At any given time, the Dealer Manager may trade the Wal-Mart Notes for its own account or for the accounts of its customers, and accordingly, may hold a long or a short position in the Wal-Mart Notes, in each case in accordance with applicable law.

   The Dealer Manager does not assume any responsibility for the accuracy or completeness of the information concerning the Exchange Offer or the Company contained in this Offering Memorandum or any documents incorporated herein by reference or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

   Questions regarding the terms of the Exchange Offer can be directed to the Dealer Manager at the addresses and telephone numbers set forth on the back cover of this Offering Memorandum.

Undertakings by Exchange Agent and Dealer Manager

   Each of the Exchange Agent and the Dealer Manager has represented, warranted and agreed that:

  . it has only communicated or caused to be communicated, and it will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Wal-Mart Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

  . it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Wal-Mart Notes in, from or otherwise involving the United Kingdom.

Governing Law

   The Exchange Offer shall be construed in accordance with, and governed by, English law, except for the Indenture under which the series of Wal-Mart Notes are created (which will be governed by New York law).

                             WAL-MART STORES, INC.

   Wal-Mart is the world's largest retailer as measured by total net sales for fiscal 2002. Wal-Mart's total net sales exceeded $217 billion in fiscal 2002, over 83% of which was generated in the United States. Wal-Mart operates mass merchandising stores that serve its customers primarily through the operation of three segments:

  . Wal-Mart stores, which include discount stores, Supercenters and Neighborhood Markets in the United States;

  . SAM'S Clubs, which include warehouse membership clubs in the United States; and

  .  the international segment of Wal-Mart's business.

   Wal-Mart currently operates in all 50 states of the United States, Argentina, Brazil, Canada, Germany, Mexico, Puerto Rico, South Korea and the United Kingdom, and in China under joint venture agreements. In addition, through its subsidiary, McLane Company, Inc., Wal-Mart provides products and distribution services to retail industry and institutional food service customers. As of November 30, 2002, Wal-Mart operated in the United States:

  .  1,566 Wal-Mart stores;

  .  1,244 Supercenters;

  .  39 Neighborhood Markets; and

  .  522 SAM'S Clubs.

   As of November 30, 2002, Wal-Mart also operated 207 Canadian Wal-Mart stores, 11 units in Argentina, 22 units in Brazil, 22 units in China, 95 units in Germany, 592 units in Mexico, 19 units in Puerto Rico, 14 units in South Korea and 258 units in the United Kingdom. The units operated by Wal-Mart's International Division represent a variety of retail formats. As of November 30, 2002, Wal-Mart employed more than 1,000,000 associates in the United States and 300,000 associates internationally.

   Wal-Mart also owns approximately 34.0% of the equity interests in The Seiyu, Ltd. and options to purchase additional equity interests in The Seiyu, Ltd. that will permit Wal-Mart to own up to 66.7% of The Seiyu Ltd.'s equity interests. The Seiyu, Ltd. operates over 400 stores located throughout Japan.

   Wal-Mart Stores, Inc. is the parent company of a group of subsidiary companies, including McLane Company, Inc., Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A. de C.V., Asda Group Limited, Sam's West, Inc., Sam's East, Inc., Wal-Mart Stores East, Inc., Wal-Mart Stores East, LP, Sam's Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, Sam's Real Estate Business Trust and Wares Delaware Corporation. The information presented above relates to Wal-Mart's operations and its subsidiaries on a consolidated basis.

   Wal-Mart Stores, Inc. was incorporated in the State of Delaware in the United States of America on October 31, 1969 under charter number 0732109.
   Wal-Mart's principal executive offices are located at 702 S.W. Eighth Street, Bentonville, Arkansas 72716, United States of America. Wal-Mart's telephone number is 1-479-273-4000, and its Internet address is www.wal-martstores.com. Information contained in Wal-Mart's website is not a part of this Offering Memorandum.

                        CAPITALIZATION AND INDEBTEDNESS

   The following table presents the consolidated capitalization and indebtedness of Wal-Mart and its subsidiaries at October 31, 2002.

                                                                                           October 31,
                                                                                              2002
                                                                                          -------------
                                                                                             Actual
                                                                                          -------------
                                                                                          (in millions)
Short-term debt
   Commercial paper......................................................................    $ 4,343
   Long-term debt due within one year....................................................      4,513
   Obligations under capital leases due within one year..................................        160
                                                                                             -------
       Total short-term debt and capital lease obligations...............................      9,016
                                                                                             -------
Long-term debt
   Long-term debt........................................................................     14,888
   Long-term capital lease obligations...................................................      2,842
                                                                                             -------
       Total long-term debt and capital lease obligations................................     17,730
                                                                                             -------
Shareholders' equity
   Common stock ($0.10 par value; 11,000,000,000 shares authorized; 4,415,146,351 shares
     issued and outstanding).............................................................        442
   Capital in excess of par value........................................................      1,429
   Retained earnings.....................................................................     36,771
   Other accumulated comprehensive income................................................       (598)
                                                                                             -------
       Total shareholders' equity........................................................     38,044
                                                                                             -------
       Total debt and capital lease obligations and shareholders' equity.................    $64,790
                                                                                             =======

   Commercial paper, long-term debt due within one year and other long-term debt was unsecured as of October 31, 2002 except for $88 million which is collateralised by property. In addition, the Company is a party to sale/leaseback transactions with future minimum lease payments as of October 31, 2002 of $579 million, which have been accounted for as financings and form a part of the Company's long-term debt.

   No short-term debt was guaranteed at October 31, 2002. Of the Company's long-term consolidated debt, $325 million was guaranteed at October 31, 2002 with the remainder unguaranteed.

   As at October 31, 2002 the Company and its subsidiaries had contingent liabilities under guarantees given in respect of third parties which amounted to $110 million. The Company is involved in a large number of legal proceedings, including antitrust, consumer, employment, tort and other litigation, and it is not possible to specify the eventual liability of the Company in those proceedings, which may result in substantial liability. For information regarding certain pending legal proceedings, see page 7 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002, which is included in this Offering Memorandum as Appendix IV.

   Since October 31, 2002, there has been no material change in the total amount of indebtedness, the total amount of any contingent liabilities or guarantees or in the total unaudited consolidated capitalization of Wal-Mart and its subsidiaries.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of Wal-Mart's earnings to fixed charges, for the periods indicated:

                                                 Nine Months Ended
                      Year Ended January 31,     October 31,
                   ----------------------------- -----------------
                   1998  1999  2000  2001  2002   2001     2002
                   ----  ----- ----- ----- ----- -----    -----
                   5.33x 6.24x 6.76x 5.54x 5.56x 5.13x    6.25x

   For the purpose of computing Wal-Mart's ratios of earnings to fixed charges, "earnings" is defined to mean Wal-Mart's earnings before income taxes and fixed charges, excluding capitalized interest and earnings attributable to minority interests owned by others in Wal-Mart's subsidiaries.

   "Fixed charges" is defined to mean:

  .  the interest that Wal-Mart pays; plus

  .  the capitalized interest that Wal-Mart shows on its accounting records;
     plus

  . amortized premiums, discounts and capitalized expenses related to indebtedness; plus

  . the portion of the rental expense for real and personal property that Wal-Mart believes represents the interest factor in those rentals.

   Ratios of earnings to fixed charges and preferred stock dividends are not disclosed because Wal-Mart does not have any shares of preferred stock outstanding.

            FINANCIAL INFORMATION RELATING TO WAL-MART STORES, INC.

   Appendix III to this document, which forms part of this Offering Memorandum, contains the text of Wal-Mart's Annual Report on Form 10-K for its fiscal year ended January 31, 2002 as filed with the SEC. Appendix IV to this document, which forms part of this Offering Memorandum, contains the text of Wal-Mart's Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2002 as filed with the SEC.

   The exhibits to the Form 10-K include the audited Consolidated Balance sheets of Wal-Mart Stores, Inc. as of January 31, 2002 and 2001, and the related Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flow for each of the three years in the period ended January 31, 2002.

   The financial statements are prepared in accordance with generally accepted accounting principles as in effect in the United States of America. All amounts set forth therein are stated in U.S. dollars.

   The Form 10-K, as filed, incorporated by reference certain materials and included certain exhibits. Only those items described on page 10K-20 at paragraphs 12, 13, 21 and 23 are included in Appendix III and the other documents incorporated by reference into the Form 10-K or the exhibits when the Form 10-K was filed are not material for the purposes of the issue of the Wal-Mart Notes. The Form 10-Q refers to certain materials and includes as exhibits those items described on page 10Q-20 in item 6(a). Those exhibits are included in Appendix IV, but no other material is included as it is not material for the purpose of the issue of the Wal-Mart Notes.

                           EXCHANGE RATE INFORMATION

   The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Bank of New York for pounds sterling (expressed in U.S. dollars per pound). The rates in this table are provided for your reference only.

       Period                          High     Low     Period   Period
       1997.......................... $1.7035 $1.5775  $1.6391   $1.6427
       1998.......................... $1.7222 $1.6114  $1.6602   $1.6628
       1999.......................... $1.6765 $1.5515  $1.6146   $1.6150
       2000.......................... $1.6538 $1.3997  $1.5125   $1.4955
       2001.......................... $1.5045 $1.3730  $1.4382   $1.4543
       2002.......................... $1.6095 $1.4074  $1.5085   $1.6095
       2003 (through January 2, 2003) $1.5975 $1.5975  $1.5975   $1.5975

--------
(1)The average of the noon buying rates on the last day of each month during the period.

                 DIRECTORS AND EXECUTIVE OFFICERS OF WAL-MART

   The directors and executive officers of Wal-Mart are as follows:

     Directors                     Principal Occupation                       Business Address
     ---------                     --------------------                       ----------------

James W. Breyer      Managing Partner of Accel Partners                428 University Ave.,
                                                                       Palo Alto, CA 94301

John T. Chambers     President and Chief Executive Officer of Cisco    CISCO Systems, Inc.,
                     Systems, Inc.                                     300 East Tasman Drive,
                                                                       San Jose, CA 95134

Thomas M. Coughlin   Executive Vice President of Wal-Mart Stores, Inc. 702 SW 8th Street
                     and President and Chief Executive Officer of      Bentonville, AR 72716
                     Wal-Mart Stores Division

Stanley C. Gault     Former Chairman and Chief Executive Officer of    StanFlo Properties, LLC
                     Goodyear Tire and Rubber Company                  3431 Commerce Parkway, Suite D
                                                                       Wooster, OH 44691

David D. Glass       Chairman of the Executive Committee of the        702 SW 8th Street
                     Board of Directors of Wal-Mart Stores, Inc.       Bentonville, AR 72716

Roland A. Hernandez  Former Chairman and Chief Executive Officer of    300 North San Rafael Avenue
                     Telemundo Group, Inc.                             Pasadena, CA 91105

Dawn G. Lepore       Vice Chairman of Technology, Operations and       Charles Schwab & Co., Inc.
                     Administration for the Charles Schwab             Mail Stop: 120-30-305
                     Corporation                                       101 Montgomery St.
                                                                       San Francisco, CA 94104

J. Paul Reason       President and Chief Executive Officer of Metro    Metro Machine Corp.
                     Machine Corporation                               200 Ligon Street
                                                                       Norfolk, VA 23523

Elizabeth A. Sanders Management Consultant with The Sanders            12835 Sutter Creek Road
                     Partnership                                       Sutter Creek, CA 95685

H. Lee Scott, Jr.    President and Chief Executive Officer of          702 SW 8th Street
                     Wal-Mart Stores, Inc.                             Bentonville, AR 72716

Jack C. Shewmaker    International Consultant, Rancher and Retired     10054 HWY 72E
                     Wal-Mart Executive                                Bentonville, AR 72712

Jose H. Villarreal   Partner of Akin, Gump, Strauss, Hauer & Feld,     Akin, Gump, Strauss, Hauer &
                     L.L.P.                                            Feld, LLP
                                                                       300 Convent Street, Suite 1500
                                                                       San Antonio, TX 78205

John T. Walton       Chairman of True North Partners, L.L.C.           970 West Broadway PMB 496
                                                                       Jackson, WY 83001

S. Robson Walton     Chairman of the Board of Directors of Wal-Mart    702 SW 8th Street
                     Stores, Inc.                                      Bentonville, AR 72716

Executive Officers

S. Robson Walton   Chairman of the Board

H. Lee Scott, Jr.  President and Chief Executive Officer

David D. Glass     Chairman of the Executive Committee of the Board of Directors

Thomas M. Coughlin Executive Vice President and President and Chief Executive Officer--
                   Wal-Mart Stores Division and SAM'S Club USA

Michael T. Duke    Executive Vice President--Administration

B. Kevin Turner    Executive Vice President and President and Chief Executive Officer -
                   SAM'S Club Division

Thomas D. Hyde     Executive Vice President--Legal and Corporate Affairs

John B. Menzer     Executive Vice President and President and Chief Executive Officer--
                   International Division

Coleman Peterson   Executive Vice President--People Division

Thomas M. Schoewe  Executive Vice President and Chief Financial Officer

                       DESCRIPTION OF THE WAL-MART NOTES

   The Company will issue the Wal-Mart Notes under the Indenture, dated as of December 11, 2002, between Wal-Mart and Bank One Trust Company, NA, as the Trustee. This Offering Memorandum summarizes material provisions of the Wal-Mart Notes that the Company is offering pursuant hereto and material provisions of the Indenture. However, prospective participants in the Exchange Offer should understand that this is only a summary. This Offering Memorandum does not describe all of the provisions of the Indenture. The Indenture is on file with the SEC as an exhibit to the Company's registration statement No. 333-101847 which is accessible through the SEC's website at www.sec.gov. All references to the Indenture contained in this Offering Memorandum are qualified in their entirety by the provisions of the Indenture.

   The Wal-Mart Notes will be issued in registered book-entry form without interest coupons in denominations of (Pounds)1,000 and integral multiples of (Pounds)1,000. The Wal-Mart Notes will constitute the Company's senior, unsecured and unsubordinated debt obligations and will rank equally among themselves and with all of Wal-Mart's other existing and future senior, unsecured and unsubordinated debt.

   The Wal-Mart Notes will mature on January 29, 2013, unless the Expiration Date is extended. If the Expiration Date is extended, the maturity date of the Wal-Mart Notes will be the tenth anniversary of the Settlement Date. The Company will pay principal of, interest on and any other amounts payable under the Wal-Mart Notes in pounds sterling or, if the United Kingdom adopts the euro as its currency, in euro.

   If all of the Asda Debt Securities are tendered (and not subsequently validly withdrawn) and accepted for exchange, provided that the exchange ratio applicable to each Series of Asda Debt Securities is the exchange ratio set forth in the example provided in "The Exchange Offer--Hypothetical Exchange Pricing," Wal-Mart would initially issue Wal-Mart Notes in an aggregate principal amount of approximately (Pounds)511,000,000.

   Wal-Mart may, without the consent of the holders of the Wal-Mart Notes, create and issue additional notes ranking equally with the Wal-Mart Notes and otherwise similar in all respects to the Wal-Mart Notes (except for the issue date and offer price) so that those additional notes will be consolidated and form a single series with the Wal-Mart Notes. No additional Wal-Mart Notes may be issued if an event of default under the Indenture has occurred.

   The Company may, at its option, redeem the Wal-Mart Notes at any time after their issuance at the price specified under "--Optional Redemption," or upon the occurrence of certain tax events, as described under "--Redemption upon a Tax Event." The Wal-Mart Notes will not be subject to a sinking fund, and will not be convertible or exchangeable. The Wal-Mart Notes will not be subject to defeasance.

   The Wal-Mart Notes will bear interest from the Settlement Date at a rate to be announced on the Pricing Date. Interest will be payable semi-annually in arrears on January 29 and July 29 of each year, beginning on July 29, 2003, to the persons in whose names the Wal-Mart Notes are registered at the close of business on the preceding January 20 or July 20, as the case may be, unless the Expiration Date is extended. If the Expiration Date is extended, interest will be payable on the anniversary date of the Settlement Date in each year and the date in each year that is six months after that anniversary date and will be payable to the persons in whose names the Wal-Mart Notes are registered at the close of business on the eighth calendar day preceding each such interest payment date. Interest on the Wal-Mart Notes will be computed on the basis of a 360-day year of twelve 30-day months.

   The terms and conditions of the Wal-Mart Notes, including, among other provisions, the covenants and events of defaults, differ from the terms and conditions of some of Wal-Mart's outstanding debt securities. For example, the Wal-Mart Notes do not have the covenant restricting the grant of liens and cross-default event of default provisions that are contained in some of Wal-Mart's outstanding debt securities. In addition, the Wal-Mart Notes do not have covenants, such as restrictions on the incurrence of additional debt or the disposition of assets of the kind contained in the trust deed governing the 2010 Bonds. Appendix II to this Offering Memorandum includes a chart that summarizes and compares the key provisions of the Wal-Mart Notes and each Series of Asda Debt Securities.

   If, prior to the maturity of the Wal-Mart Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union, the Wal-Mart Notes will be re-denominated into euros, and the regulations of the European Commission relating to the euro shall apply to the Wal-Mart Notes. Upon any re-denomination into euros, the principal amount of the Wal-Mart Notes would be converted into an equivalent amount of euros based on the official conversion rate for pounds into euros upon the euro's adoption. The circumstances and consequences described in this paragraph will not entitle Wal-Mart, the Trustee or any holder of the Wal-Mart Notes to redeem early, rescind or receive notice relating to the Wal-Mart Notes, repudiate the terms of the Wal-Mart Notes or the Indenture, raise any defense, request any compensation or make any claim, nor will these circumstances and consequences affect any of Wal-Mart's other obligations under the Wal-Mart Notes or the Indenture.

   While the Wal-Mart Notes are represented by a Global Note deposited with the common depositary for Clearstream, Luxembourg and Euroclear, notices to holders may be given by delivery to Clearstream, Luxembourg and Euroclear and such notices shall be deemed to be given on the date of delivery to Clearstream, Luxembourg and Euroclear. The Trustee will mail notices by first-class mail, postage prepaid, to each registered holder's last known address as it appears in the security register that the Trustee maintains. The Trustee will only mail these notices to the registered holder of the Wal-Mart Notes. Holders will not receive notices regarding the Wal-Mart Notes directly from Wal-Mart unless Wal-Mart reissues the Wal-Mart Notes to the holders in fully certificated form.

   The Trustee will also publish notices regarding the Wal-Mart Notes in a daily newspaper of general circulation in The City of New York and in London. Wal-Mart expects that publication will be made in The City of New York in The Wall Street Journal and in London in the Financial Times. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, the Trustee may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.

   Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investor Services, Inc. have rated the long-term senior, unsecured, unsubordinated debt securities of the Company as AA and Aa2, respectively, as of the date of this Offering Memorandum. The Wal-Mart Notes have not been specifically rated by either rating agency. The long-term senior, unsecured, unsubordinated debt of Asda was rated, as of the date of this Offering Memorandum, "Aa3" by Moody's Investor Services, Inc. Each Series of Asda Debt Securities is rated AA- by Fitch Ratings. None of Asda's debt securities are rated by Standard and Poor's.

   Application has been made for the Wal-Mart Notes to be admitted on the Official List and to be admitted to trading by the London Stock Exchange.

   Bank One Trust Company, NA, is the Trustee under the Indenture governing the Wal-Mart Notes and will be the paying agent in the United States. Bank One, NA, London Branch, will be the registrar, paying agent and transfer agent in London. Credit Suisse First Boston (Europe) Limited will be the Authorised Adviser in London.

   The Indenture is, and the Wal-Mart Notes will be, governed by New York law. Neither the Indenture nor the other indentures to which the Company is a party in its capacity as an issuer limit the amount of debt securities that may be issued thereunder, and each provides that debt securities may be issued thereunder from time to time in one or more series.

Optional Redemption

   The Company may, at its option, redeem the Wal-Mart Notes, in whole or in part, at any time and from time to time after their issuance at a redemption price equal to the greater of (i) 100% of the principal amount of the Wal-Mart Notes to be redeemed, and (ii) as determined by the Exchange Agent, the price at which the yield on the outstanding principal amount of the Wal-Mart Notes on the Reference Date (as defined herein) is equal to the yield on the benchmark U.K. Gilt as of that date, as determined by reference to the middle-market price on the benchmark U.K. Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on the Wal-Mart Notes up to, but excluding, the date specified as the redemption date. The benchmark U.K. Gilt for the purpose of the optional redemption right will be designated on the Pricing Date and announced when the exchange ratios are announced. "Reference Date" means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to below.

   Wal-Mart will give notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the Wal-Mart Notes to be redeemed as described above.

   In the case of any partial redemption, selection of the Wal-Mart Notes for redemption will be made by the Trustee in compliance with the rules and requirements of the London Stock Exchange or, if different, the principal securities exchange on which the Wal-Mart Notes are listed or, if the Wal-Mart Notes are not so listed or that exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as the Trustee in its sold discretion deems to be fair and appropriate, although no Wal-Mart Note of (Pounds)1,000 in original principal amount shall be redeemed in part. If any Wal-Mart Note is to be redeemed in part only, the notice of redemption relating to the Wal-Mart Note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or its nominee, or in the case of notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original Wal-Mart Note.

   Unless the Company defaults in payment of the redemption price of the Wal-Mart Notes redeemed, on and after the redemption date, interest will cease to accrue on the Wal-Mart Notes or portions of Wal-Mart Notes that have been called for redemption.

Payment of Additional Amounts

   Wal-Mart will pay to the holder of any Wal-Mart Note who is a United States Alien, as defined below, additional amounts as may be necessary so that every net payment of principal and interest on that Wal-Mart Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in that Wal-Mart Note to be then due and payable. Wal-Mart will not be required, however, to make any payment of additional amounts for or on account of:

    (a)any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between that holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder, if that holder is an estate, trust, partnership or corporation, and the United States including, without limitation, that holder, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (2) the presentation of a Wal-Mart Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

    (b)any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

    (c)any tax, assessment or other governmental charge imposed by reason of that holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

    (d)any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal or interest on that Wal-Mart Note;

    (e)any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Wal-Mart Note if that payment can be made without withholding by any other paying agent;

    (f)any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of that Wal-Mart Note, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

    (g)any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation with respect to the Company within the meaning of the Code;

    (h)any withholding or deduction which is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

    (i)any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will Wal-Mart pay any additional amounts to any holder who is a fiduciary or partnership other than the sole beneficial owner of that Wal-Mart Note to the extent that a beneficiary or settlor with respect to that fiduciary, or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of that Wal-Mart Note.

   "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event

   The Wal-Mart Notes may be redeemed at Wal-Mart's option in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if Wal-Mart determines that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before the Settlement Date except for proposals before the Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to Wal-Mart, (A) Wal-Mart has or will become obligated to pay additional amounts as described under "--Payment of Additional Amounts" on any Wal-Mart Note or (B) there is a substantial possibility that Wal-Mart will be required to pay those additional amounts. Prior to the publication of any notice of redemption, Wal-Mart will deliver to the Trustee (1) an officers' certificate stating that Wal-Mart is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to Wal-Mart's right to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

Events of Default and Waiver

   An event of default with respect to the Wal-Mart Notes will occur if:

    . Wal-Mart fails to pay interest on the Wal-Mart Notes when it is due and payable and that failure continues for 30 days;

    . Wal-Mart fails to pay principal on the Wal-Mart Notes when it is due and payable;

    . Wal-Mart fails to perform or breaches any covenant or warranty in the Indenture with respect to the Wal-Mart Notes and that failure continues for 90 days after Wal-Mart receives written notice of that default; or

    . certain events of bankruptcy, insolvency or reorganization occur with respect to Wal-Mart.

   If an event of default with respect to the Wal-Mart Notes occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Wal-Mart Notes may declare the principal amount of the Wal-Mart Notes to be immediately due and payable. The holders of a majority in aggregate principal amount of the Wal-Mart Notes may waive an event of default resulting in acceleration of the Wal-Mart Notes, and rescind and annul that acceleration, but only if all other events of default with respect to the Wal-Mart Notes have been remedied or waived and all payments due with respect to the Wal-Mart Notes, other than those due as a result of acceleration, have been made. If an event of default occurs and is continuing with respect to the Wal-Mart Notes, the Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Wal-Mart Notes and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Indenture will, proceed to protect the rights of the holders of the Wal-Mart Notes. The holders of a majority in aggregate principal amount of the Wal-Mart Notes may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on, the Wal-Mart Notes and any covenant or provision of the Indenture that cannot be waived without the consent of each holder of the Wal-Mart Notes. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes.

   The Indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under "--Events of Default and Waiver" with respect to the Wal-Mart Notes, Wal-Mart will, upon the Trustee's demand, pay to the Trustee for the benefit of the holders of the Wal-Mart Notes, the whole amount then due and payable on the Wal-Mart Notes for principal and interest. The Indenture also provides that if Wal-Mart fails to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

   The Indenture also provides that, notwithstanding any other provision of the Indenture, any holder of the Wal-Mart Notes will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the Wal-Mart Notes or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder.

   The Trustee is required, within 90 days after the occurrence of a default with respect to the Wal-Mart Notes, to give to the holders of the Wal-Mart Notes notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on the Wal-Mart Notes, the Trustee will be protected in withholding that notice if the Trustee in good faith determines that the withholding of that notice is in the interest of the holders of the Wal-Mart Notes. The term "default," for the purpose of this provision only, means the occurrence of any of the events of default specified above excluding any grace periods.

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   Wal-Mart is required to file annually with the Trustee a written statement as to the existence or non-existence of defaults under the Indenture or the Wal-Mart Notes.

Legal Defeasance and Covenant Defeasance

   The Wal-Mart Notes will not be subject to legal defeasance or covenant defeasance as provided for in the Indenture.

Satisfaction and Discharge

   If Wal-Mart so requests, the Indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the notes issued pursuant thereto, as provided for in the Indenture, and the Trustee, at Wal-Mart's expense, will execute proper instruments acknowledging satisfaction and discharge of the Indenture and the notes when:

    . either all the debt securities previously authenticated and delivered under the Indenture, other than destroyed, lost or stolen securities that have been replaced or paid, have been delivered to the Trustee for cancellation; or

    . all of the securities issued under the Indenture not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption (provided the applicable series of debt securities permits redemption) within 60 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in Wal-Mart's name and expense; and

    . in each of the foregoing cases, Wal-Mart has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, certain United States government securities, or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the Indenture not previously delivered to the Trustee for cancellation, for principal, and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

    . Wal-Mart has paid or caused to be paid all sums payable by it under the Indenture; and

    .  no default or event of default then exists; and

    . Wal-Mart has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture and the securities issued under the Indenture have been complied with.

Modification of the Indenture

   The Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security affected if the modification or alteration would, among other things:

    . change the maturity or the principal of, or any installment of interest on, any debt security, or reduce the principal amount of any debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security, or

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    .  reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter the Indenture.

   The Trustee and Wal-Mart, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

    . evidence the succession of another corporation to Wal-Mart and the successor's assumption to Wal-Mart's respective agreements and obligations with respect to the debt securities and the Indenture;

    . add to Wal-Mart's covenants further restrictions or conditions that its board of directors and the Trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the Indenture subject to certain limitations;

    . cure ambiguities or correct or supplement any provision contained in the Indenture or any supplemental indenture that may be defective or inconsistent with another provision;

    . provide for the issuance of debt securities whether or not then outstanding under the Indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the Indenture in fully registered form;

    . establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and

    . evidence and provide for the acceptance of appointment of a successor trustee and to change the Indenture as necessary to have more than one trustee under the Indenture.

Amalgamation, Consolidation, Merger or Sale of Assets

   The Indenture provides that Wal-Mart may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

    . any successor to Wal-Mart assumes its obligations on the debt securities and under the Indenture;

    . any successor to Wal-Mart must be an entity incorporated or organized under the laws of the United States;

    . after giving effect thereto, no event of default, as defined in the Indenture, shall have occurred and be continuing; and

    .  certain other conditions under the Indenture are met.

   Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the Trustee, on their behalf, to take any of the actions described above under "--Events of Default and Waiver."

No Limitations on Additional Debt and Liens

   The Indenture and the Wal-Mart Notes do not contain any covenants or other provisions that would limit Wal-Mart's right to incur additional indebtedness, enter into any sale and leaseback transaction, grant liens on its assets or dispose of its assets.

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Prescription

   Under New York's statute of limitations, any legal action to enforce Wal-Mart's payment obligations evidenced by the Wal-Mart Notes must be commenced within six years after payment is due. Thereafter, Wal-Mart's payment obligations will generally become unenforceable.

Replacement of Wal-Mart Notes

   If any mutilated Wal-Mart Note is surrendered to the Trustee, or if the Trustee and the Company receive evidence to the Company's satisfaction of the destruction, loss or theft of any Wal-Mart Note accompanied by any security or indemnity required by them, the Company will execute and the Trustee will authenticate and deliver in exchange for such mutilated, destroyed, lost or stolen Wal-Mart Note a new Wal-Mart Note of the same series and principal amount. All expenses associated with issuing the new Wal-Mart Note will be borne by the owner of the mutilated, destroyed, lost or stolen Wal-Mart Note.

The Indenture Trustee

   Bank One Trust Company, NA is the Trustee under the Indenture governing the Wal-Mart Notes and will also be the paying agent in the United States. The Trustee is a national banking association with its principal offices in Chicago, Illinois.

   The Trustee has two main roles under the Indenture. First, the Trustee can enforce the rights of holders of the Wal-Mart Notes against Wal-Mart if any of the actions described above under "Events of Default and Waiver" occurs. Second, the Trustee performs certain administrative duties for Wal-Mart. The Trustee is entitled, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Wal-Mart Notes before proceeding to exercise any right or power under the Indenture at the request of those holders. The Indenture provides that the holders of a majority in principal amount of the Wal-Mart Notes may direct, with regard to the Wal-Mart Notes, the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Wal-Mart Notes, although the Trustee may decline to act if that direction is contrary to law or if the Trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

   Bank One Trust Company, NA also serves as trustee under an indenture, dated as of July 5, 2001, between it, Wal-Mart, and three of Wal-Mart's finance subsidiaries, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., and Wal-Mart Cayman (Sterling) Finance Co. As of November 30, 2002, Wal-Mart had issued a total of $5.5 billion of its senior unsecured securities under that indenture. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 1, 1991, between it and Wal-Mart. As of May 31, 2001, Wal-Mart had issued a total of $17.46 billion of its senior unsecured securities under that indenture as supplemented through the date of this Offering Memorandum. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of December 1, 1986, covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner trustees of approximately 24 SAM'S Clubs store properties that are leased to one of Wal-Mart's subsidiaries. Bank One Leasing Corporation, an affiliate of Bank One Trust Company, NA, established a business trust that purchased 15 Wal-Mart discount stores for $53,661,785 and leased the stores back to Wal-Mart for an initial term of 20 years in a transaction consummated on December 22, 1992. On November 10, 1994, a second business trust of which Bank One Leasing Corporation is a beneficiary purchased an additional 23 Wal-Mart discount stores for $128,842,500 and leased the stores back to Wal-Mart for an initial term of 20 years. Bank One Trust Company, NA also serves as trustee under an indenture, dated as of April 27, 2001 between Wal-Mart Canada Venture Corp., one of Wal-Mart's subsidiaries, Wal-Mart, as guarantor, and it. On April 27, 2001, Wal-Mart Canada Venture Corp. issued a total of $325,000,000 of its senior unsecured debt securities under that indenture, which are guaranteed by Wal-Mart.

   Wal-Mart expects to maintain banking relationships in the ordinary course of business with Bank One, NA, an affiliate of Bank One Trust Company, NA.

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                              BOOK-ENTRY ISSUANCE

   Wal-Mart will issue the Wal-Mart Notes as one or more Global Notes registered in the name of a common depositary for Clearstream, Luxembourg and Euroclear. Investors may hold book-entry interests in the Global Notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in the Wal-Mart Notes and all transfers relating to the Wal-Mart Notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

   The distribution of the Wal-Mart Notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the Wal-Mart Notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds. Owners of book-entry interests in the Wal-Mart Notes will receive payments relating to their Wal-Mart Notes in pounds sterling. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

   The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. Wal-Mart has no responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Wal-Mart does not supervise these systems in any way.

   Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Owners of beneficial interests in the Wal-Mart Notes should be aware that the Clearing Systems are not obligated to perform or continue to perform these procedures and may modify or discontinue them at any time.

   Except as provided below, owners of beneficial interests in the Wal-Mart Notes will not be entitled to have the Wal-Mart Notes registered in their names, will not receive or be entitled to receive physical delivery of the Wal-Mart Notes in definitive form, unless Euroclear or Clearstream Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business and will not be considered the owners or holders of the Wal-Mart Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Wal-Mart Note must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of Wal-Mart Notes.

   This description of the Clearing Systems reflects Wal-Mart's understanding of the rules and procedures of Clearstream, Luxembourg and Euroclear as they are currently in effect. The Clearing Systems could change their rules and procedures at any time. Wal-Mart has obtained the information in this section concerning Clearstream, Luxembourg and Euroclear and their book-entry systems and procedures from sources that Wal-Mart believes to be reliable, but Wal-Mart takes no responsibility for the accuracy of this information.

Clearstream, Luxembourg

   Clearstream, Luxembourg is incorporated as a professional depositary under Luxembourg law. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in customer accounts, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

   As a registered professional depositary in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers. Clearstream, Luxembourg customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg.

Euroclear

   The Euroclear system was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars. Euroclear includes various other services including securities lending and borrowing, and interfaces with domestic markets in several countries.

   Euroclear is operated by Euroclear Bank S.A./N.V., which is known as the "Euroclear Operator," under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The "Terms and Conditions Governing Use of Euroclear" and the related "Operating Procedures of the Euroclear System" and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  .  transfers of securities and cash within Euroclear;

  .  withdrawal of securities and cash from Euroclear; and

  .  receipts of payments with respect to securities in Euroclear.

   All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Clearance and Settlement Procedures

   Wal-Mart understands that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the Business Day following the Settlement Date for value on the Settlement Date in accordance with the normal working practices of the Clearing System. They will be credited free of payment for value on the Settlement Date given that the conditions to the consummation of the Exchange Offer described herein will have been met.

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

   Wal-Mart understands that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

   Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the Wal-Mart Notes through Clearstream, Luxembourg and Euroclear on Business Days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

   In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Wal-Mart Notes, or to make or receive a payment or delivery of the Wal-Mart Notes, on a particular day may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

   Clearstream, Luxembourg or Euroclear will credit payments received respecting the Wal-Mart Notes to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant system rules and procedures. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

   Clearstream, Luxembourg and Euroclear have agreed to the exchange procedures set out in this document in order to facilitate transfers of the Wal-Mart Notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

   Wal-Mart will make payments of principal, interest and any other amounts payable on the Wal-Mart Notes in immediately available funds or the equivalent. Secondary market trading between Clearstream, Luxembourg and Euroclear participants will occur in accordance with the applicable rules and operating procedures of the Clearing Systems and will be settled using the procedures applicable to eurobonds in immediately available funds. Wal-Mart can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity, if any, in the Wal-Mart Notes.

Certificated Notes

   Wal-Mart will issue Wal-Mart Notes in certificated registered form only if:

  . the depositary is no longer willing or able to discharge its responsibilities properly, and neither the Trustee nor Wal-Mart has appointed a qualified successor within 90 days; or

  .  an event of default has occurred and is continuing under the Indenture; or

  .  Wal-Mart decides to discontinue the book-entry system.

   If any of these three events occurs, the Trustee will reissue the Wal-Mart Notes in fully certificated registered form and will recognize the registered holders of the certificated Wal-Mart Notes as holders under the Indenture.

   In the event that Wal-Mart issues certificated securities under the limited circumstances described above, and the Wal-Mart Notes are listed on the London Stock Exchange at that time, then holders of certificated securities may transfer their Wal-Mart Notes in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive note, at, as the case may be, the offices of the transfer agent in The City of New York or London. Copies of this assignment form may be obtained at the offices of the transfer agents in The City of New York or London. Each time that Wal-Mart transfers or exchanges a new note in certificated form for another note in certificated form, and after the transfer agent receives a completed assignment form, Wal-Mart will make available for delivery the new definitive note at, as the case may be, the offices of the transfer agent in The City of New York or London. Alternatively, at the option of the person requesting the transfer or exchange, Wal-Mart will mail, at that person's risk, the new definitive note to the address of that person that is specified in the assignment form. In addition, if Wal-Mart issues notes in certificated form and the Wal-Mart Notes are listed on the London Stock Exchange at that time, then Wal-Mart will make payments of principal of, interest on and any other amounts payable under the Wal-Mart Notes to holders in whose names the Wal-Mart Notes in certificated form are registered at the close of business on the record date for these payments. If the Wal-Mart Notes are issued in certificated form, Wal-Mart will make payments of principal and any redemption payments against the surrender of these certificated Wal-Mart Notes at, as the case may be, the offices of the paying agent in The City of New York or London. Wal-Mart will make payments to holders of Wal-Mart Notes by check delivered to the addresses of the holders as their addresses appear on Wal-Mart's register or by transfer to an account maintained by that holder with a bank located in the United Kingdom.

   Unless and until Wal-Mart issues the Wal-Mart Notes in fully certificated, registered form,

  . investors will not be entitled to receive certificates representing their interests in the Wal-Mart Notes;

  . all references in this Offering Memorandum to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and

  . all references in this Offering Memorandum to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Wal-Mart Notes, for distribution to you in accordance with its policies and procedures.

   If Wal-Mart issues the Wal-Mart Notes in certificated registered form, so long as the Wal-Mart Notes are listed on the London Stock Exchange, Wal-Mart will maintain a paying agent and a transfer agent in London.

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                           CERTAIN TAX CONSEQUENCES

Certain United Kingdom Tax Consequences

   The comments below regarding the principal tax consequences in the United Kingdom ("U.K.") of the exchange of Asda Debt Securities for Wal-Mart Notes and the U.K. taxation of the Wal-Mart Notes are of a general nature based on current law and published Inland Revenue practice in the United Kingdom. They relate only to the position of such Holders who are absolute beneficial owners and may not apply to certain classes of persons such as dealers or persons connected with Asda Group Limited or Wal-Mart.

   Any Holders in the United Kingdom who are in any doubt as to their own tax position should consult their professional advisers.

  U.K. Corporation Tax Payers

   Holders within the charge to U.K. corporation tax in respect of any Asda Debt Securities (including a Holder so chargeable in relation to a branch or agency in the United Kingdom) will generally be liable to U.K. corporation tax on any gains arising on the disposal of their Asda Debt Securities pursuant to the Exchange Offer (and be entitled to obtain relief for permitted losses). Any such gains (or permitted losses) will generally be chargeable (or allowable, as appropriate) for each accounting period on an authorised accruals or mark to market basis, in accordance with such Holders' statutory accounts.

  Other U.K. Taxpayers

   The Asda Debt Securities constitute "qualifying corporate bonds" for the purposes of U.K. tax on chargeable gains. Accordingly, the disposal of the Asda Debt Securities by Holders not within the charge to U.K. corporation tax pursuant to the Exchange Offer will give rise to neither a chargeable gain nor an allowable loss for the purposes of U.K. tax on chargeable gains.

  Stamp Duty and Stamp Duty Reserve Tax

   No U.K. stamp duty or stamp duty reserve tax is payable on the disposal of the Asda Debt Securities or on the issue of the Wal-Mart Notes pursuant to the Exchange Offer.

  U.K. Taxation of the Wal-Mart Notes

   U.K. withholding taxes. Interest on the Wal-Mart Notes will not be considered to have a "U.K. source" for U.K. tax purposes. Accordingly, payments of interest on the Wal-Mart Notes may be made without withholding or deduction on account of U.K. income tax.

   Taxation of holders - U.K. corporation tax payers. Holders of the Wal-Mart Notes within the charge to U.K. corporation tax in respect of the Wal-Mart Notes (including a holder of the Wal-Mart Notes so chargeable in relation to a branch or agency in the United Kingdom) will generally be liable to U.K. corporation tax on any interest, profits, returns or other gains on, or fluctuations in value of, the Wal-Mart Notes (and be entitled to obtain relief for permitted losses). Any such profits (including interest) or permitted losses will generally be chargeable (or allowable, as appropriate) for each accounting period on an authorised accruals or mark to market basis, in accordance with holders' statutory accounts. For such holders, the "accrued income scheme" (described below) will not apply to such a Wal-Mart Note.

   Taxation of holders - other U.K. taxpayers. The Wal-Mart Notes will constitute "qualifying corporate bonds" within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, neither a chargeable gain nor an allowable loss will arise on a disposal or redemption by a holder of the Wal-Mart Notes not within the charge to U.K. corporation tax for the purposes of U.K. taxation of chargeable gains. Interest on the Wal-Mart Notes will generally be subject to U.K. income tax.

   The "accrued income scheme." A transfer of a Wal-Mart Note by a holder (other than a holder within the charge to U.K. corporation tax in respect thereof as described above) resident or ordinarily resident in the United Kingdom, or who carries on a trade in the United Kingdom for the purposes of which the Wal-Mart Note is used or held, may give rise to a charge to U.K. income tax in respect of the interest on the Wal-Mart Note which has accrued since the preceding interest payment date, under the provisions of the "accrued income scheme."

   Stamp Duty and Stamp Duty Reserve Tax. No U.K. stamp duty or U.K. stamp duty reserve tax is payable on the transfer by delivery or redemption of the Wal-Mart Notes.

   Possible EU information exchange and withholding requirements. On 13 December 2001 the Council of the European Union published a revised draft directive regarding the taxation of savings income. It is proposed that a Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, except that Austria, Belgium and Luxembourg will instead operate a withholding system for a transitional period in relation to such payments. The proposals are not yet final, and they may be subject to further amendment and/or clarification. Consequently, it is not possible to predict what effect, if any, the adoption of the proposed directive would have on the Wal-Mart Notes or on the payments of the principal or interest on the Wal-Mart Notes. Holders of Wal-Mart Notes who are individuals should note that, if this proposal is adopted as currently envisaged, no additional amounts would be payable by Wal-Mart in respect of any withholding tax imposed as a result thereof.

Certain U.S. Federal Income Tax Consequences

   This discussion summarizes certain United States federal income tax consequences of the exchange of Asda Debt Securities for Wal-Mart Notes pursuant to the Exchange Offer and of the ownership of Wal-Mart Notes received pursuant to the Exchange Offer under United States' laws in effect on the date of this Offering Memorandum. The discussion addresses only holders who hold the Asda Debt Securities and Wal-Mart Notes as capital assets and whose functional currency is the United States dollar. The discussion is based upon the Code, U.S. Treasury Regulations ("Treasury Regulations"), published administrative interpretations of the Internal Revenue Service ("IRS") and judicial decisions as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion does not purport to consider all aspects of United States federal income taxation that may be relevant to a particular holder, certain of which (such as insurance companies, tax-exempt organizations, employee stock ownership plans, financial institutions, corporations that accumulate earnings to avoid federal income tax, in some cases, expatriates of the United States or nonresident alien individuals who have made valid elections to be treated as United States residents, "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies," brokers, dealers, regulated investment companies, real estate investment trusts, partnerships, subchapter S corporations, persons who hold Asda Debt Securities as a hedge, "straddle," "conversion," or other integrated transaction, and persons who use the mark-to-market method of accounting) may be subject to special rules not discussed below. No ruling has been sought from the IRS regarding the matters discussed herein and there can be no assurance that the IRS or a court will agree with the conclusions expressed.

   For purposes of this discussion, "United States holder" means a beneficial owner of Asda Debt Securities or Wal-Mart Notes who or which is (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust subject to the primary supervision of a United States court and the control of one or more United States persons or that otherwise has validly elected to be treated as a United States person. "Non-United States holder" means any holder that is not a United States holder.

Taxation of United States Holders Who Participate in the Exchange

  Treatment of the Exchange

   Treatment of Accrued Interest. Proceeds attributable to accrued and unpaid interest not previously included in income will be treated as interest income. References in the following discussion to cash or other proceeds of the Exchange Offer do not include amounts attributable to accrued and unpaid interest and included in income by cash-method holders and accrual-method holders generally in accordance with the rules described below for such categories of holders in "Consequences of Holding Wal-Mart Notes--Interest and Original Issue Discount."

   Exchange of Asda Debt Securities for Wal-Mart Notes. The exchange of Asda Debt Securities for Wal-Mart Notes and cash, if any, will be a taxable event. United States holders who surrender Asda Debt Securities in exchange for Wal-Mart Notes will recognize taxable gain or loss in an amount equal to the difference between the amount realized and such United States holder's tax basis in the Asda Debt Securities surrendered. The amount realized on the exchange will be the issue price of the Wal-Mart Notes (determined as described below under "Issue Price of Wal-Mart Notes") plus cash received, if any, translated into United States dollars at the spot rate on the date of the exchange. United States holders should consult their tax advisers regarding their tax basis in the Asda Debt Securities for this purpose. Subject to the rules discussed below governing market discount and concerning certain obligations not in registered form, any gain or loss recognized on the exchange that exceeds the gain or loss attributable to fluctuations in foreign currency exchange rates would be capital gain or loss and would be long-term capital gain or loss if the Asda Debt Securities have been held for more than one year. The Asda Debt Securities appear not to be in registered form for U.S. income tax purposes. If the Asda Debt Securities are registration-required obligations that are not in registered form, unless a holder qualifies under one of certain exceptions set forth in regulations promulgated pursuant to Section 165(j) of the Code, any such gain would be ordinary income, not capital gain, and any such loss may not be deducted by the holder. United States holders should consult their tax advisers regarding their eligibility for such exceptions. Any gain or loss attributable to fluctuations in foreign currency exchange rates ("Currency Gain" or "Currency Loss") would be ordinary income or loss.

   The amount of Currency Gain or Currency Loss generally will be the difference between the United States dollar value of the issue price of the Asda Debt Securities (based on the spot rate on the date the United States holder purchased such Asda Debt Securities) and the United States dollar value of the issue price of the Asda Debt Securities on the date of the exchange (based on the spot rate on such date). However, the sum of any Currency Gain or Currency Loss with respect to the principal and accrued interest of the Asda Debt Securities should be realized only to the extent of the total gain or loss realized on the exchange of Asda Debt Securities for Wal-Mart Notes and cash.

   In general, if a United States holder acquired the Asda Debt Securities with market discount, any gain realized on the exchange would be treated as ordinary income to the extent of the market discount that accrued while the holder held such Asda Debt Securities, unless the holder elected to include market discount in income currently as it accrued. Any such accrued market discount for which no such election has been made shall be translated into United States dollars at the spot rate on the date of exchange. United States holders should consult their own tax advisers about the accrual of market discount on the Asda Debt Securities.

   A United States holder's tax basis in the Wal-Mart Notes should be equal their issue price (determined as described below under "Issue Price of Wal-Mart Notes") translated into United States dollars at the spot rate on the date of the exchange. The holding period for the Wal-Mart Notes will begin on the date following the date of the exchange.

   Issue Price of Wal-Mart Notes. As described above under "Exchange of Asda Debt Securities for Wal-Mart Notes", the amount of gain or loss recognized on the exchange, if any, will depend in part on the issue price of the Wal-Mart Notes. The issue price of the Wal-Mart Notes also is relevant to the application of the original issue discount and related rules, as described below under "Consequences of Holding Wal-Mart Notes."

   The issue price of the Wal-Mart Notes depends on whether a substantial amount of the Wal-Mart Notes is treated as "traded on an established market" within the meaning of the applicable Treasury Regulations. Because the Wal-Mart Notes will be listed on the London Stock Exchange, the Company believes the Wal-Mart Notes should be treated as "traded on an established market." Consequently the issue price of the Wal-Mart Notes should be their fair market value on the date of the exchange, and the Company intends to report information to the IRS on that basis.

  Consequences of Holding Wal-Mart Notes

   Interest and Original Issue Discount. A Wal-Mart Note will be treated as issued with original issue discount for United States federal income tax purposes to the extent that its stated redemption price at maturity (as defined herein) exceeds its issue price by more than a de minimis amount. Discount generally is de minimis if it does not exceed an amount equal to 1/4 of 1% of the note's "stated redemption price at maturity" multiplied by the number of complete years to its maturity.

   The issue price of the Wal-Mart Notes will be determined as described above under "The Exchange Offer - Maturity Date, New Issue Price and Interest Rate for the Wal-Mart Notes." The Wal-Mart Notes' stated redemption price at maturity is the sum of all payments due under the Wal-Mart Notes other than payments of qualified stated interest. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

   A United States holder of a Wal-Mart Note that uses the cash method of accounting will be required to include in income the U.S. dollar value of each interest payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time. Such U.S. dollar value will be the United States holder's tax basis in the foreign currency received and it will recognize Currency Gain or Currency Loss to the extent the U.S. dollar value of proceeds from a subsequent disposition of the foreign currency differs from such tax basis.

   A United States holder of a Wal-Mart Note that uses the accrual method of accounting, and solely as to any original issue discount, a United States holder that uses the cash method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income and original issue discount that has accrued with respect to a Wal-Mart Note during the relevant accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average spot rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the taxable year. Such United States holder will recognize Currency Gain or Currency Loss with respect to accrued interest income on the date such interest is actually received. The amount of Currency Gain or Currency Loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined using the spot rate on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A United States holder may elect instead to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

   Bond Premium. If the issue price of a Wal-Mart Note exceeds the stated redemption price at maturity, a United States holder will be considered to have purchased the Wal-Mart Note with "amortizable bond premium" equal to such excess. A United States holder may elect to amortize such premium using a constant yield method over the remaining term of the Wal-Mart Note and, if a United States holder makes such an election, that holder will offset interest or original issue discount otherwise required to be included in respect of the Wal-Mart Note during any taxable year by the amortized amount of such excess for the taxable year in units of foreign currency. Currency Gain or Currency Loss is recognized with respect to bond premium by treating the portion of the premium amortized during the period as a return of principal and is equal to the difference between such amount translated at the spot rate on the date the Wal-Mart Note was acquired and the spot rate on the date the premium is returned as part of the stated interest. Any election to amortize bond premium applies to all taxable debt instruments acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

   Sale, Exchange and Retirement of the Wal-Mart Notes subsequent to the Exchange. Upon the sale, exchange, redemption or retirement of a Wal-Mart Note, a United States holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount of cash proceeds (translated into United States dollars at the spot rate on such date) and the fair market value of property received (except to the extent such amount is attributable to accrued interest income or original issue discount taken into account under the rules described above) and (ii) such Holder's adjusted tax basis in the Wal-Mart Note. Except to the extent attributable to Currency Gain or Currency Loss, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the United States holder's holding period for the Wal-Mart Note is more than one year.

   The amount of Currency Gain or Currency Loss generally will be the difference between the United States dollar value of the issue price of the Wal-Mart Notes on the date the United States holder received such Wal-Mart Notes in the exchange (based on the spot rate on such date), reduced by any amortized bond premium as to which Currency Gain or Currency Loss has been recognized as discussed above, and the United States dollar value of such issue price on the date of the disposition (based on the spot rate on such date).

   A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Wal-Mart Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a United States holder on a subsequent sale or other disposition of foreign currency received in respect of Wal-Mart Notes (including its exchange for U.S. dollars) will be ordinary Currency Gain or Currency Loss.

  Backup Withholding and Information Reporting

   The exchange of Asda Debt Securities by a United States holder pursuant to the offers generally will be subject to information reporting requirements and backup withholding. To avoid the imposition of backup withholding, a United States holder should complete an IRS Form W-9 and either (i) provide its correct taxpayer identification number which, in the case of an individual United States holder, is his or her social security number, and certain other information, or (ii) establish a basis for an exemption from backup withholding. Certain holders (including, among others, corporations and individual retirement accounts) are exempt from backup withholding and information reporting requirements.

   Payments on the Wal-Mart Notes (including amounts that are considered original issue discount for federal tax purposes ("OID")), and proceeds of sale of the Wal-Mart Notes, also are subject to information reporting requirements, and to backup withholding unless the United States holder is exempt from backup withholding or provides its taxpayer identification number as described above.

   If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely provided to the IRS.

United States Holders of Asda Debt Securities Not Participating in the Exchange Offers

   Holders who do not tender (or who tender but subsequently withdraw and do not retender) their Asda Debt Securities pursuant to the Exchange Offer, or whose Asda Debt Securities are tendered but not accepted, should not recognize income, gain or loss as a result of the Exchange Offer.

United States Taxation of Non-United States Holders

  Income and Withholding Tax

   Interest on Wal-Mart Notes paid to a Non-United States holder generally will not be subject to United States income tax if the interest is not effectively connected with such Holder's conduct of a trade or business in the United States. Interest paid to a Non-United States holder that is not effectively connected with the payee's conduct of a United States trade or business is subject to United States withholding tax at a 30% rate (or a lower rate provided under an applicable income tax treaty). However, interest on a Wal-Mart Note paid to a Non-United States holder generally will not be subject to United States federal withholding tax, provided that (i) the Non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Wal-Mart's voting stock within the meaning of Section 871(h)(3) of the Code and related Treasury Regulations, (ii) the Non-United States holder is not a controlled foreign corporation related to the Company, (iii) the Non-United States holder is not a bank which acquired the Wal-Mart Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) the person otherwise required to withhold has received certification meeting the requirements of applicable regulations that the beneficial owner of the interest is a Non-United States holder. This requirement generally will be satisfied if (i) the Non-United States holder that is the beneficial owner of the interest provides a Form W-8 BEN (or substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Wal-Mart Note and provides to the person otherwise required to withhold a statement under penalties of perjury in which it certifies that such a Form W-8 BEN (or substitute form) has been received by it or another intermediary in the chain of ownership and furnishes a copy thereof. Special certification rules apply to certain Non-United States holders that are entities rather than individuals.

   Gain realized by a Non-United States holder on the disposition of a Wal-Mart Notes will generally not be subject to United States federal income tax unless
(i) the gain is effectively connected with its conduct of a United States trade or business or (ii) such Holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

  Backup Withholding and Information Reporting

   The exchange of Asda Debt Securities, payments on the Wal-Mart Notes (including OID), and proceeds of sale of the Wal-Mart Notes may be subject to information reporting requirements and to backup withholding unless the Non-United States holder is exempt from information reporting and backup withholding or otherwise establishes a basis for exemption (generally by providing the certification described in the preceding section).

   YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISERS TO DETERMINE THE TAX CONSEQUENCES OF THE OFFERS IN YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                        VALIDITY OF THE WAL-MART NOTES

   The validity of the Wal-Mart Notes will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas.

                             INDEPENDENT AUDITORS

   The consolidated financial statements of the Company and its subsidiaries incorporated by reference in Wal-Mart Stores Inc.'s Annual Report on Form 10-K for the three years ended January 31, 2002, and set out in Appendix III to this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference in that Annual Report on Form 10-K and set out in Appendix III to this document. The report did not include any qualifications of the accounts.

                              GENERAL INFORMATION

   1. The admission of the Notes to the Official List of the UK Listing Authority and to trading on the London Stock Exchange will be expressed as a percentage of their principal amount (excluding accrued interest) in pounds sterling. Any transactions will be effected for settlement in sterling and, under current practice, for delivery on the third business day in London after the date of the transaction. It is expected that admission to listing of the Wal-Mart Notes to the Official List of the UK Listing Authority and admission to trading on the London Stock Exchange will be granted on or around the Settlement Date subject only to the issue of the Wal-Mart Notes. The listing of the Wal-Mart Notes to the Official List of the UK Listing Authority will not become effective if the Wal-Mart Notes are not issued. Prior to official listing, however, dealings in the Wal-Mart Notes will be permitted by the UK Listing Authority and the London Stock Exchange in accordance with their respective rules.

   2. The Wal-Mart Notes have been accepted for clearance through the Clearstream, Luxembourg and Euroclear systems with a common code of 016067326. The International Securities Identification Number (ISIN) for the Wal-Mart Notes is XS0160673264.

   3. The Company has obtained all necessary consents, approvals and authorisations required in the United Kingdom in connection with the issue and performance of the Wal-Mart Notes. The issue of the Wal-Mart Notes was authorised by a resolution of the executive committee of the Board of Directors of the Company adopted on 20 December 2002.

   4. The Company is involved in a large number of legal proceedings, including antitrust, consumer, employment, tort and other litigation. Save as disclosed in Note 7 to the Company's consolidated financial statements that appears on page 10Q-7 and following of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002, which is included in this Offering Memorandum as Appendix IV, neither the Company nor its subsidiaries are subject to any legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Company is aware) which may have or have had during the recent past (covering at least the twelve months prior to the date of this Offering Memorandum) a significant effect on the Company and its consolidated subsidiaries financial position, taken as a whole.

   5. Copies of the following documents (in English) may be inspected at the specified office of the London Paying Agent during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) during the period of 14 days from the date of this document:

  . the auditor's report and the annual report and audited consolidated financial statements of the Company for the last 2 fiscal years ending January 31, 2001 and January 31, 2002;

  . the Company's Quarterly Report filed with the SEC on Form 10-Q for the fiscal quarter ended October 31, 2002;

  .  the Indenture;

  .  the form of Series Terms Certificate;

  .  the form of the Global Note(s) representing the Wal-Mart Notes;

  .  the Exchange Agency Agreement;

  .  the Paying Agency Agreement;

  .  the Company's Restated Certificate of Incorporation, as amended;

  .  the Dealer Manager Agreement; and

  .  the Company's Bylaws.

   6. So long as the Notes are admitted to trading on the London Stock Exchange, the most recently published audited annual accounts of Wal-Mart from time to time together with the most recently published quarterly report on Form 10-Q will be available at the specified office of the London Paying Agent.

   7. There has been no material adverse change in the financial position or prospects of the Company and its subsidiaries taken as a whole since January 31, 2002, being the date at and to which the latest audited accounts of the Company are stated and no significant change in the financial or trading position of the Company and its subsidiaries taken as a whole since October 31, 2002, being the date at and to which the unaudited consolidated accounts of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarter ending on that date are stated.

   8. Ernst & Young LLP have given and not withdrawn its written consent to the inclusion in the Offering Memorandum of their report in the form and context in which it is included and authorised their report on the Company and its subsidiaries and references to their name included herein in the form and context in which they appear for the purposes of Regulation 6(1)(e) of The Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

   Questions and requests for assistance and requests for additional copies of this Offering Memorandum and other related documents may be addressed to the Exchange Agent or the Information Agent as follows:

                 The Exchange Agent for the Exchange Offer is:
                                 Bank One, NA

                                 By Facsimile
                                44-207-867-9186

                                 By Telephone
                                44-207-903-4913

                    By Registered or Special Delivery Mail
                                 Bank One, NA
                             27 Leadenhall Street
                                London EC3A 1AA
                                    England
                     Attention: Corporate Trust Operations

               The Information Agent for the Exchange Offer is:
                 Georgeson Shareholder Communications Limited

                                  Facsimile:
                                44-207-335-8773

                                  Telephone:
                                44-207-335-8700

                      By Registered or Special Delivery:
                         38 Bishopsgate, Crosby Court
                               London, EC2N 4AF
                                    England
                        Attention: Angelika Horstmeier

                 The Dealer Manager for the Exchange Offer is:
                  Credit Suisse First Boston (Europe) Limited

                                  Facsimile:
                                44-207-890-2367

                                  Telephone:
                                44-207-883-6748

                               One Cabot Square
                                London E14 4Q5
                                    ENGLAND
                  Attention: Michael Saron/Andrew Karsh

APPENDIX I.1

 FORM OF NOTICE BY EUROCLEAR AND CLEARSTREAM, LUXEMBOURG TO THEIR PARTICIPANTS

                          Notice of Offer to Exchange

            Fixed Rate Notes Due 2013 of Wal-Mart Stores, Inc. for all of the outstanding securities that are part of the following series of debt securities of
                              Asda Group Limited

Asda 8.375% Notes due 2007
(of which (Pounds)200,000,000 are outstanding)
(Common Code: 007548753 ISIN: XS0075487537 Sedol: 5234064)

Asda 10.875% Bonds due 2010
(of which (Pounds)75,840,000 are outstanding)
(Common Code: 001066382 ISIN: GB0000525401 Sedol: 0052540)

Asda 6.625% Notes due 2015
(of which (Pounds)150,000,000 are outstanding)
(Common Code: 008892873 ISIN: XS0088928733 Sedol: 5530171)

(collectively the "Asda Debt Securities" and each a "Series of Asda Debt Securities")

   Wal-Mart Stores, Inc., a corporation incorporated under the laws of the State of Delaware ("Wal-Mart"), is making an offer to exchange (the "Exchange Offer") Fixed Rate Notes of Wal-Mart denominated in pounds sterling (the "Wal-Mart Notes"), for any and all outstanding Asda Debt Securities of Asda Group Limited ("Asda"), a company incorporated under the laws of England and Wales. Application has been made for the Wal-Mart Notes to be listed on the Official List of the UK Listing Authority (the "Official List") and to be admitted to trading on the London Stock Exchange plc ("London Stock Exchange").

   The Exchange Offer is made upon the terms and subject to the conditions set forth in an offering memorandum which comprises an approved prospectus and listing particulars with regard to Wal-Mart and the issue of the Wal-Mart Notes which has been published on January 7, 2003 (the "Offering Memorandum"). This notice is subject in all respects to the Offering Memorandum.

   Wal-Mart is conducting the Exchange Offer to reduce outstanding Asda debt securities held by the public and replace those securities with an issue of intermediate term Wal-Mart notes denominated in pounds sterling. All holders of Asda Debt Securities (the "Holders") are advised to read the Offering
Memorandum and in particular, the investment considerations detailed in the section of the Offering Memorandum entitled "Risk Factors Related to the Exchange Offer", before any decision is made with respect to the Exchange Offer.

   The amount of Wal-Mart Notes offered in exchange for each (Pounds)1,000 in outstanding principal amount of Asda Debt Securities will be determined based on exchange ratios calculated as described in the Offering Memorandum. The exchange ratio will be the relevant Exchange Price divided by the New Issue Price. The Benchmark U.K. Gilt and Exchange Spreads to be used to determine the relevant Exchange Price is set forth in the table below:

 Asda Debt Securities       Benchmark U.K. Gilt Bloomberg Page Exchange Spread
 --------------------       ------------------- -------------- ---------------
 8.375% due April 24, 2007. 7.25% due 2007          DMO 10           .10%
 10.875% due April 20, 2010 5.75% due 2009          DMO 10           .15%
 6.625% due July 17, 2015.. 8.00% due 2015          DMO 10           .20%

   The interest rate and New Issue Price for the Wal-Mart Notes will be based on the yield on the benchmark U.K. Gilt plus a credit spread to be determined on the Pricing Date. Wal-Mart will publish by means of a supplementary prospectus comprising supplementary listing particulars and announce by notice through the Clearing Systems and by Asda through the Regulatory News Service the exchange ratios applicable to each Series of Asda Debt Securities, the issue price for the Wal-Mart Notes and the interest rate to be borne by the Wal-Mart Notes, together with their maturity date, on or about the fourth Business Day prior to the Expiration Date (the "Pricing Date") of the Exchange Offer. The maturity of the Wal-Mart Notes will be between seven and ten years.

HOW TO TENDER ASDA DEBT SECURITIES

   To participate in the Exchange Offer, Holders must send an authenticated message to the relevant Clearing System confirming their wish to tender validly their Asda Debt Securities pursuant to the Exchange Offer confirming their position subject to the terms detailed below.

   For specific instructions on how to tender the Asda Debt Securities Holders should refer to the section entitled "Procedures for Tendering Asda Debt Securities" in the Offering Memorandum.

   By tendering its position, the Holder accepts the terms and conditions of the exchange as set out in the Offering Memorandum dated January 7, 2003. In addition, the Holder accepts

(1)the Holder has agreed to participate in the Exchange Offer pursuant to the Offering Memorandum, and is hereby delivering such Asda Debt Securities;

(2)the Holder is the owner of such Asda Debt Securities.

(3)the Holder authorises the relevant Clearing System to block its account with respect to all such Asda Debt Securities;

(4)the direct account holder authorises the relevant Clearing System to debit its account for all its Asda Debt Securities; and

(5)the Holder authorises Euroclear/ Clearstream to provide details of the name, account details, US tax status and any other information relevant to the settlement of the exchange to the Exchange Agent.

TIMING

   The Exchange Offer will commence as of the date of this notice and will expire at 4 p.m., London time; on January 24, 2003, unless otherwise extended or earlier terminated by Wal-Mart in its sole discretion (the "Expiration Date"). Tenders of any Asda Debt Securities may be withdrawn at any time prior to 9:00 a.m., London time, on the second Business Day prior to the Expiration Date. Important dates for the Exchange Offer (assuming that the Exchange Offer is not extended or earlier terminated by Wal-Mart) are:


         January 8. Transaction announced
         January 20 New issue coupon and exchange ratios announced January 24 Clearstream expiration for receipt of instructions January 24 Euroclear expiration for receipt of instructions January 24 Expiration Date
         January 27 Announcement of results
         January 29 Settlement Date

   As used in this notice, the term "Business Day" means any day other than a Saturday or Sunday on which banks are open for business in London and Luxembourg.

WHO TO CONTACT

   The Offering Memorandum may be obtained during usual business hours from the Document Viewing Facility at the Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS. The Offering Memorandum may also be obtained from the Information Agent.

        Information Agent                Exchange Agent                  Dealer Manager
        -----------------         ---------------------------- -----------------------------------
Georgeson Shareholder             BankOne, NA                  Credit Suisse First Boston (Europe)
  Communications Limited          27 Leadenhall Street           Limited
38 Bishopsgate                    London EC3A 1AA              One Cabot Square
Crosby Court                      Telephone No: 44 (0) 20 7903 London E14 4QJ
London EC2N 4AF                   4913                         Telephone No: 44 (0) 20 7883 6748
Telephone No: 44 (0) 20 7335 8700 Attention: Corporate Trust   Attention: Michael Saron
Attention: Angelika Horstmeier      Operations

   Neither Wal-Mart nor the Dealer Manager, the Exchange Agent, the Information Agent, nor any other person, makes any recommendation as to whether any Holders of Asda Debt Securities should tender them under the Exchange Offer.

   The contents of this notice have been approved solely for the purposes of
Section 21 of the Financial Securities and Markets Act 2000 by Credit Suisse First Boston (Europe) Limited of One Cabot Square, London E14 4QJ.

APPENDIX I.2

                                FORM OF TENDER

                 TO:   Bank One NA (the "Exchange Agent")
                       27 Leadenhall Street
                       London EC3A 1AA
                       Attn: Corporate Trust Operations
                 FROM: [Holder's/Custodian's name and address]

                         Wal-Mart/Asda Exchange Offer

1. We own the Non-Clearing System Debt Securities specified below and delivered herewith.

   Non-Clearing System Debt Securities:

            Coupon & Maturity Principal Amount Number Serial Number
            ----------------- ---------------- ------ -------------

2. (a)The Wal-Mart Notes are to be credited to our Account no. [account number] with [Clearing System], and

    (b)The Interest Amount (and Cash Rounding Amount, if any) are to be
       credited to our Account with [Bank name and city], Sort Code: [      ],
       Account Number [account number], Reference: [      ].

3. We acknowledge that:

    (a)this form of tender and the delivery effected hereby shall become irrevocable at 9:00 a.m. on the second Business Day immediately preceding the originally scheduled Expiration Date and may not be withdrawn after such time;

    (b)the date of receipt of the Wal-Mart Notes and the payment of the Interest Amount and any Cash Rounding Amount payable to us will be the Settlement Date (the "Settlement Date").

4. We hereby confirm our acceptance of the Exchange Offer as set out in the Offering Memorandum dated January 7, 2003 and all of the terms thereof and confirm that such acceptance is in compliance with the terms of the Exchange Offer and with all the applicable laws of all relevant jurisdictions.

5. We hereby agree that we will indemnify the Company from and against any and all losses, liabilities, costs, claims, damages, expenses or demands which the Company may incur or which may be made against them insofar as such losses, liabilities, costs, claims, damages, expenses or demands arise directly or indirectly out of or as a result of any failure by us to perform any of our obligations in relation to the Exchange Offer. This indemnity will be in addition to any liability which we may otherwise have.

6. We confirm that we have read the Note to the Form of Tender and the documents referred to therein and that this Form of Tender is subject to the provisions of such Note to the Form of Tender.

7. We confirm that we are the owner of the Non-Clearing System Debt Securities mentioned in 1 above, together with all the outstanding coupons or rights to receive interest and talons relating thereto. We confirm that we are delivering them all for exchange free from all liens, charges and encumbrances and together with all rights attached thereto.

8. We confirm that we are authorized/we have been authorized by [the Holder]* to complete this Form of Tender and perform the functions stated herein.

9. In the event that we withdraw our notes from the tender, we hereby request that such notes attached herewith be returned to us by Registered or Special Delivery at the following address. We recognise that such delivery will only be made to the following address and will be paid by us and any risk will be solely borne by us:

            Company Name/ Name: -----------------------------------
            Address:            -----------------------------------
                                -----------------------------------
                                -----------------------------------
            Post code/ ZIP:     -----------------------------------
            Country:            -----------------------------------
            For Attention of:   -----------------------------------
            Contact Tel number: -----------------------------------

Signed

          For and on behalf of                   Dated

      * Delete as appropriate

                          NOTE TO THE FORM OF TENDER

   Words and expressions defined in the Offering Memorandum containing certain terms of the Exchange Offer and dated January 7, 2003 shall have the same meanings when used in the Form of Tender. The terms of the Exchange Offer are contained in the Offering Memorandum, and the Form of Tender is subject to, and will only be effective in accordance with, the terms of the Exchange Offer.

   Copies of the Offering Memorandum will be delivered on request by the Exchange Agent and will be available for inspection at the offices of the Exchange Agent and acceptance of the Exchange Offer is subject to the detailed provisions set out in the Offering Memorandum.

                                  APPENDIX II

Summary and Comparison of Certain Terms of the Wal-Mart Notes, the 2010 Bonds,
                       the 2007 Notes and the 2015 Notes

   The following chart sets forth a summary and comparison of certain terms of the Wal-Mart Notes, the 2010 Bonds, the 2007 Notes and the 2015 Notes. The information contained in the chart is a summary only and should not be deemed to be a complete description of the particular term summarized. Each summary is qualified by reference to the Indenture and the trust deeds and each supplemental trust deed relating to the Asda Debt Securities, which you should read in conjunction with the following chart.

      Term              Wal-Mart Notes                   2010 Bonds                        2007 Notes
----------------- -------------------------- ---------------------------------- --------------------------------
Issuer            Wal-Mart                   Asda                               Asda

Denominations     Denominations of           (Pounds)10,000 and (Pounds)100,000 (Pounds)1,000,(Pounds)10,000 and
                  (Pounds)1,000 and integral                                    (Pounds)100,000
                  multiples of (Pounds)1,000

Amortization      The principal amount is    The principal amount is            The principal amount is
                  payable at maturity.       payable at maturity.               payable at maturity.

Final Maturity    January 29, 2013,          20 April 2010                      24 April 2007
                  unless the Expiration
                  Date is extended.

Payment of        The Company will pay       Asda will pay certain              Asda will pay certain
 Additional       additional amounts so      additional amounts so              additional amounts so
 Amounts          that the net amount the    that the net amount the            that the net amount the
                  holders receive after      Holders receive after              Holders receive after
                  deductions for certain     deductions for                     deductions for
                  withholding taxes and      withholding taxes and              withholding taxes and
                  other governmental         other governmental                 other governmental
                  charges equals the full    charges equals the full            charges equals the full
                  amount of interest         amount of interest                 amount of interest
                  payable.                   payable.                           payable.

Tax Redemption    The Company may            Asda may redeem all,               Asda may redeem all,
                  redeem all, but not part,  but not part, of the               but not part, of the
                  of the Wal-Mart Notes      2010 Bonds at 100 per              2007 Notes at 100 per
                  at 100 per cent. of their  cent. of their                     cent. of their
                  outstanding principal      outstanding principal              outstanding principal
                  amount if any change       amount if any change               amount if any change
                  in relevant tax laws       in relevant tax laws               in relevant tax laws
                  occurs after the           occurs after 14 March              occurs after 23 April
                  Settlement Date that       1989 that results or               1997 that has or will
                  results or could result    could result in Asda               result in Asda paying
                  in the Company paying      paying additional                  additional amounts as
                  additional amounts as      amounts as described               described above.
                  described above.           above.

Redemption at the The Company may, at        Asda may, at any time,             Asda may, at any time,
 Option of the    any time after the         redeem all or any part             redeem all or any part
 Issuer           issuance of the Wal-       the 2010 Bonds for a               the 2007 Notes for a
                  Mart Notes, redeem all     price equal to the                 price equal to the
                  or any part the Wal-       accrued and unpaid                 accrued and unpaid
                  Mart Notes for a price     interest thereon plus              interest thereon plus
                  equal to the accrued       the greater of (1) the             the greater of (1) the
                  and unpaid interest        outstanding principal              outstanding principal
                  thereon plus the greater   amount of the 2010                 amount of the 2007
                  of (1) the outstanding     Bonds to be redeemed               Notes to be redeemed
                  principal amount of the    and (2) the redemption             and (2) the redemption
                  Wal-Mart Notes to be       price that would                   price that would
                  redeemed and (2) the       provide to the Holders             provide to the Holders
                  redemption price that      of the 2010 Bonds the              of the 2007 Notes the
                  would provide to the       gross redemption yield             gross redemption yield

      Term                   2015 Notes
----------------- --------------------------------
Issuer            Asda

Denominations     (Pounds)1,000,(Pounds)10,000 and
                  (Pounds)100,000


Amortization      The principal amount is
                  payable at maturity.

Final Maturity    17 July 2015



Payment of        Asda will pay certain
 Additional       additional amounts so
 Amounts          that the net amount the
                  Holders receive after
                  deductions for
                  withholding taxes and
                  other governmental
                  charges equals the full
                  amount of interest
                  payable.

Tax Redemption    Asda may redeem all,
                  but not part, of the
                  2015 Notes at 100 per
                  cent. of their
                  outstanding principal
                  amount if Asda would
                  be unable to make a
                  payment of principal or
                  interest without having
                  to pay additional
                  amounts as described
                  above.


Redemption at the Asda may, at any time,
 Option of the    redeem all or any part
 Issuer           the 2015 Notes for a
                  price equal to the
                  accrued and unpaid
                  interest thereon plus
                  the greater of (1) the
                  outstanding principal
                  amount of the 2015
                  Notes to be redeemed
                  and (2) the redemption
                  price that would
                  provide to the Holders
                  of the 2015 Notes the
                  gross redemption yield

      Term             Wal-Mart Notes              2010 Bonds                 2007 Notes                2015 Notes
----------------- ------------------------ -------------------------- -------------------------- ------------------------
                  Holders of the Wal-      on the third dealing day   on the third dealing day   on the third dealing day
                  Mart Notes redeemed      prior to the redemption    prior to the redemption    prior to the redemption
                  the gross redemption     date of the 12 per cent.   date of the 71/2 per cent. date of the 8 per cent.
                  yield on the third       Exchequer Stock            Treasury Stock 2006,       Treasury Stock 2015,
                  dealing day prior to the 2013/2017, which yield     which yield is             which yield is
                  redemption date of the   is calculated as           calculated as provided     calculated as provided
                  benchmark UK Gilt        provided in provided       in the Trust Deed          in the Trust Deed
                  designated for this      the Trust Deed             governing the 2007         governing the 2015
                  purpose, which yield is  governing the 2010         Notes.                     Notes.
                  calculated as provided   Bonds.
                  in the Indenture.

Purchases of the  The Company will         So long as the 2010        Asda may purchase the      Asda may purchase the
 Securities       have the right to        Bonds are listed on The    2007 Notes in the open     2015 Notes in the open
                  purchase the Wal-Mart    London Stock               market or otherwise at     market or otherwise at
                  Notes in ordinary        Exchange, Asda may         any price. Any             any price. Any
                  brokerage transactions,  purchase all or part of    purchase by tender         purchase by tender
                  by tender offer and in   the 2010 Bonds at any      must be made available     must be made available
                  negotiated transactions  time (1) in the case of a  to all Holders of the      to all Holders of the
                  without any restrictions purchase by tender, a      2007 Notes alike.          2015 Notes alike.
                  on the terms, including  price equal to at the
                  the price, on which any  average of the middle
                  such purchase may be     market quotations of
                  made.                    the 2010 Bonds taken
                                           from The Stock
                                           Exchange Daily
                                           Official List for ten
                                           business days prior to
                                           the date of purchase,
                                           (2) in the case of a
                                           purchase through The
                                           London Stock
                                           Exchange, a price equal
                                           to the greater of (a) the
                                           average price described
                                           in clause (1) above and
                                           (b) the market price if
                                           the market price is not
                                           more than 5% above
                                           that average price or
                                           (iii) in any other case, a
                                           price equal to 150% of
                                           the middle market
                                           quotation of the 2010
                                           Bonds on the business
                                           day next preceding the
                                           date of purchase.

Negative Covenant None                     Asda may not incur         None                       None
 Regarding Debt                            Indebtedness for
 Incurrence                                Borrowed Money (as
                                           defined in the Trust
                                           Deed governing the
                                           2010 Bonds) in excess
                                           of 150% of the
                                           Adjusted Share Capital
                                           and Reserves of Asda
                                           and its subsidiaries (as
                                           defined in the Trust
                                           Deed).

      Term        Wal-Mart Notes         2010 Bonds         2007 Notes 2015 Notes
----------------- -------------- -------------------------- ---------- ----------
                                 The aggregate principal
                                 amount of (i)
                                 Indebtedness for
                                 Borrowed Money of
                                 Asda and any
                                 subsidiaries of Asda
                                 that have guaranteed
                                 the 2010 Bonds that is
                                 secured by the pledge
                                 of collateral and (ii) all
                                 Indebtedness for
                                 Borrowed Money of
                                 Asda's subsidiaries that
                                 are not guaranteeing
                                 subsidiaries cannot
                                 exceed 50% of the
                                 Adjusted Share Capital
                                 and Reserves of Asda
                                 and its subsidiaries
                                 unless they provide
                                 security or a guarantee
                                 acceptable to the
                                 Trustee.

Negative Covenant None           Asda and its                  None       None
 Regarding                       subsidiaries may not
 Disposition of                  dispose of their assets
 Assets                          having a value in
                                 excess of 30% of the
                                 assets of Asda and its
                                 subsidiaries taken as a
                                 whole. However, a
                                 disposition is not taken
                                 into account if (1) it is
                                 of assets (other than
                                 immovable property) in
                                 the ordinary course of
                                 trading, (2) it is a
                                 transfer between Asda
                                 and its wholly-owned
                                 subsidiaries or to an
                                 Asda subsidiary that is
                                 not wholly-owned but
                                 on arm's length terms,
                                 (3) if the trustee under
                                 the Trust Deed
                                 governing the 2010
                                 Bonds elects not to take
                                 it into account, (4) it is
                                 a disposal in exchange
                                 for assets of a similar
                                 nature and tenure and
                                 of approximately equal
                                 value, (5) it is on arm's
                                 length terms and
                                 against the allotment or
                                 transfer of share capital
                                 and/or a payment of
                                 cash within 6 months
                                 of completion of the
                                 disposition and the

     Term       Wal-Mart Notes         2010 Bonds                2007 Notes               2015 Notes
--------------- -------------- -------------------------- ------------------------ ------------------------
                               amount is reinvested
                               within 24 months in
                               similar assets, (6) it is
                               of obsolete assets, (7) it
                               is of immovable
                               property in the ordinary
                               course of business, (8)
                               it is of assets of Asda
                               or a principal
                               subsidiary to another
                               company on terms as to
                               the giving of
                               guarantees, security or
                               otherwise as the trustee
                               agrees and (9) it was
                               completed more than 5
                               years prior to the
                               determination date.

Negative Pledge None           None                       So long as any Note or   So long as any Note or
                                                          coupon relating to a     coupon relating to a
                                                          Note remains             Note remains
                                                          outstanding, neither     outstanding, neither
                                                          Asda nor any of its      Asda nor any of its
                                                          subsidiaries may create  subsidiaries may create
                                                          or permit to subsist any or permit to subsist any
                                                          mortgage, charge,        mortgage, charge,
                                                          pledge, lien,            pledge, lien,
                                                          encumbrance or other     encumbrance or other
                                                          security interest upon   security interest upon
                                                          any part of its present  any part of its present
                                                          or future undertaking,   or future undertaking,
                                                          assets or revenues to    assets or revenues to
                                                          secure any               secure any
                                                          indebtedness for         indebtedness for
                                                          moneys borrowed with     moneys borrowed with
                                                          a stated maturity in     a stated maturity in
                                                          excess of one year that  excess of one year that
                                                          is in the form of bonds  is in the form of bonds
                                                          notes, debentures, loan  notes, debentures, loan
                                                          stock or similar         stock or similar
                                                          securities and that are  securities and that are
                                                          quoted, listed or        quoted, listed or
                                                          ordinarily dealt in on   ordinarily dealt in on
                                                          any stock exchange,      any stock exchange,
                                                          over-the-counter or      over-the-counter or
                                                          other recognised         other recognised
                                                          securities market, or    securities market, or
                                                          any guarantee or         any guarantee or
                                                          indemnity of any such    indemnity of any such
                                                          indebtedness, and no     indebtedness, and no
                                                          subsidiary of Asda may   subsidiary of Asda may
                                                          give any guarantee of,   give any guarantee of,
                                                          or indemnity in respect  or indemnity in respect
                                                          of, any such             of, any such
                                                          indebtedness of Asda,    indebtedness of Asda,
                                                          unless the indebtedness  unless the indebtedness
                                                          is the indebtedness of a is the indebtedness of a
                                                          subsidiary that Asda     subsidiary that Asda
                                                          acquired after 24 April  acquired after 17 July
                                                          1997 and that            1998 and that

      Term              Wal-Mart Notes                2010 Bonds                  2007 Notes                  2015 Notes
----------------- -------------------------- ---------------------------- --------------------------- ---------------------------
                                                                          indebtedness existed at     indebtedness existed at
                                                                          the time the subsidiary     the time the subsidiary
                                                                          was acquired and was        was acquired and was
                                                                          not created or increased    not created or increased
                                                                          in amount in                in amount in
                                                                          contemplation of the        contemplation of the
                                                                          acquisition.                acquisition.

Events of Default Events of default are:     Events of default are:       Events of default are:      Events of default are:
                  (1) failure to pay         (1) a failure to pay         (1) a failure to pay        (1) a failure to pay
                  interest that continues    interest or principal        interest or principal       interest or principal
                  for 30 days, (2) a         that continues for 14        that continues for 14       that continues for 14
                  failure to pay principal   days, (2) a failure to       days, (2) a failure to      days, (2) a failure to
                  when due and payable,      perform a covenant           perform a covenant          perform a covenant
                  (3) the Company fails      that, unless the trustee     that, unless the trustee    that, unless the trustee
                  to perform, or a breach    determines the default       determines the default      determines the default
                  occurs as to any           cannot be cured,             cannot be cured,            cannot be cured,
                  covenant or warranty it    continues for 30 days        continues for 30 days       continues for 30 days
                  is obligated to perform    after notice, (3) any        after notice, (3) any       after notice, (3) any
                  or made by the             indebtedness of Asda         indebtedness of Asda        indebtedness of Asda
                  Company in the             or one of its principal      or one of its principal     or one of its principal
                  Indenture regarding the    subsidiaries of              subsidiaries of             subsidiaries of
                  Wal-Mart Notes, which      (Pounds)5,000,000 or more    (Pounds)15,000,000 or more  (Pounds)30,000,000 or more
                  failure or breach          becomes payable as a         becomes payable as a        becomes payable as a
                  continues for 90 days      result of the                result of the               result of the
                  after notice is given to   acceleration of its          acceleration of its         acceleration of its
                  the Company by the         maturity or Asda or one      maturity, or Asda or        maturity, or Asda or
                  Trustee or the Holders     of its principal             one of its principal        one of its principal
                  of at least 25% in         subsidiaries fails to pay    subsidiaries fails to pay   subsidiaries fails to pay
                  principal amount of the    any indebtedness of          any indebtedness of         any indebtedness of
                  then outstanding Wal-      (Pounds)5,000,000 or more by (Pounds)15,000,000 or more  (Pounds)30,000,000 or more
                  Mart Notes, (4) the        its due date (as             by the later of its due     by the later of its due
                  entry of a decree or       extended by any grace        date and the expiry of      date and the expiry of
                  order by a court           period) or fails to          any applicable grace        any applicable grace
                  granting relief in         honour any guaranty of       period or fails to pay      period or fails to pay
                  respect to the Company     any indebtedness of          when due any amount         when due any amount
                  under the U.S. federal     (Pounds)5,000,000 or more    payable by it under any     payable by it under any
                  bankruptcy code or any     that it has given, (4) an    guarantee of, or            guarantee of, or
                  other applicable           order is given by a          indemnity in respect of,    indemnity in respect of,
                  bankruptcy, insolvency     competent court or a         any indebtedness for or     any indebtedness for or
                  or similar law,            resolution is passed for     in respect of moneys        in respect of moneys
                  adjudging the company      the winding-up or            borrowed or raised of       borrowed or raised of
                  as a bankrupt or           dissolution of Asda or       (Pounds)15,000,000 or more, (Pounds)30,000,000 or more,
                  approving as properly      one of its principal         (4) a distress              (4) a distress,
                  filed a petition seeking   subsidiaries except for      attachment, execution,      attachment, execution,
                  the reorganization,        purposes of (a) in the       sequestration or other      sequestration or other
                  arrangement,               case of Asda, an             legal process is levied,    legal process is levied,
                  adjustment or              amalgamation, merger,        enforced or sued out on     enforced or sued out on
                  composition of or in       consolidation,               or put in force against     or put in force against
                  respect to the Company     reorganisation or other      the whole or any            the whole or any
                  or appointing a            similar arrangement on       substantial part of the     substantial part of the
                  receiver, liquidator,      terms approved by the        property, assets or         property, assets or
                  custodian, assignee,       trustee or (b) in the        revenues of Asda or         revenues of Asda or
                  trustee, sequestrator of   case of a principal          any of its principal        any of its principal
                  the Company or of          subsidiary, an               subsidiaries and is not     subsidiaries and is not
                  substantially all of its   amalgamation, merger,        discharged or stayed        discharged or stayed
                  properties or ordering     consolidation,               within 21 days or such      within 45 days or such
                  the winding up or          reorganisation or other      longer period as the        longer period as the
                  liquidation of its affairs similar arrangement          trustee permits, or any     trustee permits, or any
                  and such decree or         (not involving its           encumbrancer takes          encumbrancer takes
                  order is unstayed and in   insolvency) under            possession of the whole     possession of the whole
                  effect for a period of 60  which all of its assets      or a substantial part of    or a substantial part of

Term          Wal-Mart Notes                2010 Bonds                2007 Notes                2015 Notes
----     -------------------------  -------------------------- ------------------------- -------------------------
         consecutive days, and      are transferred to Asda    the property, assets or   the property, assets or
         (5) the Company            or another of Asda's       revenues of Asda or       revenues of Asda or
         institutes proceedings     subsidiaries or on terms   one of its principal      one of its principal
         to be adjudicated as a     approved by the            subsidiaries and order    subsidiaries and order
         bankrupt or consents to    trustee, (5) if Asda or a  is not removed, paid      is not removed, paid
         the institution of         principal subsidiary of    out or discharged         out or discharged
         bankruptcy                 Asda ceases to carry on    within 21 days or such    within 45 days or such
         proceedings against it     the whole or               longer period as the      longer period as the
         or files a petition,       substantially the whole    trustee permits, (5)      trustee permits, (5)
         answer or consent          of its business, except,   Asda or one of its        Asda or one of its
         seeking reorganization     in the case of a           principal subsidiaries    principal subsidiaries
         or relief under the U.S.   principal subsidiary,      (a) is unable to, or      (a) is unable to, or
         federal bankruptcy         for the purposes of an     admits its inability to,  admits its inability to,
         code or other              amalgamation, merger,      pay its debts as they     pay its debts as they
         applicable bankruptcy,     consolidation,             fall due, (b) is deemed   fall due, (b) is deemed
         insolvency or similar      reorganisation or other    unable to pay its debts   unable to pay its debts
         law or the Company         similar arrangement        for purposes of Section   for purposes of Section
         consents to the filing of  (not involving the         123 (2) of the            123 (2) of the
         any such petition or the   insolvency of the          Insolvency Act 1986 or    Insolvency Act 1986 or
         appointment of a           principal subsidiary)      stops payment of its      stops payment of its
         receiver, liquidator,      under which all of its     debts or stops or         debts or stops or
         custodian, assignee,       assets are transferred to  suspends or threatens     suspends or threatens
         trustee, sequestrator of   Asda or another of         to stop or suspend        to stop or suspend
         the Company or of          Asda's subsidiaries or     carrying on all or a      carrying on all or a
         substantially all of its   on terms approved by       substantial part of its   substantial part of its
         properties.                the trustee, (6) Asda or   business (other than for  business (other than for
                                    one of its principal       purposes of an            purposes of an
                                    subsidiaries suspends      amalgamation, merger,     amalgamation, merger,
                                    payment of its debts       consolidation,            consolidation,
                                    generally, shall be        reorganisation of the     reorganisation of the
                                    unable to, or admits its   type described in         type described in
                                    inability to, pay its      clause (6) below) or      clause (6) below) or
                                    debts as they fall due,    unless approved by the    unless approved by the
                                    or shall be adjudicated    trustee or an             trustee or an
                                    or found bankrupt or       extraordinary             extraordinary
                                    insolvent or enters into   resolution of the         resolution of the
                                    any composition or         Holders of the 2007       Holders of the 2007
                                    other similar              Notes, or (d) makes a     Notes, or (d) makes a
                                    arrangement with its       general assignment or     general assignment or
                                    creditors generally, or    an arrangement or         an arrangement or
                                    (7) if a receiver,         composition with or for   composition with or for
                                    administrative receiver,   the benefit of its        the benefit of its
                                    administrator, or other    creditors, or a           creditors or a
                                    similar official is        moratorium is agreed      moratorium is agreed
                                    appointed in relation to   or declared in respect    or declared in respect
                                    Asda or any of its         or affecting all or any   or affecting all or any
                                    principal subsidiaries     part or a particular type part or a particular type
                                    or in relation to all or a of its debts, or (6) an   of its debts, or (6) an
                                    substantial part of its    administrative receiver,  administrative receiver,
                                    business or assets or a    administrator, or other   administrator, or other
                                    distress, execution or     similar official is       similar official is
                                    other process shall be     appointed in relation to  appointed in relation to
                                    levied or enforced upon    Asda or any of its        Asda or any of its
                                    or sued out against or     principal subsidiaries    principal subsidiaries
                                    an encumbrancer takes      or in relation to the     or in relation to the
                                    possession of the whole    whole or a substantial    whole or a substantial
                                    or a substantial part of   part of the undertaking   part of the undertaking
                                    the assets of any of       or assets of any of them  or assets of any of them
                                    them and the case or he    and is not discharged     and is not discharged
                                    is not discharged          within 21 days or an      within 45 days or an
                                    within 14 days.            order of a court of       order of a court of

    Term           Wal-Mart Notes              2010 Bonds               2007 Notes               2015 Notes
------------- ------------------------- ------------------------ ------------------------ ------------------------
                                                                 competent jurisdiction   competent jurisdiction
                                                                 is made and not          is made and not
                                                                 discharged or stayed     discharged or stayed
                                                                 within a period of 30    within a period of 30
                                                                 days or such longer      days or such longer
                                                                 period as the trustee    period as the trustee
                                                                 may period or an         may period or an
                                                                 effective resolution is  effective resolution is
                                                                 passed for the winding   passed for the winding
                                                                 up or dissolution of     up or dissolution of
                                                                 Asda or any of its       Asda or any of its
                                                                 principal subsidiaries,  principal subsidiaries,
                                                                 except for the purposes  except for the purposes
                                                                 of and followed by a     of and followed by a
                                                                 reconstruction,          reconstruction,
                                                                 amalgamation,            amalgamation,
                                                                 reorganisation, merger   reorganisation, merger
                                                                 or consolidated on       or consolidated on
                                                                 terms approved by the    terms approved by the
                                                                 trustee or an            trustee or an
                                                                 extraordinary            extraordinary
                                                                 resolutions of the       resolutions of the
                                                                 Holders of the 2007      Holders of the 2007
                                                                 Notes or, in the case of Notes or, in the case of
                                                                 a principal subsidiary,  a principal subsidiary,
                                                                 where its undertaking    where its undertaking
                                                                 and assets are           and assets are
                                                                 transferred to or vested transferred to or vested
                                                                 in Asda or another of    in Asda or another of
                                                                 its subsidiaries.        its subsidiaries.

Acceleration  Upon the occurrence of    Upon the occurrence of   Upon the occurrence of   Upon the occurrence of
              an event of default, the  an event of default, the an event of default, the an event of default, the
              trustee or the holders of trustee may and, upon    trustee may and, upon    trustee may and, upon
              not less than 25 per      the written request of   the written request of   the written request of
              cent. of the outstanding  the Holders of not less  the Holders of not less  the Holders of not less
              Wal-Mart Notes may        than one-quarter of the  than one-fifth of the    than one-quarter of the
              accelerate the payment    outstanding 2010         outstanding 2007 Notes   outstanding 2015 Notes
              of the debt.              Bonds (subject to        (subject to certain      (subject to certain
                                        certain limitations      limitations when the     limitations when the
                                        when the event of        event of default is      event of default is
                                        default is caused by an  caused by an event       caused by an event
                                        event relating to a      relating to a principal  relating to a principal
                                        principal subsidiary) or subsidiary) or upon the  subsidiary) or upon the
                                        upon the adoption of an  adoption of an           adoption of an
                                        extraordinary            extraordinary            extraordinary
                                        resolution by the        resolution by the        resolution by the
                                        Holders of the 2010      Holders of the 2007      Holders of the 2015
                                        Bonds, shall, accelerate Notes, shall, accelerate Notes, shall, accelerate
                                        the payment of the       the payment of the       the payment of the
                                        2010 Bonds.              2005 Notes.              2015 Notes.

Trading       Tradable on the           Tradable on The          Tradable on The          Tradable on The
              London Stock              London Stock             London Stock             London Stock
              Exchange and through      Exchange and through     Exchange and through     Exchange and through
              the Clearing Systems      the Clearing Systems     the Clearing Systems     the Clearing Systems

Listing       Official List of the      Official List of the     Official List of the     Official List of the
              U.K. Listing Authority    U.K. Listing Authority   U.K. Listing Authority   U.K. Listing Authority

Governing Law New York                  England                  England                  England

                                 APPENDIX III

                   ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
                         YEAR ENDED JANUARY 31, 2002,
                         SECTIONS OF THE ANNUAL REPORT
     TO SHAREHOLDERS AND THE PROXY STATEMENT FOR THE COMPANY'S 2002 ANNUAL
      MEETING OF SHAREHOLDERS THAT ARE INCORPORATED THEREIN BY REFERENCE
                      AND CERTAIN OTHER EXHIBITS THERETO

                               Table of Contents


Annual Report on Form 10-K for its Fiscal Year Ended January 31, 2002............................ 10K-1

Sections from the Company's Annual Report to Shareholders for its Fiscal Year Ended January 31,
  2002 incorporated by Reference Into the Annual Report on Form 10-K............................. 10K-28

Sections from the Proxy Statement of the Company for its Annual Shareholders Meeting held June 7,
  2002........................................................................................... 10K-64

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM 10-K

[X] Annual report pursuant to section 13 or 15(d) of the Securities Exchange
    Act of 1934 for the fiscal year ended January 31, 2002, or

[_] Transition report pursuant to section 13 or 15(d) of the Securities
    Exchange Act of 1934

                        Commission file number 1-6991.

                             WAL-MART STORES, INC.
            (Exact name of registrant as specified in its charter)

                         Delaware                 71-0415188
              (State or other jurisdiction of    (IRS Employer
              incorporation or organization)  Identification No.)

                       Bentonville, Arkansas             72716
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (479) 273-4000

Securities registered pursuant to Section 12(b) of the Act:

         Title of each class           Name of each exchange on which registered
         -------------------           -----------------------------------------
Common Stock, par value $.10 per share          New York Stock Exchange
                                                Pacific Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for at least the past 90 days. Yes [X] No [_]

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

   The aggregate market value of the voting common stock of the registrant held by non-affiliates of the registrant, based on the closing price of these shares on the New York Stock Exchange on March 28, 2002, was $165,992,346,506. For the purposes of this disclosure only, the registrant has assumed that its directors, officers and beneficial owners of 5% or more of the registrant's common stock are the affiliates of the registrant.

   The registrant had 4,451,225,876 shares of common stock outstanding as of March 31, 2002.

                      DOCUMENTS INCORPORATED BY REFERENCE

   Portions of the registrant's Annual Report to Shareholders for the fiscal year ended January 31, 2002, are incorporated by reference into Parts I and II of this Form 10-K.

   Portions of the registrant's definitive Proxy Statement for the Annual Meeting of Shareholders to be held June 7, 2002, are incorporated by reference into Part III and IV of this Form 10-K.

================================================================================

                                     10K-1

                   FORWARD-LOOKING STATEMENTS OR INFORMATION

   This Form 10-K includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements included or incorporated by reference in this Form 10-K which address activities, events or developments that Wal-Mart Stores, Inc. (together with its subsidiaries hereinafter referred to as the "Company") expects or anticipates will or may occur in the future, including:

  . future capital expenditures, including the amount and nature of those expenditures;

  . expansion and other development trends of industry segments in which we and our subsidiaries are active;

  .  our business strategy;

  .  our financing strategy;

  .  expansion and growth of our business; and

  .  operations and other similar matters.

   Although we believe the expectations expressed in the forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf.

   Our business operations are subject to factors outside our control. Any one, or a combination, of these factors could materially affect our financial performance. These factors include:

  .  the costs of goods;

  .  the cost of electricity and other energy requirements;

  .  competitive pressures;

  .  inflation;

  .  consumer debt levels;

  .  currency exchange fluctuations;

  .  trade restrictions;

  .  changes in tariff and freight rates;

  .  unemployment levels;

  .  interest rate fluctuations; and

  .  other capital market and economic conditions.

   Forward-looking statements that we make or that are made by others on our behalf are based on a knowledge of our business and the environment in which we operate, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We assume no obligation to update any of the forward-looking statements.

                                     10K-2

                             WAL-MART STORES, INC.
                          ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED JANUARY 31, 2002

                                    PART I

ITEM 1.  BUSINESS

General.

   We are the world's largest retailer as measured by total revenues. During the fiscal year ended January 31, 2002, we had net sales of $217.8 billion. We maintain our principal offices at 702 S.W. 8/th/ Street, Bentonville, Arkansas 72716.

   Although Wal-Mart Stores, Inc. was incorporated in Delaware in October 1969, the businesses conducted by our predecessors began in 1945 when Sam M. Walton opened a franchise Ben Franklin variety store in Newport, Arkansas. In 1946, his brother, James L. Walton, opened a similar store in Versailles, Missouri. Until 1962, our predecessors' business was devoted entirely to the operation of variety stores. In that year, the first Wal-Mart Discount City, which was a discount store, was opened. In fiscal 1984, we opened our first three SAM'S Clubs, and in fiscal 1988, our first Wal-Mart Supercenter, a format that combines a full-line supermarket with a general merchandise discount store. We currently operate in all 50 states in the United States.

   In fiscal 1992, we began our first international initiative when we entered into a joint venture in Mexico, in which we had a 50% interest, with Cifra S.A. de C.V. In fiscal 1998, we acquired the controlling interest in Cifra as described below, and in February 2000, Cifra officially changed its name to Wal-Mart de Mexico, S.A. de C.V. Since fiscal 1992, our international presence has continued to expand and at January 31, 2002, we had international operations in Argentina, Brazil, Canada, Germany, South Korea, Mexico, Puerto Rico and the United Kingdom and, through joint venture agreements, in China.

The Development of Our Company in Recent Years.

   At January 31, 2002, we operated in the United States, 1,647 discount stores, 1,066 Supercenters, 500 SAM'S Clubs and 31 Neighborhood Markets. Internationally, at January 31, 2002, the Company operated units in Argentina
(11), Brazil (22), Canada (196), Germany (95), South Korea (9) Mexico (551), Puerto Rico (17) and the United Kingdom (250), and, under joint venture agreements, in China (19). Our growth, measured both by our net sales and net income, occurs in large measure as a result of the increase in the number of stores we have, both in the United States and internationally, and the increase from year to year of the sales in our existing stores. The following tables provide summary information concerning the additions of units and square footage for domestic discount stores, Supercenters, SAM'S Clubs, Neighborhood Markets and international units in each of our fiscal years from 1997 through 2002.

                                     10K-3

                      WAL-MART STORES SEGMENT STORE COUNT
                   YEARS ENDED JANUARY 31, 1997 THROUGH 2002

                                  STORE COUNT

                                                                     Wal-Mart
Fiscal Year Ended January 31      Wal-Mart Discount Stores         Supercenters
---------------------------- ----------------------------------- ----------------
                             Opened Closed Conversions (1) Total Opened (2) Total
                             ------ ------ --------------- ----- ---------- -----
      Balance Forward.......                               1,995              239
      1997..................   59     2           92       1,960    105       344
      1998..................   37     1           75       1,921     97       441
      1999..................   37     1           88       1,869    123       564
      2000..................   29     1           96       1,801    157       721
      2001..................   41     2          104       1,736    167       888
      2002..................   33     1          121       1,647    178     1,066

                                   Neighborhood
      Fiscal Year Ended January 31   Markets              Total
      ---------------------------- ------------ -------------------------
                                                                  Ending
                                   Opened Total Opened (3) Closed Balance
                                   ------ ----- ---------- ------ -------
            Balance Forward.......                                 2,234
            1997..................    0     0       72       2     2,304
            1998..................    0     0       59       1     2,362
            1999..................    4     4       76       1     2,437
            2000..................    3     7       93       1     2,529
            2001..................   12    19      116       2     2,643
            2002..................   12    31      102       1     2,744

(1)Wal-Mart discount store locations relocated or expanded as Wal-Mart Supercenters.
(2)Includes conversions or relocations of Wal-Mart discount stores to Wal-Mart Supercenters.
(3)Total opened net of conversions of Wal-Mart discount stores to Wal-Mart Supercenters.

                                     10K-4

               WAL-MART STORES SEGMENT NET SQUARE FOOTAGE GROWTH
                   YEARS ENDED JANUARY 31, 1997 THROUGH 2002

                              NET SQUARE FOOTAGE

Fiscal Year Ended January 31   Wal-Mart Discount Stores        Wal-Mart Supercenters
---------------------------- ----------------------------- -----------------------------
                             Net Additions (1)    Total    Net Additions (1)    Total
                             ----------------- ----------- ----------------- -----------
      Balance Forward.......                   181,850,071                    43,593,103
      1997..................      (103,486)    181,746,585    19,661,948      63,255,051
      1998..................    (2,411,149)    179,335,436    17,076,582      80,331,633
      1999..................    (3,062,418)    176,273,018    21,892,838     102,224,471
      2000..................    (5,486,901)    170,786,117    28,488,737     130,713,208
      2001..................    (5,411,272)    165,374,845    31,884,669     162,597,877
      2002..................    (7,689,137)    157,685,708    34,844,470     197,442,347

 Fiscal Year Ended January 31  Neighborhood Markets             Total
 ---------------------------- ----------------------- -------------------------
                              Net Additions   Total   Net Additions    Total
                              ------------- --------- ------------- -----------
       Balance Forward.......                                       225,443,174
       1997..................                          19,558,462   245,001,636
       1998..................                          14,665,433   259,667,069
       1999..................    176,407      176,407  19,006,827   278,673,896
       2000..................    144,083      320,490  23,145,919   301,819,815
       2001..................    577,662      898,152  27,051,059   328,870,874
       2002..................    519,838    1,417,990  27,675,171   356,546,045

(1)Includes the square footage of new discount stores opened, net of discount stores closed or converted or expanded into Supercenters.
(2)Includes square footage of Wal-Mart Supercenters created by the conversion or relocation of Wal-Mart discount stores.

                                     10K-5

                         SAM'S CLUB SEGMENT CLUB COUNT
                         AND NET SQUARE FOOTAGE GROWTH
                   YEARS ENDED JANUARY 31, 1997 THROUGH 2002

                                  CLUB COUNT

                     Fiscal Year Ended
                     January 31            SAM'S Clubs
                     ----------------- -------------------
                                       Opened Closed Total
                                       ------ ------ -----
                      Balance Forward.                433
                      1997............    9     6     436
                      1998............    8     1     443
                      1999............    8     0     451
                      2000............   12     1     462
                      2001............   13     0     475
                      2002............   25     0     500

                              NET SQUARE FOOTAGE

                     Fiscal Year Ended
                     January 31            SAM'S Clubs
                     ----------------- --------------------
                                          Net
                                       Additions   Total
                                       --------- ----------
                      Balance Forward.           52,535,444
                      1997............   298,692 52,834,136
                      1998............   716,150 53,550,286
                      1999............ 1,099,144 54,649,430
                      2000............ 1,577,678 56,227,108
                      2001............ 1,773,830 58,000,938
                      2002............ 3,777,865 61,778,803

                                     10K-6

                       INTERNATIONAL SEGMENT UNIT COUNT
                   YEARS ENDED JANUARY 31, 1997 THROUGH 2002

                                  STORE COUNT

                     Argentina                    Brazil              Canada
              ------------------------ ----------------------------- --------
                Wal-Mart   SAM'S         Wal-Mart   SAM'S Todo       Wal-Mart
  Fiscal Year Supercenters Clubs Total Supercenters Clubs Dia  Total  Stores
  ----------- ------------ ----- ----- ------------ ----- ---- ----- --------
     1997....       3        3     6         2        3    --    5     136
     1998....       6        3     9         5        3    --    8     144
     1999....      10        3    13         9        5    --   14     154
     2000....      10        3    13         9        5    --   14     166
     2001....      11        0    11        12        8    --   20     174
     2002....      11        0    11        12        8     2   22     196

                              China                   Germany    South Korea
              ------------------------------------- ------------ ------------
                Wal-Mart   SAM'S Neighborhood                      Wal-Mart
  Fiscal Year Supercenters Clubs    Market    Total Supercenters Supercenters
  ----------- ------------ ----- ------------ ----- ------------ ------------
     1997....       1        1        --        2         0           0
     1998....       2        1        --        3        21           0
     1999....       4        1        --        5        94           4
     2000....       5        1        --        6        94           5
     2001....      10        1        --       11       93 **         6
     2002....      15        3         1       19        95           9

                         Mexico                         Puerto Rico
             ------------------------------- ---------------------------------
               Wal-Mart   SAM'S              Wal-Mart   Wal-Mart   SAM'S
 Fiscal Year Supercenters Clubs Other* Total  Stores  Supercenters Clubs Total
 ----------- ------------ ----- ------ ----- -------- ------------ ----- -----
    1997....      18       28      0     46     7          --        4    11
    1998....      27       28    330    385     9          --        5    14
    1999....      27       31    358    416     9          --        6    15
    2000....      27       34    397    458     9          --        6    15
    2001....      32       38    429    499     9          --        6    15
    2002....      62       46    443    551     9           1        7    17

                     Fiscal Year      United Kingdom
                     ----------- -------------------------
                                  ASDA      ASDA
                                 Stores Supercenters Total
                                 ------ ------------ -----
                        1997....    0        0          0
                        1998....    0        0          0
                        1999....    0        0          0
                        2000....  231        1        232
                        2001....  238        3        241
                        2002....  244        6        250

* At January 31, 2002, includes 106 Bodegas (discount stores), 51 Suburbias (specialty department stores), 44 Superamas (traditional supermarkets), and 242 Vips (restaurants). During fiscal 2002 all of the Aurrera format stores were converted to either Supercenters or Bodegas.

** One Germany unit was damaged by fire and closed in fiscal 2001.

                                     10K-7

                    INTERNATIONAL NET SQUARE FOOTAGE GROWTH
                   YEARS ENDED JANUARY 31, 1997 THROUGH 2002

                              NET SQUARE FOOTAGE

 Fiscal Year       Argentina               Brazil                Canada
 ----------- ---------------------- --------------------- ---------------------
                 Net                   Net                   Net
              Additions    Total    Additions    Total    Additions    Total
             ----------  ---------- ---------  ---------- ---------- ----------
    1997....    625,369   1,069,990         0     761,581    578,508 16,053,906
    1998....    506,884   1,576,874   540,056   1,301,637    914,365 16,968,271
    1999....    663,986   2,240,860   914,618   2,216,255    981,261 17,949,532
    2000....          0   2,240,860         0   2,216,255  1,510,890 19,460,422
    2001....   (165,885)  2,074,975   818,833   3,035,088  1,019,999 20,480,421
    2002....          0   2,074,975   108,351   3,143,439  2,487,837 22,968,258

 Fiscal Year         China                 Germany             South Korea
 ----------- ---------------------- --------------------- ---------------------
                 Net                   Net                   Net
              Additions    Total    Additions    Total    Additions    Total
             ----------  ---------- ---------  ---------- ---------- ----------
    1997....    316,656     316,656         0           0          0          0
    1998....    145,558     462,214 2,449,369   2,449,369          0          0
    1999....    224,827     687,041 6,845,491   9,294,860    553,683    553,683
    2000....    125,150     812,191         0   9,294,860     71,042    624,725
    2001....    836,701   1,648,892   (92,636)  9,202,224    223,425    848,150
    2002....  1,266,251   2,915,143 4,216,679  13,418,903    849,631  1,697,781

 Fiscal Year         Mexico              Puerto Rico         United Kingdom
 ----------- ---------------------- --------------------- ---------------------
                 Net                   Net                   Net
              Additions    Total    Additions    Total    Additions    Total
             ----------  ---------- ---------  ---------- ---------- ----------
    1997....  1,032,603   7,015,810         0   1,305,452          0          0
    1998.... 10,292,640  17,308,450   342,888   1,648,340          0          0
    1999....    714,459  18,022,909   100,250   1,748,590          0          0
    2000....  1,696,475  19,719,384         0   1,748,590 18,825,234 18,825,234
    2001....  2,310,043  22,029,427    35,084   1,783,674    452,787 19,278,021
    2002....  6,904,068  28,933,495   320,555   2,104,229    942,165 20,220,186

   Fiscal 2002 net additions contain an adjustment to the previously reported square footage based on a reassessment of the various foreign country totals. This adjustment has been made to state the total square footage amounts at January 31, 2002. The adjustments made on an individual country basis are: for Canada a reduction of 21,506 square feet, for China an increase of 27,849 square feet, for Germany an increase of 4,419,932 square feet, for South Korea an increase of 300,645 square feet, for Mexico an increase of 4,293,932 square feet and for the United Kingdom an increase of 134,088 square feet. No adjustments were made to the square footage previously reported in Argentina, Brazil and Puerto Rico as a result of the reassessment.

   Much of our growth internationally in recent years has resulted from our acquisition of existing operations in various countries. In the third quarter of fiscal 1998, we acquired approximately 51% of the voting shares in Wal-Mart de Mexico, which was formerly known as "Cifra," by means of a tender offer pursuant to which we acquired a total of 593,100,000 shares of Wal-Mart de Mexico's voting stock and a merger of certain joint ventures between us and Wal-Mart de Mexico into Wal-Mart de Mexico. We acquired another 1,609,000,000 shares of Wal-Mart de Mexico's voting stock pursuant to that merger. We paid a total of approximately US$1.2 billion for the shares of Cifra voting stock acquired in the tender offer. In fiscal 2001, we purchased an additional 271.3 million shares of stock in Wal-Mart de Mexico from other shareholders of Wal-Mart de Mexico at a cost of approximately $587 million. As a result of that acquisition and Wal-Mart de Mexico's share repurchase program, we hold approximately 61.4% of the outstanding voting shares of Wal-Mart de Mexico at the end of fiscal 2002.

                                     10K-8

   In the third quarter of fiscal, 2000, we acquired all of the stock of ASDA Group PLC, the third largest retailer in the United Kingdom, for a purchase price of approximately US$11 billion. ASDA had 229 stores at the time of the acquisition. The acquisition of ASDA marked our entry into the United Kingdom.

   We announced on March 14, 2002, that we intend to acquire 6.1% of the stock of The Seiyu Ltd., a Japanese retail chain, for 6 billion yen, or approximately $46 million based on an exchange rate of 130 yen per United States dollar. Under the terms of the proposed acquisition, we will also have the right to contribute up to 260 billion yen, or approximately $2 billion, based on the exchange rate discussed above, for additional shares of stock in Seiyu. If we contribute the full 260 billion yen to Seiyu, we will own approximately 66.7% of the stock of Seiyu. This transaction is subject to the approval of Seiyu's stockholders and other approvals. In addition, in February 2002, we also announced that we intend to acquire 35 Supermercado Amigo supermarkets in Puerto Rico. That acquisition is subject to the receipt of certain regulatory approvals.

   We have provided additional information regarding the accounting treatment of certain of the acquisitions discussed above in Note 6 of Notes to Consolidated Financial Statements, which appear in our Annual Report to Shareholders, are incorporated by reference herein and have been included as an exhibit to this annual report.

Our Industry Segments

   Our mass merchandising operations serve our customers primarily through the operation of three segments. We identify those segments based on management responsibility within the United States and geographically for all international units. The Wal-Mart Stores segment includes our discount stores, Supercenters and Neighborhood Markets in the United States. The SAM'S Club segment includes the warehouse membership clubs in the United States. The International segment includes all of our operations in Argentina, Brazil, Canada, China, Germany, Korea, Mexico, Puerto Rico and the United Kingdom. We do not treat the operations of our subsidiary, McLane Company, Inc. ("McLane"), as a separate operating segment as a result of the size of its operations relative to the other segments of our business, but show its results of operations under the heading "Other" in our segment financial data. McLane provides products and distribution services to retail industry and institutional food services customers. You will find information concerning the financial results of our operating segments and the total assets of each of those segments in Note 9 of the Notes to Consolidated Financial Statements. We have incorporated our Consolidated Financial Statements as of January 31, 2002 and for the year then ended and the Notes to the Consolidated Financial Statements by reference herein to our Annual Report to our Shareholders and included them as an exhibit to this annual report.

Wal-Mart Stores Operating Segment. The Wal-Mart Stores segment had net sales of $139.1 billion, $121.9 billion and $108.7 billion for the three fiscal years ended January 31, 2002, 2001, and 2000, respectively. During the most recent fiscal year, no single discount store or Supercenter location accounted for as much as 1% of total Company sales or net income. We have provided additional information about the Wal-Mart Stores segment in Management's Discussion and Analysis of Results of Operations, which we have incorporated by reference herein and has been included as an exhibit to this annual report. In addition, you should read Note 9 of the Notes to Consolidated Financial Statements, which we have incorporated by reference herein and which contain additional information regarding our operating segments.

   General. The Company operates Wal-Mart discount stores in all 50 states. Discount stores range in size from 30,000 square feet to 158,000 square feet, with the average size of a discount store being approximately 95,741 square feet. Wal-Mart Supercenters are located in 43 states. Supercenters range in size from 90,000 square feet to 246,000 square feet, with the average size of a Supercenter being approximately 185,218 square feet The Company operates Neighborhood Market stores in Arkansas, Oklahoma and Texas. Neighborhood Market stores range in size from 40,000 square feet to 64,000 square feet, with the average size being 45,742 square feet.

                                     10K-9

   Merchandise. Wal-Mart discount stores and the general merchandise area of the Supercenters are generally organized with 40 departments and offer a wide variety of merchandise, including apparel for women, girls, men, boys and infants. Each store also carries domestics, fabrics and notions, stationery and books, shoes, housewares, hardware, electronics, home furnishings, small appliances, automotive accessories, horticulture and accessories, sporting goods, toys, pet food and accessories, cameras and supplies, health and beauty aids, pharmaceuticals and jewelry. In addition, the stores offer an assortment of grocery merchandise, with the grocery assortment in Supercenters being broader and including meat, produce, deli, bakery, dairy, frozen foods and dry grocery.

   Nationally advertised merchandise accounts for a majority of sales in the stores. We market lines of merchandise under store brands including "Sam's American Choice," "One Source," "Great Value," "Ol' Roy," "Puritan," and "Equate." The Company also markets lines of merchandise under licensed brands, some of which include "Faded Glory," "General Electric," "Stanley," "White Stag," "Catalina" and "McKids."

   During the fiscal year ended January 31, 2002, sales in discount stores and Supercenters (which are subject to seasonal variance) by product category were as follows:

                                                Percentage
                     Category                    of Sales
                     --------                   ----------
                     Grocery, candy and tobacco     22
                     Hardgoods.................     21
                     Softgoods/domestics.......     18
                     Pharmaceuticals...........      9
                     Electronics...............      9
                     Sporting goods and toys...      7
                     Health and beauty aids....      7
                     Stationery................      3
                     One-hour photo............      2
                     Jewelry...................      1
                     Shoes.....................      1
                                                   ---
                                                   100%
                                                   ===

   Operations. Hours of operation for nearly all Supercenters and an increasing number of discount stores are 24 hours each day. Hours of operation for the remaining discount stores vary by location, but generally range from 7:00 a.m. to 11:00 p.m., six days a week, and from 10:00 a.m. to 8:00 p.m. on Sundays. Wal-Mart discount stores and Supercenters maintain uniform prices, except where lower prices are necessary to meet local competition. Sales are primarily on a self-service, cash-and-carry basis with the objective of maximizing sales volume and inventory turnover while minimizing expenses. Bank credit card programs, operated without recourse to the Company, are available in all stores.

   Seasonal Aspects of Operations. The Wal-Mart Stores operating segment's business is seasonal to a certain extent. Generally, our highest volume of sales occurs in our fourth fiscal quarter, which includes the holiday season, and the lowest volume occurs during its first fiscal quarter.

   Competition. Our Wal-Mart discount stores compete with other discount, department, drug, variety and specialty stores, many of which are national chains. Our Wal-Mart Supercenters compete with other supercenter-type stores, discount stores, supermarkets and specialty stores, many of which are national or regional chains. We also compete with others for new store sites. As of January 31, 2002, based on net sales, the Wal-Mart Stores segment ranked first among all retail department store chains and among all discount department store chains.

                                    10K-10

   Our ability to offer value and service to our customers largely determines our competitive position within the retail industry. We employ many programs designed to meet the competitive pressures within our industry. These include our "Everyday Low Price", "Item Merchandising", "Store-Within-a-Store" "Price Rollbacks", and "Store of the Community" programs. Although we believe we have had a major influence in most of the retail markets in which our stores are located, we cannot assure you that this influence will continue.

   Distribution. During fiscal 2002, approximately 84% of the Wal-Mart discount stores' and Supercenters' purchases of merchandise were shipped from Wal-Mart's 72 distribution centers of which 32 are general merchandise distribution centers, 20 are grocery distribution centers, eight are clothing distribution centers, and nine are specialty distribution centers. The specialty distribution centers ship items such as jewelry, tires and optical. The balance of merchandise purchased was shipped directly to the stores from suppliers. Additionally, the Company operates three import distribution centers in the United States. The 72 distribution centers are located throughout the continental United States. Eight distribution centers are located in each of Arkansas and Georgia; seven in Texas; five in Indiana; four in California; three in each of New York and South Carolina; two in each of Alabama, Florida, Illinois, Louisiana, Mississippi, Montana, Pennsylvania, Tennessee, Utah, Wisconsin; and one in each of Arizona, Colorado, Iowa, Kansas, Kentucky, Maryland, Michigan, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon and Virginia. During fiscal 2002, Wal-Mart.com utilized two third-party distribution centers and one located in Utah and one in Ohio to fulfill orders for goods placed through its website.

Sam's Club Operating Segment. The SAM'S Club segment had net sales of $29.4 billion, $26.8 billion and $24.8 billion for the three fiscal years ended January 31, 2002, 2001, and 2000, respectively. During the most recent fiscal year, no single club location accounted for as much as 1% of total Company sales or net income. We have provided additional information the SAM'S Club segment in Management's Discussion and Analysis of Results of Operations, which appears in our Annual Report to Shareholders, is incorporated by reference herein and has been included as an exhibit to this annual report. In addition, you should read Note 9 of the Notes to Consolidated Financial Statements, which we have incorporated by reference herein, which contain additional information regarding each of our operating segments.

   General. We operate SAM'S Clubs in 48 states. SAM'S Clubs facility sizes generally range between 90,000 and 190,000 square feet of building area, with the average SAM'S Club facility being approximately 123,558 square feet.

   Merchandise. SAM'S Clubs offer bulk displays of name brand hardgood merchandise, some softgoods and institutional size grocery items, and selected items under the "Member's Mark" store brand. Generally, each SAM'S Club also carries software, electronic goods, jewelry, sporting goods, toys, tires, stationery and books. Most clubs have fresh food departments, which include bakery, meat and produce. In addition, some clubs offer one-hour photo, embroidery departments, pharmaceuticals, optical departments and gasoline stations.

   During the fiscal year ended January 31, 2002, sales in the SAM'S Clubs segment, which are subject to seasonal variance, by product category were as follows:

                                            Percentage
                         Category            of Sales
                         --------           ----------
                         Sundries..........     32
                         Food..............     30
                         Hardlines.........     20
                         Service Businesses     11
                         Softlines.........      7
                                               ---
                                               100%
                                               ===

                                    10K-11

   Operations. Operating hours vary among SAM'S Clubs, but are generally Monday through Friday from 10:00 a.m. to 8:30 p.m., Saturday from 9:30 a.m. to 8:30 p.m. and Sunday from 11:00 a.m. to 6:00 p.m.

   SAM'S Clubs are membership only, cash-and-carry operations. However, a financial service credit card program, the Discover Card, is available in all clubs and we make the "SAM'S Direct" commercial finance program and "Business Revolving Credit" available to qualifying business members. Also, we make a "Personal Credit" program available to qualifying club members. All credit extended to members under these programs is without recourse to us. Club members include businesses and those individuals who are members of certain qualifying organizations, such as federal and state government employees and credit union members. In fiscal 2002, business members paid an annual membership fee of $30 for the primary membership card with a spouse card available at no additional cost. The annual membership fee for an individual member is $35 for the primary membership card with a spouse card available at no additional cost. SAM'S Clubs Elite Membership program offers additional benefits and services such as automotive extended service contracts, roadside assistance, home improvement, auto brokering, and pharmacy discounts in addition to the regular suite of benefits including SAM'S CLUB Travel Services, Boat and RV Program and Mail Order Pharmacy. The annual membership fee for an Elite Member is $100.

   Seasonal Aspects of Operations. The SAM'S Club operating segment's business is seasonal to a certain extent. Generally, its highest volume of sales occurs in the Company's fourth fiscal quarter, which includes the holiday season, and the lowest volume occurs during its first fiscal quarter.

   Competition. SAM'S Clubs compete with other warehouse clubs, as well as with discount retailers, wholesale grocers and general merchandise wholesalers and distributors. We also compete with others for new club sites. As of January 31, 2002, based on domestic U.S. net sales, the SAM'S Club segment ranked first among all warehouse clubs. Our ability to offer low prices and quality merchandise determines our competitive position in the warehouse club industry.

   Distribution. During fiscal 2002, approximately 62.2% of the SAM'S Club purchases were shipped from the SAM'S Clubs segment's dedicated distribution facilities. Suppliers shipped the balance of the SAM'S Club purchases directly to the SAM'S Clubs' locations. The principal focus of our SAM'S Clubs' distribution operations is on crossdocking product, while stored inventory is minimized. A combination of six Company owned and operated facilities and 13 third-party owned and operated facilities constitute the overall distribution structure for the SAM'S Club segment. Two of the Company owned and operated facilities are located in Texas with one located in each of Arkansas, Colorado, Minnesota and Indiana. Of the third party owned and operated facilities, one of each is located in each of Arizona, California, Florida, Georgia, Illinois, Maryland, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Washington. Additionally, the SAM'S Club segment is serviced by 12 Wal-Mart owned freezer/cooler facilities which service both Wal-Mart stores and SAM'S Clubs, two Wal-Mart owned specialty distribution facilities which service both Wal-Mart stores and SAM'S Clubs and one third-party owned freezer/cooler facility.

International Operating Segment. Our International Segment comprises our operations through wholly-owned subsidiaries in Argentina, Canada, Germany, South Korea, Puerto Rico and the United Kingdom; our operations through majority-owned subsidiaries in Brazil and Mexico and our operations through joint ventures in China. The International segment's net sales for the three fiscal years ended January 31, 2002, 2001 and 2000, were $35.5 billion, $32.1 billion and $22.7 billion, respectively. During the most recent fiscal year, no single location accounted for as much as 1% of total Company sales or net income. We have provided additional information about the International segment in Management's Discussion and Analysis of Results of Operations, which appears in our Annual Report to Shareholders, is incorporated by reference herein and has been included as an exhibit to this annual report. In addition, you should read Note 9 of Notes to Consolidated Financial Statements, which we have incorporated by reference herein, which contains additional information regarding our operating segments.

                                    10K-12

   General. Operating formats vary by country, but include Wal-Mart discount stores in Canada and Puerto Rico; Supercenters in Argentina, Brazil, China, Germany, South Korea, Mexico and the United Kingdom; SAM'S Clubs in Brazil, China, Mexico, and Puerto Rico; Superamas (traditional supermarket), Bodegas (discount store), Suburbias (specialty department store) and Vips (restaurant) in Mexico; Todo Dias (traditional supermarket) in Brazil; Neighborhood Markets (traditional supermarkets) in South Korea and ASDA stores (combination grocery and apparel store) in the United Kingdom.

   Merchandise. The merchandising strategy for the International operating segment is similar to that of domestic segments in the breadth and scope of merchandise offered for sale. While brand name merchandise accounts for a majority of sales, several store brands not found in the United States have been developed to serve customers in the different markets in which the International segment operates. In addition, steps have been taken to develop relationships with local suppliers in each country to ensure reliable sources of quality merchandise.

   Operations. The hours of operation for operating units in the International segment vary by country and by individual markets within countries, depending upon local and national ordinances governing hours of operation. While sales are primarily on a cash-and-carry basis, credit cards or other consumer finance programs exist in certain markets to facilitate the purchase of goods by the customer.

   Seasonal Aspects of Operations. The International operating segment's business is seasonal to a certain extent. Generally, the highest volume of sales occurs in the Company's fourth fiscal quarter. The seasonality of the business varies by country due to different national and religious holidays, festivals and customs, as well as different climatic conditions.

   Competition. The International operating segment competes with a variety of local, national and international chains in the discount, department, drug, variety, specialty and wholesale sectors of the retail market in each of the countries in which we operate and, in Mexico, with local, national and international restaurant chains. Our ability to offer our customers low prices on quality merchandise that offers exceptional value in the international segment determines, to a large extent, our competitive position. In our international Supercenters, our ability to effectively operate the food departments has a major impact on the segment's competitive position in the markets where we operate.

   Distribution. The International segment operates export consolidation facilities in Los Angeles, California; Jacksonville, Florida; and Laredo, Texas in support of product flow to its Mexican, Asian, and Latin American markets. We operate a total of 35 distribution facilities that are located in Argentina, Brazil, Canada, China, Germany, Puerto Rico, the United Kingdom and Mexico. Through these facilities, we process and distribute both imported and domestic product to the operating units. During fiscal 2002, approximately 71% of the International merchandise purchases flowed through these distribution facilities. Suppliers ship the balance of the International segment's merchandise purchases directly to our stores in the various countries in which we operate. A combination of Company owned and operated facilities and third-party facilities makes up the overall distribution structure for International logistics.

Other Operations. The sales reported in the "Other" category result from sales to third parties by McLane. McLane, which is a wholly-owned subsidiary of Wal-Mart Stores, Inc., is a wholesale distributor that sells its merchandise to a variety of retailers, primarily in the convenience store and food service industries. McLane also services Wal-Mart discount stores, Supercenters, Neighborhood Markets and SAM'S Clubs. McLane offers a wide variety of grocery and non-grocery products, including perishable and non-perishable items. The non-grocery products consist primarily of tobacco products, general merchandise, health and beauty aids, toys and stationery. McLane's net sales for the three fiscal years ended January 31, 2002, 2001 and 2000 were $13.8 billion, $10.5 billion and $8.8 billion, respectively.

   During fiscal 2002, McLane operated 18 grocery distribution facilities, 17 of which we owned and one of which we leased. These grocery distribution facilities are located as follows: two in each of California and Texas,

                                    10K-13
and one each in Arizona, Alabama, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Mississippi, New Hampshire, New York, North Carolina, Virginia and Washington. Additionally, McLane operated 17 foodservice distribution facilities, one of which we owned and 16 of which we leased. These foodservice distribution facilities are located as follows: two or each in California and Texas and one in each of Arizona, Colorado, Florida, Georgia, Kansas, Kentucky, New Jersey, New York, North Carolina, Oregon, Tennessee, Virginia and Wisconsin.

Employees (Associates).

   As of January 31, 2002, the Company employed approximately 1,383,000 associates worldwide, with approximately 1,080,000 associates in the United States and 303,000 associates in foreign countries. Most associates participate in incentive programs, which provide the opportunity to receive additional compensation based upon the Company's productivity or profitability.

ITEM 2.  PROPERTIES

   The number and location of domestic and international Wal-Mart discount stores, Supercenters and SAM'S Clubs is incorporated by reference to the table under the caption "Fiscal 2002 End-of-Year Store Count" on page 5 of the Annual Report to Shareholders for the year ended January 31, 2002, which information we have included as an exhibit to this annual report.

   We own 1,680 of the properties on which our domestic discount stores, Neighborhood Markets and Supercenters are located and 331 of the properties on which our domestic SAM'S Clubs are located. In some cases, we own the land associated with leased buildings in which our discount stores, Neighborhood Markets, Supercenters and SAM'S Clubs are located.

   We either lease the remaining buildings in which our present domestic locations are located from a commercial property developer, pursuant to a sale/leaseback arrangement or from a local governmental entity in connection with an industrial revenue bond financing arrangement. All of our leases of our stores provide for fixed annual rentals and, in many cases, the leases provide for additional rent based on sales volume.

   We use independent contractors to construct the new buildings, both leased and owned, that we build.

   Domestically, we operated 72 Wal-Mart distribution facilities and 35 McLane distribution facilities as of January 31, 2002. With the exception of the 16 leased McLane foodservice distribution facilities, we primarily own these distribution facilities, several of which are subject to mortgages granted to secure loans obtained to finance their development. We also lease some of the distribution facilities under industrial development bond financing arrangements that provide us with the option to purchase those facilities at the end of the lease term for nominal amounts.

   We own the office facilities in Bentonville, Arkansas that serve as our home office and corporate headquarters and an office facility in Temple, Texas that serves as the home office for McLane. We lease an office facility in Brisbane, California that serves as the home office for Wal-Mart.com

   We operate our International segment stores and restaurants in a combination of owned and leased properties in each country in which our International segment operates. We own 9 properties in Argentina, 14 properties in Brazil, 23 properties in Canada, one property in China through joint venture, 19 properties in Germany, 9 properties in South Korea, 247 properties in Mexico, five properties in Puerto Rico and 165 properties in the United Kingdom in which the operating units are located, with the remaining units in each country being leased. We utilize both owned and leased properties for office facilities in each country in which we are conducting business. Outside the United States, we utilized 35 distribution facilities as of January 31, 2002. Of these 35 distribution facilities, we owned nine and leased 17. Third parties own the remaining nine distribution facilities.

                                    10K-14

ITEM 3.  LEGAL PROCEEDINGS

   We are not a party to nor are any of our properties subject to any material pending legal proceeding other than routine litigation incidental to the Company's business.

   We recently opened a Supercenter in Honesdale, Pennsylvania. In February 1999, we settled claims made by the Pennsylvania Department of Environmental Protection (PDEP) that a subcontractor's acts and omissions relating to the construction of the Supercenter led to excess erosion and sedimentation of a nearby creek. In the settlement, we agreed to pay a fine of $25,000 and to perform a $75,000 community environmental project in the Honesdale area. We are negotiating a settlement of a claim by the United States Army Corps of Engineers that the construction resulted in the filling of approximately 0.76 acres in excess of the permitted fill area of waters and wetlands at the site. The proposed settlement with the Corps of Engineers would require us to pay $200,000 to a non-profit corporation for the purchase of local wetlands conservation areas and easements. The contractor on the project has reimbursed us for the amounts we have paid in connection with this matter.

   During fiscal 2001, the State of Connecticut filed suit against us in the State of Connecticut Superior Court for the Judicial District of Hartford alleging various violations of state environmental laws and alleging that we failed to obtain the appropriate permits or maintain required records relating to storm water management practices at 12 stores. The suit seeks to ensure our compliance with the general permit for the discharge of stormwater associated with those stores. We intend to vigorously defend against these allegations.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

   No matters were submitted to a vote of the Company's security holders during the last quarter of the year ended January 31, 2002.

                                    10K-15

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER
MATTERS

   The information required by this item is incorporated by reference to the information "Number of Shareholders of record" under the caption "11-Year Financial Summary" on pages 14 and 15, and all the information under the captions "Market Price of Common Stock," "Listings--Stock Symbol: WMT" and "Dividends Paid Per Share" on page 41 of the Annual Report to Shareholders for the year ended January 31, 2002. Such information is included in an exhibit to this annual report.

ITEM 6.  SELECTED FINANCIAL DATA

   The information required by this item is incorporated by reference to all information under the caption "11-Year Financial Summary" on pages 14 and 15 of the Annual Report to Shareholders for the year ended January 31, 2002. Such information is included in an exhibit to this annual report.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The information required by this item is furnished by incorporation by reference to all information under the caption "Management's Discussion and Analysis" on pages 16 through 23 of the Annual Report to Shareholders for the year ended January 31, 2002. Such information is included in an exhibit to this annual report.

ITEM 7a.  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

   The information required by this item is furnished by incorporation by reference to all information under the sub-caption "Market Risk" of the caption "Management's Discussion and Analysis" on pages 20 through 23 of the Annual Report to Shareholders for the year ended January 31, 2002. Such information is included in an exhibit to this annual report.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   The information required by this item is furnished by incorporation by reference to all information under the captions "Consolidated Statements of Income," "Consolidated Balance Sheets," "Consolidated Statements of Shareholders' Equity," "Consolidated Statements of Cash Flows," "Notes to Consolidated Financial Statements" and "Report of Independent Auditors" on pages 24 through 40 of the Annual Report to Shareholders for the year ended January 31, 2002. Such information is included in an exhibit to this annual report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   None.

                                    10K-16

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   Information required by this item with respect to the Company's directors and compliance by the Company's directors, executive officers and certain beneficial owners of the Company's Common Stock with Section 16(a) of the Securities Exchange Act of 1934 is furnished by incorporation by reference to all information under the captions entitled "Nominees for Directors" on pages 2 and 3 and "Section 16(a) Beneficial Ownership Reporting Compliance" on page 14 of the Company's definitive Proxy Statement for its Annual Meeting of Shareholders to be held on Friday, June 7, 2002 (the "Proxy Statement").

EXECUTIVE OFFICERS OF THE REGISTRANT

   The following chart names each of the executive officers of the Company, each of whom is elected by and serves at the pleasure of the Board of Directors. The business experience shown for each officer has been his principal occupation for at least the past five years.

                                                                                           Current
                                                                                           Position
Name                 Business Experience                                                  Held Since Age
----                 -------------------                                                  ---------- ---
S. Robson Walton     Chairman of the Board.                                                  1992    57
David D. Glass       Chairman, Executive Committee of the Board. Prior to January            2000    66
                     2000, he served as President and Chief Executive Officer of the
                     Company.
H. Lee Scott, Jr.    President and Chief Executive Officer. From January 1999 to             2000    53
                     January 2000, he served as Vice Chairman and Chief Operating
                     Officer of the Company. From January 1998 to January 1999, he
                     served as President and Chief Executive Officer of our Wal-Mart
                     Stores Division. Prior to January 1998, he served as Executive Vice
                     President--Merchandising of the Company.
Thomas M. Coughlin   Executive Vice President and President and Chief Executive Officer      1999    52
                     of Wal-Mart Stores Division. From January 1998 to January 1999,
                     he served as Executive Vice President and Chief Operating Officer
                     of our Wal-Mart Stores Division. Prior to January 1998, he served as Executive Vice President--Store Operations of the Company.
Michael T. Duke      Executive Vice President, Administration. From March 2000 to July       2000    52
                     2000, he served as Executive Vice President of Logistics. From
                     March 1996 to March 2000, he served as Senior Vice President of
                     Logistics. Prior to March 1996, he served as Senior Vice President of Distribution.
Thomas R. Grimm      Executive Vice President and President and Chief Executive Officer      1998    57
                     of SAM'S Club Division. Prior to October 1998, he was retired, but served as a consultant to various organizations.
Thomas D. Hyde       Executive Vice President, Legal and Corporate Affairs. Prior to July    2001    53
                     2001, he served as Senior Vice President and General Counsel of
                     Raytheon Company since 1992.
John B. Menzer       Executive Vice President and President and Chief Executive Officer      1999    51
                     of our Wal-Mart International Division. Prior to June 1999, he
                     served as Executive Vice President and Chief Financial Officer of
                     the Company.
Thomas M. Schoewe    Executive Vice President and Chief Financial Officer. From              2000    49
                     February 1997 to January 2000, he served as Senior Vice President and Chief Financial Officer of Black & Decker Corporation. Prior
                     to February 1997, he served as Vice President and Chief Financial
                     Officer of Black & Decker Corporation.
James A. Walker, Jr. Senior Vice President and Controller of the Company.                    1995    55

                                    10K-17

ITEM 11.  EXECUTIVE COMPENSATION

   The information required by this item is furnished by incorporation by reference to all information under the caption entitled "Compensation of Directors" on page 4, "Compensation and Nominating Committee Report on Executive Compensation" on pages 6 through 8, and "Summary Compensation," "Option Grants In Last Fiscal Year," and "Option Exercises and Fiscal Year End Option Values" on pages 9 through 11 of the Proxy Statement.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The information required by this item is furnished by incorporation by reference to all information under the caption entitled "Stock Ownership", subcaptions "Holdings of Major Shareholders" and "Holdings of Officers and Directors" on pages 11 through 13 of the Proxy Statement.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The information required by this item is furnished by incorporation by reference to all information under the caption "Related-Party Transactions with Wal-Mart" on page 5 of the Proxy Statement.

                                    10K-18

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) 1. & 2. Consolidated Financial Statements [and Financial Statement
  Schedules]

   The financial statements listed in the Index to Consolidated Financial Statements, which appears on page 19 of this annual report, are incorporated by reference herein or filed as part of this Form 10-K.

3. Exhibits

   The following documents are filed as exhibits to this Form 10-K:

3(a)   Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit
       3(a) from the Annual Report on Form 10-K of the Company for the year ended January 31, 1989, the Certificate of Amendment to the Restated Certificate of Incorporation is incorporated herein by reference to Registration Statement on Form S-8 (File Number 33-43315) and the Certificate of
       Amendment to the Restated Certificate of Incorporation is incorporated hereby by reference to the
       Current Report on Form 8-K dated June 27, 1999.

3(b)   By-Laws of the Company, as amended June 3, 1993, are incorporated herein by reference to
       Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended January 31, 1994.
       This document is located in the Securities and Exchange Commission's Public Reference Room in
       Washington, D.C. in the Securities and Exchange Commission's file no. 1-6991.

4(a)   Form of Indenture dated as of June 1, 1985, between the Company and Bank of New York,
       Trustee, (formerly Boatmen's Trust Company and Centerre Trust Company) is incorporated herein by reference to Exhibit 4(c) to Registration Statement on Form S-3 (File Number 2-97917).

4(b)   Form of Indenture dated as of August 1, 1985, between the Company and Bank of New York,
       Trustee, (formerly Boatmen's Trust Company and Centerre Trust Company) is incorporated herein by reference to Exhibit 4(c) to Registration Statement on Form S-3 (File Number 2-99162).

4(c)   Form of Amended and Restated Indenture, Mortgage and Deed of Trust, Assignment of Rents and
       Security Agreement dated as of December 1, 1986, among the First National Bank of Boston and
       James E. Mogavero, Owner Trustees, Rewal Corporation I, Estate for Years Holder, Rewal
       Corporation II, Remainderman, the Company and the First National Bank of Chicago and R.D.
       Manella, Indenture Trustees, is incorporated herein by reference to Exhibit 4(b) to Registration
       Statement on Form S-3 (File Number 33-11394).

4(d)   Form of Indenture dated as of July 15, 1990, between the Company and Harris Trust and Savings
       Bank, Trustee, is incorporated herein by reference to Exhibit 4(b) to Registration Statement on
       Form S-3 (File Number 33-35710).

4(e)   Indenture dated as of April 1, 1991, between the Company and The First National Bank of
       Chicago, Trustee, is incorporated herein by reference to Exhibit 4(a) to Registration Statement on
       Form S-3 (File Number 33-51344).

4(f)   First Supplemental Indenture dated as of September 9, 1992, to the Indenture dated as of April 1,
       1991, between the Company and The First National Bank of Chicago, Trustee, is incorporated herein by reference to Exhibit 4(b) to Registration Statement on Form S-3 (File Number 33-
       51344).

4(g)   Indenture dated as of July 5, 2001, between the Company and Bank One Trust Company, NA, is incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 (File Number 333-
       64740)

+10(a) Form of individual deferred compensation agreements is incorporated herein by reference to Exhibit
       10(b)from the Annual Report on Form 10-K of the Company, as amended, for the year ended
       January 31, 1986. This document is located in the Securities and Exchange Commission's Public
       Reference Room in Washington, D.C. in the Securities and Exchange Commission's file no. 1-6991.


                                    10K-19

+10(b) Wal-Mart Stores, Inc. Stock Option Plan of 1984 is incorporated herein by reference to
       Registration Statement on Form S-8 (File Number 2-94358).

+10(c) 1991 Amendment to the Wal-Mart Stores, Inc. Stock Option Plan of 1984 is incorporated herein by reference to Exhibit 10(h) from the Annual Report on Form 10-K of the Company for the year ended
       January 31, 1992. This document is located in the Securities and Exchange Commission's Public
       Reference Room in Washington, D.C. in the Securities and Exchange Commission's file no. 1-6991.

+10(d) 1993 Amendment to the Wal-Mart Stores, Inc. Stock Option Plan of 1984 is incorporated herein by reference to Exhibit 10(i) from the Annual Report on Form 10-K of the Company for the year ended
       January 31, 1993. This document is located in the Securities and Exchange Commission's Public
       Reference Room in Washington, D.C. in the Securities and Exchange Commission's file no. 1-6991.

+10(e) Wal-Mart Stores, Inc. Stock Option Plan of 1994 is incorporated herein by reference to
       Exhibit 4(c) to Registration Statement on Form S-8 (File Number 33-55325).

+10(f) Wal-Mart Stores, Inc. Director Compensation Plan is incorporated herein by reference to
       Exhibit 4(d) to Registration Statement on Form S-8 (File Number 333-24259).

+10(g) Wal-Mart Stores, Inc. Officer Deferred Compensation Plan is incorporated herein by reference to
       Exhibit 10(i) from the Annual Report on Form 10-K of the Company for the year ended January 31,
       1996. This document is located in the Securities and Exchange Commission's Public Reference
       Room in Washington, D.C. in the Securities and Exchange Commission's file no. 1-6991.

+10(h) Wal-Mart Stores, Inc. Restricted Stock Plan is incorporated herein by reference to Exhibit 10(j)
       from the Annual Report on Form 10-K of the Company for the year ended January 31, 1997.

+10(i) 1996 Amendment to the Wal-Mart Stores, Inc. Stock Option Plan of 1994 is incorporated herein by reference to Exhibit 10(j) from the Annual Report on Form 10-K of the Company for the year ended January 31, 1998.

+10(j) 1997 Amendment to the Wal-Mart Stores, Inc. Stock Option Plan of 1994 is incorporated herein by reference to Exhibit 10(k) from the Annual Report on Form 10-K of the Company for the year ended January 31, 1998.

+10(k) Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 is incorporated herein by reference to
       Exhibit 10(l) from the Annual Report on Form 10-K of the Company for the year ended
       January 31, 1999.

+10(l) Wal-Mart Stores, Inc. Management Incentive Plan of 1998 is incorporated herein by reference to
       Exhibit 10(m) from the Annual Report on Form 10-K of the Company for the year ended
       January 31, 1999.

*12    Statement re computation of ratios

*13    All information incorporated by reference in Items 1, 2, 5, 6, 7 and 8 of this Annual Report on
       Form 10-K from the Annual Report to Shareholders for the year ended January 31, 2001.

*21    List of the Company's Subsidiaries

*23    Consent of Independent Auditors

*  Filed herewith as an Exhibit.
+  Management contract or compensatory plan or arrangement.

(b)Reports on Form 8-K

   None.

                                    10K-20

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                     Annual
                                                                                                   Report to
                                                                                                  Shareholders
                                                                                                     (page)
                                                                                                  ------------
Covered by Report of Independent Auditors:
   Consolidated Statements of Income for each of the three years in the period ended January 31,
     2002........................................................................................      42
   Consolidated Balance Sheets at January 31, 2002 and 2001......................................      43
   Consolidated Statements of Shareholders' Equity for each of the three years in the period
     ended January 31, 2002......................................................................      44
   Consolidated Statements of Cash Flows for each of the three years in the period ended January
     31, 2002....................................................................................      45
   Notes to Consolidated Financial Statements, except Note 11....................................      46
Not Covered by Report of Independent Auditors:
   Note 11--Quarterly Financial Data (Unaudited).................................................      61


   All schedules have been omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements, including the notes thereto.


                                    10K-21

                                  SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATE: April 15, 2002                                                           /s/  H. LEE SCOTT
                                                                               ----------------------------------
                                                                               H. Lee Scott
                                                                               President and Chief Executive
                                                                                 Officer

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


DATE: April 15, 2002                                                           /s/  H. LEE SCOTT
                                                                               ----------------------------------
                                                                               H. Lee Scott
                                                                               President, Chief Executive Officer
                                                                                 and Director

DATE: April 15, 2002                                                           /s/  S. ROBSON WALTON
                                                                               ----------------------------------
                                                                               S. Robson Walton
                                                                               Chairman of the Board and Director

DATE: April 15, 2002                                                           /s/  DAVID D. GLASS
                                                                               ----------------------------------
                                                                               David D. Glass
                                                                               Chairman, Executive Committee of
                                                                                 the Board and Director

DATE: April 15, 2002                                                           /s/  THOMAS M. SCHOEWE
                                                                               ----------------------------------
                                                                               Thomas M. Schoewe
                                                                               Executive Vice President and Chief
                                                                                 Financial Officer (Principal
                                                                                 Financial Officer)

DATE: April 15, 2002                                                           /s/  JAMES A. WALKER, JR.
                                                                               ----------------------------------
                                                                               James A. Walker, Jr.
                                                                               Senior Vice President and
                                                                                 Controller (Principal Accounting
                                                                                 Officer)

DATE: April 15, 2002                                                           /s/  JAMES W. BREYER
                                                                               ----------------------------------
                                                                               James W. Breyer
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               John T. Chambers
                                                                               Director

DATE: April 15, 2002                                                           /s/  THOMAS M. COUGHLIN
                                                                               ----------------------------------
                                                                               Thomas M. Coughlin
                                                                               Director

                                    10K-22


DATE: April 15, 2002                                                           /s/  STEPHEN FRIEDMAN
                                                                               ----------------------------------
                                                                               Stephen Friedman
                                                                               Director

DATE: April 15, 2002                                                           /s/  STANLEY C. GAULT
                                                                               ----------------------------------
                                                                               Stanley C. Gault
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               Roland A. Hernandez
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               Dawn G. Lepore
                                                                               Director

DATE: April 15, 2002                                                           /s/  J. PAUL REASON
                                                                               ----------------------------------
                                                                               J. Paul Reason
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               Elizabeth A. Sanders
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               Jack C. Shewmaker
                                                                               Director

                                                                               /s/  DONALD G. SODERQUIST
DATE: April 15, 2002                                                           ----------------------------------
                                                                               Donald G. Soderquist
                                                                               Director

                                                                               /s/  JOSE H. VILLARREAL
DATE: April 15, 2002                                                           ----------------------------------
                                                                               Jose H. Villarreal
                                                                               Director

DATE: April 15, 2002                                                           ----------------------------------
                                                                               John T. Walton
                                                                               Director

                                    10K-23

                                                                     EXHIBIT 12

                                    Statement re computation of ratios
                                    ----------------------------------
                                                                              Fiscal Years Ended
                                                                     ------------------------------------
                                                                      2002    2001    2000    1999   1998
                                                                     ------  ------  ------  -----  -----
Income before income taxes, minority interest, and cumulative effect
  of accounting change.............................................. 10,751  10,116   9,083  7,323  5,719
Capitalized interest................................................   (130)    (93)    (57)   (41)   (33)
Minority interest...................................................   (183)   (129)   (170)  (153)   (78)
Adjusted profit before tax*......................................... 10,438   9,894   8,856  7,129  5,608

Fixed Charges
   Debt interest....................................................  1,052   1,095     756    529    555
   Capital lease interest...........................................    274     279     266    268    229
   Capitalized interest.............................................    130      93      57     41     33
   Interest component of rent.......................................    834     714     458    523    477
   Total fixed expense..............................................  2,290   2,181   1,537  1,361  1,294

Profit before taxes and fixed expenses.............................. 12,728  12,075  10,393  8,490  6,902

Fixed charge coverage...............................................   5.56    5.54    6.76   6.24   5.33

* Does not include the cumulative effect of accounting change recorded by the Company in Fiscal 2000

                                    10K-24

                                                                     EXHIBIT 21

                     SUBSIDIARIES OF WAL-MART STORES, INC.

                                                                  NAME UNDER
                                                                    WHICH
                                                      PERCENT OF    DOING
                                                        EQUITY     BUSINESS
                                        ORGANIZED OR  SECURITIES  OTHER THAN
               SUBSIDIARY               INCORPORATED    OWNED    SUBSIDIARY'S
               ----------              -------------- ---------- ------------
   Wal-Mart Stores East, Inc.......... Arkansas, U.S.    100%      Wal-Mart
   Wal-Mart Property Company.......... Delaware, U.S.    100%         NA
   Wal-Mart Real Estate Business Trust Delaware, U.S.    100%         NA
   ASDA Group Limited.................                              ASDA/
                                       England           100%      Wal-Mart

                                    10K-25

                                                                     EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our report dated March 22, 2002 included in the 2002 Annual Report to Shareholders of Wal-Mart Stores, Inc.

   We also consent to the incorporation by reference of our report dated March 22, 2002, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 2002, in the following registration statements and related prospectuses:

Stock Option Plan of 1984 of Wal-Mart Stores,
  Inc., as amended                               Form S-8 File No. 2-94358 and 1-6991

Stock Option Plan of 1994 of Wal-Mart Stores,
  Inc., as amended                               Form S-8 File No. 33-55325

Debt Securities and Pass-Through Certificates of
  Wal-Mart Stores, Inc.                          Form S-3 File No. 33-55725

Director Compensation Plan of Wal-Mart Stores,
  Inc.                                           Form S-8 File No. 333-24259

Debt Securities of Wal-Mart Stores, Inc.         Form S-3 File No. 33-53125

Dividend Reinvestment and Stock Purchase Plan
  of Wal-Mart Stores, Inc.                       Form S-3 File No. 333-2089

401(k) Retirement Savings Plan of Wal-Mart
  Stores, Inc.                                   Form S-8 File No. 333-29847

401(k) Retirement Savings Plan of Wal-Mart
  Puerto Rico, Inc.                              Form S-8 File No. 33-44659

Registration Statement Covering 14,710,000
  Shares of Common Stock of Wal-Mart Stores,
  Inc.                                           Form S-3 File No. 333-56993

                                    10K-26

27Associate Stock Purchase Plan of Wal-Mart Stores,
  Inc.                                              Form S-8 File No. 333-62965

Stock Incentive Plan of Wal-Mart Stores, Inc.       Form S-8 File No. 333-60329

The ASDA Colleague Share Ownership Plan 1           Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan 1
The ASDA Group PLC Sharesave Scheme 1
The ASDA 1984 Executive Share Option Scheme 1
The ASDA 1994 Executive Share Option Scheme 1

The ASDA Colleague Share Ownership Plan 1999        Form S-8 File No. 333-88501

Debt Securities of Wal-Mart Stores, Inc.            Form S-3 File No. 333-64740
Debt Securities of Wal-Mart Cayman Canadian
  Finance Co.                                       Form S-3 File No. 333-64740-01
Debt Securities of Wal-Mart Cayman Euro Finance Co. Form S-3 File No. 333-64740-02
Debt Securities of Wal-Mart Cayman Sterling
  Finance Co.                                       Form S-3 File No. 333-64740-03

Ernst & Young LLP (signature)

Tulsa, Oklahoma
April 15, 2002

                                    10K-27

                                                                     EXHIBIT 13

  Portions of the Company's Annual Report to Shareholders for the fiscal year ended January 31, 2002, that are incorporated by reference into Part I and II of the Company's Annual Report on Form 10-K for the fiscal year ended January
                                   31, 2002.

                                    10K-28

                           11-YEAR FINANCIAL SUMMARY

                                                      2002        2001
                                                   ----------  ----------

Net sales......................................... $  217,799  $  191,329
Net sales increase................................         14%         16%
Domestic comparative store sales increase.........          6%          5%
Other income-net..................................      2,013       1,966
Cost of sales.....................................    171,562     150,255
Operating, selling and general and administrative
 expenses.........................................     36,173      31,550
Interest costs:
   Debt...........................................      1,052       1,095
   Capital leases.................................        274         279
Provision for income taxes........................      3,897       3,692
Minority interest and equity in unconsolidated
 subsidiaries.....................................       (183)       (129)
Cumulative effect of accounting change, net of tax         --          --
Net income........................................      6,671       6,295
Per share of common stock:
   Basic net income...............................       1.49        1.41
   Diluted net income.............................       1.49        1.40
   Dividends......................................       0.28        0.24
                                                   ----------  ----------
Financial Position
Current assets.................................... $   28,246  $   26,555
Inventories at replacement cost...................     22,749      21,644
Less LIFO reserve.................................        135         202
Inventories at LIFO cost..........................     22,614      21,442
Net property, plant and equipment and capital
 leases...........................................     45,750      40,934
Total assets......................................     83,451      78,130
Current liabilities...............................     27,282      28,949
Long-term debt....................................     15,687      12,501
Long-term obligations under capital leases........      3,045       3,154
Shareholders' equity..............................     35,102      31,343
                                                   ----------  ----------
Financial Ratios
Current ratio.....................................        1.0         0.9
Inventories/working capital.......................       23.5        (9.0)
Return on assets*.................................        8.5%        8.7%
Return on shareholders' equity**..................       20.1%       22.0%
                                                   ----------  ----------
Other Year-End Data
Number of U.S. Wal-Mart stores....................      1,647       1,736
Number of U.S. Supercenters.......................      1,066         888
Number of U.S. SAM'S CLUBS........................        500         475
Number of U.S. Neighborhood Markets...............         31          19
International units...............................      1,170       1,071
Number of Associates..............................  1,383,000   1,244,000
Number of Shareholders of record (as of March 31).    324,000     317,000
                                                   ==========  ==========

                                                        2000        1999          1998      1997      1996      1995      1994
                                                   ----------     --------      --------  --------  --------  --------  --------

Net sales......................................... $  165,013     $137,634      $117,958  $104,859  $ 93,627  $ 82,494  $ 67,344
Net sales increase................................         20%          17%           12%       12%       13%       22%       21%
Domestic comparative store sales increase.........          8%           9%            6%        5%        4%        7%        6%
Other income-net..................................      1,796        1,574         1,341     1,319     1,146       914       645
Cost of sales.....................................    129,664      108,725        93,438    83,510    74,505    65,586    53,444
Operating, selling and general and administrative
 expenses.........................................     27,040       22,363        19,358    16,946    15,021    12,858    10,333
Interest costs:
   Debt...........................................        756          529           555       629       692       520       331
   Capital leases.................................        266          268           229       216       196       186       186
Provision for income taxes........................      3,338        2,740         2,115     1,794     1,606     1,581     1,358
Minority interest and equity in unconsolidated
 subsidiaries.....................................       (170)        (153)      (78)      (27)      (13)        4        (4)
Cumulative effect of accounting change, net of tax       (198)          --        --        --        --        --        --
Net income........................................      5,377        4,430         3,526     3,056     2,740     2,681     2,333
Per share of common stock:
   Basic net income...............................       1.21         0.99          0.78      0.67      0.60      0.59      0.51
   Diluted net income.............................       1.20         0.99          0.78      0.67      0.60      0.59      0.51
   Dividends......................................       0.20         0.16          0.14      0.11      0.10      0.09      0.07
                                                   ----------     --------      --------  --------  --------  --------  --------
Financial Position
Current assets.................................... $   24,356     $ 21,132      $ 19,352  $ 17,993  $ 17,331  $ 15,338  $ 12,114
Inventories at replacement cost...................     20,171       17,549        16,845    16,193    16,300    14,415    11,483
Less LIFO reserve.................................        378          473           348       296       311       351       469
Inventories at LIFO cost..........................     19,793       17,076        16,497    15,897    15,989    14,064    11,014
Net property, plant and equipment and capital
 leases...........................................     35,969       25,973        23,606    20,324    18,894    15,874    13,176
Total assets......................................     70,349       49,996        45,384    39,604    37,541    32,819    26,441
Current liabilities...............................     25,803       16,762        14,460    10,957    11,454     9,973     7,406
Long-term debt....................................     13,672        6,908         7,191     7,709     8,508     7,871     6,156
Long-term obligations under capital leases........      3,002        2,699         2,483     2,307     2,092     1,838     1,804
Shareholders' equity..............................     25,834       21,112        18,503    17,143    14,756    12,726    10,753
                                                   ----------     --------      --------  --------  --------  --------  --------
Financial Ratios
Current ratio.....................................        0.9          1.3           1.3       1.6       1.5       1.5       1.6
Inventories/working capital.......................      (13.7)         3.9           3.4       2.3       2.7       2.6       2.3
Return on assets*.................................        9.5%***      9.6%          8.5%      7.9%      7.8%      9.0%      9.9%
Return on shareholders' equity**..................       22.9%        22.4%         19.8%     19.2%     19.9%     22.8%     23.9%
                                                   ----------     --------      --------  --------  --------  --------  --------
Other Year-End Data
Number of U.S. Wal-Mart stores....................      1,801        1,869         1,921     1,960     1,995     1,985     1,950
Number of U.S. Supercenters.......................        721          564           441       344       239       147        72
Number of U.S. SAM'S CLUBS........................        463          451           443       436       433       426       417
Number of U.S. Neighborhood Markets...............          7            4            --        --        --        --        --
International units...............................      1,004          715           601       314       276       226        24
Number of Associates..............................  1,140,000      910,000       825,000   728,000   675,000   622,000   528,000
Number of Shareholders of record (as of March 31).    307,000      261,000      246,000   257,000   244,000   259,000   258,000
                                                   ==========     ========      ========  ========  ========  ========  ========

                                                     1993      1992
                                                   --------  --------

Net sales......................................... $ 55,484  $ 43,887
Net sales increase................................       26%       35%
Domestic comparative store sales increase.........       11%       10%
Other income-net..................................      497       404
Cost of sales.....................................   44,175    34,786
Operating, selling and general and administrative
 expenses.........................................    8,321     6,684
Interest costs:
   Debt...........................................      143       113
   Capital leases.................................      180       153
Provision for income taxes........................    1,171       945
Minority interest and equity in unconsolidated
 subsidiaries.....................................        4        (1)
Cumulative effect of accounting change, net of tax       --        --
Net income........................................    1,995     1,609
Per share of common stock:
   Basic net income...............................     0.44      0.35
   Diluted net income.............................     0.44      0.35
   Dividends......................................     0.05      0.04
                                                   --------  --------
Financial Position
Current assets.................................... $ 10,198  $  8,575
Inventories at replacement cost...................    9,780     7,857
Less LIFO reserve.................................      512       473
Inventories at LIFO cost..........................    9,268     7,384
Net property, plant and equipment and capital
 leases...........................................    9,793     6,434
Total assets......................................   20,565    15,443
Current liabilities...............................    6,754     5,004
Long-term debt....................................    3,073     1,722
Long-term obligations under capital leases........    1,772     1,556
Shareholders' equity..............................    8,759     6,990
                                                   --------  --------
Financial Ratios
Current ratio.....................................      1.5       1.7
Inventories/working capital.......................      2.7       2.1
Return on assets*.................................     11.1%     12.0%
Return on shareholders' equity**..................     25.3%     26.0%
                                                   --------  --------
Other Year-End Data
Number of U.S. Wal-Mart stores....................    1,848     1,714
Number of U.S. Supercenters.......................       34        10
Number of U.S. SAM'S CLUBS........................      256       208
Number of U.S. Neighborhood Markets...............       --        --
International units...............................       10        --
Number of Associates..............................  434,000   371,000
Number of Shareholders of record (as of March 31).  181,000   150,000
                                                   ========  ========

--------
* Net income before minority interest, equity in unconsolidated subsidiaries and cumulative effect of accounting change/average assets
** Net income/average shareholders' equity
*** Calculated giving effect to the amount by which a lawsuit settlement exceeded established reserves. If this settlement were not considered, the return would have been 9.8%.

   Years prior to 1998 have not been restated for the effects of the change in accounting method for SAM'S CLUB membership revenue recognition as the effects of this change would not have a material impact on this summary. Therefore, pro forma information as if the accounting change had been in effect for all years presented has not been provided.

   The acquisition of the ASDA Group PLC and the Company's related debt issuance had a significant impact on the fiscal 2000 amounts in this summary. See Note 7 to the Consolidated Financial Statements.

                                    10K-29

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

   Wal-Mart is a large but straightforward business. In the United States, our operations are centered around retail stores and membership warehouse clubs. Internationally, our operations are centered on retail stores, warehouse clubs and restaurants. We have built our business by offering our customers quality merchandise at low prices. We are able to lower the cost of merchandise through our negotiations with suppliers and by efficiently managing our distribution network. The key to our success is our ability to grow our base business. In the U.S. we grow our base business by aggressively building new stores and by increasing sales in our existing stores. Internationally, we grow our business by building new stores, increasing sales in our existing stores and through acquisitions. We intend to continue to expand both domestically and internationally.

   Because we are a large company, we do enter into some complex transactions. One complex area is our derivatives program. We do not use derivative instruments for speculation or for the purpose of creating additional revenues; however, we do enter into derivative transactions to limit our exposure to known business risks. Examples of these business risks include changes in interest rates and movements in foreign currency exchange rates. The discussion of our derivative transactions has been given a great deal of space in the financial section of this Annual Report. The Market Risk section of this Management's Discussion and Analysis and Note 4 to the Consolidated Financial Statements give you more information on these transactions. Please remember that the accounting and disclosure rules for derivative transactions are very specific and any discussion of them requires the use of technical terminology.

Net Sales

   The Company and each of its operating segments had net sales (in millions) for the three fiscal years ended January 31, 2002 as follows:

                                                                           Total Company Increase
Fiscal Year Wal-Mart Stores SAM'S CLUB International  Other  Total Company from Prior Fiscal Year
----------- --------------- ---------- ------------- ------- ------------- ----------------------
   2002....    $139,131      $29,395      $35,485    $13,788   $217,799              14%
   2001....     121,889       26,798       32,100     10,542    191,329              16%
   2000....     108,721       24,801       22,728      8,763    165,013              20%

   Our net sales grew by 14% in fiscal 2002 when compared with fiscal 2001. That increase resulted from our domestic and international expansion programs, and a domestic comparative store sales increase of 6% when compared with fiscal 2001. The sales increase of 16% in fiscal 2001, when compared with fiscal 2000, resulted from our domestic and international expansion programs, and a domestic comparative store sales increase of 5%. The Wal-Mart Stores and SAM'S CLUB segments include domestic units only. Wal-Mart stores and SAM'S CLUBS located outside the United States are included in the International segment.

Costs and Expenses

   For fiscal 2002, our cost of sales increased as a percentage of total net sales when compared to fiscal 2001, resulting in an overall decrease of 0.24% in the Company's gross margin from 21.47% in the fiscal year 2001 to a gross margin of 21.23% in fiscal 2002. This decrease in gross margin occurred primarily due to a shift in customer buying patterns to products that carry lower margins and an increase in food sales as a percent of our total sales. Food products generally carry lower margins than general merchandise. Management expects our gross margins to continue to decrease as food sales continue to increase as a percentage of total Company sales both domestically and internationally. Management also expects the Company's program to convert many of our Wal-Mart discount stores to Supercenters, which have full-line food departments, and the opening of additional Neighborhood Markets to result in continuing increases in the percentage that food sales contribute to our total net sales. Partially offsetting the overall decrease in gross margin in fiscal 2002, the Company reduced cost of sales by $67 million as a result of a LIFO inventory adjustment. A LIFO inventory adjustment that reduces cost of sales indicates that the current economic environment is deflationary, meaning that on average, identical products that we sold in both fiscal 2002 and 2001 decreased in price from fiscal 2001 to 2002. The balance in

                                    10K-30
the LIFO reserve on the Company's balance sheet is attributable to food inventories and other inventories held by our subsidiary, McLane Company, Inc. Management believes that these categories will not be disinflationary in the near future and that future gross margins may not benefit from a LIFO adjustment, such as that which occurred in fiscal 2002.

   Our total cost of sales as a percentage of our total net sales decreased for fiscal 2001 when compared to fiscal 2000, resulting in increases in gross margin of 0.05% for fiscal 2001 to 21.47% from 21.42% in fiscal 2000. This improvement in gross margin resulted primarily from a $176 million LIFO inventory adjustment that reduced our cost of sales. This LIFO adjustment was offset by continued price rollbacks and increased International sales and increased food sales.

   Our operating, selling, general and administrative expenses increased 0.12% as a percentage of total net sales to 16.61% in fiscal 2002 when compared with fiscal 2001. This increase was primarily due to increased utility and insurance costs, including Associate medical, property and casualty insurance. Management believes that the trend of increasing insurance costs will continue for at least the near future. Operating, selling, general and administrative expenses increased 0.10% as a percentage of sales in fiscal 2001 when compared with fiscal 2000. This increase was primarily due to increased maintenance and repair costs and depreciation charges incurred during the year.

Interest Costs

   Our interest costs for corporate debt decreased 0.09% as a percentage of net sales from 0.57% in fiscal 2001 to 0.48% in fiscal 2002. This decrease resulted from lower interest rates, less need for debt financing of the Company's operations due to the Company's inventory reduction efforts and the positive impacts of the Company's fixed rate to variable rate interest rate swap program. For fiscal 2002, total Company inventory increased approximately 5% on a total Company sales increase of 14%. Interest costs increased 0.11% as a percentage of sales from 0.46% in fiscal 2000 to 0.57% in fiscal 2001. This increase resulted from additional debt issuances made to finance a part of the ASDA acquisition costs, but was somewhat offset by reductions in debt resulting from the Company's inventory control efforts. See the Market Risk section of this discussion for further detail regarding the Company's fixed to floating interest rate swaps.

Net Income

   In fiscal 2002, we earned net income of $6,671 billion, a 6.0% increase over the aggregate net income of the Company in fiscal 2001. Our net income did not grow in fiscal 2002 by the same percentage as our total net sales grew in fiscal 2002 largely as a result of the reduction in the overall gross margin and increased costs and expenses of the Company in fiscal 2002 as discussed above. In fiscal 2001, we earned net income of $6,295 billion, a 17.1% increase over the Company's net income in 2000. This increase resulted primarily from the growth in the Company's total net sales and a slight improvement in the Company's overall gross margin.

   During July 2001, we acquired the outstanding minority interest in Wal-Mart.com, Inc. from Accel Partners and a small group of other investors. A reorganization resulting from the acquisition resulted in a charge against the earnings of the Company during fiscal 2002 of slightly less than $0.01 per share.

Wal-Mart Stores Segment

            Segment sales increase  Segment operating   Segment operating income    Operating income as a
Fiscal year from prior fiscal year income (in billions) increase from prior year percentage of segment sales
----------- ---------------------- -------------------- ------------------------ ---------------------------
   2002....          14.1%                $10.3                    6.0%                      7.4%
   2001....          12.1%                  9.7                   11.5%                      8.0%
   2000....          14.0%                  8.7                   20.2%                      8.0%

   The Wal-Mart Stores segment sales amounted to 63.9% of total Company sales in fiscal 2002, which compares to 63.7% and 65.9% in fiscal 2001 and 2000, respectively.

                                    10K-31

   The segment sales increases in fiscal 2002 and fiscal 2001 from the prior fiscal years resulted from comparative store sales increases and our expansion program in the Wal-Mart Stores segment. Segment expansion during fiscal 2002 included the opening of 33 Wal-Mart stores, 12 Neighborhood Markets and 178 Supercenters (including the conversion of 121 existing Wal-Mart stores into Supercenters). Segment expansion during fiscal 2001 included the opening of 41 Wal-Mart stores, 12 Neighborhood Markets and 167 Supercenters (including the conversion of 104 existing Wal-Mart stores into Supercenters).

   A reduction in gross margin and an increase in operating expenses caused the decrease in segment operating income as a percent of segment sales in fiscal 2002. The gross margin reduction was driven primarily by an increase in lower-margin food sales as a percentage of total segment sales, a change in customer buying patterns to lower-margin merchandise and competitive pressures. Segment expenses in fiscal 2002 as a percent of sales were higher than fiscal 2001 due primarily to increased Associate wages, utility, repairs and maintenance expenses and insurance costs. The increase in segment operating income for fiscal 2001 was driven by margin improvements that resulted from decreased markdowns and improved inventory shrinkage experience during the fiscal year. Offsetting these margin improvements were increased distribution costs, resulting from higher fuel, utility and payroll charges and overall payroll costs that were higher as a percentage of fiscal 2001 sales which were adversely affected by a fiscal 2001 holiday season with lower than anticipated sales. Operating income information for fiscal years 2000 and 2001 has been reclassified to conform to the current year presentation.

SAM'S CLUB Segment

            Segment sales increase  Segment operating   Segment operating income    Operating income as a
Fiscal year from prior fiscal year income (in billions) increase from prior year percentage of segment sales
----------- ---------------------- -------------------- ------------------------ ---------------------------
   2002....          9.7%                 $1,028                   9.1%                      3.5%
   2001....          8.1%                    942                  10.8%                      3.5%
   2000....          8.4%                    850                  22.7%                      3.4%

   The SAM'S CLUB segment net sales amounted to 13.5% of total Company net sales in fiscal 2002, which compares to 14.0% and 15.0% in fiscal 2001 and 2000, respectively. The decrease in this segment's sales as a percent of total Company sales in fiscal 2002 and 2001 when compared to fiscal 2000 resulted primarily from the increased International segment sales generated by our ASDA subsidiary that we acquired in the third quarter of fiscal 2000, as well as, for fiscal 2002, domestic growth in the Wal-Mart Stores segment.

   Growth in net sales and operating income for the SAM'S CLUB segment in fiscal 2002 and fiscal 2001 resulted from comparative club sales increases and our expansion program. Segment expansion during fiscal 2002 and 2001 consisted of the opening of 25 and 13 new clubs, respectively.

   This segment gross margin increased slightly during fiscal 2002; however, an increase in operating expense as a percent of sales offset this margin increase, leaving segment operating income as a percent of sales unchanged from fiscal 2001. The main expense pressures in fiscal 2002 in the SAM'S CLUB segment occurred in the areas of utility and maintenance and repair costs. Operating income for the segment in fiscal 2001 increased slightly due to margin improvements.

International Segment

            Segment sales increase  Segment operating   Segment operating income    Operating income as a
Fiscal year from prior fiscal year income (in billions) increase from prior year percentage of segment sales
----------- ---------------------- -------------------- ------------------------ ---------------------------
   2002....          10.5%                $1,458                  31.1%                      4.1%
   2001....          41.2%                 1,112                  36.1%                      3.5%
   2000....          85.6%                   817                  48.8%                      3.6%

   Our International segment is comprised of wholly-owned operations in Argentina, Canada, Germany, South Korea, Puerto Rico and the United Kingdom; operations through joint ventures in China; and operations through majority-owned subsidiaries in Brazil and Mexico. International sales accounted for approximately 16.3% of total Company sales in fiscal 2002 compared with 16.8% in fiscal 2001 and 13.8% in fiscal 2000.

                                    10K-32

    The fiscal 2002 increase in international sales and operating income primarily resulted from both improved operating results and our international expansion program. In fiscal 2002, the International segment opened 107 units. Partially offsetting the impact of the expansion program, changes in foreign currency exchange rates negatively affected the translation of International segment sales into U.S. dollars by an aggregate of $1.1 billion in fiscal 2002. The largest portion of the increase in the International segment's net sales in fiscal 2001 primarily resulted from the International segment's expansion that consisted of the opening of 77 units. Also affecting the comparison between fiscal 2002 and 2001 and fiscal 2000 was the acquisition of the ASDA Group PLC, which consisted of 229 stores when its acquisition was completed during the third quarter of fiscal 2000. Sales included in the Company's consolidated income statement for ASDA during fiscal 2002, 2001 and 2000 were $15.3 billion, $14.5 billion and $7.2 billion, respectively. The positive effects of the expansion program on the International segment's net sales in fiscal 2001 were partially offset by changes in foreign currency exchange rates which negatively affected the translation of International segment sales into U.S. dollars by $1.3 billion in fiscal 2001.

   The fiscal 2002 increase in segment operating profit as a percentage of segment sales resulted from an improvement in gross margin and a reduction in operating expenses as a percentage of segment sales in fiscal 2002. The decrease in the International segment's operating income as a percentage of segment sales in fiscal 2001 resulted primarily from the continued negative impact of store remodeling costs, costs related to the start-up of a new distribution system, excess inventory and transition related expenses in the Company's Germany units. Partially offsetting these negative effects were operating profit increases in Mexico, Canada and the United Kingdom in fiscal 2001 compared with fiscal 2000.

   Our financial results from our foreign operations could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which the Company does business. The Company minimizes exposure to the risk of devaluation of foreign currencies by operating in local currencies and through buying forward currency contracts, where feasible, for certain known funding requirements. The economic environment in Argentina has deteriorated during the last fiscal year, including the devaluation of the Argentine peso. We will continue to monitor the economic situation but do not believe the Company's investment in operations in Argentina, which is not significant, has been impaired.

   In fiscal 2002, the foreign currency translation adjustment changed from the fiscal 2001 level by $472 million to $2.2 billion in fiscal 2002 primarily due to a strengthening in the United States dollar against the local currencies of the countries in which the company has operations with the exception of Mexico where the peso strengthened against the dollar. In fiscal 2001, the foreign currency translation adjustment changed from the fiscal 2000 level by $1.1 billion, primarily due to the dollar strengthening against the British pound and the German mark.

Other

            Segment sales increase  Segment operating   Segment operating income    Operating income as a
Fiscal year from prior fiscal year income (in billions) increase from prior year percentage of segment sales
----------- ---------------------- -------------------- ------------------------ ---------------------------
   2002....          30.8%                ($ 714)                (147.9%)                   (5.2%)
   2001....          20.3%                  (288)                  (9.5%)                   (2.7%)
   2000....          23.2%                  (263)                  37.2%                    (3.0%)

   Sales in the Other category comprise sales to third parties by the Company's wholly-owned subsidiary McLane Company, Inc., a wholesale distributor. McLane offers a wide variety of grocery and non-grocery products, which it sells to a variety of retailers including the Company's Wal-Mart Stores and SAM'S CLUB segments. McLane's sales to other Wal-Mart companies are not included in the total sales of the Company.

   McLane net sales to unaffiliated purchasers account for approximately 6.3% of total Company sales in fiscal 2002 compared with 5.5% in fiscal 2001 and 5.3% in fiscal 2000. The increase in McLane sales is the result of its acquisition of AmeriServe Food Distribution, Inc. (AmeriServe), which was completed late in fiscal 2001.

                                    10K-33

   Losses for the segment in each of the fiscal years presented primarily resulted from corporate overhead expenses including insurance costs, corporate bonuses and various other expenses, which are partially offset by McLane operating income and the favorable impact of the LIFO adjustment of $67 and $176 million in fiscal 2002 and 2001, respectively. The segment operating loss increased from fiscal 2001 due to an increase in insurance costs, bonuses and a reduction in the LIFO benefit in comparison to the prior year.

Summary of Significant Accounting Policies

   Management strives to report the financial results of the Company in a clear and understandable manner, even though in some cases accounting and disclosure rules are complex and require technical terminology. We follow generally accepted accounting principles in the U.S. in preparing our consolidated financial statements, which require us to make certain estimates and apply judgements that affect our financial position and results of operations. Management continually reviews its accounting policies, how they are applied and how they are reported and disclosed in the financial statements. Following is a summary of our more significant accounting policies and how they are applied in preparation of the financial statements.

  Inventories

   We use the retail last-in, first-out (LIFO) inventory accounting method for the Wal-Mart Stores segment, cost LIFO for the SAM'S CLUB segment and other cost methods, including the retail first-in, first-out (FIFO) and average cost methods, for the International segment. Inventories are not recorded in excess of market value. Historically, we have rarely experienced significant occurrences of obsolescence or slow moving inventory. However, future changes in circumstances, such as changes in customer merchandise preference or unseasonable weather patterns, could cause the Company's inventory to be exposed to obsolescence or slow moving merchandise.

  Financial Instruments

   We use derivative financial instruments for purposes other than trading to reduce our exposure to fluctuations in foreign currencies and to minimize the risk and cost associated with financial and global operating activities. Generally, the contract terms of a hedge instrument closely mirror those of the item being hedged providing a high degree of risk reduction and correlation. Contracts that are highly effective at meeting the risk reduction and correlation criteria are recorded using hedge accounting. On February 1, 2001, we adopted Financial Accounting Standards Board (FASB) Statements No. 133, 137 and 138 (collectively "SFAS 133") pertaining to the accounting for derivatives and hedging activities. SFAS 133 requires all derivatives, which are financial instruments used by the Company to protect (hedge) itself from certain risks, to be recorded on the balance sheet at fair value and establishes accounting treatment for hedges. If a derivative instrument is a hedge, depending on the nature of the hedge, changes in the fair value of the instrument will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of an instrument's change in fair value will be immediately recognized in earnings. All of the Company's fair value hedges qualify for the use of the "short-cut" method of accounting to assess hedge effectiveness. The Company uses the hypothetical derivative method to assess the effectiveness of its net investment and cash flow hedges. Instruments that do not meet the criteria for hedge accounting or contracts for which we have not elected hedge accounting are marked to fair value with unrealized gains or losses reported currently in earnings. Fair values are based upon management's expectation of future interest rate curves and may change based upon changes in those expectations.

  Impairment of Assets

   We periodically evaluate long-lived assets and acquired businesses for indicators of impairment. Management's judgements regarding the existence of impairment indicators are based on market conditions and operational performance. Future events could cause management to conclude that impairment indicators exist and that the value of long-lived assets and goodwill associated with acquired businesses is impaired.

                                    10K-34

  Revenue Recognition

   We recognize sales revenue at the time a sale is made to the customer, except for the following types of transactions. Layaway transactions are recognized when the customer satisfies all payment obligations and takes possession of the merchandise. We recognize SAM'S CLUB membership fee revenue over the 12-month term of the membership. Customer purchases of Wal-Mart/SAM'S CLUB shopping cards are not recognized until the card is redeemed and the customer purchases merchandise using the shopping card. Defective merchandise returned by customers is either returned to the supplier or is destroyed and reimbursement is sought from the supplier. Supplier allowances and discounts received by the Company are included in the income statement when the purpose for which those monies were designated is fulfilled.

  Insurance/Self-Insurance

   We use a combination of insurance, self-insured retention, and/or self-insurance for a number of risks including workers' compensation, general liability, vehicle liability and employee-related health care benefits, a portion of which is paid by the Associates. Liabilities associated with the risks that we retain are estimated in part by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. The estimated accruals for these liabilities could be significantly affected if future occurrences and claims differ from these assumptions and historical trends.

   For a complete listing of our significant accounting policies, please see
Note 1 to our consolidated financial statements that appear after this discussion.

Liquidity and Capital Resources Cash Flows Information

   Our cash flows from operating activities were $10.3 billion in fiscal 2002, up from $9.6 billion in fiscal 2001. In fiscal 2002, we invested $8.4 billion in capital assets, paid dividends of $1.2 billion, paid $1.2 billion to repurchase Company stock, received $1.1 billion from the termination of certain net investment hedges, received $4.6 billion from the issuance of long-term debt and paid $3.5 billion in the repayment of long-term debt at its maturity.

  Company Stock Purchase and Common Stock Dividends

   During fiscal 2001, the Company announced plans to increase its existing common stock repurchase program by $1 billion, resulting in a total authorization of $3 billion. During fiscal 2002, the Company repurchased 24.5 million of its common shares for a total approximate amount of $1.2 billion. In March 2002, the Company's Board of Directors reset the common stock repurchase program authorization so that the Company may make future repurchases of its stock of up to $3 billion. The Company paid dividends totaling $0.28 per share in fiscal 2002. In March 2002, the Company increased its dividend 7% to $0.30 per share for fiscal 2003. The Company has increased its dividend every year since it first declared a dividend in March 1974.

                                    10K-35

  Contractual Obligations and Other Commercial Commitments

   The following tables set forth certain information concerning our obligations and commitments to make future payments under contracts, such as debt and lease agreements, and under contingent commitments.

                                              Payments due by period
                                      ---------------------------------------
                                                 Less than 1 - 3  4 - 5   After
        Contractual obligations        Total      1 year   years  years  5 years
        -----------------------       -------    --------- ------ ------ -------
                                                   (in millions)
   Long-term debt.................... $17,944     $2,257   $5,448 $2,939 $ 7,300
   Commercial paper..................     743        743        0      0       0
   Capital lease obligations.........   5,514        425      847    828   3,414
   Non-cancelable operating leases...   8,054        623    1,188  1,112   5,131
                                      -------     ------   ------ ------ -------
   Total contractual cash obligations $32,255     $4,048   $7,483 $4,879 $15,845
                                      =======     ======   ====== ====== =======

                                      Amount of commitment expiration per period
                                      ---------------------------------------
                                                 Less than 1 - 3  4 - 5   After
      Other commercial commitments     Total      1 year   years  years  5 years
      ----------------------------    -------    --------- ------ ------ -------
                                                   (in millions)
   Lines of credit................... $ 3,811     $1,561   $    0 $2,250 $     0
   Informal lines of credit..........     694        694        0      0       0
   Trade letters of credit...........   1,578      1,578        0      0       0
   Standby letters of credit.........     743        743        0      0       0
   Other.............................     273        147        0      0     126
                                      -------     ------   ------ ------ -------
   Total commercial commitments...... $ 7,099     $4,723   $    0 $2,250 $   126
                                      =======     ======   ====== ====== =======

   The Company has entered into lease commitments for land and buildings for 20 future locations. These lease commitments with real estate developers provide for minimum rentals for 10 to 20 years, excluding renewal options, which, if consummated based on current cost estimates, will approximate $25 million annually over the lease terms.

   Management believes that cash flows from operations and proceeds from the sale of commercial paper will be sufficient to finance any seasonal buildups in merchandise inventories and meet other cash requirements. If the operating cash flow we generate is not sufficient to pay dividends and to fund all capital expenditures, the Company anticipates funding any shortfall in these expenditures with a combination of commercial paper and long-term debt. We plan to refinance existing long-term debt as it matures. We may also desire to obtain additional long-term financing for other corporate purposes. We anticipate no difficulty in obtaining long-term financing in view of an excellent credit rating and favorable experiences in the debt market in the recent past. During fiscal 2002, the Company issued $4.6 billion of long-term debt. The proceeds from the issuance of this debt were used to reduce short-term borrowings, to refinance existing debt, financing expansion activities and other corporate purposes.

   At January 31, 2002, the Company's ratio of debt to total capitalization, including commercial paper borrowings, was 38.4%. This is in line with management's objective to maintain a debt to total capitalization ratio of approximately 40%.

   In March 2002, the Company sold notes totaling $500 million under its existing shelf registration statement. These notes bear interest at 4.15% and are due in June 2005. The proceeds from the sale of these notes will be used for general corporate purposes, which could include financing the repurchase of shares of our common stock pursuant to our existing stock repurchase program. After consideration of this debt issuance and the debt issued in fiscal 2002, the Company is permitted to sell up to $2 billion of public debt under a shelf registration statement previously filed with the United States Securities and Exchange Commission.

                                    10K-36

  Expansion

   In the United States, we plan to open approximately 50 new Wal-Mart stores and approximately 180 to 185 new Supercenters in fiscal 2003. Relocations or expansions of existing discount stores will account for 110 to 115 of the new Supercenters, with the balance being new locations. We also plan to further expand our Neighborhood Market concept by adding 15 to 20 units during fiscal 2003. The SAM'S CLUB segment plans to open 50 to 55 Clubs during fiscal 2003, approximately half of which will be relocations or expansions of existing clubs. The SAM'S CLUB segment will also continue its remodeling program, with approximately 100 projects expected to be completed during fiscal 2003. In order to serve these and future developments, the Company plans to construct seven new distribution centers in the next fiscal year. Internationally, the Company plans to open 120 to 130 new units. Projects are scheduled to open within the international operating group and will include new stores and clubs as well as relocations of a few existing units. The units also include several restaurants, department stores and supermarkets in Mexico. In addition, the Company's German operation will continue to remodel its supercenter units. Total planned growth represents approximately 46 million square feet of net additional retail space. Not included in the planned expansion discussed above is the Company's recently announced Puerto Rico supermarket chain acquisition. In February 2002, we announced our intent to purchase 35 Supermercado Amigo supermarkets in Puerto Rico. The transaction is scheduled to be completed once necessary regulatory approval is obtained. Also not included in the above discussion is the Company's planned acquisition of 6.1% of the stock of The Seiyu Ltd. (Seiyu), a Japanese retail chain. Under the terms of the proposed purchase agreement, which was announced in March 2002, Wal-Mart will pay 6 billion yen or $46 million for an initial 6.1% ownership interest and will have the ability to invest up to 260 billion yen or $2 billion in Seiyu which would increase our ownership to 66.7% over time. The transaction is subject to approval from Seiyu's shareholders and other approvals. Total planned capital expenditures for fiscal 2003 approximate $10.2 billion. We plan to finance expansion primarily with a combination of commercial paper and the issuance of long-term debt.

Market Risk

   Market risks relating to our operations include changes in interest rates and changes in foreign exchange rates. We enter into interest rate swaps to minimize the risk and costs associated with financing activities, as well as to attain an appropriate mix of fixed and floating rate debt. The swap agreements are contracts to exchange fixed or variable rates for variable or fixed interest rate payments periodically over the life of the instruments. The following tables provide information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted-average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and interest rates by contractual maturity dates. The applicable floating rate index is included for variable rate instruments. All amounts are stated in United States dollar equivalents.

               INTEREST RATE SENSITIVITY AS OF JANUARY 31, 2002
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                                    Fair value
                                           2003    2004    2005   2006   2007   Thereafter  Total    1/31/02
                                          ------  ------  ------  ----  ------  ---------- -------  ----------
                                                            (Amounts in millions)
Liabilities
U.S. dollar denominated long-term debt
 including current portion
   Fixed rate debt....................... $2,164  $3,445  $1,874  $704  $2,235    $5,850   $16,272   $17,201
   Average interest rate - USD rate......    6.3%    6.0%    6.7%  6.7%    6.7%      7.2%      6.8%
Great Britain pound denominated long-term
 debt including current portion
   Fixed rate debt.......................     93     129      --    --      --     1,450     1,672     1,718
   Average interest rate.................    9.6%    3.8%                            7.3%      6.9%

                                    10K-37

               INTEREST RATE SENSITIVITY AS OF JANUARY 31, 2002
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                                   Fair value
                                                 2003  2004 2005  2006   2007   Thereafter  Total   1/31/02
                                                 ----  ---- ----  ----  ------  ---------- ------  ----------
                                                                    (Amounts in millions)
Interest Rate Derivative Financial
 Instruments Related to Debt
Interest rate swap  - Pay variable/receive fixed $500   --    --    --      --       --    $  500     $28
   Average rate paid - Rate A minus 0.15%.......
   Fixed rate received - USD rate...............  6.9%  --    --    --      --       --       6.9%
Interest rate swap - Pay variable/receive fixed.   --   --  $500    --      --       --       500      17
   Average rate paid - Rate B plus 2.35%........
   Fixed rate received - USD rate...............   --   --   7.5%   --      --       --       7.5%
Interest rate swap - Pay variable/receive fixed.   --   --    --  $597      --       --       597      29
   Average rate paid - Rate B plus 0.32%........
   Fixed rate received - USD rate...............   --   --    --   5.9%     --       --       5.9%
Interest rate swap - Pay variable/receive fixed.   --   --    --    --  $  250       --       250      14
   Average rate paid - Rate B plus 2.27%........
   Fixed rate received - USD rate...............   --   --    --    --     8.0%      --       8.0%
Interest rate swap - Pay variable/receive fixed.   --   --    --    --      --     $445       445      18
   Average rate paid - Rate B plus 1.01%........
   Fixed rate received - USD rate...............   --   --    --    --      --      7.3%      7.3%
Interest rate swap - Pay variable/receive fixed.   --   --    --    --   1,500       --     1,500      66
   Average rate paid - Rate B plus 0.63%........
   Fixed rate received - USD rate...............   --   --    --    --     5.5%      --       5.5%
Interest rate basis swap........................   --   --    --    --      --      500       500       1
   Average rate paid - Rate C...................
   Average rate received - Rate A minus 0.06%...

Rate A - one-month U.S. LIBOR
Rate B - three-month U.S. LIBOR
Rate C - U.S. commercial paper

               INTEREST RATE SENSITIVITY AS OF JANUARY 31, 2001
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                                         Fair value
                                                  2002    2003   2004   2005   2006  Thereafter  Total    1/31/01
                                                 ------  ------  ----  ------  ----  ---------- -------  ----------
                                                                       (Amounts in millions)
Liabilities
U.S. dollar denominated long-term debt including
 current portion
   Fixed rate debt.............................. $4,223  $1,126  $809  $1,926  $750    $6,229   $15,063   $15,596
   Average interest rate - USD rate.............    6.8%    6.8%  6.9%    6.9%  6.9%      6.9%      6.9%
Great Britain pound denominated Long-term debt
 including current portion
   Fixed rate debt..............................     11     236    --      --    --     1,425     1,672     1,670
   Average interest rate........................    8.4%    8.4%                          7.2%      7.2%
Interest Rate Derivative Financial
 Instruments Related to Debt
Interest rate swap - Pay variable/receive fixed.            500    --      --    --        --       500        28
   Average rate paid - Rate A...................
   Fixed rate received - USD rate...............            6.9%   --      --    --        --       6.9%
Interest rate swap - Pay variable/receive fixed.     59      63    68      72    78        41       381        17
   Average rate paid - Rate B...................
   Fixed rate received - USD rate...............    7.0%    7.0%  7.0%    7.0%  7.0%      7.0%      7.0%
Interest rate basis swap                                                                  500       500         0
   Average rate paid - Rate C...................
   Average rate received - Rate A minus 0.06%...

Rate A - one-month U.S. LIBOR minus 0.15%
Rate B - 30-day U.S. dollar commercial paper non-financial
Rate C - U.S. commercial paper

                                    10K-38

   The Company holds currency swaps to hedge its net investment in the United Kingdom. The following tables provide information about our cross-currency interest rate swap agreements by functional currency, and presents the information in United States dollar equivalents. For these instruments the tables present notional amounts, exchange rates and interest rates by contractual maturity date.

       FOREIGN CURRENCY EXCHANGE RATE SENSITIVITY AS OF JANUARY 31, 2002
               Principal (Notional) Amount by Expected Maturity

                                                                                           Fair value
                                               2003 2004 2005 2006 2007 Thereafter  Total  1/31/2002
                                               ---- ---- ---- ---- ---- ---------- ------  ----------
                                                               (Amounts in millions)
Currency Swap Agreements
Payment of Great Britain pounds
   Notional amount............................  --   --   --   --   --    $1,250   $1,250     $192
   Average contract rate......................  --   --   --   --   --       0.6      0.6
   Fixed rate received--USD rate..............  --   --   --   --   --       7.4%     7.4%
   Fixed rate paid--Great Britain pound rate..  --   --   --   --   --       5.8%     5.8%
Payment of Canadian dollars
   Notional amount............................  --   --   --   --   --       325      325        8
   Average contract rate......................  --   --   --   --   --       1.5      1.5
   Fixed rate received--USD rate..............  --   --   --   --   --       5.6%     5.6%
   Fixed rate paid--Canadian dollar rate......  --   --   --   --   --       5.7%     5.7%

       FOREIGN CURRENCY EXCHANGE RATE SENSITIVITY AS OF JANUARY 31, 2001
               Principal (Notional) Amount by Expected Maturity

                                                                                                  Fair value
                                               2002  2003   2004   2005   2006 Thereafter  Total  1/31/2001
                                               ---- ------  ----  ------  ---- ---------- ------  ----------
                                                                   (Amounts in millions)
Currency Swap Agreements
Payment of German Deutschemarks
   Notional amount............................  --  $1,101    --      --   --        --   $1,101     $186
   Average contract rate......................  --     1.8    --      --   --        --      1.8
   Fixed rate received--USD rate..............  --     5.8%   --      --   --        --      5.8%
   Fixed rate paid--DEM rate..................  --     4.5%   --      --   --        --      4.5%
Payment of German Deutschemarks
   Notional amount............................  --      --  $809      --   --        --      809      180
   Average contract rate......................  --      --   1.7      --   --        --      1.7
   Fixed rate received--USD rate..............  --      --   5.2%     --   --        --      5.2%
   Fixed rate paid--DEM rate..................  --      --   3.4%     --   --        --      3.4%
Payment of Great Britain pounds
   Notional amount............................  --      --    --      --   --    $4,750    4,750      659
   Average contract rate......................  --      --    --      --   --       0.6      0.6
   Fixed rate received--USD rate..............  --      --    --      --   --       7.0%     7.0%
   Fixed rate paid--Great Britain pound rate..  --      --    --      --   --       6.1%     6.1%
Payment of Canadian dollars
   Notional amount............................  --      --    --  $1,250   --        --    1,250       57
   Average contract rate......................  --      --    --     1.5   --        --      1.5
   Fixed rate received--USD rate..............  --      --    --     6.6%  --        --      6.6%
   Fixed rate paid--Canadian dollar rate......  --      --    --     5.7%  --        --      5.7%

   During the fourth quarter of fiscal 2002, the Company terminated certain cross currency instruments that hedged portions of the Company's investments in Canada, Germany and the United Kingdom. The instruments terminated had notional amounts of $6.7 billion. The Company received $1.1 billion in cash related to the fair value of the instruments at the time of the terminations. Prior to the terminations, these instruments were classified as net investment hedges and were recorded at fair value as current assets on the balance sheet with a like amount recorded in the shareholders' equity section of the balance sheet in line "other accumulated comprehensive income." No gain related to the terminations was recorded in the Company's income statement.

                                    10K-39

   We routinely enter into forward currency exchange contracts in the regular course of business to manage our exposure against foreign currency fluctuations on cross-border purchases of inventory. These contracts are generally for durations of six months or less. At January 31, 2002 and 2001, we held contracts to purchase and sell various currencies with notional amounts of $118 million and $292 million, respectively, and net fair values of $0 and $6 million, respectively. The fair values of the currency swap agreements are recorded in the consolidated balance sheets within the line "other assets and deferred charges."

   On February 1, 2001, we adopted SFAS 133 pertaining to the accounting for derivatives and hedging activities. SFAS 133 requires all derivatives to be recorded on the balance sheet at fair value and establishes accounting treatment for three types of hedges: hedges of changes in the fair value of assets, liabilities, or firm commitments; hedges of the variable cash flows of forecasted transactions; and hedges of foreign currency exposures of net investments in foreign operations. At the date of adoption, the majority of our derivatives were hedges of net investments in foreign operations, and as such, the fair value of these derivatives had been recorded on the balance sheet as either assets or liabilities and on the balance sheet in other accumulated comprehensive income under the previous accounting guidance. As the majority of our derivative portfolio had already been recorded on the balance sheet, adoption of SFAS 133 did not materially impact our Consolidated Financial Statements taken as a whole. However, certain swap cash flows amounting to $86 million in fiscal 2002, which would have been recorded in the income statement under the previous accounting guidance, were recorded on the balance sheet in other accumulated comprehensive income. In fiscal 2001, prior to the adoption of SFAS 133, the Company recorded $112 million of earnings benefit in the income statement from the receipt of similar cash flows. Under Statement 133, cash flows from fixed to variable interest rate swaps continue to be recorded in the interest expense line of the income statement. For fiscal 2002, the effects of fixed to variable interest rate swaps reduced interest expense by $62 million. Management is uncertain of the future impacts of the Company's fixed to variable interest rate swaps on interest expense.

   With the adoption of SFAS 133 and the termination of a significant portion of Company's net investment hedges, the Company is currently reevaluating its hedging strategy regarding its net investment in overseas operations.

New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with those Statements. Other intangible assets will continue to be amortized over their useful lives.

   We will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of fiscal 2003. Application of the nonamortization provisions of the Statement is expected to result in an increase in net income of approximately $250 million for fiscal 2002. Prior to the completion of the second quarter of fiscal 2003, we will complete a transitional impairment review for goodwill and indefinite lived intangible assets as of the date of adoption. Subsequently, we will perform similar impairment reviews on an annual basis. Management does not believe that the adoption of the impairment review provisions of the statement will have a material effect on the earnings and financial position of the Company.

   In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. We will adopt SFAS 144 as of February 1, 2002 and do not believe that the adoption of SFAS 144 will have a material impact on our financial position or results of operations.

                                    10K-40

   In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-14, Accounting for Certain Sales Incentives. This issue involves the accounting and income statement classification for sales subject to rebates and revenue sharing arrangements as well as coupons and discounts. The EITF concluded that sales incentives offered to customers to buy a product should be classified as a reduction of sales. This issue is effective for fiscal quarters beginning after December 15, 2001. We anticipate implementing this issue in the first quarter of fiscal 2003; however, we do not expect any reclassification because of our Every Day Low Price Strategy and because rebates and coupons accepted by the Company's stores are offered by the product supplier and not by the Company. As a result, the adoption of this guidance is not expected to have a significant impact on the Company's financial position or results of operations.

Forward-Looking Statements

   The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Certain statements contained in this Management's Discussion and Analysis, in other parts of this report and in our other filings are forward-looking statements. These statements discuss, among other things, expected growth, future revenues, future cash flows and future performance, the anticipation and expectations of the Company and its management for future occurrences. The forward-looking statements are subject to risks, uncertainties and other factors, including: the cost of goods, competitive pressures, inflation, consumer debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, interest rate fluctuations and other capital market conditions, and other risks that the Company discusses more fully in its filings with the SEC, including the Company's Annual Report on Form 10-K. We filed our Annual Report on Form 10-K for our fiscal year 2002 with the SEC on or about April 15, 2002. Actual results may materially differ from anticipated results described in these statements as a result of changes in facts, assumptions not being realized or other circumstances.

                                    10K-41

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    Fiscal years ended January 31,
                                                               ------------------------------------------
                                                                    2002            2001          2000
                                                               -------------    -----------   -----------
                                                               (Amounts in millions except per share data)
Revenues
   Net sales.................................................. $     217,799    $   191,329   $   165,013
   Other income--net..........................................         2,013          1,966         1,796
                                                                     219,812        193,295       166,809
Costs and Expenses
   Cost of sales..............................................       171,562        150,255       129,664
   Operating, selling and general and administrative expenses.        36,173         31,550        27,040

Interest Costs
   Debt.......................................................         1,052          1,095           756
   Capital leases.............................................           274            279           266
                                                                     209,061        183,179       157,726
Income Before Income Taxes, Minority Interest and Cumulative
  Effect of Accounting Change.................................        10,751         10,116         9,083
Provision for Income Taxes
   Current....................................................         3,712          3,350         3,476
   Deferred...................................................           185            342          (138)
                                                                       3,897          3,692         3,338
Income Before Minority Interest and Cumulative Effect of
  Accounting Change...........................................         6,854          6,424         5,745
Minority Interest.............................................          (183)          (129)         (170)
Income Before Cumulative Effect of Accounting Change..........         6,671          6,295         5,575
Cumulative Effect of Accounting Change, net of tax benefit of
  $119........................................................            --             --          (198)
Net Income.................................................... $       6,671    $     6,295   $     5,377

Net Income Per Common Share:
   Basic Net Income Per Common Share:
   Income before cumulative effect of accounting change....... $        1.49    $      1.41   $      1.25
   Cumulative effect of accounting change, net of tax.........            --             --         (0.04)
   Net Income Per Common Share................................ $        1.49    $      1.41   $      1.21
   Average Number of Common Shares............................         4,465          4,465         4,451

   Diluted Net Income Per Common Share:
   Income before cumulative effect of accounting change....... $        1.49    $      1.40   $      1.25
   Cumulative effect of accounting change, net of tax.........            --             --         (0.04)
   Net Income Per Common Share................................ $        1.49    $      1.40   $      1.20
   Average Number of Common Shares............................         4,481          4,484         4,474

                            See accompanying notes.

                                    10K-42

                          CONSOLIDATED BALANCE SHEETS

                                                                                           January 31,
                                                                                        --------------------
                                                                                          2002       2001
                                                                                         -------    -------
                                                                                        (Amounts in millions)
Assets
Current Assets
   Cash and cash equivalents........................................................... $ 2,161    $ 2,054
   Receivables.........................................................................   2,000      1,768
   Inventories.........................................................................
       At replacement cost.............................................................  22,749     21,644
       Less LIFO reserve...............................................................     135        202
       Inventories at LIFO cost........................................................  22,614     21,442
   Prepaid expenses and other..........................................................   1,471      1,291
       Total Current Assets............................................................  28,246     26,555
Property, Plant and Equipment, at Cost
   Land................................................................................  10,241      9,433
   Building and improvements...........................................................  28,527     24,537
   Fixtures and equipment..............................................................  14,135     12,964
   Transportation equipment............................................................   1,089        879
                                                                                         53,992     47,813
   Less accumulated depreciation.......................................................  11,436     10,196
   Net property, plant and equipment...................................................  42,556     37,617
Property Under Capital Lease
   Property under capital lease........................................................   4,626      4,620
   Less accumulated amortization.......................................................   1,432      1,303
       Net property under capital leases...............................................   3,194      3,317
Other Assets and Deferred Charges
   Net goodwill and other acquired intangible assets...................................   8,595      9,059
   Other assets and deferred charges...................................................     860      1,582
       Total Assets.................................................................... $83,451    $78,130
Liabilities and Shareholders' Equity
Current Liabilities
   Commercial paper.................................................................... $   743    $ 2,286
   Accounts payable....................................................................  15,617     15,092
   Accrued liabilities.................................................................   7,174      6,355
   Accrued income taxes................................................................   1,343        841
   Long-term debt due within one year..................................................   2,257      4,234
   Obligations under capital leases due within one year................................     148        141
       Total Current Liabilities.......................................................  27,282     28,949
Long-Term Debt.........................................................................  15,687     12,501
Long-Term Obligations Under Capital Leases.............................................   3,045      3,154
Deferred Income Taxes and Other........................................................   1,128      1,043
Minority Interest......................................................................   1,207      1,140
Shareholders' Equity
   Preferred stock ($0.10 par value; 100 shares authorized, none issued)
   Common stock ($0.10 par value; 11,000 shares authorized, 4,453 and 4,470 issued and
     outstanding in 2002 and 2001, respectively).......................................     445        447
Capital in excess of par value.........................................................   1,484      1,411
Retained earnings......................................................................  34,441     30,169
Other accumulated comprehensive income.................................................  (1,268)      (684)
Total Shareholders' Equity.............................................................  35,102     31,343
Total Liabilities and Shareholders' Equity............................................. $83,451    $78,130

                            See accompanying notes.

                                    10K-43

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                     Other
                                                             Capital in           accumulated
                                             Number   Common excess of  Retained comprehensive
                                            of shares Stock  par value  Earnings    Income      Total
                                            --------- ------ ---------- -------- ------------- -------
                                                               (Amounts in millions)
Balance--January 31, 1999..................   4,448    $445    $  435   $20,741     $  (509)   $21,112
Comprehensive Income
 Net income................................                               5,377                  5,377
 Other accumulated comprehensive income
   Foreign currency translation adjustment.                                            (182)      (182)
   Hedge accounting adjustment.............                                             236        236
Total Comprehensive Income.................                                                      5,431
 Cash dividends ($.20 per share)...........                                (890)                  (890)
 Purchase of Company stock.................      (2)               (2)      (99)                  (101)
 Stock options exercised and other.........      11       1       281                              282
Balance--January 31, 2000..................   4,457     446       714    25,129        (455)    25,834
Comprehensive Income
 Net income................................                               6,295                  6,295
 Other accumulated comprehensive income
   Foreign currency translation adjustment.                                          (1,126)    (1,126)
   Hedge accounting adjustment.............                                             897        897
Total Comprehensive Income.................                                                      6,066
 Cash dividends ($.24 per share)...........                              (1,070)                (1,070)
 Purchase of Company stock.................      (4)               (8)     (185)                  (193)
 Issuance of Company stock.................      11       1       580                              581
 Stock options exercised and other.........       6               125                              125
Balance--January 31, 2001..................   4,470     447     1,411    30,169        (684)    31,343
Comprehensive Income
 Net income................................                               6,671                  6,671
 Other accumulated comprehensive income
   Foreign currency translation adjustment.                                            (472)      (472)
   Hedge accounting adjustment.............                                            (112)      (112)
Total Comprehensive Income.................                                                      6,087
 Cash dividends ($.28 per share)...........                              (1,249)                (1,249)
 Purchase of Company stock.................     (24)     (2)      (62)   (1,150)                (1,214)
 Stock options exercised and other.........       7               135                              135
Balance--January 31, 2002..................   4,453    $445    $1,484   $34,441     $(1,268)   $35,102

                                    10K-44

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Fiscal years ended January 31,
                                                                                  -----------------------------
                                                                                    2002      2001      2000
                                                                                  -------   -------   --------
                                                                                     (Amounts in millions)
Cash flows from operating activities
   Net Income.................................................................... $ 6,671   $ 6,295   $  5,377
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization.................................................   3,290     2,868      2,375
   Cumulative effect of accounting change, net of tax............................      --        --        198
   Increase in accounts receivable...............................................    (210)     (422)      (255)
   Increase in inventories.......................................................  (1,235)   (1,795)    (2,088)
   Increase in accounts payable..................................................     368     2,061      1,849
   Increase in accrued liabilities...............................................   1,125        11      1,015
   Deferred income taxes.........................................................     185       342       (138)
   Other.........................................................................      66       244       (139)
Net cash provided by operating activities........................................  10,260     9,604      8,194
Cash flows from investing activities
   Payments for property, plant and equipment....................................  (8,383)   (8,042)    (6,183)
   Investment in international operations (net of cash acquired, $195 million in
     Fiscal 2000)................................................................      --      (627)   (10,419)
   Proceeds from termination of net investment hedges............................   1,134        --         --
   Other investing activities....................................................     103       (45)      (244)
Net cash used in investing activities............................................  (7,146)   (8,714)   (16,846)
Cash flows from financing activities
   Increase/(decrease) in commercial paper.......................................  (1,533)   (2,022)     4,316
   Proceeds from issuance of long-term debt......................................   4,591     3,778      6,000
   Purchase of Company stock.....................................................  (1,214)     (193)      (101)
   Dividends paid................................................................  (1,249)   (1,070)      (890)
   Payment of long-term debt.....................................................  (3,519)   (1,519)      (863)
   Payment of capital lease obligations..........................................    (167)     (173)      (133)
   Proceeds from issuance of Company stock.......................................      --       581         --
   Other financing activities....................................................     113       176        224
Net cash provided by (used in) financing activities..............................  (2,978)     (442)     8,553
Effect of exchange rate changes on cash..........................................     (29)     (250)        76
Net increase/(decrease) in cash and cash equivalents.............................     107       198        (23)
Cash and cash equivalents at beginning of year...................................   2,054     1,856      1,879
Cash and cash equivalents at end of year......................................... $ 2,161   $ 2,054   $  1,856
Supplemental disclosure of cash flow information
   Income tax paid............................................................... $ 3,196   $ 3,509   $  2,780
   Interest paid.................................................................   1,312     1,319        849
   Capital lease obligations incurred............................................     225       576        378
   Property, plant and equipment acquired with debt..............................      --        --         65
   ASDA acquisition cost satisfied with debt.....................................      --        --        264
   ASDA acquisition cost satisfied with Company stock............................      --        --        175


                            See accompanying notes.

                                    10K-45

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1  Summary of Accounting Policies

  Consolidation

   The consolidated financial statements include the accounts of subsidiaries. Significant intercompany transactions have been eliminated in consolidation.

  Cash and cash equivalents

   The Company considers investments with a maturity of three months or less when purchased to be cash equivalents.

  Inventories

   The Company uses the retail last-in, first-out (LIFO) method for the Wal-Mart Stores segment, cost LIFO for the SAM'S CLUB segment, and other cost methods, including the retail first-in, first-out (FIFO) and average cost methods, for the International segment. Inventories are not recorded in excess of market value.

  Financial Instruments

   The Company uses derivative financial instruments for purposes other than trading to reduce its exposure to fluctuations in foreign currencies and to minimize the risk and cost associated with financial and global operating activities. Generally, contract terms of a hedge instrument closely mirror those of the item it hedges providing a high degree of risk reduction and correlation. Contracts that are highly effective at meeting the risk reduction and correlation criteria are recorded using hedge accounting. On February 1, 2001, the Company adopted Financial Accounting Standards Board (FASB) Statements No. 133, 137 and 138 (collectively "SFAS 133") pertaining to accounting for derivatives and hedging activities. SFAS 133 requires all derivatives to be recorded on the balance sheet at fair value and establishes accounting treatment for hedges. If a derivative instrument is a hedge, depending on the nature of the hedge, changes in the fair value of the instrument will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion, if any, of an instrument's change in fair value will be immediately recognized in earnings. All of the Company's fair value hedges qualify for the use of the "short-cut" method of accounting to assess hedge effectiveness. The Company uses the hypothetical derivative method to assess the effectiveness of its net investment and cash flow hedges. Instruments that do not meet the criteria for hedge accounting and contracts for which the Company has not elected hedge accounting are marked to fair value with unrealized gains or losses reported currently in earnings. At February 1, 2001, the majority of the Company's derivatives were hedges of net investments in foreign operations. As such, the fair value of these derivatives had already been recorded on the balance sheet as either assets or liabilities and in other comprehensive income under the previous accounting guidance. As the majority of the Company's derivative portfolio was already recorded on the balance sheet, the adoption of SFAS 133 did not have a material impact on the Company's consolidated financial statements.

  Interest during construction

   For interest costs to properly reflect only that portion relating to current operations, interest on borrowed funds during the construction of property, plant and equipment is capitalized. Interest costs capitalized were $130 million, $93 million and $57 million in 2002, 2001 and 2000, respectively.

  Long-lived assets

   The Company periodically reviews long-lived assets. If indicators of impairments exist and if the value of the assets is impaired, an impairment loss would be recognized.

                                    10K-46

  Goodwill and other acquired intangible assets

   Goodwill and other acquired intangible assets are amortized on a straight-line basis over the periods that expected economic benefits will be provided. These amortization periods range from 20 to 40 years. Management estimates these periods of economic benefit using factors such as entry barriers in certain countries, operating rights and estimated lives of other operating assets acquired. The realizability of goodwill and other intangibles is evaluated periodically when events or circumstances indicate a possible inability to recover the carrying amount. These evaluations are based on undiscounted cash flow and profitability projections that incorporate the impact of existing Company businesses. The analyses require significant management judgment to evaluate the capacity of an acquired business to perform within projections. Historically, the Company has generated sufficient returns from acquired businesses to recover the cost of the goodwill and other intangible assets.

  Foreign currency translation

   The assets and liabilities of all foreign subsidiaries are translated at current exchange rates. Related translation adjustments are recorded as a component of other accumulated comprehensive income.

  Revenue Recognition

   The Company recognizes sales revenue at the time it sells merchandise to the customer, except for layaway transactions. The Company recognizes layaway transactions when the customer satisfies all payment obligations and takes possession of the merchandise. The Company recognizes SAM'S CLUB membership fee revenue over the 12-month term of the membership. Customer purchases of Wal-Mart/SAM'S CLUB shopping cards are not recognized until the card is redeemed and the customer purchases merchandise by using the shopping card. Defective merchandise returned by customers is either returned to the supplier or is destroyed and reimbursement is sought from the supplier.

   Supplier rebates and discounts received by the Company are included in the income statement when the purpose for which those monies were designated is fulfilled.

  Operating, selling and general and administrative expenses

   Buying, warehousing and occupancy costs are included in operating, selling and general and administrative expenses.

  Advertising costs

   Advertising costs are expensed as incurred and were $618 million, $574 million and $523 million in 2002, 2001 and 2000, respectively. Advertising costs consist primarily of expenditures for print and television advertisements.

  Pre-opening costs

   The costs of start-up activities, including organization costs, are expensed as incurred.

  Insurance/Self-Insurance

   The Company uses a combination of insurance, self-insured retention, and self-insurance for a number of risks including workers' compensation, general liability, vehicle liability and employee related health care benefits, a portion of which is paid by the Associates. Liabilities associated with these risks are estimated in part by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions.

                                    10K-47

  Depreciation and amortization

   Depreciation and amortization for financial statement purposes are provided on the straight-line method over the estimated useful lives of the assets. Depreciation expense, including amortization of properties under capital leases, for the years 2002, 2001 and 2000 was $2.7 billion, $2.4 billion and $2.0 billion, respectively. For income tax purposes, accelerated methods are used with recognition of deferred income taxes for the resulting temporary differences. Estimated useful lives for financial statements purposes are as follows:

             Building and improvements. 5 - 50 years
             Fixtures and equipment.... 5 - 12 years
             Transportation equipment.. 2 - 5 years
             Internally developed
               software................ 3 years

  Net income per share

   Basic net income per share is based on the weighted average outstanding common shares. Diluted net income per share is based on the weighted average outstanding shares adjusted for the dilutive effect of stock options (16 million, 19 million and 23 million shares in 2002, 2001 and 2000, respectively). The Company had approximately 3.5 million, 2.0 million and 0.5 million option shares outstanding at January 31, 2002, 2001 and 2000, respectively, that were not included in the dilutive earnings per share calculation because the effect would have been antidilutive.

  Estimates and assumptions

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities. They also affect the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

  Accounting principle change

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101). SAB 101 dealt with revenue recognition issues, several of which are common within the retail industry. As a result of the issuance of SAB 101, the Company changed its method of accounting for SAM'S CLUB membership fee revenue both domestically and internationally in fiscal 2000. Previously, the Company had recognized membership fee revenues when received. Under the new accounting method, the Company recognizes membership fee revenues over the term of the membership, which is 12 months. The Company recorded a non-cash charge of $198 million (after reduction for income taxes of $119 million), or $.04 per share, to reflect the cumulative effect of the accounting change as of the beginning of the fiscal year. The effect of this change on the year ended January 31, 2000, before the cumulative effect of the accounting change was to decrease net income $12 million.

                                    10K-48

   The following table provides unearned revenues, membership fees received from members and the amount of revenues recognized in earnings for each of the fiscal years ended 2000, 2001 and 2002 as if the accounting change had been in effect for each of those years (in millions):

                    Deferred revenue January 31, 1999 $ 317
                       Membership fees received......   646
                       Membership revenue recognized.  (626)
                    Deferred revenue January 31, 2000   337
                       Membership fees received......   706
                       Membership revenue recognized.  (674)
                    Deferred revenue January 31, 2001   369
                       Membership fees received......   748
                       Membership revenue recognized.  (730)
                    Deferred revenue January 31, 2002 $ 387

   The Company's deferred revenue is included in accrued liabilities in the consolidated balance sheet. The Company's analysis of historical membership fee refunds indicates that refunds have been minimal. Accordingly, no reserve exists for membership fee refunds at January 31, 2002.

   An additional requirement of SAB 101 is that layaway transactions be recognized upon delivery of the merchandise to the customer rather than at the time that the merchandise is placed on layaway. The Company offers a layaway program that allows customers to make payments on items over a specific period. Until the first quarter of fiscal 2001, the Company recognized revenues from these layaway transactions at the time that the merchandise was placed on layaway. During the first quarter of fiscal 2001, the Company changed its accounting method for layaway transactions so that the revenue from these transactions is not recognized until the customer satisfies all payment obligations and takes possession of the merchandise. Layaway transactions are a small portion of the Company's revenue. Due to the minimal impact of this accounting change, prior fiscal year results have not been restated.

  New accounting pronouncements

   In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

   The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of fiscal 2003. Application of the nonamortization provisions of the Statement is expected to result in an increase in net income of approximately $250 million for fiscal 2003. Prior to the completion of the second quarter of fiscal 2003, the Company will complete a transitional impairment review for goodwill and indefinite lived intangible assets as of the date of adoption. Subsequently, the Company will perform similar impairment reviews annually. Management does not believe that the adoption of the impairment review provisions of the standard will have a material effect on the Company's financial position or results of operations.

   In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. FAS 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a

                                    10K-49

Disposal of a Segment of a Business. The Company will adopt FAS 144 as of February 1, 2002 and does not believe that the adoption of FAS 144 will have a material impact on the Company's financial position or results of operations.

   In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-14, Accounting for Certain Sales Incentives. This issue involves the accounting and income statement classification for sales subject to rebates and revenue sharing arrangements as well as coupons and discounts. The EITF concluded that sales incentives offered to customers to buy a product should be classified as a reduction of sales. The Company will implement Issue 00-14 in the first quarter of fiscal 2003. The Company does not expect any reclassification because of its Every Day Low Price strategy and because rebates and coupons accepted by the Company's stores are offered by the product's supplier and not by the Company. As a result, the adoption of this guidance is not expected to have a significant impact on the Company's financial position or results of operations.

  Reclassifications

   Certain reclassifications have been made to prior periods to conform to current presentations.

2  Defined Contribution Plans

   In the United States, the Company maintains a Profit Sharing Plan under which most full-time and many part-time Associates become participants following one year of employment and 401(k) retirement savings plans to which Associates may elect to contribute a percentage of their earnings. During fiscal 2002 most participants could contribute up to 15% of their pretax earnings, but not more than statutory limits.

   The Company made annual contributions in cash to these plans on behalf of all eligible Associates, including those who did not elect to contribute to the 401(k) plan. During fiscal 2002, eligible Associates could choose to receive a cash payout equal to one-half of the Company contribution that otherwise would have been made into the 401(k) plan. Those who did not choose a cash option had their money contributed into their 401(k) plan. Associates may choose from among 14 different 401(k) investment options. For Associates who do not make any election, their 401(k) balance is placed in a conservative balanced fund. Associates are immediately vested in their 401(k) funds and may change their investment options at any time.

   Additionally, the Company maintains various plans internationally. These plans are administered based upon the legislative and tax requirements in the country in which they are established.

   Annual contributions to the 401(k) and profit sharing plans and the various international plans are made at the sole discretion of the Company, and were $555 million, $486 million and $429 million in 2002, 2001 and 2000, respectively. In addition, in fiscal 2002 the Company paid $34 million in cash to Associates in lieu of Company contributions to the 401(k) plan.

3  Commercial Paper and Long-term Debt

   Information on short-term borrowings and interest rates is as follows (dollar amounts in millions):

                                                Fiscal years ended January 31,
                                                -----------------------------
                                                 2002       2001      2000
                                                 ------     ------    ------
        Maximum amount outstanding at month-end $4,072     $6,732    $6,588
        Average daily short-term borrowings....  2,606      4,528     2,233
        Weighted average interest rate.........    3.7%       6.4%      5.4%

   At January 31, 2002 and 2001, short-term borrowings consisting of $743 million and $2,286 million of commercial paper were outstanding, respectively. At January 31, 2002, the Company had committed lines of $3,811 million with 70 firms and banks and informal lines of credit with various banks totaling an additional $694 million, which were used to support commercial paper.

                                    10K-50

   Long-term debt at January 31, consisted of (amounts in millions):

                                                                           2002    2001
                                                                          ------- -------
        6.875% Notes due August 2009..................................... $ 3,500 $ 3,500
        4.375% Notes due August 2003.....................................   1,500      --
        5.450% Notes due August 2006.....................................   1,500      --
        6.550% Notes due August 2004.....................................   1,250   1,250
        5.750% Notes due December 2030...................................     714     714
        5.875% Notes due October 2005....................................     597     597
        7.500% Notes due May 2004........................................     500     500
        7.550% Notes due February 2030...................................     500     500
        7.550% Notes due February 2030...................................     500     500
        4.625% Notes due April 2003......................................     500       -
        3.250% Notes due September 2003..................................     500       -
        6.875% Notes due August 2002.....................................      --     500
        6.500% Notes due June 2003.......................................     454     454
        7.250% Notes due June 2013.......................................     445     445
 7.800%-8.250% Obligations from sale/leaseback transactions due 2014.....     343     373
        6.750% Notes due May 2002........................................      --     300
 7.000%-8.000% Obligations from sale/leaseback transactions due 2013.....     237     257
        8.500% Notes due September 2024..................................     250     250
        6.750% Notes due October 2023....................................     250     250
        8.000% Notes due September 2006..................................     250     250
        6.375% Notes due March 2003......................................     228     228
        4.625% Notes due April 2003......................................     200      --
        6.750% Eurobond due May 2002.....................................      --     200
        7.290% Notes due July 2006.......................................      --     324
4.410%-10.880% Notes acquired in ASDA acquisition due 2003-2015..........     865     948
        5.580% Wal-Mart Canada notes due May 2006........................     325      --
               Other, including adjustments to debt hedged by derivatives     279     161
                                                                          $15,687 $12,501

   The Company has two separate issuances of $500 million debt with embedded put options. For the first issuance, beginning June 2001, and each year thereafter, the holders of $500 million of the debt may require the Company to repurchase the debt at face value, in addition to accrued and unpaid interest. The holders of the other $500 million issuance may put the debt back to the Company at any time. Both of these issuances have been classified as a current liability in the January 31, 2002 consolidated balance sheet.

   Long-term debt is unsecured except for $161 million, which is collateralized by property with an aggregate carrying value of approximately $413 million. Annual maturities of long-term debt during the next five years are (in millions):

                 Fiscal year ended January 31, Annual maturity
                 ----------------------------- ---------------
                          2003................     $2,257
                          2004................      3,574
                          2005................      1,874
                          2006................        704
                          2007................      2,235
                          Thereafter..........      7,300

                                    10K-51

   The Company has agreed to observe certain covenants under the terms of its note agreements, the most restrictive of which relates to amounts of additional secured debt and long-term leases.

   The Company has entered into sale/leaseback transactions involving buildings while retaining title to the underlying land. These transactions were accounted for as financings and are included in long-term debt and the annual maturity schedule on the previous page. The resulting obligations are amortized over the lease terms. Future minimum lease payments for each of the five succeeding years as of January 31, 2002 are (in millions):

                 Fiscal year ended January 31, Minimum payments
                 ----------------------------- ----------------
                          2003................       $ 98
                          2004................         93
                          2005................        130
                          2006................         94
                          2007................         92
                          Thereafter..........        408

   At January 31, 2002 and 2001, the Company had letters of credit outstanding totaling $1,578 million and $1,129 million, respectively. These letters of credit were issued primarily for the purchase of inventory.

   In July 2001, the Company filed a shelf registration statement with the United States Securities and Exchange Commission under which it could issue up to a total of $6 billion in debt securities. During fiscal 2002 the Company issued $3.5 billion under this shelf registration statement. In March 2002, the Company sold notes totaling $500 million pursuant to the shelf registration statement. These notes bear interest at 4.15% and are due in June 2005. The proceeds from the sale of these notes will be used for general corporate purposes, which could include financing the repurchase of shares of the Company's stock pursuant to its existing stock repurchase program. After consideration of this debt issuance and the $3.5 billion debt issued during fiscal 2002, the Company is permitted to sell up to $2 billion of public debt under the shelf registration statement.

4  Financial Instruments

   The Company uses derivative financial instruments for hedging and non-trading purposes to manage its exposure to interest and foreign exchange rates. Use of derivative financial instruments in hedging programs subjects the Company to certain risks, such as market and credit risks. Market risk represents the possibility that the value of the derivative instrument will change. In a hedging relationship, the change in the value of the derivative is offset to a great extent by the change in the value of the underlying hedged item. Credit risk related to derivatives represents the possibility that the counterparty will not fulfill the terms of the contract. Credit risk is monitored through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral (generally cash) when appropriate. The majority of the Company's transactions are with counterparties rated A or better by nationally recognized credit rating agencies.

  Adoption of FASB 133

   On February 1, 2001, the Company adopted Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative and Hedging Activities" (FASB 133), as amended. Because most of the derivatives used by the Company at the date of adoption were designated as net investment hedges, the fair value of these instruments was included in the balance sheet prior to adoption of the standard. As a result, the adoption of this standard did not have a significant effect on the consolidated financial statements of the Company.

  Interest rate instruments

   The Company enters into interest rate swaps to minimize the risks and costs associated with its financing activities. Under the swap agreements, the Company pays variable rate interest and receives fixed interest rate

                                    10K-52
payments periodically over the life of the instruments. The notional amounts are used to measure interest to be paid or received and do not represent the exposure due to credit loss. All of the Company's interest rate swaps are designated as fair value hedges. In a fair value hedge, the gain or loss on the derivative instrument as well as the offsetting gain or loss on the hedged item attributable to the hedged risk are recognized in earnings in the current period. Ineffectiveness results when gains and losses on the hedged item are not completely offset by gains and losses in the hedge instrument. No ineffectiveness was recognized in fiscal 2002 related to these instruments. The fair value of these contracts is included in the balance sheet in the line titled "Other assets and deferred charges."

  Net Investment instruments

   At January 31, 2002, the Company is a party to cross-currency interest rate swaps which hedge its net investment in the United Kingdom. The agreements are contracts to exchange fixed rate payments in one currency for fixed rate payments in another currency. During the fourth quarter of fiscal 2002, the Company terminated cross-currency instruments that hedged portions of the Company's net investments in Canada, Germany and the United Kingdom. These instruments had notional amounts of $6.7 billion. The Company received $1.1 billion in cash related to the fair value of the instruments at the time of the terminations. Prior to the terminations, these instruments were classified as net investment hedges and were recorded at fair value as current assets on the balance sheet with a like amount recorded on the balance sheet shareholders' equity section in the line "other accumulated comprehensive income." No gain related to the terminations was recorded in the Company's income statement. The fair value of these contracts is included in the balance sheet in the line titled "Other assets and deferred charges."

  Cash Flow Hedge

   The Company has entered into a cross-currency interest rate swap related to $325 million of U.S. dollar denominated debt securities issued by a Canadian subsidiary of the Company during fiscal 2002. The swap is designated as a cash flow hedge of foreign currency exchange risk. No ineffectiveness was recognized during fiscal 2002 related to this instrument. The Company expects that the amount of gain existing in other comprehensive income that is expected to be reclassified into earnings within the next 12 months will not be significant. Changes in the foreign currency spot exchange rate result in reclassification of amounts from other comprehensive income to earnings to offset transaction gains or loss on foreign denominated debt. The fair value of this hedge is included in the balance sheet in the line titled "Other assets and deferred charges."

  Instruments Not Designated for Hedging

   The Company enters into forward currency exchange contracts in the regular course of business to manage its exposure against foreign currency fluctuations on cross-border purchases of inventory. These contracts are generally for durations of six months or less. Although these instruments are economic hedges, the Company did not designate these contracts as hedges as required in order to obtain hedge accounting. As a result, the Company marks the contracts to market through earnings. The fair value of these contracts is included in the balance sheet in the line titled "Prepaid expenses and other."

                                    10K-53

  Fair value of financial instruments

                                                                          Notional Amount       Fair Value
                                                                        ------------------- -------------------
Instrument                                                              1/31/2002 1/31/2001 1/31/2002 1/31/2001
----------                                                              --------- --------- --------- ---------
                                                                                 (amounts in millions)
Derivative financial instruments designated for hedging:
Receive fixed rate, pay floating rate interest rate swaps designated as
  fair value hedges....................................................  $ 3,792   $   500   $   172   $    28
Receive fixed rate, pay fixed rate cross-currency interest rate swaps designated as net investment hedges (Foreign exchange notional
  amount: GBP 795 and 2,165 at 1/31/2002 and 2001, respectively).......    1,250     4,750       192       659
Receive fixed rate, pay fixed rate cross-currency interest rate swaps designated as net investment hedges (Foreign exchange notional
  amount: DEM 3,320 at 1/31/2001)......................................       --     1,910        --       366
Receive fixed rate, pay fixed rate cross-currency interest rate swaps designated as net investment hedges (Foreign exchange notional
  amount: CAD 1,841 at 1/31/2001)......................................       --     1,250        --        57
Receive fixed rate, pay fixed rate cross-currency interest rate swaps designated as cash flow hedge (Foreign exchange notional amount:
  CAD 503 at 1/31/2002)................................................      325        --         8        --
                                                                         $ 5,367   $ 8,410   $   372   $ 1,110
Derivative financial instruments not designated for hedging:
Foreign currency exchange forward contracts (various currencies).......  $   117   $   292   $    --   $     6
Basis swap.............................................................      500       500         1        --
                                                                         $   617   $   792   $     1   $     6
Non-derivative financial instruments:
Long-term debt.........................................................  $17,944   $16,735   $18,919   $17,266

   Cash and cash equivalents: The carrying amount approximates fair value due to the short maturity of these instruments.

   Long-term debt: Fair value is based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

   Interest rate instruments and net investment instruments: The fair values are estimated amounts the Company would receive or pay to terminate the agreements as of the reporting dates.

   Foreign currency contracts: The fair value of foreign currency contracts are estimated by obtaining quotes from external sources.

                                    10K-54

5  Other Accumulated Comprehensive Income

   Comprehensive income is net income plus certain other items that are recorded directly to shareholders' equity. The only items currently applicable to the Company are foreign currency translation adjustments and hedge accounting adjustments. The following table gives further detail regarding the changes in the composition of other accumulated comprehensive income during fiscal 2002, 2001 and 2000:

                                                                 Currency      Net      Cash
                                                                Translation Investment  Flow
                                                                Adjustment    Hedges   Hedges  Total
                                                                ----------- ---------- ------ -------
Balance at January 31, 1999....................................   $  (458)    $  (51)   $--   $  (509)
Foreign currency translation adjustment........................      (182)        --     --      (182)
Change in fair value of hedging instruments....................        --        236     --       236
Balance at January 31, 2000....................................      (640)       185     --      (455)
Foreign currency translation adjustment........................    (1,126)        --     --    (1,126)
Change in fair value of hedging instruments....................        --        897     --       897
Balance at January 31, 2001....................................    (1,766)     1,082     --      (684)
Foreign currency translation adjustment........................      (472)        --     --      (472)
Change in fair value of hedging instruments....................        --        315     --       315
Reclassification of tax payable on terminated hedges...........        --       (426)    --      (426)
Change in fair value of cash flow hedges.......................        --         --      7         7
Reclassification to earnings to offset transaction gain on debt        --         --     (8)       (8)
Balance at January 31, 2002....................................   $(2,238)    $  971    $(1)  $(1,268)

6  Income Taxes

   The income tax provision consists of the following (in millions):

                                               Fiscal years ended January 31,
                                               ---------------------------
                                                 2002      2001      2000
                                                ------    ------   ------
        Current
           Federal............................ $3,021    $2,641    $2,920
           State and local....................    310       297       299
           International......................    381       412       257
        Total current tax provision...........  3,712     3,350     3,476
        Deferred
           Federal............................    230       457       (71)
           State and local....................     17        34        (3)
           International......................    (62)     (149)     (183)
        Total deferred tax provision (benefit)    185       342      (257)
        Total provision for income taxes...... $3,897    $3,692    $3,219(a)

--------
(a)Total provision for income tax includes a provision on income before the cumulative effect of accounting change of $3,338 million and a tax benefit of $119 million resulting from the cumulative effect of the accounting change.

   Earnings before income taxes are as follows (in millions):

                                              Fiscal years ended January 31,
                                              ------------------------------
                                               2002       2001       2000
                                               -------    -------    ------
           Domestic.......................... $ 9,523    $ 9,203    $8,414
           International.....................   1,228        913       669
           Total earnings before income taxes $10,751    $10,116    $9,083

                                    10K-55

   Items that give rise to significant portions of the deferred tax accounts at January 31 are as follows (in millions):

                                                                                      2002   2001   2000
                                                                                     ------ ------ ------
Deferred tax liabilities
Property, plant, and equipment...................................................... $  906 $  751 $  748
Inventory...........................................................................    368    407    393
International, principally asset basis difference...................................    448    398    348
Acquired asset basis difference.....................................................     53     65    314
Other...............................................................................    138     87     66
Total deferred tax liabilities......................................................  1,913  1,708  1,869
Deferred tax assets.................................................................
Amounts accrued for financial reporting purposes not yet deductible for tax purposes    832    865  1,098
Capital leases......................................................................     26     74    193
International, asset basis and loss carryforwards...................................    459    352    402
Deferred revenue....................................................................    137    142    181
Other...............................................................................    159    153    215
Total deferred tax assets...........................................................  1,613  1,586  2,089
Net deferred tax liabilities (assets)............................................... $  300 $  122 $ (220)

   A reconciliation of the significant differences between the effective income tax rate and the federal statutory rate on pretax income follows:

                                                       Fiscal years ended January 31,
                                                       ----------------------------
                                                        2002       2001      2000
                                                        -----      -----     -----
 Statutory tax rate................................... 35.00%     35.00%    35.00%
 State income taxes, net of federal income tax benefit  1.98%      2.13%     2.18%
 International........................................ (1.01%)    (0.84%)   (0.74%)
 Other................................................  0.28%      0.21%     0.31%
                                                       36.25%     36.50%    36.75%

   Federal and state income taxes have not been provided on accumulated but undistributed earnings of certain foreign subsidiaries aggregating approximately $1 billion at January 31, 2002, as such earnings have been reinvested in the business. The determination of the amount of the unrecognized deferred tax liability related to the undistributed earnings is not practicable.

7  Acquisitions

   In fiscal 2001, the Company purchased 271.3 million shares of stock in Wal-Mart de Mexico S.A. de C.V. (formerly Cifra S.A. de C.V.) at a total cash cost of $587 million. This transaction increased the Company's ownership percentage by approximately 6% and resulted in goodwill of $422 million, which was amortized over a 40-year life. Beginning in the first quarter of fiscal 2003, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests under FASB Standard 142. See Note 1 of Notes to Consolidated Financial Statements for additional information on New Accounting Pronouncements.

   In December 1999, the Company acquired most of the minority interest of its operation in South Korea from its joint venture partner with the remaining minority interest being acquired during the first quarter of fiscal 2001.

   During the third quarter of fiscal 2000, the Company acquired ASDA Group PLC
(ASDA), the third-largest retailer in the United Kingdom with 229 stores. The transaction was accounted for as a purchase. The results of operations are included in the consolidated Company results since the date of acquisition. The purchase price of

                                    10K-56
approximately $11 billion was allocated to the net assets acquired and liabilities assumed based on their estimated fair value. The resulting goodwill and other acquired intangible assets of approximately $7 billion are being amortized over 40 years prior to the adoption of FASB 142.

   The following table presents unaudited pro forma results as if the ASDA acquisition had occurred at the beginning of the fiscal year ended January 31, 2000. Adjustments to net income are primarily related to the amortization of goodwill and other acquired intangible assets and additional interest expense on the debt incurred to finance the acquisition. The ASDA results were converted from Great Britain pounds to United States dollars at the average exchange rate for the period presented. The conversion rates range from 1.61 to
1.66. The aggregate impact of other acquisitions in this period are not presented due to the insignificant differences from historical results (amounts in millions except per share data):

                                              Fiscal years ended
                                               January 31, 2000
                                              ------------------
                Sales........................      $172,295
                Net income...................      $  5,551
                Net income per share--basic..      $   1.25
                Net income per share--diluted      $   1.24

8  Stock Option Plans

   The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement 123, "Accounting for Stock-Based Compensation," (FAS No. 123) requires the use of option valuation models that were not developed for use in valuing employee stock options. Because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized. The options granted under the stock option plans generally expire ten years from the date of grant. Options granted prior to November 17, 1995, may be exercised in nine annual installments. Generally, options granted on or after November 17, 1995 and before fiscal 2001 may be exercised in seven annual installments. Options granted after fiscal 2001 may be exercised in five annual installments.

   Pro forma information regarding net income and income per share is required by FAS No. 123 and has been determined as if the Company had accounted for its employee stock option plans under the fair value method of that statement. The fair value of these options was estimated at the date of the grant using the Black-Scholes option pricing model with the following assumption ranges: risk-free interest rates between 4.4% and 7.2%, dividend yields between .4% and 1.3%, volatility factors between .23 and .41, and an expected life of the option of 7.4 years for the options issued prior to November 17, 1995, 5.8 years for options issued thereafter and 2.0 to 4.0 years for options converted from ASDA stock options.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation methods require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. Using the Black-Scholes option evaluation model, the weighted average value of options granted during the years ending January 31, 2002, 2001, and 2000, were $24, $22, and $13, per option, respectively.

                                    10K-57

   The effect of applying the fair value method of FAS No. 123 to the stock option grants subsequent to February 1, 1995, results in the following net income and net income per share (amounts in millions except per share data):

                                              Fiscal years ended January 31,
                                              ------------------------------
                                                  2002       2001      2000
                                              --------   --------  --------
       Pro forma net income..................  $6,592     $6,235    $5,324
       Pro forma earnings per share--basic...  $ 1.48     $ 1.40    $ 1.20
       Pro forma earnings per share--dilutive  $ 1.47     $ 1.39    $ 1.19

   Pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

   The following table summarizes information about stock options outstanding as of January 31, 2002:

                    Number of  Weighted average  Weighted average                       Weighted average
      Range        outstanding    remaining      exercise price of  Number of options  exercise price of
of exercise prices   options    life in years   outstanding options   exerciseable    exerciseable options
------------------ ----------- ---------------- ------------------- ----------------- --------------------
 $ 4.24 to  7.25       64,000        1.6              $ 5.67               54,000            $ 5.95
  10.81 to 15.41   16,128,000        3.8               11.89            8,616,000             12.05
  17.53 to 23.33    6,894,000        6.0               19.29            3,409,000             19.39
  24.72 to 34.53    1,258,000        8.6               26.40              218,000             30.30
  39.88 to 45.75    5,815,000        7.1               40.84            2,183,000             40.99
  46.00 to 54.56   17,629,000        8.5               48.30            2,299,000             46.60
  55.38 to 63.44    1,937,000        9.2               55.87               44,000             58.85
 $ 4.24 to 63.44   49,725,000        6.5              $31.28           16,823,000            $22.35

   Further information concerning the options is as follows:

                                                       Option price Weighted Average
                                             Shares     per share      per share          Total
                                           ----------  ------------ ---------------- --------------
January 31, 1999.......................... 56,158,000  $ 4.39-43.00      $16.32      $  916,675,000
(12,357,000 shares exerciseable)
Options granted...........................  1,540,000   41.25-63.44       44.62          68,703,000
ASDA options converted to Wal-Mart options  4,250,000         46.17       46.17         196,244,000
Options canceled.......................... (2,452,000)   5.33-43.00       17.27         (42,337,000)
Options exercised......................... (8,182,000)   4.39-39.88       11.44         (93,583,000)
January 31, 2000.......................... 51,314,000  $ 5.33-63.44      $20.39      $1,045,702,000
(12,967,000 shares exerciseable)
Options granted...........................  9,841,000   45.38-58.94       48.30         475,332,000
Options canceled.......................... (3,444,000) 6.75 - 54.56       26.47         (92,274,000)
Options exercised......................... (7,865,000) 6.75 - 46.00       13.50        (106,145,000)
January 31, 2001.......................... 49,846,000  $ 5.33-63.44      $26.56      $1,322,615,000
(15,944,000 shares exerciseable)
Options granted........................... 11,281,000    4.24-56.80       47.71         538,182,000
Options canceled.......................... (1,969,000)  11.13-54.56       34.02         (67,030,000)
Options exercised......................... (9,433,000)   4.24-47.56       22.37        (212,065,000)
January 31, 2002.......................... 49,725,000  $ 4.24-63.44      $30.53      $1,581,702,000
(16,823,000 shares exerciseable)
Shares available for option:
January 31, 2001.......................... 65,521,000
January 31, 2002.......................... 56,209,000

   Income tax benefit recorded as a result of the tax deductions triggered by employee exercise of stock options amounted to $106 million, $118 million and $125 million in fiscal 2002, 2001 and 2000, respectively.

                                    10K-58

9  Commitments and Contingencies

   The Company and its subsidiaries are involved from time to time in claims, proceedings and litigation arising from the operation of its business. The Company does not believe that any such claim, proceeding or litigation, either alone or in the aggregate, will have a material adverse effect on the Company's financial position or results of its operations.

   The Company and certain of its subsidiaries have long-term leases for stores and equipment. Rentals (including, for certain leases, amounts applicable to taxes, insurance, maintenance, other operating expenses and contingent rentals) under all operating leases were $1,043 million, $893 million, and $762 million in 2002, 2001, and 2000, respectively. Aggregate minimum annual rentals at January 31, 2002, under non-cancelable leases are as follows (in millions):

Fiscal year                                               Operating leases Capital leases
-----------                                               ---------------- --------------
2003.....................................................      $  623          $  425
2004.....................................................         602             424
2005.....................................................         586             423
2006.....................................................         565             419
2007.....................................................         547             409
Thereafter...............................................       5,131           3,414
Total minimum rentals....................................      $8,054           5,514
Less estimated executory costs...........................                          63
Net minimum lease payments...............................                       5,451
Less imputed interest at rates ranging from 6.1% to 14.0%                       2,258
Present value of minimum lease payments..................                      $3,193

   Certain of the leases provide for contingent additional rentals based on percentage of sales. The additional rentals amounted to $63 million, $56 million and $51 million in 2002, 2001 and 2000, respectively. Substantially all of the store leases have renewal options for additional terms of from 5 to 80 years at comparable rentals.

   The Company has entered into lease commitments for land and buildings for 20 future locations. These lease commitments with real estate developers provide for minimum rentals for 10 to 20 years, excluding renewal options, which if consummated based on current cost estimates, will approximate $25 million annually over the lease terms.

10  Segments

   The Company and its subsidiaries are principally engaged in the operation of mass merchandising stores located in all 50 states, Argentina, Canada, Germany, South Korea, Puerto Rico, and the United Kingdom; through joint ventures in China; and through majority-owned subsidiaries in Brazil and Mexico. The Company identifies segments based on management responsibility within the United States and geographically for all international units. The Wal-Mart Stores segment includes the Company's discount stores, Supercenters and Neighborhood Markets in the United States. The SAM'S CLUB segment includes the warehouse membership clubs in the United States. The Company's operations in Argentina, Brazil, China, Germany, South Korea, Mexico and the United Kingdom are consolidated using a December 31 fiscal year end, generally due to statutory reporting requirements. There were no significant intervening events which materially affected the financial statements. The Company's operations in Canada and Puerto Rico are consolidated using a January 31 fiscal year end. The Company measures segment profit as operating income, which is defined as income before interest expense, income taxes, minority interest and cumulative effect of accounting change. Information on segments

                                    10K-59
and a reconciliation to income, before income taxes, minority interest and cumulative effect of accounting change, are as follows (in millions):

Fiscal year ended January 31, 2002       Wal-Mart Stores SAM'S CLUB International  Other   Consolidated
----------------------------------       --------------- ---------- ------------- -------  ------------
Revenues from external customers........    $139,131      $29,395      $35,485    $13,788    $217,799
Intercompany real estate charge (income)       1,993          411           --     (2,404)         --
Depreciation and amortization...........       1,091          177          595      1,427       3,290
Operating income (loss).................      10,305        1,028        1,458       (714)     12,077
Interest expense........................                                                       (1,326)
Income before income taxes and minority
  interest..............................                                                       10,751
Total assets............................    $ 21,890      $ 3,958      $26,324    $31,279    $ 83,451

Fiscal year ended January 31, 2001       Wal-Mart Stores SAM'S CLUB International  Other   Consolidated
----------------------------------       --------------- ---------- ------------- -------  ------------
Revenues from external customers........    $121,889      $26,798      $32,100    $10,542    $191,329
Intercompany real estate charge (income)       1,766          383           --     (2,149)         --
Depreciation and amortization...........         927          147          562      1,232       2,868
Operating income (loss).................       9,724          942        1,112       (288)     11,490
Interest expense........................                                                       (1,374)
Income before income taxes and minority
  interest..............................                                                       10,116
Total assets............................    $ 20,286      $ 3,843      $25,742    $28,259    $ 78,130

Fiscal year ended January 31, 2000       Wal-Mart Stores SAM'S CLUB International  Other   Consolidated
----------------------------------       --------------- ---------- ------------- -------  ------------
Revenues from external customers........    $108,721      $24,801      $22,728    $ 8,763    $165,013
Intercompany real estate charge (income)       1,542          366           --     (1,908)         --
Depreciation and amortization...........         812          124          402      1,037       2,375
Operating income (loss).................       8,701          850          817       (263)     10,105
Interest expense........................                                                       (1,022)
Income before income taxes, minority
  interest and cumulative effect of
  accounting change.....................                                                        9,083
Total assets............................    $ 18,213      $ 3,586      $25,330    $23,220    $ 70,349

   Operating income information for fiscal years 2000 and 2001 has been reclassified to conform to current-year presentation. For this reclassification, certain corporate expenses have been moved from the "other" category to the operating segments.

   Domestic long-lived assets excluding goodwill were $33,612 million, $29,741 million and $25,227 million in 2002, 2001 and 2000, respectively. Additions to domestic long-lived assets were $4,749 million, $6,374 million and $3,814 million in 2002, 2001 and 2000, respectively. International long-lived assets excluding goodwill were $12,138 million, $11,193 million and $10,742 million in 2002, 2001 and 2000, respectively. Additions to International long-lived assets were $1,436 million, $711 million and $7,070 million in 2002, 2001 and 2000, respectively. The International segment includes all international real estate. The operations of the Company's ASDA subsidiary are significant in comparison to the total operations of the International segment. ASDA sales during fiscal 2002, 2001 and 2000 were $15.3 billion, $14.5 billion and $7.2 billion, respectively. At January 31, 2002 and 2001, ASDA long-lived assets, including primarily net plant, property and equipment and net goodwill, totaled $12.4 billion in each year.

                                    10K-60

   All of the real estate in the United States is included in the "Other" category and is leased to Wal-Mart Stores and SAM'S CLUB. The revenues in the "Other" category result from sales to third parties by McLane Company, Inc., a wholesale distributor.

   McLane offers a wide variety of grocery and non-grocery products, which it sells to a variety of retailers including the Company's Wal-Mart Stores and SAM'S CLUB segments. McLane is not a significant segment and therefore, results are not presented separately.

11  Quarterly Financial Data (Unaudited)

                                                             Quarters ended
                                               --------------------------------------------------
                                               April 30,   July 31,   October 31,   January 31,
                                               ---------   --------   -----------   -----------
                                               Amounts in millions (except per share information)
2002
Net sales.....................................  $48,052    $52,799      $52,738       $64,210
Cost of sales.................................   37,850     41,412       41,388        50,912
Net income....................................    1,380      1,622        1,481         2,188
Net income per common share, basic and diluted  $  0.31    $  0.36      $  0.33       $  0.49
2001
Net sales.....................................  $42,985    $46,112      $45,676       $56,556
Cost of sales.................................   33,665     36,044       35,694        44,852
Net income....................................    1,326      1,596        1,369         2,004
Net income per common share, basic and diluted  $  0.30    $  0.36      $  0.31       $  0.45

                                    10K-61

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders,
Wal-Mart Stores, Inc.

   We have audited the accompanying consolidated balance sheets of Wal-Mart Stores, Inc. as of January 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wal-Mart Stores, Inc. at January 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2002, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG, LLP (Signature)

Tulsa, Oklahoma
March 22, 2002

                                    10K-62

Listings--Stock Symbol: WMT

Market Price of Common Stock

                                 Fiscal years ended January 31,
                                 ---------------------------
                                     2002             2001
                                 -------------    -------------
                   Quarter Ended   Hi       Low     Hi    Low
                   ------------- ------    ------ ------ ------
                    April 30.... $55.70    $46.91 $63.56 $44.50
                    July 31..... $55.88    $47.34 $62.00 $51.00
                    October 31.. $55.99    $44.00 $57.63 $43.25
                    January 31.. $59.86    $52.24 $58.44 $43.69

Dividends Paid Per Share

                         Fiscal years ended January 31,
                                   Quarterly
                      ------------------------------------
                            2001               2000
                      ----------------- ------------------
                      April 9.. $0.0700 April 10.. $0.0600
                      July 9... $0.0700 July 10... $0.0600
                      October 9 $0.0700 October 10 $0.0600
                      January 9 $0.0700 January 8. $0.0600


                                    10K-63

Portions of the Company's definitive Proxy Statement for the Annual Meeting of
                             Shareholders held on
 June 7, 2002, that are incorporated by reference into Part III and IV of the
                          Company's Annual Report on
             Form 10-K for the fiscal year ended January 31, 2002.

                             NOMINEES FOR DIRECTOR

The following candidates are nominated by the Board. They have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of the business environment, willingness to devote adequate time to Board duties, and ability to make independent, analytical inquiries. The Board is committed to diversified membership. The Board does not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees.

James Breyer, 40

Managing Partner of Accel Partners, a leading venture capital firm. He is also a director of RealNetworks, Inc. and Lightspan, Inc. Member since 2001.

John T. Chambers, 52

President and CEO of Cisco Systems, Inc., a leading manufacturer of computer network equipment. Member since 2000.

Thomas M. Coughlin, 52

Executive Vice President of Wal-Mart Stores, Inc. President and Chief Executive Officer of Wal-Mart Stores Division since January 1999. Prior to this appointment, he held various executive positions with Wal-Mart Stores, Inc. Member since 2001.

Stephen Friedman, 64

Retired in 1994 as Chairman of Goldman Sachs & Co. From 1994 to 1998, he held the title of Senior Chairman of Goldman Sachs & Co. Since 1998, he has been a Senior Principal of Marsh & McLennan Capital Corp. He is also Chairman Emeritus of the Board of Columbia University and a director of Fannie Mae. Member since 1996.

Stanley C. Gault, 76

Retired Chairman of the Goodyear Tire & Rubber Company from June 1991 to June 1996 and Chief Executive Officer of the Goodyear Tire & Rubber Company from June 1991 to January 1996. Mr. Gault previously served as Chairman and Chief Executive Officer of Rubbermaid Incorporated. He is also a director of Avon Products, Inc. and The Timken Company. Member since 1996.

David D. Glass, 66

Chairman of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc. Mr. Glass served as Wal-Mart's President and Chief Executive Officer from January 1988 to January 2000. Member since 1977.

Roland A. Hernandez, 44

Retired Chief Executive Officer and Chairman of Telemundo Group, Inc., a Spanish-language television station company from August 1998 to December 2000. From March 1995 to August 1998, he served as President and

                                    10K-64

Chief Executive Officer of Telemundo Group, Inc. He was previously the President of Interspan Communications, Inc. He is also a director of The Ryland Group, Inc. Member since 1998.

Dawn G. Lepore, 48

Vice Chairman of Technology, Operations and Administration for The Charles Schwab Corporation since December 2001. From July 1999 to December 2001, she served as Vice Chairman and Chief Information Officer for The Charles Schwab Corporation and served as Executive Vice President and Chief Information Officer for The Charles Schwab Corporation from October 1993 to July 1999. She is also a director of eBay, Inc. Member since 2001.

J. Paul Reason, 61

President and Chief Operating Officer of Metro Machine Corporation, an employee owned ship repair company, since July 2000. From December 1999 to June 2000, he served as Vice President-Ship Systems for Syntek Technologies, Inc. He is a retired four-star Admiral in the U.S. Navy. He served as Commander-in-Chief of the U.S. Atlantic Fleet from December 1996 to September 1999. He served as Deputy Chief of Naval Operations from August 1994 to November 1996. He is also a director of AMGEN, Inc. and Norfolk Southern Corporation. Member since 2001.

Elizabeth A. Sanders, 56

Management consultant with The Sanders Partnership. She was previously a Vice President and General Manager for Nordstrom, Inc. She is also a director of Advantica Restaurant Group, Inc., Washington Mutual, Inc., and Wellpoint, Inc. Member since 1992.

H. Lee Scott, Jr., 53

President and CEO of Wal-Mart Stores, Inc. since January 2000. Prior to this appointment, Mr. Scott held various executive positions with Wal-Mart Stores, Inc. Mr. Scott is also a director of Cooper Industries, Inc. Member since 1999.

Jack C. Shewmaker, 64

International consultant, rancher and retired Wal-Mart executive. Member since 1977.

Jose H. Villarreal, 48

Partner in the San Antonio office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Member since 1998.

John T. Walton,* 55

Chairman of True North Partners, L.L.C., which holds investments in technology companies. Member since 1992.

S. Robson Walton,* 57

Chairman of the Board of Wal-Mart. Member since 1978.
--------
*  S. Robson Walton and John T. Walton are brothers.

                                    10K-65

                           COMPENSATION OF DIRECTORS

   During the calendar year ended December 31, 2001, outside directors were paid $50,000. At least one-half of the retainer was paid in Wal-Mart stock or stock units. Chairpersons of board committees received an additional retainer of $3,000. Outside directors were paid $1,500 per day, not to exceed 30 days per year, for Board-related work outside of the scope of their regular director duties. Directors were not paid for meeting attendance but were reimbursed for expenses incurred in attending the meetings.

   In June 2001, each outside director also received options to purchase 3,867 shares of Company stock to link more closely his or her compensation to the interests of shareholders. The grant vests one year from the date of grant and has a term of ten years.

   During the fiscal year ended January 31, 2002, Jack Shewmaker received certain benefits available to Company executives, and a portion of his health insurance costs were paid by the Company.

                          RELATED-PARTY TRANSACTIONS

   Frank Robson held various ownership interests in six store locations leased by Wal-Mart. Mr. Robson is the brother of Helen R. Walton, a beneficial owner of more than 5% of Wal-Mart stock. The Company paid rents and maintenance fees of $2,034,964 under the leases for the fiscal year ended January 31, 2002. The Company believes that the rents and maintenance fees paid under the leases are competitive with rents and maintenance fees that would be paid to a third party to lease similar space.

   During the past fiscal year Manhattan Products, Inc., which is owned by members of director Steve Friedman's family, had sales to Wal-Mart of $8,690,368. The Company believes that the amounts paid to Manhattan Products in these transactions were competitive with amounts that would be paid to third parties in similar transactions.

   During the past fiscal year Springdale Card & Comic Wholesale, which is owned by the son of director David D. Glass, had sales to the Company of $363,492. The Company believes that the amounts paid to Springdale Card & Comic Wholesale in these transactions were competitive with amounts that would be paid to third parties in similar transactions.

                     COMPENSATION AND NOMINATING COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

   Compensation Philosophy: Wal-Mart's executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to Wal-Mart; (2) provide incentives to attract and retain key executives; and (3) instill a long-term commitment to Wal-Mart and develop pride and a sense of Company ownership, all in a manner consistent with shareholders' interests.

   The Compensation and Nominating Committee set the salaries of Lee Scott, President and Chief Executive Officer, David Glass, Chairman of the Executive Committee of the Board of Directors and Rob Walton, Chairman of the Board of Directors. As a part of its oversight of the Company's compensation programs, the Committee also reviewed the salaries paid to certain other Wal-Mart executives.

   The executive officers' compensation package has three main parts: (1) base salary, which is reviewed annually; (2) equity compensation consisting of stock options and, for certain executives, restricted stock; and (3) incentive payments under the Company's Management Incentive Plan, which may be earned annually depending on the Company's achievement of pre-established goals relating to increases in pre-tax profits. Wal-Mart has a

                                    10K-66

Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred. Incentive payments on the amounts deferred are accrued annually starting 10 years after the initial deferral. Company executives also participate in the Company's 401(k) Plan and its Profit Sharing Plan, which is a defined contribution retirement plan with its assets primarily invested in Wal-Mart stock.

   Base Salary: Base salaries of Company executives are based on Wal-Mart's performance for the prior fiscal year and upon a subjective evaluation of each executive's contribution to that performance. In evaluating overall Company performance, the primary focus is on Wal-Mart's financial performance for the year as measured by net income, total sales, comparable store sales and return on shareholders' equity. Other criteria, including equal employment performance and whether Wal-Mart conducts its operations in accordance with the business and social standards expected by its associates, shareholders and the communities in which it operates are also considered.

   Equity Participation: Stock options are generally granted annually under Wal-Mart's Stock Incentive Plan in order to link executives' compensation to the long-term financial success of Wal-Mart, as measured by stock performance. Options are generally priced at 100% of the closing price of Wal-Mart stock on the day of grant. They typically vest in equal annual increments, beginning one year from the date of grant. Options granted prior to November 17, 1995, vest in nine annual installments. Those granted between November 17, 1995, and January 27, 2000, are exercisable in seven annual installments. Options granted on or after January 28, 2000, are exercisable in five annual installments.

   The total number of options awarded to each executive is generally based on an option grant dollar amount divided by the option's exercise price. The option grant dollar amount is the product of the executive's base salary multiplied by the appropriate stock option grant percentage. For example, if an executive makes $100,000 per year and the percentage applied is 150%, the option grant dollar amount for the executive is $150,000. This amount is divided by the stock price on the date of grant. In this example, $150,000 divided by a stock price of $50 will result in a grant of options to purchase 3,000 shares at $50 per share.

   The Committee establishes the percentages for, and makes awards of options to, executive officers required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Section 16 persons"). These percentages are based on a subjective evaluation of the performance of each executive without regard to the number of options held by or previously granted to the executive.

   In addition to stock options, certain executives are from time to time granted restricted stock under Wal-Mart's Stock Incentive Plan. Any award of restricted stock to Section 16 persons will be made by the Committee, which sets the vesting criteria. Awards may be made to provide incentives to enhance the job performance of certain executives or to induce them to remain with or to become associated with the Company.

   Incentive Payments: Incentive payments are made under Wal-Mart's Management Incentive Plan upon achievement of pre-established performance criteria. For the 2002 fiscal year, the Committee set three levels of overall performance objectives for the Company: threshold, business plan and maximum.

   Corresponding incentive levels for the 2002 fiscal year were assigned to participants in the plan by the Committee as percentages of base salary. These incentive levels are tied directly to the achievement of specific levels of performance objectives. Incentive percentages ranging from a low of 53.9% of base salary at the threshold performance level to a high of 250% at the maximum level were payable under the plan to an executive group including, among others, the Chief Executive Officer, the Chairman of the Executive Committee of the Board and Chief Financial Officer. For these officers, performance goals are based on overall corporate performance. For divisional executives, performance goals are based on a combination of corporate and divisional performance.

                                    10K-67

   For the fiscal year ended January 31, 2002, excluding extraordinary expenses, corporate pre-tax profits represent 64.9% of the maximum profit improvement target set by the Committee. As a result, incentive payments were made under the Management Incentive Plan in March of 2002 for performance in the fiscal year ended January 31, 2002.

   Compensation of the Chief Executive Officer: Lee Scott was appointed President and Chief Executive Officer of the Company, effective January 13, 2000. Mr. Scott's base salary as Chief Executive Officer was set at $1,100,000, effective March 24, 2001. On March 6, 2002, he was granted options to purchase 521,634 shares of Wal-Mart stock relating to performance under the Stock Incentive Plan of 1998 during the January 31, 2002 fiscal year. During the January 31, 2002 fiscal year, Mr. Scott received an award of 98,620 shares of restricted stock. On March 7, 2002, Mr. Scott also received an award of 107,527 shares of restricted stock. The Committee determined the amount of Mr. Scott's base salary as well as the number of restricted stock and stock options after considering the following: competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level; Mr. Scott's general knowledge of the retail business and his contribution to the Company's past business success; and the Committee's belief that Mr. Scott has the vision and managerial capabilities to ensure the Company's continued growth into the foreseeable future.

   Mr. Scott also received an incentive payment of $1,784,750 under Wal-Mart's Management Incentive Plan. The bonus was based on Wal-Mart's achievement of the pre-tax profit performance goals established by the Committee and was paid in the current fiscal year but relates to performance in the fiscal year ended January 31, 2002.

   Deductibility of Compensation: Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million paid to an executive officer is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m).

   Mr. Scott deferred a portion of his compensation during the fiscal year ended January 31, 2002, so that during the year he actually received less than $1 million in compensation. Because his base salary for the fiscal year ending on January 31, 2003, will exceed $1 million, Mr. Scott has volunteered to defer receipt of that portion of his base salary in excess of $1 million until after his retirement. This allows Wal-Mart to deduct the deferred portion of his base salary when it is paid after his retirement.

   During the fiscal year ended January 31, 2002, John Menzer was awarded an additional 15% incentive opportunity, effective August 1, 2001. This incentive was based on performance and the growing complexity of the position. Although this award was performance based, it was set more than 120 days after the beginning of the fiscal year, and is not deductible.

   This report is submitted by the Compensation and Nominating Committee:

                                          Stanley Gault, Chairperson
                                          Betsy Sanders
                                          Don Soderquist
                                          Jose Villarreal

                                    10K-68

                             Summary Compensation

   This table shows the compensation during each of the Company's last three fiscal years paid to Wal-Mart's Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended January 31, 2002.

                                                Annual compensation                             Long-term compensation
                             --------------------------------------------------------- ----------------------------------------
                                                                                                  Number of
                                                                                                    shares
                             Fiscal year                                  Other        Restricted underlying
                                ended                   Incentive         annual         stock     options       All other
Name and position             Jan. 31,   Salary($)(1) Payment($)(2) compensation($)(3) awards($)  granted(4) compensation($)(5)
-----------------            ----------- ------------ ------------- ------------------ ---------- ---------- ------------------
H. Lee Scott, Jr.               2002      1,123,077     1,784,750         94,682       5,000,000   521,634        133,328
  President and CEO             2001        992,308     1,750,000              0       6,083,159   459,284         96,168
                                2000        800,000     1,215,385              0               0   219,931         90,685

David D. Glass                  2002      1,086,538     1,298,000        113,432               0         0        513,892
  Chairman of the Executive     2001      1,122,308     1,778,000         96,802         797,203    39,448        394,263
  Committee of the Board of     2000      1,406,154     2,540,000         91,419               0    93,104        475,300
  Directors

Thomas M. Coughlin              2002        885,769       935,929         45,410         875,000   220,175        152,193
  Executive Vice President      2001        796,923     1,120,000         31,811       2,441,584   283,461        118,984
  and President and CEO         2000        720,000     1,008,000         26,755               0   109,966        110,738
  Wal-Mart Stores Division

John B. Menzer                  2002        717,308       838,927              0       1,000,000   179,212         72,928
  Executive Vice President      2001        640,385       637,000              0       1,556,015   130,741         64,613
  and President and CEO         2000        567,308       805,385              0               0    35,739         58,846
  International Division

Thomas R. Grimm                 2002        648,462       596,232              0         900,000   102,407         50,362
  Executive Vice President      2001        590,385       608,400              0         987,361    89,490         38,003
  and President and CEO         2000        527,308       357,500              0               0    27,721          5,164
  SAM'S Clubs

--------
(1) This column includes compensation earned during the fiscal year, but deferred. This column also includes compensation for an additional pay period because fiscal year 2002 had 27 pay periods rather than the normal 26 pay periods.
(2) Incentive payments in this column were made under the Management Incentive Plan in connection with the Company's performance in the January 31, 2000, 2001 and 2002 fiscal years but were paid during the January 31, 2001, 2002 and 2003 fiscal years, respectively.
(3) The total amount of other annual compensation for H. Lee Scott, Jr. is for personal use of a Company aircraft. All amounts for the other named officers are incentive interest payments on amounts deferred under the Officer Deferred Compensation Plan. For these other officers, the amounts do not include the value of perquisites and other personal benefits because they do not exceed the lesser of $50,000 or 10% of any such officer's total annual salary and bonus.
(4) The options shown for 2002 were granted on March 6, 2002, after the end of the fiscal year but in respect of the prior fiscal year.
(5) "All other compensation" for the fiscal year ended January 31, 2002, includes Company contributions to Wal-Mart's Profit Sharing, Supplemental Executive Retirement and 401(k) plans, above-market interest credited on deferred compensation, and term life insurance premiums paid by Wal-Mart for the benefit of each officer. These amounts are shown in the following table:

                   Profit Sharing     SERP       401(k) Plan  Above-market Life Insurance
Name               contributions  contributions contributions   interest      premiums
----               -------------- ------------- ------------- ------------ --------------
H. Lee Scott, Jr..     $3,400       $108,134       $3,400       $ 18,306        $88
David D. Glass....     $3,400       $106,858       $3,400       $400,163        $71
Thomas M. Coughlin     $3,400       $ 73,162       $3,400       $ 72,143        $88
John B. Menzer....     $3,400       $ 46,943       $3,400       $ 19,097        $88
Thomas R. Grimm...     $3,400       $ 43,474       $3,400       $      0        $88

                                    10K-69

                       Option Grants in Last Fiscal Year

   This table shows all options to acquire shares of Wal-Mart stock granted to the named executive officers during the fiscal year ended January 31, 2002.

                               Individual Grants
                   -----------------------------------------
                                       Percent of
                                      total options
                    Number of Shares   granted to   Exercise            Grant date
                       underlying     associates in  price/  Expiration  present
Name               options granted(1)  fiscal year  share(2)    date     value(3)
----               ------------------ ------------- -------- ---------- -----------
H. Lee Scott, Jr..      521,634            5.1%      $60.90    3/5/12   $13,604,215
David D. Glass....            0            0.0%         N/A       N/A   $         0
Thomas M. Coughlin      220,175            2.2%      $60.90    3/5/12   $ 5,742,164
John B. Menzer....      179,212            1.8%      $60.90    3/5/12   $ 4,673,849
Thomas R. Grimm...      102,407            1.0%      $60.90    3/5/12   $ 2,670,775

--------
(1)These options were granted on March 6, 2002, after the end of the fiscal year but in respect of the prior fiscal year. Options were granted to other associates on January 10, 2002.
(2)The exercise price generally equals the closing price of Wal-Mart stock on the date of grant. The options are exercisable in five equal annual installments beginning one year after the date of the grant. They expire ten years after the date of the grant.
(3)The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options granted on March 6, 2002: a 6.00 year expected life of the options; a dividend yield of 0.73%; expected volatility for Wal-Mart stock of 0.393%; and a risk-free rate of return of 4.91%.

   Option Exercises and Fiscal Year End Option Values: This table shows all stock options exercised by the named executives during the fiscal year ended January 31, 2002, and the number and value of options they held at fiscal year end.

                                                  Number of Shares         Value of Unexercised
                                               underlying Unexercised     In-the-Money Options at
                     Shares                   Options at fiscal year end   fiscal year end($)(2)
                   acquired on     Value      -------------------------  -------------------------
Name                exercise   realized($)(1) Exercisable  Unexercisable Exercisable Unexercisable
----               ----------- -------------- -----------  ------------- ----------- -------------
H. Lee Scott, Jr..   183,058     7,419,961      162,954       734,327     3,114,854   10,250,276
David D. Glass....   165,390     6,343,431      642,711       410,469    26,850,010   12,993,997
Thomas M. Coughlin    68,008     2,259,738      142,002       473,835     3,905,732    7,666,079
John B. Menzer....         0             0      103,415       244,555     3,618,723    4,902,789
Thomas R. Grimm...         0             0       43,008       148,685       796,102    1,902,004

--------
(1)The value realized equals the difference between the option exercise price and the closing price of Wal-Mart stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
(2)The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Wal-Mart stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of Wal-Mart stock on Thursday, January 31, 2002, as reported in The Wall Street Journal, was $59.98.

                                    10K-70

                                STOCK OWNERSHIP

   The following tables set forth ownership of Wal-Mart stock by major shareholders, directors and executive officers of the Company.

                       Holdings of Major Shareholders(1)

   There were 4,451,225,876 shares of Wal-Mart stock issued and outstanding on March 31, 2002. The following table lists the beneficial owners of 5% or more of Wal-Mart stock as of March 31, 2002.

                                          Direct or
                                        Indirect with   Indirect with
                                         Sole Voting    Shared Voting
                                        and Investment  and Investment               Percent of
Name and Address of Beneficial Owner(1)     Power           Power          Total       Class
--------------------------------------- --------------  -------------- ------------- ----------
           Alice L. Walton.............    6,976,420    1,695,749,864  1,702,726,284   38.25%
           Helen R. Walton.............    3,299,428    1,695,746,480  1,699,045,908   38.17%
           Jim C. Walton...............   10,476,462    1,697,557,112  1,708,033,574   38.37%
           John T. Walton..............   11,956,561(2) 1,695,974,664  1,707,931,225   38.37%(4)
           S. Robson Walton............    2,837,247(3) 1,698,262,728  1,701,099,975   38.22%(4)

--------
(1)The shares listed as beneficially owned by each person include 1,695,746,480 shares held by Walton Enterprises, L.P. Helen R. Walton, S. Robson Walton, John T. Walton, Jim C. Walton and Alice L. Walton share voting and dispositive power, either individually as general partners or as trustees of trusts that are general partners of Walton Enterprises, L.P. The general partners have the power to sell and vote the shares. The business address of each partner is P.O. Box 1508, Bentonville, Arkansas 72712.
(2)The number includes 9,434 shares that John T. Walton had a right to acquire within 60 days after March 31, 2002, through the exercise of stock options. It also includes 7,799 phantom stock shares received as director compensation.
(3)The number includes 28,026 shares that S. Robson Walton had a right to acquire within 60 days after March 31, 2002, through the exercise of stock options. It also includes 57,360 shares held in the Company's Profit Sharing Plan on behalf of Mr. Walton. He has sole voting power, but no investment power, with respect to these shares.
(4)The percent of class held was calculated based on the number of shares outstanding plus those shares John T. Walton and S. Robson Walton had a right to acquire within 60 days of March 31, 2002, in the amounts of 9,434 shares and 28,026 shares, respectively.

                                    10K-71

                      Holdings of Officers and Directors

   This table shows the amount of Wal-Mart stock held by each director, Wal-Mart's Chief Executive Officer, and the four other most highly compensated officers on March 31, 2002. It also shows the stock held by all of Wal-Mart's directors and executive officers as a group on that date.

                                              Direct or
                                            Indirect with  Indirect with
                                             Sole Voting   Shared Voting
                                            and Investment and Investment               Percent of
Name of Beneficial Owner                       Power(1)        Power          Total       Class
------------------------                    -------------- -------------- ------------- ----------
James Breyer...............................       45,808               0         45,808       *
John T. Chambers...........................       28,993               0         28,993       *
Thomas M. Coughlin.........................      559,282         162,581        721,863       *
Stephen Friedman(2)........................       17,234          40,000         57,234       *
Stanley C. Gault...........................       39,177               0         39,177       *
David D. Glass.............................    1,689,076         986,003      2,675,079       *
Thomas R. Grimm............................      146,700           5,000        151,700       *
Roland A. Hernandez........................       19,872               0         19,872       *
Dawn G. Lepore.............................          671               0            671       *
John B. Menzer.............................      295,680               0        295,680       *
J. Paul Reason.............................        4,328               0          4,328       *
Elizabeth A. Sanders.......................       18,442               0         18,442       *
H. Lee Scott, Jr...........................      804,931           3,148        808,079       *
Jack Shewmaker.............................    3,400,301               0      3,400,301       *
Donald G. Soderquist.......................      575,310       3,242,996      3,818,306       *
Jose H. Villarreal.........................       13,718               0         13,718       *
John T. Walton(3)..........................   11,956,561   1,695,974,664  1,707,931,225   38.37%(4)
S. Robson Walton(3)........................    2,837,247   1,698,262,728  1,701,099,975   38.22%(4)
Directors and Executive Officers as a Group
  (22 persons).............................   23,299,084   1,702,970,640  1,726,269,724   38.78%

--------
 * Less than one percent
(1) These amounts include shares that the following persons had a right to acquire within 60 days after March 31, 2002, through the exercise of stock options and vested shares they hold in the Company's Profit Sharing Plan. These share numbers are shown in the following table:

                                       Number of shares
                                   underlying stock options  Shares held in the
Name                              exercisable within 60 days Profit Sharing Plan
----                              -------------------------- -------------------
Thomas M. Coughlin...............           186,124                 39,075
David D. Glass...................           650,600                192,833
Thomas R. Grimm..................            60,906                     35
John B. Menzer...................           129,563                    755
H. Lee Scott, Jr.................           254,810                 25,336
S. Robson Walton.................            28,026                 57,360
Directors and Officers as a Group         1,628,925                332,548

   The Holdings of Officers and Directors also include phantom stock received by Wal-Mart's outside directors as part of their compensation, as follows:
   Steve Friedman (7,800 shares), Stanley Gault (8,807 shares), Roland Hernandez (4,438 shares), Dawn Lepore (203 shares), Elizabeth Sanders (1,055 shares), Don Soderquist (209 shares), Jose Villarreal (4,284 shares) and John Walton (7,799 shares).

(2) Amounts shown for Stephen Friedman include 40,000 shares held by the Stephen and Barbara Friedman Foundation.
(3) Amounts shown for S. Robson Walton and John T. Walton in this column include 1,695,746,480 shares held by Walton Enterprises, L.P.
(4) The percent of class held was calculated based on the number of shares outstanding plus those shares John T. Walton and S. Robson Walton had a right to acquire within 60 days of March 31, 2002, in the amounts of 9,434 shares and 28,026 shares, respectively.

                                    10K-72

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Wal-Mart's executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is furnished to Wal-Mart.

   SEC regulations require Wal-Mart to identify anyone who filed a required report late during the most recent fiscal year. Based solely on review of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 31, 2002, all
Section 16(a) filing requirements were met except that five of our executive officers filed late reports regarding transactions relating to shares of restricted stock. Thomas M. Coughlin filed one late report relating to two exchanges of restricted shares in connection with tax payments. David D. Glass filed two late reports, the first for conversion of restricted shares to cash in order to defer compensation and the second for two transactions, one relating to an exchange of restricted shares in connection with tax payments and another for the conversion of restricted shares to cash in order to defer compensation. Thomas R. Grimm filed one late report relating to an exchange of restricted shares in connection with tax payments. John B. Menzer filed two late reports, each relating to a conversion of restricted shares to cash in order to defer compensation. James A. Walker, Jr. filed one late report relating to the conversion of restricted shares to cash in order to defer compensation. All of these transactions were reported to the SEC in April 2002.

                                    10K-73

                                  APPENDIX IV

                     QUARTERLY REPORT ON FORM 10-Q FOR THE
                     FISCAL QUARTER ENDED OCTOBER 31, 2002

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM 10-Q

(Mark One)

[X]Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange
   Act of 1934 for the quarterly period ended October 31, 2002.

                                      Or

[_]Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange
   Act of 1934 for the transition period from ______ to ______.

Commission file number 1-6991

                                 -------------

                             WAL-MART STORES, INC.
            (Exact name of registrant as specified in its charter)

                         Delaware                 71-0415188
              (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)

              702 S.W. Eighth Street                     72716
               Bentonville, Arkansas                  (Zip Code)
      (Address of principal executive offices)

                                (479) 273-4000
             (Registrant's telephone number, including area code)

                                Not applicable
  (Former name, former address and former fiscal year, if changed since last report)

                                 -------------

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

   Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [X] No [_]

               Applicable Only to Issuers Involved in Bankruptcy
                  Proceedings During the Preceding Five Years

   Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by the court. Yes [_] No [_]

                     Applicable Only to Corporate Issuers

   Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

   Common Stock, $.10 Par Value--4,413,963,363 shares as of November 30, 2002.

================================================================================

                                     10Q-1

                        PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                    WAL-MART STORES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in millions)

                                                       October 31, January 31,
                                                          2002        2002
                                                       ----------- -----------
                                                       (Unaudited)   (*Note)
  ASSETS
  Cash and cash equivalents...........................   $ 2,095     $ 2,161
  Receivables.........................................     1,937       2,000
  Inventories.........................................    29,508      22,614
  Prepaid expenses and other..........................     1,238       1,471
                                                         -------     -------
     Total current assets.............................    34,778      28,246
  Property, plant and equipment, at cost..............    60,440      53,992
  Less accumulated depreciation.......................    13,384      11,436
                                                         -------     -------
     Net property, plant and equipment................    47,056      42,556
  Property under capital leases.......................     4,562       4,626
  Less accumulated amortization.......................     1,546       1,432
                                                         -------     -------
     Net property under capital leases................     3,016       3,194
  Net goodwill and other acquired intangible assets...     9,173       8,595
  Other assets and deferred charges...................     1,637         860
                                                         -------     -------
     Total assets.....................................   $95,660     $83,451
                                                         =======     =======

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Commercial paper....................................   $ 4,343     $   743
  Accounts payable....................................    18,614      15,617
  Accrued liabilities.................................     8,887       7,174
  Accrued income taxes................................       692       1,343
  Long-term debt due within one year..................     4,513       2,257
  Obligations under capital leases due within one year       160         148
                                                         -------     -------
     Total current liabilities........................    37,209      27,282
  Long-term debt......................................    14,888      15,687
  Long-term obligations under capital leases..........     2,842       3,045
  Deferred income taxes and other.....................     1,331       1,128
  Minority interest...................................     1,346       1,207
  Common stock and capital in excess of par value.....     1,871       1,929
  Retained earnings...................................    36,771      34,441
  Other accumulated comprehensive income..............      (598)     (1,268)
                                                         -------     -------
     Total shareholders' equity.......................    38,044      35,102
                                                         -------     -------
     Total liabilities and shareholders' equity.......   $95,660     $83,451
                                                         =======     =======

--------
* Note: The balance sheet at January 31, 2002, has been derived from the audited consolidated financial statements of the Company at that date, and condensed.

    See accompanying notes to condensed consolidated financial statements.


                                     10Q-2

                    WAL-MART STORES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                  (Amounts in millions except per share data)

                                                 Three Months Ended  Nine Months Ended
                                                    October 31,         October 31,
                                                 ----------------   ------------------
                                                   2002      2001     2002      2001
                                                 -------   -------  --------  --------
Revenues:
   Net sales.................................... $58,797   $52,738  $173,451  $153,588
   Other income.................................     533       448     1,488     1,349
                                                 -------   -------  --------  --------
                                                  59,330    53,186   174,939   154,937
Costs and expenses:
   Cost of sales................................  45,893    41,388   135,591   120,650
   Operating, selling and general
     and administrative expenses................  10,330     9,113    29,931    26,149
                                                 -------   -------  --------  --------
Operating profit................................   3,107     2,685     9,417     8,138
   Interest costs:
       Debt.....................................     204       264       619       846
       Capital leases...........................      61        66       189       201
Interest income.................................     (35)      (35)     (100)     (131)
                                                 -------   -------  --------  --------
                                                     230       295       708       916
                                                 -------   -------  --------  --------
Income before income taxes and minority interest   2,877     2,390     8,709     7,222
Provision for income taxes......................   1,014       872     3,070     2,636
                                                 -------   -------  --------  --------
Income before minority interest.................   1,863     1,518     5,639     4,586
Minority interest...............................     (43)      (37)     (129)     (104)
                                                 -------   -------  --------  --------
Net income...................................... $ 1,820   $ 1,481  $  5,510  $  4,482
                                                 -------   -------  --------  --------
Net income per common share:

Basic net income per common share:
Net income per common share..................... $  0.41   $  0.33  $   1.24  $   1.00
Average number of common shares.................   4,421     4,466     4,437     4,471

Diluted net income per common share:
Net income per common share..................... $  0.41   $  0.33  $   1.24  $   1.00
Average number of common shares.................   4,434     4,481     4,452     4,487
Dividends per share............................. $ 0.075   $ 0.070  $  0.225  $  0.210



    See accompanying notes to condensed consolidated financial statements.

                                     10Q-3

                    WAL-MART STORES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                             (Amounts in millions)

                                                             Nine Months Ended
                                                                October 31,
                                                             ----------------
                                                               2002     2001
                                                             -------  -------
 Cash flows from operating activities:
    Net income.............................................. $ 5,510  $ 4,482
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...........................   2,447    2,288
    Increase in inventories.................................  (6,926)  (6,214)
    Increase in accounts payable............................   3,217    2,769
    Increase in accrued liabilities.........................     836      487
    Other...................................................     382      131
                                                             -------  -------
 Net cash provided by operating activities..................   5,466    3,943
 Cash flows from investing activities:
    Payments for property, plant & equipment................  (6,902)  (6,051)
    Disposal of assets......................................     244      203
    Other investing activities..............................     (95)    (171)
                                                             -------  -------
 Net cash used in investing activities......................  (6,753)  (6,019)
 Cash flows from financing activities:
    Increase in commercial paper............................   3,601    1,789
    Proceeds from issuance of long-term debt................   2,042    4,604
    Dividends paid..........................................    (997)    (937)
    Payment of long-term debt...............................  (1,221)  (2,510)
    Purchase of Company stock...............................  (2,293)    (834)
    Other financing activities..............................    (181)     (86)
                                                             -------  -------
 Net cash provided by financing activities..................     951    2,026
 Effect of exchange rates on cash...........................     270       29
                                                             -------  -------
 Net decrease in cash and cash equivalents..................     (66)     (21)
 Cash and cash equivalents at beginning of year.............   2,161    2,054
                                                             -------  -------
 Cash and cash equivalents at end of period................. $ 2,095  $ 2,033
                                                             -------  -------
 Supplemental disclosure of cash flow information:
 Income taxes paid.......................................... $ 3,483  $ 2,737
 Interest paid..............................................     953    1,149
 Capital lease obligations incurred.........................      89       57


    See accompanying notes to condensed consolidated financial statements.

                                     10Q-4

                    WAL-MART STORES, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  Basis of Presentation

   The condensed consolidated balance sheet as of October 31, 2002, and the related condensed consolidated statements of income for the three and nine-month periods ended October 31, 2002, and 2001, and the condensed consolidated statements of cash flows for the nine-month periods ended October 31, 2002, and 2001, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. Interim results are not necessarily indicative of results for a full year.

   The financial statements and notes are presented in accordance with the rules and regulations of the Securities and Exchange Commission and do not contain certain information included in the Company's annual report to shareholders. Therefore, the interim statements should be read in conjunction with the Company's annual report to shareholders for the fiscal year ended January 31, 2002. Certain reclassifications have been made to prior periods in order to conform to current presentations.

NOTE 2.  Net Income Per Share

   Basic net income per share is based on the weighted average outstanding common shares. Diluted net income per share is based on the weighted average outstanding common shares and reflects basic net income per share reduced by the dilutive effect of stock options and restricted stock grants (a weighted average of 13 million and 15 million shares for the quarters ended October 31, 2002 and 2001, respectively, and 15 million and 16 million shares for the nine-month periods ended October 31, 2002 and 2001, respectively).

NOTE 3.  Inventories

   The Company uses the retail last-in, first-out (LIFO) method for the Wal-Mart Stores segment, cost LIFO for the Sam's Club segment, and other cost methods, including the retail first-in, first-out (FIFO) and average cost methods, for the International segment. Inventories are not in excess of market value. Quarterly inventory determinations under the LIFO method are partially based on assumptions as to projected inventory levels at the end of the fiscal year, sales for the year and the rate of inflation for the year. If the FIFO method of accounting had been used by the Company, inventories at October 31, 2002, would have been $165 million higher than reported, resulting in an increase in the LIFO reserve of $30 million from January 31, 2002, and an increase of $10 million from July 31, 2002. If the FIFO method had been used at October 31, 2001, inventories would have been $172 million higher than reported, resulting in a decrease in the LIFO reserve of $30 million from January 31, 2001, and a decrease of $10 million from July 31, 2001.

NOTE 4.  Segments

   The Company is principally engaged in the operation of mass merchandising stores that serve customers primarily through the operation of three segments. The Company identifies its segments based on management responsibility within the United States and geographically for all international units. The Wal-Mart Stores segment includes the Company's discount stores, Supercenters and Neighborhood Markets in the United States. The Sam's Club segment includes the warehouse membership clubs in the United States. The International segment includes all operations in Argentina, Brazil, Canada, China, Germany, South Korea, Mexico, Puerto Rico and the United Kingdom. The sales in the "Other" segment result from sales to third parties by the Company's wholly-owned subsidiary, McLane Company, Inc., ("McLane") a wholesale distributor. Operating losses in the "Other" category are the result of expenses recorded at the corporate level which are partially offset by McLane's operating profits.

                                     10Q-5

   Net sales by operating segment were as follows (in millions):

                               Three Months Ended Nine Months Ended
                                 October 31,         October 31,
                               ------------------ -----------------
                                2002      2001      2002     2001
                                -------  -------  -------- --------
               Wal-Mart Stores $37,573   $33,601  $111,631 $ 98,222
               Sam's Club.....   7,742     7,295    22,976   21,099
               International..   9,926     8,678    28,609   24,676
               Other..........   3,556     3,164    10,235    9,591
                                -------  -------  -------- --------
               Total Net Sales $58,797   $52,738  $173,451 $153,588
                                -------  -------  -------- --------

   Operating profit and reconciliation to income before income taxes and minority interest are as follows (in millions):

                                            Three Months Ended Nine Months Ended
                                              October 31,        October 31,
                                            -----------------  ----------------
                                             2002      2001     2002     2001
                                            ------    ------   ------   ------
    Wal-Mart Stores........................ $2,681    $2,322   $8,281   $7,121
    Sam's Club.............................    240       246      733      731
    International..........................    447       314    1,277      754
    Other..................................   (261)     (197)    (874)    (468)
                                              ------   ------   ------   ------
    Operating profit....................... $3,107    $2,685   $9,417   $8,138
    Interest expense, net..................    230       295      708      916
                                              ------   ------   ------   ------
    Income before income taxes and minority
      interest............................. $2,877    $2,390   $8,709   $7,222
                                              ------   ------   ------   ------

   Interest income for the three and nine-month periods ending October 31, 2001, has been combined with interest expense to conform to current year presentation.

   Goodwill is recorded on the balance sheet in the operating segments as follows (in millions):

                                           October 31, 2002 January 31, 2002
                                           ---------------- ----------------
    International.........................      $8,590           $8,028
    Sam's Club............................         305              305
    Other.................................         231              233
                                                ------           ------
    Total Goodwill........................      $9,126           $8,566
                                                ------           ------
    Other Intangible Assets...............          47               29
                                                ------           ------
    Total Goodwill & Other Acquired Assets      $9,173           $8,595
                                                ------           ------

   Changes in International segment goodwill are the result of foreign currency exchange rate fluctuations.

NOTE 5.  Comprehensive Income

   Comprehensive income is net income, plus certain other items that are recorded directly to shareholders' equity. The only such items currently applicable to the Company are currency translation adjustments and hedge accounting adjustments.

   Comprehensive income was $2.0 billion for both of the quarters ended October 31, 2002 and 2001, respectively, and was $6.2 billion and $4.7 billion for the nine months ended October 31, 2002 and 2001, respectively.

                                     10Q-6

NOTE 6.  New Accounting Pronouncements

   On February 1, 2002, the Company adopted Financial Accounting Standards Board Statements of Financial Accounting Standards No. 141, Business Combinations ("FAS 141"), and No. 142, Goodwill and Other Intangible Assets ("FAS 142"). Under FAS 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment reviews. The following tables adjust certain information for the three-month and nine-month periods ended October 31, 2001, as if the non-amortization provisions of FAS 142 had been in place at that time and compares that adjusted information to the comparable information for the three-month and nine-month periods ended October 31, 2002:

                                                                                      Diluted
                                                        Net income   Basic earnings earnings per
                                                       (in millions)  per share        share
                                                       ------------- -------------- -----------
Three months ended October 31,                          2002   2001  2002    2001   2002   2001
------------------------------                         ------ ------  -----  -----  -----  -----
As reported........................................... $1,820 $1,481 $0.41   $0.33  $0.41  $0.33
Add back: Goodwill amortization (net of $3 million tax
  impact).............................................     --     56  0.00    0.01   0.00   0.01
                                                       ------ ------  -----  -----  -----  -----
As adjusted........................................... $1,820 $1,537 $0.41   $0.34  $0.41  $0.34
                                                       ------ ------  -----  -----  -----  -----

Nine months ended October 31,                           2002   2001  2002    2001   2002   2001
-----------------------------                          ------ ------  -----  -----  -----  -----
As reported........................................... $5,510 $4,482 $1.24   $1.00  $1.24  $1.00
Add back: Goodwill amortization (net of $8 million tax
  impact).............................................     --    168  0.00    0.04   0.00   0.04
                                                       ------ ------  -----  -----  -----  -----
As adjusted........................................... $5,510 $4,650 $1.24   $1.04  $1.24  $1.04
                                                       ------ ------  -----  -----  -----  -----

   The Company has performed the goodwill impairment reviews required by FAS 142 and the results of these reviews did not require the Company's existing goodwill to be written down.

   FAS 141 addresses the accounting and reporting for business combinations. The adoption of FAS 141 did not have a material impact on the Company's financial results for the three-month or nine-month periods ended October 31, 2002. On February 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The adoption of this standard did not have a material impact on the Company's financial results for the three-month or nine-month periods ended October 31, 2002.

NOTE 7.  Contingencies

   The Company is involved in a large number of legal proceedings, including antitrust, consumer, employment, tort, and other litigation. The following lawsuits are among the matters pending against the Company which, if decided adversely, may result in substantial liability:

   The Company is a defendant in thirty-three putative class action lawsuits, in twenty-six states, in which the plaintiffs allege that the Company violated the Fair Labor Standards Act, corresponding state laws, or both. The plaintiffs are hourly associates who allege, among other things, that the Company forced them to work "off the clock" and failed to provide work breaks. The complaints generally seek unspecified actual damages, injunctive relief, or both. The complaints were filed between June 1998 and November 2002. Class certification has been addressed in four cases: in Texas, Ohio and Louisiana the state trial or appellate courts have denied class certification. In Oregon a Federal Court has denied statewide certification as to state contract claims but allowed a limited class of opt-in plaintiffs to proceed with Fair Labor Standards Act and state statutory claims.

                                     10Q-7

   The Company is a defendant in three putative class action lawsuits brought on behalf of pharmacists who allege, among other things, that the Company failed to pay overtime in violation of the Fair Labor Standards Act or in breach of contract. The complaints seek actual damages, injunctive relief, or both. Two of these cases are pending in the United States District Court for the District of Colorado (Presley, et al. v. Wal-Mart Stores, Inc. and Yates, et al. v. Wal-Mart Stores, Inc.)and one is pending in the District Court, County of Denver, Colorado (Culver, et al. v. Wal-Mart). In each of these cases, the trial court has certified a class.

   The Company is a defendant in Dukes v. Wal-Mart Stores, Inc., a putative class action lawsuit commenced in June 2001 and pending in the United States District Court for the Northern District of California. The case was brought on behalf of all past, present and future female employees in all of the Company's retail stores in the United States. The complaint alleges that the Company has a pattern and practice of discriminating against women in promotions, pay, training, and job assignment. The complaint seeks, among other things, injunctive relief, compensatory damages including front pay and back pay, punitive damages, and attorney fees. Class certification has not yet been decided, and we cannot predict whether a class will be certified and, if a class is certified, the geographic or other scope of such a class. If the Court certifies a class in this action and there is an adverse verdict on the merits, the Company may be subject to, in addition to liability for damages that could be material to the Company, employment-related injunctive measures. Any injunctive measures could result in increased costs of operations on an ongoing basis.

   The Company is a defendant in three putative class action lawsuits in Texas and one in New Hampshire. In each of the lawsuits, the plaintiffs seek a declaratory judgment that Wal-Mart and the other defendants who purchased Corporate Owned Life Insurance (COLI) policies lack an insurable interest in the lives of the class-members, who were the insureds under the policies, and seek to recover the proceeds of the policies under theories of unjust enrichment and constructive trust. The lead suit, Mayo, et al. v. Wal-Mart Stores, Inc. was filed on June 26, 2001, in the United States District Court, Southern District of Texas. The court in Mayo recently denied the Company's motion for summary judgment, and granted partial summary judgment in favor of the plaintiffs on certain issues. The litigation has been stayed while the Fifth Circuit Court of Appeals reviews these rulings. Class certification has not been decided in any of these cases.

   The Company is a defendant in Lisa Smith Mauldin v. Wal-Mart Stores, Inc. a lawsuit that was filed on October 16, 2001, in the United States District Court for the Northern District of Georgia, Atlanta Division. The lawsuit was certified by the court as a class action on August 30, 2002. The class is composed of female Wal-Mart associates who were participants in the Associates Health and Welfare Plan from March 8, 2001 to the present and who were using prescription contraceptives during the relevant time period. The class seeks amendment of the Plan to include coverage for prescriptive contraceptives, back pay for all members in the form of reimbursement of the cost of prescription contraceptives (from no earlier than September 5, 1999), pre-judgment interest and attorney's fees and coverage of prescriptive contraceptives and attendant office visits. The complaint alleges that the Company's Health Plan violates Title VII's prohibition against gender discrimination in that the Reproductive Systems provision does not provide coverage for contraceptives.

   The Company is a defendant in a lawsuit that was filed on August 31, 2001, in the United States District Court for the Eastern District of Kentucky. EEOC (Janice Smith) v. Wal-Mart Stores, Inc. is a Rule 23 class action brought by the EEOC on behalf of Janice Smith and all other females who made application/transfer requests at the London, KY Distribution Center from 1995 to the present and who were not hired. The class seeks back pay for those females not selected for hire or transfer into warehouse positions for the relevant time period. The class also seeks injunctive and prospective affirmative relief. The complaint alleges that the Company based hiring decisions on gender in violation of Title VII of the 1964 Civil Rights Act as amended. The EEOC is exempted from the requirements of Rule 23 and can maintain this action as a class without certification from the Court.

   The Company is a defendant in four putative class action lawsuits brought by associates who allege that the Company failed to pay overtime in violation of the Fair Labor Standards Act. Two cases regarding Sam's Clubs managers are pending in California state court (Lewis v. Wal-Mart Stores, Inc. and Bartlett v. Sam's West, Inc.).

                                     10Q-8

One case regarding Loss Prevention associates is pending in federal court in Texas (Michell v. Wal-Mart Stores, Inc.). One case regarding managers is pending in federal court in Arkansas (Freeman v. Wal-Mart Stores, Inc.). No determination has been made as to certification in these cases.

NOTE 8.  Accounting Changes

   In August 2002, the Company announced that on February 1, 2003, it will adopt the expense recognition provisions of the Financial Accounting Standards Board Statement No. 123 Accounting and Disclosure of Stock-Based Compensation ("FAS 123"). Under FAS 123, compensation expense is recognized based on the fair value of stock options granted. Under the accounting transition rules currently in place for adopting FAS 123, the impact on the Company's income statement will be less than $0.01 per share in the year of adoption. The accounting standard setters are currently reconsidering the transition provision for adopting FAS 123 and plan to provide alternative accounting methods when adopting FAS 123. Based on the Company's understanding of the accounting methods currently under consideration, it does not believe that the impact of changing the accounting method for the adoption of FAS 123 would have an impact of greater than $0.01 to $0.02 per share on earnings per share in the year of adoption.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

   Wal-Mart is a very large but straightforward business. In the United States, our operations are centered on retail stores and membership warehouse clubs. Internationally, our operations are centered on retail stores, warehouse clubs and restaurants. We have built our business by offering our customers quality merchandise at low prices. We are able to obtain lower merchandise costs and pass them on to our customers through our negotiations with suppliers and by efficiently managing our distribution network. The key to our success is our ability to grow our base business. In the United States, we grow our base business by building new stores and by increasing sales in our existing stores, including offering new kinds of goods and services to our customers. Internationally, we grow our business by building new stores, increasing sales in our existing stores, through acquisitions and by offering new goods and services to our customers. We intend to continue to expand both in the United States and internationally.

   At October 31, 2002, the Company had 1,567 Wal-Mart stores, 1,243 Supercenters, 39 Neighborhood Markets and 522 Sam's Clubs in the United States. Internationally, the Company operated units in Argentina(11), Brazil(22), Canada(201), Germany(95), South Korea (14), Mexico(587), Puerto Rico(19), the United Kingdom (256) and under joint venture agreements in China (22). During May 2002 we completed our acquisition of 6.1% of the stock of The Seiyu, Ltd., a Japanese retail chain for 6 billion yen, or approximately $46 million. Under the terms of the acquisition, we will also have the right to contribute up to 260 billion yen, or approximately $2 billion for additional shares of stock in Seiyu. If we contribute the full 260 billion yen to Seiyu, we will own approximately 66.7% of the stock of Seiyu. This investment represents our entry into the Japanese retail market.

Results of Operations

   We had 11.5% and 12.9% sales increases for the quarter and the nine months ended October 31, 2002, respectively, when compared to the same periods in fiscal 2002. These sales increases were attributable to our U.S. and international expansion programs and our U.S. comparative store sales increases of 3.5% and 6.1% for the quarter and the nine months ended October 31, 2002, respectively, over the same periods in fiscal 2002. We consider comparative stores sales to be sales at stores that were open as of February 1st of the prior fiscal year and have not been expanded or relocated since February 1st of the prior fiscal year. Stores that have been expanded or relocated during that period are not included in the calculation of comparative store sales. Comparative store sales are also referred to as "same-store" sales within the retail industry.

   Our gross profit as a percentage of sales (our "gross margin") increased from 21.5% in the third quarter of fiscal 2002 to 21.9% during the third quarter of fiscal 2003. For the nine-month period ended October 31, 2002,

                                     10Q-9
gross margin was 21.8%, up from 21.5% in the same period in fiscal 2002. The improvement in gross margin resulted from lower markdowns, reduced shrinkage and improved merchandising which led to increased sales of items which carry higher margins. Additionally, the percentage of total sales generated by the Wal-Mart Stores and International segments increased for both the three-month and nine-month periods ended October 31, 2002, when compared to the same periods in the prior fiscal year. Because the Wal-Mart segment and International segment sales yield higher gross margins than does the Sam's Club segment, this change in sales mix increased the Company's total gross margin.

   Operating, selling, general and administrative expenses, as a percentage of sales, were 17.6% and 17.3% for the third quarter and first nine months of fiscal 2003, up from 17.3% and 17.0% in the same periods in fiscal 2002, respectively. These increases were due primarily to an increase in our insurance, legal, benefits, and store pre-opening costs. The change in accounting for goodwill required by the Company's adoption of FAS 142 also affected the comparison of the third quarter and first nine months of fiscal 2003 with the third quarter and first nine months of fiscal 2002. FAS 142 requires that companies no longer amortize goodwill. Instead, an annual review is to be performed to determine if goodwill is impaired and should be written-off. The comparison of the third quarter and first nine months of this fiscal year to the same periods in the last fiscal year is positively impacted by this accounting change since we have not recorded any goodwill amortization expense since January 31, 2002. If our operating, selling, general and administrative expense for the third quarter and first nine months of fiscal year 2002 were adjusted to add back the goodwill amortization recorded for those periods (but which would not have been recorded had FAS 142 been in place during the prior year), operating expenses would have been reduced by $59 million for the third quarter of fiscal 2002 and $176 million for the first nine months of fiscal 2002. If the third quarter fiscal 2002 operating expenses were adjusted to remove that goodwill amortization, our operating expenses as a percent of sales would be reduced from 17.3% as disclosed above to 17.2%. If the operating expenses for the first nine months of fiscal 2002 were adjusted to remove that goodwill amortization, our operating expenses as a percent of sales for that period would be reduced from 17.0% as disclosed above to 16.9%.

   Interest costs on debt and capital leases, net of interest income, as a percentage of sales decreased 0.17% and 0.19% for the third quarter and first nine months of fiscal 2003, respectively, when compared to the same periods in fiscal 2002. These decreases resulted from lower average interest rates on our outstanding indebtedness, less need for debt financing due to inventory reduction efforts and the positive impacts of our fixed to variable interest rate swap program. To better aid the reader in understanding our financial statements, we have begun classifying interest income in the interest expense section of the income statement. Both our U.S. and international operating units generate interest income; however, the largest contributor of interest income is our operation in Mexico. Interest income was flat when comparing the third quarter of fiscal 2003 to the third quarter of fiscal 2002. For the first nine months of fiscal 2003, interest income decreased by $31 million in comparison to the first nine months of fiscal 2002, this decrease was caused primarily by a reduction in interest rates in Mexico.

   In the third quarter of fiscal 2003, we earned net income of $1.820 billion, a 22.9% increase over our net income in the third quarter of fiscal 2002. As discussed above, the comparison of net income earned in the third quarter of fiscal 2003 with the net income earned in the third quarter of fiscal 2002 is positively impacted by an accounting change related to goodwill amortization.
As the tax impact of not amortizing goodwill would have been minimal in dollars, increasing tax expense by only $3 million for the quarter, our prior year third quarter net income would have been increased by $56 million and basic earnings per share would have increased by $0.01 if we had not amortized goodwill in fiscal 2002. If the prior year third quarter is adjusted to add back goodwill amortization that would not have been recorded under the new accounting standard, our net income for the third quarter of fiscal 2003 would have increased by 18.4% over our net income in the third quarter of fiscal 2002.

   The non-amortization provisions of FAS 142 had an overall positive impact on our effective income tax rate for the third quarter and first nine months of fiscal 2003. Our effective income tax rate for the third quarter of fiscal 2003 was 35.25% compared with an effective income tax rate of 36.5% for the third quarter of fiscal 2002. Had the accounting standard been in place for the third quarter of fiscal 2002, the effective income tax rate would have been reduced by 0.8% from 36.5% to 35.7% for that quarter. The remainder of the reduction in the effective income tax rate resulted from a variety of factors, but predominately from the changing mix of results of operations of our subsidiaries in foreign countries that have disparate tax rates.

                                    10Q-10

   For the first nine months of fiscal 2003, we earned net income of $5.510 billion, a 22.9% increase over our net income in the first nine months of fiscal 2002. As discussed above, the comparison of net income earned in the first nine months of fiscal 2003 with the net income earned in the first nine months of fiscal 2002 is positively impacted by the accounting change related to goodwill amortization. As the tax impact of not amortizing goodwill would have been minimal in dollars, increasing tax expense by only $8 million for the nine-month period ended October 31, 2001, our net income for that period would have been increased by $168 million and basic earnings per share would have increased by $0.04 if we had not amortized goodwill in fiscal 2002. If the prior year first nine months are adjusted to add back goodwill amortization that would not have been recorded under the new accounting standard, our net income for the first nine months of fiscal 2003 would have increased by 18.5% over our net income in the prior fiscal year's first nine months.

   The non-amortization provisions of FAS 142 had an overall positive impact on our effective income tax rate for the first nine months of fiscal 2003. Our effective income tax rate for the first nine months of fiscal 2003 was 35.3% compared with an effective income tax rate of 36.5% for the first nine months of fiscal 2002. Had the accounting standard been in place for the third quarter of fiscal 2002, the effective income tax rate would have been reduced by 0.8% from 36.5% to 35.7% for that nine month period. The remainder of the reduction in the effective income tax rate resulted from a variety of factors, but predominately from the changing mix of results of operations of our subsidiaries in foreign countries that have disparate tax rates.

   In mid-October, the German government proposed a number of tax law changes and spending cuts. The proposed tax changes include provisions which would place limitations on the utilization of tax loss carryforwards. We have previously recorded a deferred tax asset related to our tax loss carryforwards in Germany. However, depending upon the ultimate outcome of the proposed changes, it is possible that a non-cash charge to earnings would need to be taken to establish a valuation allowance for the deferred tax asset provided for Germany tax operating losses to date.

   A labor dispute between the International Longshore and Warehouse Union
(ILWU) and the Pacific Maritime Association (PMA) caused a work stoppage at west coast ports. This work stoppage disrupted trade between the United States and Asia causing some interruption in the flow of merchandise to Wal-Mart's distribution centers, stores and Sam's Clubs. Although the impact was not significant during the quarter ended October 31, a preliminary injunction issued at the request of President Bush will expire on December 27 following an 80-day cooling off period. Although a tentative agreement has been reached between the ILWU and the PMA, certain issues remain. While we do not believe that any further work stoppages would have a material impact on the flow of merchandise to Wal-Mart's stores, the actual effect of any future work stoppage on the Company would depend on the timing and duration of the stoppage.

Wal-Mart Stores Segment

  Three months ended October 31, 2002

   The following table gives selected financial information for the three months ended October 31, 2002 and 2001 (in million except for percentages):

                     Segment sales           Segment operating  Operating
                     increase from            income increase  income as a
                     prior fiscal   Segment  from prior fiscal percentage
      Fiscal Segment  year third   operating    year third     of segment
       Year   sales     quarter     income        quarter         sales
       ----   -----     -------     ------        -------         -----
       2003  $37,573     11.8%      $2,681         15.5%           7.1%
       2002  $33,601     15.0%      $2,322          5.3%           6.9%

   The third quarter fiscal 2003 sales increase resulted from our continued expansion activities within the Wal-Mart Stores segment and sales increases in comparable stores. Expansion during the third quarter of fiscal 2003 included the opening of 15 Wal-Mart stores, 5 Neighborhood Markets and 87 Supercenters (including the

                                    10Q-11
conversion of 59 existing Wal-Mart stores into Supercenters) and added 13,726,000 (or 3.7%) of additional store square footage. The comparative store sales increase for the segment was 4.2% for the third quarter of fiscal 2003 over those in the comparable period in fiscal 2002. Segment sales as a percentage of our total sales increased from 63.7% in the quarter ended October 31, 2001, to 63.9% for the quarter ended October 31, 2002 as a result of the expansion in the Wal-Mart Stores segment and its greater increase in comparative store sales than the increases of the Sam's Clubs and International segments.

   The increase in the Wal-Mart Stores segment's operating income for the third quarter of fiscal 2003 resulted primarily from gross margin improvements partially offset by an increase in operating expenses as a percentage of sales. Operating expenses as a percentage of segment sales increased by 0.2% when compared to the third quarter of the prior fiscal year. This increase was primarily a result of increased insurance, store pre-opening and property tax costs as a percentage of sales. Gross margin as a percentage of segment sales improved by 0.3% when compared to gross margin for the third quarter of the prior fiscal year. This improvement in gross margin resulted from a change in customer purchasing preferences to items which carry higher margins and improvements in shrinkage and markdowns as a percentage of sales when compared to the same period in the last fiscal year.

  Nine months ended October 31, 2002

   The following table gives selected financial information for the nine months ended October 31, 2002 and 2001 (in millions except for percentages):

                      Segment sales           Segment operating  Operating
                      increase from            income increase  income as a
                      prior fiscal   Segment  from prior fiscal percentage
     Fiscal  Segment   year first   operating  year first nine  of segment
      Year    sales    nine months   income        months          sales
      ----    -----    -----------   ------        ------          -----
      2003   $111,631     13.7%      $8,281         16.3%           7.4%
      2002   $ 98,222     13.7%      $7,121          3.0%           7.2%

   The sales increase for the first nine months of fiscal 2003 resulted from our continued expansion activities within the Wal-Mart Stores segment and sales increases in comparable stores. Expansion during the first nine months of fiscal 2003 included the opening of 36 Wal-Mart stores, 8 Neighborhood Markets and 177 Supercenters (including the conversion of 116 existing Wal-Mart stores into Supercenters) and added 28,155,000 (or 7.9%) of additional store square footage. The comparative store sales increase for the segment was 6.6% for the first nine months of fiscal 2003. Segment sales as a percentage of our total sales increased from 64.0% in the nine-month period ended October 31, 2001, to 64.4% for the nine-month period ended October 31, 2002.

   The increase in the Wal-Mart Stores segment's operating profit as a percentage of segment sales for the first nine months of fiscal 2003 resulted primarily from gross margin improvements. Gross margin improved by 0.2% when compared to gross margin for the first nine months of the prior fiscal year. This improvement in our gross margin resulted from a change in customer purchasing preferences to items which carry higher margins, and improvements in shrinkage and markdowns as a percentage of sales when compared to the same period in the last fiscal year. A 0.1% increase in operating expenses stated as a percentage of segment sales partially offset the improved margin. The increase in operating expenses as a percentage of sales was the result of increased insurance, store pre-opening and property tax costs as a percentage of sales.

Sam's Club Segment

  Three months ended October 31, 2002

   The following table gives selected financial information for the three months ended October 31, 2002 and 2001 (in millions except for percentages):

                    Segment sales            Segment operating   Operating
                    increase from                 income        income as a
                    prior fiscal   Segment  increase/(decrease) percentage
     Fiscal Segment  year third   operating  from prior fiscal  of segment
      Year   sales     quarter     income   year third quarter     sales
      ----   -----     -------     ------   ------------------     -----
      2003  $7,742       6.1%       $240           (2.4)%           3.1%
      2002  $7,295      11.0%       $246           12.3%            3.4%

                                    10Q-12

   The Sam's Clubs segment sales increase for the quarter ended October 31, 2002 resulted from the Sam's Clubs segment's continued expansion activities and sales increases in comparable clubs. Expansion during the third quarter of fiscal 2003 consisted of the opening of 10 new clubs and added 1,688,000 (or 2.7%) of additional club square footage. For the segment, the comparative sales increase was 0.4% for the quarter ended October 31, 2002. Segment sales as a percentage of our total Company sales decreased from 13.8% in the quarter ended October 31, 2001, to 13.2% for the quarter ended October 31, 2002. The reduction in the Sam's Clubs segment's sales as a percentage of total Company sales resulted from greater growth in the Wal-Mart Stores and International segments than the growth in the Sam's Clubs segment in the three months ended October 31, 2002.

   The decrease in the segments operating income as a percentage of segment sales for the third quarter of fiscal 2003 is the result of an increase in operating expenses as a percentage of segment sales offset by an increase in other income as a percentage of sales. Operating expense as a percentage of sales increased by 0.4% for the quarter ended October 31, 2002 when compared to the prior fiscal year third quarter. This increase in operating expense was driven primarily by increased insurance, payroll and property tax costs. Other income, which consists mainly of club membership revenue, as a percentage of segment sales increased by 0.1%. Gross margin as a percentage of segment sales remained stable when compared to the prior year third quarter.

  Nine months ended October 31, 2002

   The following table gives selected financial information for the nine months ended October 31, 2002 and 2001 (in millions except for percentages):

                     Segment sales           Segment operating  Operating
                     increase from            income increase  income as a
                     prior fiscal   Segment  from prior fiscal percentage
      Fiscal Segment  year first   operating  year first nine  of segment
       Year   sales   nine months   income        months          sales
       ----   -----   -----------   ------        ------          -----
       2003  $22,976      8.9%       $733           0.3%           3.2%
       2002  $21,099      9.2%       $731          12.8%           3.5%

   The Sam's Clubs segment sales increase for the nine months ended October 31, 2002 resulted from the Sam's Clubs segment's continued expansion activities and sales increases in comparable clubs. Expansion during the first nine months of fiscal 2003 consisted of the opening of 22 new clubs and added 3,534,000 (or 5.7%) of additional club square footage. For the segment, the comparative sales increase for the nine months ended October 31, 2002 was 3.4% over the comparable period in fiscal 2002. Segment sales as a percentage of our total Company sales decreased from 13.7% in the nine months ended October 31, 2001, to 13.3% for the nine months ended October 31, 2002. The reduction in the Sam's Clubs segment's sales as a percentage of total Company sales resulted from greater growth in the Wal-Mart Stores and International segments than the growth in the Sam's Clubs segment.

   The decrease in segment operating profit as a percentage of segment sales for the first nine months of fiscal 2003 is the result of an increase in operating expenses as compared to the results of the comparable period in fiscal 2002. Operating expense as a percentage of segment sales increased by 0.3% for the nine months ended October 31, 2002, when compared to the nine months ended October 31, 2001. The increase in operating expenses was driven primarily by increased insurance, payroll and property tax costs. Other income as a percentage of segment sales and gross margin as a percentage of segment sales both remained stable as compared to the prior year nine-month period.

International Segment

  Three months ended October 31, 2002

   The following table gives selected financial information for the three months ended October 31, 2002 and 2001 (in millions except for percentages):

                     Segment sales           Segment operating  Operating
                     increase from            income increase  income as a
                     prior fiscal   Segment  from prior fiscal percentage
      Fiscal Segment  year third   operating    year third     of segment
       Year   sales     quarter     income        quarter         sales
       ----   -----     -------     ------        -------         -----
       2003  $9,926      14.4%       $447          42.4%           4.5%
       2002  $8,678      16.7%       $314          55.5%           3.6%

                                    10Q-13

   The International segment sales for the quarter ended October 31, 2002 when compared to segment sales in the same period in fiscal 2002 increased as a result of continued expansion activities within the segment, comparative store sales increases, and an expansion of the types of products and services offered. During the third quarter of fiscal 2003, expansion in the International segment added 23 units in 6 countries and 2,366,000 (or 2.3%) of additional square footage. Our strongest comparative stores sales increases were in the UK and Canada. International sales as a percentage of total Company sales increased from 16.5% in the quarter ended October 31, 2001, to 16.9% for the quarter ended October 31, 2002. This increase results from the comparative stores increase, the expansion program in the International segment, and a $98 million positive impact of currency conversion on segment sales.

   The International segment operating income for the quarter ended October 31, 2002, increased as a percent of the segment's sales from quarter ended October 31, 2001, primarily as the result of a 0.4% increase in gross margin and a 0.5% reduction in operating expenses stated as a percentage of segment sales between those periods. The adoption of FAS 142 positively affected the comparison of operating income between the third quarter of fiscal 2003 and the third quarter of fiscal 2002 because, in accordance with FAS 142, the Company did not record any goodwill amortization expenses in the third quarter of fiscal 2003. If the International segment's expenses for the third quarter of fiscal 2002 were adjusted to remove the goodwill amortization expense recorded for that period (but which would not have been recorded if FAS 142 had been in place in the prior year), the reduction of operating expenses stated as a percentage of segment sales would have changed from the 0.5% reduction discussed above to a 0.1% increase and the International segment's operating income would have increased by $51 million to be $365 million for the third quarter of fiscal 2002. If FAS 142 had been effective in fiscal 2002 and that adjustment had been made, the segment's operating income increase from the prior fiscal year's third quarter would have been reduced from 42.4% to 22.5%.

  Nine months ended October 31, 2002

   The following table gives selected financial information for the nine months ended October 31, 2002 and 2001 (in millions except for percentages):

                     Segment sales
                     increase from           Segment operating  Operating
                       the prior              income increase  income as a
                      fiscal year   Segment  from prior fiscal percentage
      Fiscal Segment  first nine   operating  year first nine  of segment
       year   sales     months      income        months          sales
       ----   -----     ------     ---------      ------          -----
       2003  $28,609     15.9%      $1,277         69.4%           4.5%
       2002  $24,676     12.0%      $  754         49.3%           3.1%

   The International segment sales for the nine-month period ended October 31, 2002, when compared to the sales in the same period in fiscal 2002 increased as a result of continued expansion activities within the segment, comparative store sales increases, and an expansion of the types of products and services offered. During the first nine months of fiscal 2003, expansion in the International segment added 60 units in 7 countries and 5,494,000 (or 5.6%) of additional square footage. Our strongest comparative store sales increases were in the United Kingdom and Canada. International sales as a percentage of total Company sales increased from 16.1% in the nine month period ended October 31, 2001, to 16.5% for the nine-month period ended October 31, 2002. This increase results from the comparative stores increase, the expansion program and was slightly offset by a $39 million negative impact of currency conversion on segment sales.

   The International segment operating income increased as a percent of the segment's sales from the first nine months of fiscal 2002 to the first nine months of fiscal 2003 primarily as the result of a 0.5% increase in gross margin and a 0.8% reduction in operating expenses stated as a percentage of segment sales. The adoption of FAS 142 affected the comparison of operating income between the first nine months of fiscal 2003 and the first nine months of fiscal 2002 because, in accordance with FAS 142, the Company did not record any goodwill

                                    10Q-14
amortization expenses in the first nine months of fiscal 2003. If the International segment's expenses for the first nine months of fiscal 2002 are adjusted to remove the goodwill amortization expense recorded for that period (but which would not have been recorded if FAS 142 had been in place in the prior year), the reduction of operating expenses stated as a percentage of segment sales would have been reduced from the 0.8% reduction discussed above to 0.2% reduction and the International segment's operating income would have increased $154 million to be $908 million for the nine month period of fiscal 2002. If FAS 142 had been effective in fiscal 2002 and that adjustment had been made, the segment's operating income increase from the prior fiscal year's first nine months would have been reduced from 69.4% to 40.5%.

Other Segment

   Sales in the Other segment result from sales to third parties by the Company's wholly owned subsidiary McLane Company, Inc., ("McLane") a wholesale distributor. McLane offers a wide variety of grocery and non-grocery products, which it sells to a variety of retailers including the Company's Wal-Mart Stores and Sam's Club segments.

   Operating losses for the segment in each of the periods presented are primarily the result of corporate overhead expenses of Wal-Mart Stores, Inc. including insurance costs, bonus accruals, legal costs and various other costs, which are partially offset by McLane operating income.

  Three months ended October 31, 2002

   The following table gives selected financial information for the three months ended October 31, 2002 (in millions except for percentages):

                     Segment sales           Segment operating Operating
                     increase from             loss increase   loss as a
                     prior fiscal   Segment  from prior fiscal percentage
      Fiscal Segment  year third   operating    year third     of segment
       Year   sales     quarter      loss         quarter        sales
       ----   -----     -------      ----         -------        -----
       2003  $3,556      12.4%       ($261)         32.5%         (7.3)%
       2002  $3,164      29.7%       ($197)        105.2%         (6.2)%

   McLane's sales accounted for approximately 6.0% of total Company sales in the three-month period ended October 31, 2002, compared with 6.0% in same period in fiscal 2002.

   The large increase in McLane sales in the third quarter of fiscal 2002 from fiscal 2001, when compared to the increase experienced in the third quarter of fiscal 2003 from the previous quarter of fiscal year 2002, is due to its acquisition of AmeriServe Food Distribution, Inc. in late fiscal 2001.

   Operating losses for the segment in each of the periods presented are primarily the result of corporate overhead expenses for Wal-Mart Stores, Inc. including insurance costs, bonus accruals, legal costs and various other costs, which are partially offset by McLane operating income.

  Nine months ended October 31, 2002

   The following table gives selected financial information for the nine months ended October 31, 2002 and 2001 (in million except for percentages):

                     Segment sales
                     increase from           Segment operating Operating
                       the prior               loss increase   loss as a
                      fiscal year   Segment  from prior fiscal percentage
      Fiscal Segment  first nine   operating  year first nine  of segment
       year   sales     months       loss         months         sales
       ----   -----     ------       ----         ------         -----
       2003  $10,235      6.7%       ($874)         86.8%         (8.5)%
       2002  $ 9,591     36.9%       ($468)        103.5%         (4.9)%

                                    10Q-15

   McLane's sales accounted for approximately 5.9% of total Company sales in the first nine months of fiscal 2003, compared with 6.2% in the same period in fiscal 2002. The decrease is attributable to greater increases in the sales in other segments of our operations.

   The increase in McLane sales in the first nine months of fiscal 2002 as compared to the prior fiscal year is the result of its acquisition of AmeriServe Food Distribution, Inc. (AmeriServe), which was completed late in fiscal 2001.

   Operating losses for the segment in each of the periods presented are primarily the result of corporate overhead expenses for Wal-Mart Stores, Inc. including insurance costs, bonus accruals, legal costs and various other costs, which are partially offset by McLane operating income.

Liquidity and Capital Resources

   Cash flows provided by operating activities were $5.5 billion for the first nine months of fiscal 2003, compared with $3.9 billion for the comparable period in fiscal 2002. Operating cash flow increased for the nine months ended October 31, 2002, primarily due to an increase of $3.2 billion in accounts payable compared with an increase in accounts payable of $2.8 billion in the first nine months of fiscal 2002, offset by the addition of $6.9 billion in inventory in the first nine months of fiscal 2003 compared with an increase in inventory of $6.2 billion in the comparable period in fiscal 2002. Additionally, accrued liabilities increased by $836 million in the first nine months of fiscal 2003 compared with an increase of $487 million in the comparable period of the prior fiscal year. The increases in accounts payable and inventory are due to the seasonal build-up of inventory for the holiday season. The greater increase in accrued liabilities is due to a number of reasons, the most significant of which were increases in accruals for insurance and taxes other than income taxes.

   During the first nine months of fiscal 2003, we paid dividends of $997 million, made capital expenditures of $6.9 billion, repurchased $2.3 billion of our common stock, made principal payments on long-term debt of $1.2 billion, issued long-term debt totaling $2.0 billion and increased our commercial paper borrowings by $3.6 billion.

   At October 31, 2002, we had total assets of $95.7 billion compared with total assets of $83.5 billion at January 31, 2002. Our working capital deficit at October 31, 2002, was $2.4 billion, a decrease of $3.4 billion from the $964 million positive working capital at January 31, 2002. Our ratio of current assets to current liabilities was 0.9 to 1, at October 31, 2002, and 1 to 1 at January 31, 2002 and October 31, 2001.

   In March 2002, we sold $500 million of 4.15% notes that will mature in calendar 2005. In July 2002, we sold $1 billion of 4.375% notes that will mature in calendar 2007. In September 2002, we sold an additional $500 million of 4.375% notes, with an effective rate of 3.537%, that will mature in calendar 2007.

   During August 2002, our Board of Directors approved a new $5 billion share repurchase program replacing the previous $3 billion program. Shares purchased under our share repurchase program are constructively retired and returned to unissued status. We consider several factors in determining when to make share repurchases, including among other things our current cash needs, our cost of borrowing, and the market price of the stock. There is no expiration date governing the period over which we can make our share repurchases. At October 31, 2002 $4.4 billion of authorized purchases remain available under this repurchase program.

   On December 5, 2002 we completed our purchase of Supermercados Amigo, Inc. (Amigo), a supermarket chain located in Puerto Rico. This acquisition was completed at a cash cost of approximately $225 million and was financed by commercial paper.

   During December of 2002 we have the right, but not the obligation, to exercise a warrant which allows us to purchase an additional interest in The Seiyu Ltd. Assuming that we exercise this warrant our ownership percentage in that company would increase to approximately 34% on a fully diluted basis. Exercising the warrant would require us to pay 52 billion yen, or approximately $416 million at an exchange rate of 125 yen per dollar which would be financed by commercial paper.

                                    10Q-16

   If our operating cash flows are not sufficient to pay the dividend payable on our common stock (which is currently $0.30 per share annually) and to fund all of our capital expenditures, we anticipate funding any shortfall in these expenditures by selling a combination of commercial paper and long-term debt securities. We plan to refinance existing long-term debt as it matures and may desire to obtain additional long-term financing for other corporate purposes. We anticipate no difficulty in obtaining long-term financing in view of our credit rating and favorable experiences in the debt market in the recent past. As of October 31, 2002, we may issue up to $500 million of debt securities in the public markets under a shelf registration statement previously filed with the United States Securities and Exchange Commission. As we foresee the need to publicly offer and sell in the future debt securities in excess of our capacity under current registrations, we will register for the shelf additional debt securities. In December 2002, we intend to file with the SEC a shelf registration statement to register an additional $10 billion of our debt securities. Our objective is to maintain a debt to total capitalization ratio of approximately 40%. At October 31, 2002 and January 31, 2002, the ratio of our debt to our total capitalization was 41.3% and 38.4%, respectively.

  Recently Announced Change in Accounting Method

   In August 2002, we announced that on February 1, 2003 we will adopt the expense recognition provisions of the Financial Accounting Standards Board Statement No. 123 Accounting and Disclosure of Stock-Based Compensation ("FAS 123"). Under FAS 123, compensation expense is recognized based on the fair value of stock options granted. Under the accounting transition rules currently in place for adopting FAS 123, the impact on our income statement will be less than $0.01 per share in the year of adoption. The accounting standard setters are currently reconsidering the transition provision for adopting FAS 123 and may provide alternative accounting methods when adopting FAS 123. Based on our understanding of the accounting methods currently under consideration, we do not believe that the impact of changing the accounting method for the adoption of FASB 123 would have an impact of greater than $0.01 to $0.02 per share on our earnings per share in the year of adoption.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

  Market Risk

   Market risks relating to our operations result primarily from changes in interest rates and changes in currency exchange rates. Our market risks at October 31, 2002 are similar to those disclosed in our Annual Report on Form 10-K for the year ended January 31, 2002. However, we added the $5 billion notional interest rate swaps designated as fair value hedges disclosed in the following table during the first nine months of fiscal 2003.

                                                           Fair Value at
                                 USD Rate Notional Amount October 31, 2002
     Rate Paid                   Received  (in millions)   (in millions)
     ---------                   -------- --------------- ----------------
     3-mo. US LIBOR minus 0.260%  4.150%      $  500            $ 37
     6-mo. US LIBOR plus 2.395%.  6.550%         500              21
     6-mo. US LIBOR plus 2.453%.  6.550%         500              21
     6-mo. US LIBOR plus 2.569%.  6.550%         250              10
     6-mo. US LIBOR plus 1.382%.  6.875%       1,000             108
     6-mo. US LIBOR plus 1.447%.  6.875%         500              52
     6-mo. US LIBOR plus 1.447%.  6.875%       1,000             103
     6-mo. US LIBOR plus 1.392%.  6.875%         750              80

   During the first nine months of fiscal 2003, interest rate swaps with a notional amount of $500 million that had been in existence at January 31, 2002 matured. The fair value of the $3.3 billion notional amount of remaining interest rate swaps designated as fair value hedges at January 31, 2002 increased from $144 million at

                                    10Q-17

January 31, 2002 to $340 million at October 31, 2002. The fair value of our cross-currency derivative instruments designated as net investment hedges increased from $192 million at January 31, 2002 to $216 million at October 31, 2002. Our $325 million cross-currency interest rate swap designated as a cash flow hedge increased in fair value from $8 million at January 31, 2002 to $15 million at October 31, 2002. We continue to evaluate our risk management strategies in light of the adoption of FAS 133.

   At October 31, 2002, the percentage of our total variable interest rate debt instruments (including both interest rate swaps and commercial paper) to total debt (including commercial paper) was 57%. We have evaluated the appropriate mix of fixed rate versus variable rate debt and believe that the appropriate amount of average total debt (including commercial paper) for the year that should be subject to variable interest rates is between 40% to 60%, with a current target in the middle of that range.

   The information concerning market risk under the sub-caption "Market Risk" of the caption "Management's Discussion and Analysis" on pages 20 through 23 of the Annual Report to Shareholders for the year ended January 31, 2002, that is an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2002, and which exhibit is hereby incorporated by reference into this Quarterly Report on Form 10-Q.

Item 4.  Controls and Procedures.

   We maintain a set of disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports filed by us under the Securities Exchange Act of 1934, as amended ("Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Within the 90 days prior to the date of this report, we carried out an evaluation, under the supervision of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-14 of the Exchange Act. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective.

   There have been no significant changes in our internal controls or other factors that could significantly affect those controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                    10Q-18

                          PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

   We discussed certain legal proceedings pending against us in Part I of this Quarterly Report on Form 10-Q under the caption "Item 1. Financial Statements,
Note 7: Contingencies" and refer you to that discussion for important information concerning those legal proceedings.

   Item 103 of the Securities and Exchange Commission's Regulation S-K requires disclosure of any proceeding brought for the purpose of protecting the environment to which a governmental authority is a party and in which the potential monetary sanctions involved exceed $100,000. We are disclosing the following items in accordance with Item 103.

   In February 1999, the Company settled claims made by the Pennsylvania Department of Environmental Protection (PDEP) regarding a store in Honesdale, Pennsylvania. The PDEP alleged that a subcontractor's acts and omissions relating to the construction of the store led to excess erosion and sedimentation of a nearby creek. In the settlement, the Company agreed to pay a fine of $25,000 and to perform a $75,000 community environmental project in the Honesdale area. The Company is negotiating a settlement of a claim by the United States Army Corps of Engineers that the construction of the Honesdale store resulted in the filling of approximately 0.76 acres in excess of the permitted fill area of waters and wetlands at the site. The proposed settlement with the Corps of Engineers would require the Company to pay $200,000 to a non-profit corporation for the purchase of local wetlands conservation areas and easements. The contractor on the project has reimbursed the Company for the amounts paid in connection with the settlement matter.

   During fiscal 2001, the State of Connecticut filed suit against the Company in the State of Connecticut Superior Court for the Judicial District of Hartford alleging various violations of state environmental laws and alleging that the Company failed to obtain the appropriate permits or failed to maintain required records relating to storm water management practices at 12 stores. The suit seeks to ensure the Company's compliance with the general permit for the discharge of stormwater associated with those stores.

Item 5.  Other Information

   This Quarterly Report contains statements that Wal-Mart believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements generally can be identified by use of phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other similar words or phrases. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. These statements discuss, among other things, expected growth, future revenues, future cash flows, future performance and the anticipation and expectations of Wal-Mart and its management as to future occurrences and trends. These forward-looking statements are subject to risks, uncertainties and other factors, in the United States and internationally, including, the cost of goods, competitive pressures, inflation, consumer spending patterns and debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, interest rate fluctuations and other capital market conditions, and other risks. We discuss certain of these matters more fully in other of our filings with the SEC, including our Annual Report on Form 10-K for our fiscal year 2002, which was filed with the SEC on April 15, 2002; this Quarterly Report should be read in conjunction with our Annual Report on Form 10-K, and together with all our other filings, including Current Reports on Form 8-K, made with the SEC through the date of this report. You are urged to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements. As a result of these matters, including changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from historical results or from anticipated results expressed or implied in these forward-looking statements. The forward-looking statements included in this Quarterly Report are made only as of the date of this report and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

                                    10Q-19

Item 6.  Exhibits and Reports on Form 8-K

    (a)The following documents are filed as an exhibit to this Form 10-Q:

       Exhibit 12--Statement Re Computation of Ratios

       Exhibit 99--Information concerning market risk under the sub-caption "Market Risk" of the caption "Management's Discussion and Analysis" on pages 20 through 23 of the Annual Report to Shareholders for the year ended January 31, 2002, that is an exhibit to the our Annual Report on Form 10-K for the year ended January 31, 2002, and which exhibit has been incorporated by reference into this Quarterly Report on Form 10-Q.

    (b)Reports on Form 8-K

       Report on Form 8-K, dated August 14, 2002, with respect to the Company's filing on August 14, 2002, of the principal executive officers and principal financial officers signing and submission to the Securities and Exchange Commission of the sworn statements required by Commission Order No. 4-460.

       Report on Form 8-K, dated September 20, 2002, with respect to the Company's completion on September 20, 2002, of the sale of $500 million 4.375% notes due in calendar year 2007.

                                    10Q-20

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          WAL-MART STORES, INC.

                                        /s/  H. LEE SCOTT, JR.
               Date: December 6, 2002 ---------------------------
                                           H. Lee Scott, Jr.
                                             President and
                                        Chief Executive Officer

                                        /s/  THOMAS M. SCHOEWE
               Date: December 6, 2002 ---------------------------
                                           Thomas M. Schoewe
                                       Executive Vice President
                                      and Chief Financial Officer

                                    10Q-21

                                CERTIFICATIONS

I, H. Lee Scott, Jr., certify that:

1. I have reviewed this quarterly report on Form 10-Q of Wal-Mart Stores, Inc. (the "registrant");

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

    a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

    c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

    a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

    b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 6, 2002


                                                      /s/ H. LEE SCOTT, JR.
                                                  -----------------------------
                                                        H. Lee Scott, Jr.
                                                          President and
                                                     Chief Executive Officer

                                    10Q-22

I, Thomas M. Schoewe, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Wal-Mart Stores, Inc. (the "registrant");

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

    a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

    c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

    a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

    b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 6, 2002


                                                      /s/ THOMAS M. SCHOEWE
                                                  -----------------------------
                                                        Thomas M. Schoewe
                                                    Executive Vice President
                                                   and Chief Financial Officer

                                    10Q-23

                                                                     Exhibit 12

                      Statement re computation of ratios

                                         Nine Months Ended            Fiscal Years Ended
                                       --------------------  ------------------------------------
                                       10/31/2002 10/31/2001  2002    2001    2000    1999   1998
                                       ---------- ---------- ------  ------  ------  -----  -----
Income before income taxes............    8,709     7,222    10,751  10,116   9,083  7,323  5,719
Capitalized interest..................      (98)      (70)     (130)    (93)    (57)   (41)   (33)
Minority interest.....................     (129)     (104)     (183)   (129)   (170)  (153)   (78)
Adjusted profit before tax............    8,482     7,048    10,438   9,894   8,856* 7,129  5,608

Fixed Charges
Debt interest.........................      619       846     1,052   1,095     756    529    555
Capital lease interest................      189       201       274     279     266    268    229
Capitalized interest..................       98        70       130      93      57     41     33
Interest component of rent............      709       590       834     714     458    523    477
Total fixed expense...................    1,615     1,707     2,290   2,181   1,537  1,361  1,294

Profit before taxes and fixed expenses   10,097     8,755    12,728  12,075  10,393  8,490  6,902

Fixed charge coverage.................     6.25      5.13      5.56    5.54    6.76   6.24   5.33

--------
* Does not include the cumulative effect of accounting change recorded by the Company in Fiscal 2000

                                                                     Exhibit 99

Market Risk

   Market risks relating to our operations include changes in interest rates and changes in foreign exchange rates. We enter into interest rate swaps to minimize the risk and costs associated with financing activities, as well as to attain an appropriate mix of fixed and floating rate debt. The swap agreements are contracts to exchange fixed or variable rates for variable or fixed interest rate payments periodically over the life of the instruments. The following tables provide information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted-average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and interest rates by contractual maturity dates. The applicable floating rate index is included for variable rate instruments. All amounts are stated in United States dollar equivalents.

               Interest Rate Sensitivity as of January 31, 2002
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                         Fair
                                                                                         value
                               2003    2004    2005   2006   2007   Thereafter  Total   1/31/02
                              ------  ------  ------  ----  ------  ---------- -------  -------
                                                    (Amounts in millions)
Liabilities
U.S. dollar denominated long-
  term debt including current
  portion
   Fixed rate debt........... $2,164  $3,445  $1,874  $704  $2,235    $5,850   $16,272  $17,201
   Average interest rate--
     USD rate................    6.3%    6.0%    6.7%  6.7%    6.7%      7.2%      6.8%
Great Britain pound
  denominated long-term debt
  including current portion
   Fixed rate debt...........     93     129      --    --      --     1,450     1,672    1,718
   Average interest rate.....    9.6%    3.8%                            7.3%      6.9%

                                    10Q-24

               Interest Rate Sensitivity as of January 31, 2002
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                            Fair
                                                                                            value
                                         2003  2004 2005  2006   2007   Thereafter  Total  1/31/02
                                         ----  ---- ----  ----  ------  ---------- ------  -------
                                                           (Amounts in millions)
Interest Rate Derivative Financial
  Instruments Related to Debt
Interest rate swap--Pay variable/receive
  fixed................................. $500   --    --    --      --       --    $  500    $28
   Average rate paid--Rate A minus
     0.15%..............................
   Fixed rate received--USD rate........  6.9%  --    --    --      --       --       6.9%
Interest rate swap--Pay variable/receive
  fixed.................................   --   --  $500    --      --       --       500     17
   Average rate paid--Rate B plus
     2.35%..............................
   Fixed rate received--USD rate........   --   --   7.5%   --      --       --       7.5%
Interest rate swap--Pay variable/receive
  fixed.................................   --   --    --  $597      --       --       597     29
   Average rate paid--Rate B plus
     0.32%..............................
   Fixed rate received--USD rate........   --   --    --   5.9%     --       --       5.9%
Interest rate swap--Pay variable/receive
  fixed.................................   --   --    --    --  $  250       --       250     14
   Average rate paid--Rate B plus
     2.27%..............................
   Fixed rate received--USD rate........   --   --    --    --     8.0%      --       8.0%
Interest rate swap--Pay variable/receive
  fixed.................................   --   --    --    --      --     $445       445     18
   Average rate paid--Rate B plus
     1.01%..............................
   Fixed rate received--USD rate........   --   --    --    --      --      7.3%      7.3%
Interest rate swap--Pay variable/receive
  fixed.................................   --   --    --    --   1,500       --     1,500     66
   Average rate paid--Rate B plus
     0.63%..............................
   Fixed rate received--USD rate........   --   --    --    --     5.5%      --       5.5%
Interest rate basis swap................   --   --    --    --      --      500       500      1
   Average rate paid--Rate C............
   Average rate received--Rate A
     minus 0.06%........................

--------
Rate A--one-month U.S. LIBOR
Rate B--three-month U.S. LIBOR
Rate C--U.S. commercial paper

                                    10Q-25

               Interest Rate Sensitivity as of January 31, 2001
               Principal (Notional) Amount by Expected Maturity
                         Average Interest (Swap) Rate

                                                                                       Fair
                                                                                       value
                               2002    2003   2004   2005   2006  Thereafter  Total   1/31/01
                              ------  ------  ----  ------  ----  ---------- -------  -------
                                                   (Amounts in millions)
Liabilities
U.S. dollar denominated long-
  term debt including current
  portion
   Fixed rate debt........... $4,223  $1,126  $809  $1,926  $750    $6,229   $15,063  $15,596
   Average interest rate--
     USD rate................    6.8%    6.8%  6.9%    6.9%  6.9%      6.9%      6.9%
Great Britain pound
  denominated Long-term debt
  including current portion
   Fixed rate debt...........     11     236    --      --    --     1,425     1,672    1,670
   Average interest rate.....    8.4%    8.4%                          7.2%      7.2%
Interest Rate Derivative
  Financial Instruments
  Related to Debt
Interest rate swap--Pay
  variable/receive fixed.....            500    --      --    --        --       500       28
   Average rate paid--Rate A.
   Fixed rate received--USD
     rate....................            6.9%   --      --    --        --       6.9%
Interest rate swap--Pay
  variable/receive fixed.....     59      63    68      72    78        41       381       17
   Average rate paid--Rate B
   Fixed rate received--USD
     rate....................    7.0%    7.0%  7.0%    7.0%  7.0%      7.0%      7.0%
Interest rate basis swap.....                                          500       500        0
   Average rate paid--Rate C.
   Average rate received--
     Rate A minus 0.06%......

--------
Rate A--one-month U.S. LIBOR minus 0.15%
Rate B--30-day U.S. dollar commercial paper non-financial
Rate C--U.S. commercial paper

                                    10Q-26

   The Company holds currency swaps to hedge its net investment in the United Kingdom. The following tables provide information about our cross-currency interest rate swap agreements by functional currency, and presents the information in United States dollar equivalents. For these instruments the tables present notional amounts, exchange rates and interest rates by contractual maturity date.
       Foreign Currency Exchange Rate Sensitivity as of January 31, 2002
               Principal (Notional) Amount by Expected Maturity

                                                                                        Fair
                                                                                        value
                                          2003 2004 2005 2006 2007 Thereafter  Total  1/31/2002
                                          ---- ---- ---- ---- ---- ---------- ------  ---------
                                                          (Amounts in millions)
Currency Swap Agreements
Payment of Great Britain pounds
   Notional amount.......................  --   --   --   --   --    $1,250   $1,250    $192
   Average contract rate.................  --   --   --   --   --       0.6      0.6
   Fixed rate received--USD rate.........  --   --   --   --   --       7.4%     7.4%
   Fixed rate paid--Great Britain pound
     rate................................  --   --   --   --   --       5.8%     5.8%
Payment of Canadian dollars
   Notional amount.......................  --   --   --   --   --       325      325       8
   Average contract rate.................  --   --   --   --   --       1.5      1.5
   Fixed rate received--USD rate.........  --   --   --   --   --       5.6%     5.6%
   Fixed rate paid--Canadian dollar rate.  --   --   --   --   --       5.7%     5.7%

                                    10Q-27

       Foreign Currency Exchange Rate Sensitivity as of January 31, 2001
               Principal (Notional) Amount by Expected Maturity

                                                                                        Fair
                                                                                        value
                                   2002  2003   2004   2005   2006 Thereafter  Total  1/31/2001
                                   ---- ------  ----  ------  ---- ---------- ------  ---------
                                                      (Amounts in millions)
Currency Swap Agreements
Payment of German Deutschemarks
   Notional amount................  --  $1,101    --      --   --        --   $1,101    $186
   Average contract rate..........  --     1.8    --      --   --        --      1.8
   Fixed rate received--USD rate..  --     5.8%   --      --   --        --      5.8%
   Fixed rate paid--DEM rate......  --     4.5%   --      --   --        --      4.5%
Payment of German Deutschemarks
   Notional amount................  --      --  $809      --   --        --      809     180
   Average contract rate..........  --      --   1.7      --   --        --      1.7
   Fixed rate received--USD rate..  --      --   5.2%     --   --        --      5.2%
   Fixed rate paid--DEM rate......  --      --   3.4%     --   --        --      3.4%
Payment of Great Britain pounds
   Notional amount................  --      --    --      --   --    $4,750    4,750     659
   Average contract rate..........  --      --    --      --   --       0.6      0.6
   Fixed rate received--USD rate..  --      --    --      --   --       7.0%     7.0%
   Fixed rate paid--Great Britain
     pound rate...................  --      --    --      --   --       6.1%     6.1%
Payment of Canadian dollars
   Notional amount................  --      --    --  $1,250   --        --    1,250      57
   Average contract rate..........  --      --    --     1.5   --        --      1.5
   Fixed rate received--USD rate..  --      --    --     6.6%  --        --      6.6%
   Fixed rate paid--Canadian
     dollar rate..................  --      --    --     5.7%  --        --      5.7%

   During the fourth quarter of fiscal 2002, the Company terminated certain cross currency instruments that hedged portions of the Company's investments in Canada, Germany and the United Kingdom. The instruments terminated had notional amounts of $6.7 billion. The Company received $1.1 billion in cash related to the fair value of the instruments at the time of the terminations. Prior to the terminations, these instruments were classified as net investment hedges and were recorded at fair value as current assets on the balance sheet with a like amount recorded in the shareholders' equity section of the balance sheet in line "other accumulated comprehensive income." No gain related to the terminations was recorded in the Company's income statement.

   We routinely enter into forward currency exchange contracts in the regular course of business to manage our exposure against foreign currency fluctuations on cross-border purchases of inventory. These contracts are generally for durations of six months or less. At January 31, 2002 and 2001, we held contracts to purchase and sell various currencies with notional amounts of $118 million and $292 million, respectively, and net fair values of $0 and $6 million, respectively. The fair values of the currency swap agreements are recorded in the consolidated balance sheets within the line "other assets and deferred charges."

                                    10Q-28

             PRINCIPAL EXECUTIVE OFFICES OF WAL-MART STORES, INC.

                             Wal-Mart Stores, Inc.
                             702 S.W. 8/th/ Street
                          Bentonville, Arkansas 72716
                                    U.S.A.
                          TRUSTEE, U.S. PAYING AGENT
                            AND U.S. TRANSFER AGENT
                          Bank One Trust Company, NA
                            One North State Street
                     9/th/ Floor, Chicago, Illinois 60670
                                    U.S.A.


                 REGISTRAR,                       DEALER MANAGER
            LONDON PAYING AGENT             Credit Suisse First Boston
                    AND                          (Europe) Limited
           LONDON TRANSFER AGENT                 One Cabot Square
                Bank One, NA                  London E14 4QJ England
            27 Leadenhall Street          Telephone: 44 (0) 20 7883 5423
              London EC3A 1AA             Facsimile: 44 (0) 20 7890 2367
                  England
      Attn: Corporate Trust Operations
       Facsimile: 44 (0) 20 7867 9186
       Telephone: 44 (0) 20 7903 4913

             INFORMATION AGENT                    EXCHANGE AGENT
           Georgeson Shareholder                   BankOne, NA
           Communications Limited              27 Leadenhall Street
        38 Bishopsgate, Crosby Court             London EC3A 1AA
              London, EC2N 4AF                       England
                  England                Attn: Corporate Trust Operations
       Telephone: 44 (0) 20 7335 8700     Facsimile: 44 (0) 20 7867 9186
                                          Telephone: 44 (0) 20 7903 4913

                                LEGAL ADVISERS

         To Wal-Mart as to U.S. Law      To the Dealer Manager as to U.S.
           Hughes & Luce, L.L.P.                       Law
       1717 Main Street Dallas, Texas        Milbank, Tweed, Hadley &
                75201 U.S.A.                       McCloy, LLP
                                          One Chase Manhattan Plaza New
                                           York, New York 10005 U.S.A.

       To Wal-Mart as to English Law       To the Dealer Manager as to
             Simmons & Simmons                     English Law
       CityPoint One Ropemaker Street        Milbank, Tweed, Hadley &
          London, EC2Y 9SS England                    McCloy
                                               69 Old Broad Street
                                                 London EC2M 1QS
                                                     England

            INDEPENDENT AUDITORS                AUTHORISED ADVISOR

             Ernst & Young LLP              Credit Suisse First Boston
          3900 One Williams Center               (Europe) Limited
           Tulsa, Oklahoma 74172                 One Cabot Square
                   U.S.A.                     London E14 4QJ England